  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997

                                                      REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                              ITC/\DELTACOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4813                    58-2301135
 (STATE OR OTHER JURISDICTION  (PRIMARY STANDARD          (I.R.S. EMPLOYER
     OF INCORPORATION OR          INDUSTRIAL           IDENTIFICATION NUMBER)
        ORGANIZATION)         CLASSIFICATION CODE
                                    NUMBER)

                               ----------------
        206 WEST NINTH STREET WEST POINT, GEORGIA 31833 (706) 645-8990
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                              ANDREW M. WALKER
                           CHIEF EXECUTIVE OFFICER
                      ITC/\ELTACOM, INC. 206 WEST NINTH
                       STREET WEST POINT, GEORGIA 31833
                                (706) 645-8990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
       RICHARD J. PARRINO, ESQ.                 JERRY V. ELLIOTT, ESQ.
        NANCY J. KELLNER, ESQ.                   SHEARMAN & STERLING
        HOGAN & HARTSON L.L.P.                   599 LEXINGTON AVENUE
      555 THIRTEENTH STREET, N.W.              NEW YORK, NEW YORK 10022
        WASHINGTON, D.C. 20004                      (212) 848-4000
            (202) 637-5600
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                   PROPOSED
                                                    MAXIMUM
            TITLE OF EACH CLASS OF                AGGREGATE        AMOUNT OF
          SECURITIES TO BE REGISTERED           OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------
Common Stock, $.01 par value..................  $94,875,000(1)      $28,750
================================================================================

(1) Estimated solely for purposes of calculating the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS (Subject to Completion)
Issued September 30, 1997

                                       Shares

                     [LOGO OF ITC DELTACOM APPEARS HERE]
                                  COMMON STOCK

                                  -----------

    ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE
     COMPANY. PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR
       THE COMMON STOCK. IT IS CURRENTLY ESTIMATED THAT THE INITIAL
         PUBLIC OFFERING PRICE OF THE COMMON STOCK WILL BE BETWEEN
               AND       PER  SHARE.  SEE "UNDERWRITERS" FOR A
                DISCUSSION OF THE FACTORS TO BE CONSIDERED IN
                   DETERMINING THE INITIAL PUBLIC OFFERING
                                    PRICE.

                                  -----------

APPLICATION WILL BE MADE TO HAVE THE COMMON STOCK APPROVED FOR QUOTATION ON THE
                 NASDAQ NATIONAL MARKET UNDER THE SYMBOL "   ."

                                  -----------

SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR INFORMATION THAT
                SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                               PRICE $   A SHARE

                                  -----------

                                                      UNDERWRITING
                                            PRICE TO  DISCOUNTS AND  PROCEEDS TO
                                             PUBLIC  COMMISSIONS (1) COMPANY (2)
                                            -------- --------------- -----------
Per Share..................................   $            $             $
Total (3)..................................  $            $             $

-----
  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
  (2) Before deducting estimated offering expenses of $750,000 payable by the Company.
  (3) The Company has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of additional Shares of Common Stock at the price to public less underwriting discounts and commissions, for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions, and
      proceeds to Company will be $    , $     and $    , respectively. See
      "Underwriters."

                                  -----------

  The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Shares will be made on or about , 1997 at the office of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                                  -----------

MORGAN STANLEY DEAN WITTER
                      MERRILL LYNCH & CO.
                                      J.C. BRADFORD & CO.
                                                      WHEAT FIRST BUTCHER SINGER
     , 1997

                             [MAP TO BE INSERTED]

  [The inside front cover contains color graphics displayed on a two-page fold-out consisting of a map entitled "Fiber Network" which shows the ten southern states in which the Company conducts operations. The map displays, in symbols of different colors, (i) the portions of the Company's fiber optic network which are (a) owned and operated, (b) marketed, managed and monitored,
(c) available under a buy/sell agreement and (d) under construction/planned,
(ii) signal transfer point ("STP") nodes, (iii) points of presence ("POPs") and (iv) existing switches.]

  No person is authorized in connection with any offering made hereby to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

  No action has been or will be taken in any jurisdiction by the Company or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

  In this Prospectus references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               ----------------

  UNTIL    , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                               TABLE OF CONTENTS

                                   PAGE
                                   ----
Prospectus Summary................   3
Risk Factors......................  10
History of the Company............  21
Use of Proceeds...................  23
Dividend Policy...................  23
Capitalization....................  24
Dilution..........................  25
Selected Financial and Operating
 Data.............................  26
Pro Forma Financial Data..........  28
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations........  32
Business..........................  49
Management........................  64

                                                                                PAGE
                                                                                ----
Certain Transactions..........................................................   68
Principal Stockholders........................................................   71
Description of Certain Indebtedness...........................................   72
Description of Capital Stock..................................................   75
Shares Eligible for Future Sale...............................................   78
Certain United States Federal Tax Consequences for Non-United States Holders..   80
Underwriters..................................................................   83
Legal Matters.................................................................   85
Experts.......................................................................   85
Available Information.........................................................   86
Glossary......................................................................  G-1
Index to Financial Statements.................................................  F-1

                               ----------------

  The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited by an independent public accounting firm and quarterly reports containing unaudited consolidated financial data for the first three quarters of each year.

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, the notes thereto and the other financial data contained elsewhere in this Prospectus. Except as otherwise indicated herein, all share and per share amounts set forth in this Prospectus (i) give effect to a 1.605-for-one stock split of the Common Stock to be effective immediately prior to consummation of the offering of Common Stock hereby (the "Offering") and to the consummation of the Merger (as defined herein) and (ii)
assume an initial public offering price of $   per share of Common Stock and no
exercise of the Underwriters' over-allotment option. References herein to the "Company" or "ITC/\DeltaCom" refer to ITC/\DeltaCom, Inc. and its subsidiaries and references herein to EBITDA refer to earnings before extraordinary item, preacquisition (earnings) losses, equity in losses of unconsolidated subsidiaries, net interest, income taxes, depreciation and amortization. Certain other terms used in this Prospectus are defined in the "Glossary" appearing elsewhere herein.

                                  THE COMPANY

  The Company provides retail long distance services to mid-sized and major regional businesses in the southern United States and is a leading regional provider of wholesale long-haul services to other telecommunications companies using the Company's owned, operated and managed fiber optic network (the "Carriers' Carrier Services"). The Company intends to become a leading regional provider of integrated telecommunications services to mid-sized and major regional businesses in the southern United States by offering such customers a broad range of telecommunications services, including local exchange and long distance data and voice, Internet and operator services, and the sale and servicing of customer premise equipment (collectively, the "Retail Services") in a single package tailored to the business customer's specific needs. The Company had pro forma revenues of approximately $85.4 million for the year ended December 31, 1996 and approximately $54.3 million for the six months ended June 30, 1997.

  The Company provides Carriers' Carrier Services to other telecommunications carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, LCI, Frontier and IXC. The Company's fiber optic network reaches over 60 points of presence ("POPs") in ten southern states (Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas) and extends approximately 5,400 route miles, of which approximately 2,500 miles are Company-owned and approximately 2,900 miles are owned and operated by three public utilities (Duke Power Company, Florida Power & Light Company and Entergy Technology Company) and managed and marketed by the Company. The Company expects to add approximately 700 owned and operated route miles to its fiber network by the end of 1997 through long-term dark fiber leases. For the six months ended June 30, 1997, pro forma revenue for the Company's Carriers' Carrier Services was $14.3 million and pro forma EBITDA as a percentage of revenue ("EBITDA Margin") for the Company's Carriers' Carrier Services was 59%. As of June 30, 1997, on a pro forma basis, the Company had remaining future long-term contract commitments totaling approximately $75.8 million. These contracts expire on various dates through 2006 and are expected to generate approximately $56.0 million in revenues to the Company through 2001, of which approximately $14.5 million are expected to be realized in 1998.

  The Company currently provides a variety of Retail Services, including retail long distance services such as traditional switched and dedicated long distance, 800/888 calling, calling card and operator services, Asynchronous Transfer Mode ("ATM"), frame relay, high capacity broadband private line services, as well as Internet, Intranet and Web page hosting and development services, and customer premise equipment installation and repair. As of June 30, 1997, the Company provided services to over 6,600 business customers. The Company currently offers Retail Services, other than local exchange services (which are provided in two markets), in 12 metropolitan areas in Alabama, Florida, Georgia, Louisiana, North Carolina and South Carolina and intends to provide a full range of Retail Services (including local exchange services) in approximately 15 additional metropolitan areas throughout the southern United States over the next five years. For the six months ended June 30, 1997, pro forma revenue for the Company's Retail Services was $40.0 million and pro forma EBITDA Margin for the Company's Retail Services was 8%.

  In August 1997, the Company began offering local exchange services in Birmingham and Montgomery, Alabama by both reselling the services of the incumbent local exchange carrier and using its own switching facilities. The Company expects to offer local exchange services as part of its Retail Services in a total of six to nine markets (including Birmingham and Montgomery) by the end of 1997, initially by reselling the services of incumbent local exchange carriers and, where market conditions warrant, by using its own local switching facilities.

  In connection with offering local exchange services, the Company has entered into an Interconnection Agreement (the "Interconnection Agreement") with BellSouth Telecommunications, Inc. ("BellSouth") to (i) resell BellSouth's local exchange services and (ii) interconnect the Company's network with BellSouth's network for the purpose of immediately gaining access to all of BellSouth's unbundled network elements. This agreement will allow the Company to enter new markets with minimal capital expenditures and to offer local exchange services to its current customer base. The Interconnection Agreement currently allows the Company to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without using Company-owned facilities. The terms of the Interconnection Agreement, including interim pricing terms agreed to by the Company and BellSouth, have been approved by state regulatory authorities in most states, although they remain subject to review and modification by such authorities. In addition, the Interconnection Agreement does not resolve all operational issues, particularly those relating to the collocation of the Company's equipment with that of BellSouth. The Company and BellSouth are continuing to negotiate to resolve such issues. The Company expects that the Interconnection Agreement will provide a foundation for it to provide local services on a reasonable commercial basis, but there can be no assurance of this and important issues remain unsettled as a result of legal and regulatory developments and related matters. The Interconnection Agreement expires in July 1999, and there can be no assurance that the Company will be able to renew it under favorable terms, or at all.

BUSINESS STRATEGY

  The Company's objectives are to maintain its leadership position in the provision of Carriers' Carrier Services and to become a leading provider of Retail Services in the southern United States. The Company intends to increase its market share in existing markets and expand into new markets. The principal elements of the Company's business strategy include the following:

  PROVIDING INTEGRATED TELECOMMUNICATIONS SERVICES TO EXISTING BASE OF MID-SIZED AND MAJOR REGIONAL BUSINESS CUSTOMERS. By providing additional telecommunications services such as local telephone service to its existing, well-established base of long distance customers, the Company expects to be able to increase revenues at relatively low incremental cost. The Company believes that bundling a variety of telecommunications services and presenting customers with one fully integrated monthly billing statement for all of those services will allow it to penetrate its target markets rapidly and build customer loyalty. The Company believes that there is substantial demand in its target markets among mid-sized and major regional business customers for an integrated package of telecommunications services that meets all of their telecommunications needs.

  LEVERAGING ITS EXTENSIVE FIBER OPTIC NETWORK. The Company intends to leverage its extensive fiber optic network, which currently reaches over 60 POPs, by (i) continuing to provide switched and transport services to other communications carriers throughout its region to enable such carriers to diversify their routes and expand their networks; (ii) targeting customers that need to transmit large amounts of data within the Company's service region, such as banks and local and state governments; and (iii) offering local exchange services to its business customers, which began on a limited basis in the second half of 1997, as part of its integrated package of telecommunications services. The Company intends initially to provide local exchange services by reselling the services of incumbent local exchange carriers and, in some established markets, using its own local switching facilities. Over time, the Company expects to provide local services primarily using the Company's own switching facilities and existing regional fiber optic network, supplemented by unbundled facilities of incumbent local exchange carriers or other competitive local exchange carriers. The configuration of the Company's network enables the Company to expand its network by installing additional remote local switches, which operate in conjunction with the Company's DMS-500 switches to provide facilities-based local services. Because remote local switches are less expensive to purchase and install than DMS-500 switches, and can be installed more quickly than DMS-500 switches, the Company believes that it will be able to enter new markets at less expense than many of its competitors. At present, the Company does not plan to construct intra-city local loop facilities.

  FOCUSING ON THE SOUTHERN UNITED STATES. The Company intends to continue to focus on the southern United States in order to leverage its extensive telecommunications network in the region. The Company believes that its regional focus will enable it to take advantage of economies of scale in management, network operations and sales and marketing. The regional concentration of the Company's network also provides an opportunity for improved margins because a high portion of its customers' telecommunications traffic originates and terminates within the region. The Company also believes that its regional focus will enable it to build on its long-standing customer and business relationships in the region.

  BUILDING MARKET SHARE THROUGH PERSONALIZED CUSTOMER SERVICE. The Company believes that the key to revenue growth in its target markets is capturing and retaining customers by emphasizing marketing, sales and customer service. Management believes that customers prefer one company to be accountable for their telecommunications services, and that a consultative, face-to-face sales and service strategy is the most effective method of acquiring and maintaining a high quality customer base. The Company seeks to obtain long-term commitments from its business customers by responding rapidly and creatively to their telecommunications needs. The Company currently operates 14 sales offices in Alabama, Florida, Georgia, Louisiana, North Carolina and South Carolina. Each sales office is staffed by personnel capable of marketing all of the Company's products and providing comprehensive support to the Company's customers. In the future, the Company expects to significantly expand its direct sales force and open sales offices in additional major and secondary population centers in the southern United States.

  EXPANDING ITS FIBER OPTIC NETWORK AND SWITCHING FACILITIES. The Company expects to expand its fiber optic telecommunications network and switching facilities to include additional markets within the southern United States. The Company currently owns and operates approximately 2,500 route miles of fiber optic network extending from Georgia to Texas, with an additional 700 owned and operated route miles expected to be added by the end of 1997. The Company also markets and manages capacity on 2,900 additional network route miles through its strategic relationships with public utilities. In addition, the Company has a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. This agreement enables the parties to buy and sell capacity on each other's networks and allows the Company to provide customers with access to POPs throughout those states. The Company believes that, by continuing to combine its owned network with the networks of public utilities and by adding switching facilities throughout its network, it will be able to achieve capital efficiencies and rapidly expand its network in a cost-effective manner.

  LEVERAGING PROVEN MANAGEMENT TEAM. The Company's management team consists of experienced telecommunications managers who in the past have successfully implemented a customer-focused long distance telecommunications strategy in the southern United States. Members of the team include Andrew Walker, Chief Executive Officer of the Company, Foster McDonald, President of the Company, and Douglas Shumate, Chief Financial Officer of the Company. ITC Holding Company, Inc. ("ITC Holding"), a diversified company with substantial holdings in telecommunications businesses operating in the southern United States, is the Company's sole stockholder prior to the Merger. The Company anticipates that the experience and contacts of ITC Holding's management and certain of its stockholders in the telecommunications industry will enhance the Company's development.

HISTORY OF THE COMPANY

  ITC/\DeltaCom was incorporated in March 1997 as a wholly owned subsidiary of ITC Holding to acquire and operate ITC Holding's Retail Services and Carriers' Carrier Services businesses. The Company acquired such businesses on July 25, 1997 in the Reorganization described below.

  BACKGROUND. ITC Holding has provided operator and directory assistance services since March 1993 through its subsidiary, Eastern Telecom, Inc., which does business as InterQuest ("InterQuest"). Carriers' Carrier Services have been offered since April 1992 through Interstate FiberNet, a partnership originally formed by ITC Holding (with a 49% interest) and SCANA Communications, Inc. ("SCANA") (with a 51% interest). In August 1994, ITC Holding acquired SCANA's interest in Interstate FiberNet through ITC Transmission Systems II, Inc., a wholly-owned subsidiary of ITC Holding ("Transmission II"). Also in August 1994, ITC Holding and SCANA formed a second partnership, Gulf States FiberNet, to construct and operate a fiber optic route primarily between Atlanta, Georgia and Shreveport, Louisiana with several supplemental spur routes. In a transaction consummated in March 1997 (the "Gulf States Acquisition"), ITC Holding acquired SCANA's 64% partnership interest in Gulf States FiberNet and certain fiber and fiber-related assets, including a significant customer contract for network services in Georgia (the "Georgia Fiber Assets"). Following the Gulf States Acquisition, ITC Holding contributed the remaining 64% interest in Gulf States FiberNet to Gulf States Transmission Systems, Inc., a wholly owned subsidiary of ITC Holding ("Gulf States Transmission"), and the Georgia Fiber Assets to ITC Transmission Systems, Inc., a wholly owned subsidiary of ITC Holding ("Transmission"). Members of the Company's management have been managing the businesses of both Interstate FiberNet and Gulf States FiberNet since their inception.

  In January 1996, through its acquisition (the "DeltaCom Acquisition") of DeltaCom, Inc. ("DeltaCom"), ITC Holding entered the retail long distance business and acquired several fiber optic routes within the state of Alabama that complemented the existing networks operated by Interstate FiberNet (including a fiber optic route from Atlanta, Georgia to Columbus, Georgia) and Gulf States FiberNet. DeltaCom, a provider of telecommunications services since its inception in 1982, provides long distance services to mid-sized businesses primarily in Alabama. In July 1996, DeltaCom purchased substantially all of the assets of Viper Computer Systems, Inc. ("ViperNet"), which provides Internet access, Web-hosting and Web page development services to business customers.

  To finance the DeltaCom Acquisition and to refinance existing DeltaCom debt, ITC Holding incurred approximately $74.0 million of indebtedness, which was pushed down to the Company (the "DeltaCom Indebtedness"). The aggregate consideration paid by ITC Holding in the Gulf States Acquisition was approximately $27.9 million, of which $10.0 million consisted of an unsecured note (the "SCANA Note"), which has been assumed by a subsidiary of the Company, and $17.9 million consisted of ITC Holding preferred stock. In connection with the Gulf States Acquisition, Gulf States Transmission borrowed $41.6 million under a credit facility (the "Bridge Facility") with NationsBank, N.A., to refinance a project loan incurred by Gulf States FiberNet.

  SENIOR NOTE OFFERING. On June 3, 1997, the Company completed the sale of $200.0 million principal amount of its 11% Senior Notes due 2007 (the "Senior Notes"). The net proceeds from the sale of the Senior Notes (the "Senior Note Offering"), other than the portion of such proceeds invested in U.S. government securities (the "Pledged Securities") pledged to secure and fund the first six scheduled interest payments on the Senior Notes, were released to the Company upon consummation of the Reorganization.

  REORGANIZATION. On July 25, 1997, ITC Holding contributed to the Company in a series of transactions the businesses of Interstate FiberNet, Gulf States FiberNet, DeltaCom and InterQuest (such transactions collectively referred to herein as the "Reorganization"). In connection with the Reorganization, approximately $31.0 million of the $74.0 million of the DeltaCom Indebtedness was forgiven by ITC Holding and contributed to the Company as additional equity. Following the Reorganization, the Company repaid the remaining $43.0 million of the DeltaCom Indebtedness, accrued interest on all $74.0 million of such indebtedness and the $41.6 million of indebtedness outstanding under the Bridge Facility and accrued interest thereon with a portion of the net proceeds from the Senior Note Offering.

  HOLDING COMPANY MERGER. Immediately prior to the consummation of the Offering, as part of a reorganization of the ITC Holding group of companies, ITC Holding will transfer all of its assets (other than its stock in the Company) and all of its liabilities to another entity and will then merge (the "Merger") with and into the Company, which will be the surviving corporation in the Merger. In connection with the Merger, holders of ITC Holding common stock and convertible preferred stock will receive shares of the Company's Common Stock and Series A Convertible Preferred Stock (the "Series A Preferred Stock"), respectively.

                                  THE OFFERING

Common Stock offered hereby..      shares
Common Stock to be
 outstanding after the
 Offering....................      shares(1)
Use of Proceeds..............  The net proceeds from the Offering will be used to fund expansion of the Company's
                               telecommunications business, including expansion
                               of the Company's fiber optic network and the
                               opening of new sales offices, and for additional
                               working capital and general corporate purposes.
Nasdaq National Market sym-
 bol.........................

--------
(1) Based on the number of shares outstanding as of September 20, 1997. Excludes (i) 4,904,164 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Company's 1997 Stock Option Plan (the "Stock Option Plan") (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger), (ii) 96,300 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Company's 1997 Directors Stock Option Plan (the "Directors Stock Option Plan"), (iii) 1,362,340 shares of Common Stock which will be issuable upon conversion of the Series A Preferred Stock to be issued in the Merger and (iv) shares of Common Stock which will be issuable upon conversion of additional shares of Series A Preferred Stock which may be issued under an earn-out arrangement related to the Gulf States Acquisition. See "History of the Company--Holding Company Merger", "Certain Transactions", "Management--Stock Option Plans" and "Description of Capital Stock--Series A Preferred Stock."

                                  RISK FACTORS

  Potential investors should consider carefully certain factors relating to the Company, its business and an investment in the Common Stock. See "Risk Factors."

                      SUMMARY FINANCIAL AND OPERATING DATA

  The summary historical and pro forma financial and operating data set forth below should be read in conjunction with "History of the Company," "Use of Proceeds," "Selected Financial and Operating Data," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto, and other financial and operating data contained elsewhere in this Prospectus. The pro forma statement of operations data for 1996 give effect to the following transactions as if each had occurred on January 1, 1996: (i) the DeltaCom Acquisition; (ii) the Gulf States Acquisition; (iii) the Reorganization; (iv) the Senior Note Offering and the application of the net proceeds therefrom; (v) the Merger; and
(vi) the Offering. The pro forma statement of operations data for the six months ended June 30, 1997 give effect to the following transactions as if each had occurred on January 1, 1996: (i) the Gulf States Acquisition; (ii) the Reorganization; (iii) the Senior Note Offering and the application of the net proceeds therefrom; (iv) the Merger; and (v) the Offering. The pro forma balance sheet data at June 30, 1997 give effect to the following transactions as if each had occurred on June 30, 1997: (i) the Reorganization; (ii) the application of the net proceeds from the Senior Note Offering; (iii) the Merger; and (iv) the Offering. The pro forma financial and operating information does not purport to represent what the Company's consolidated results of operations would have been if these transactions had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or consolidated results of future operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable.

                                     YEAR ENDED DECEMBER 31,                      SIX MONTHS ENDED JUNE 30,
                          -------------------------------------------------  --------------------------------------
                                      COMBINED                  PRO FORMA           COMBINED            PRO FORMA
                          -----------------------------------  CONSOLIDATED  ------------------------  CONSOLIDATED
                          1994(A)(B)     1995       1996(C)        1996        1996(C)    1997(D)(E)    1997(D)(E)
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
                                                               (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Operating revenues......  $4,945,902  $5,750,587  $66,518,585  $ 85,374,362  $28,574,799  $53,365,061  $ 54,250,511
Operating expenses:
 Cost of service........   2,484,744   3,149,231   38,756,287    42,587,228   16,129,463   25,302,747    25,302,747
 Selling, operations and
  administration
  expense...............     948,230   1,626,678   18,876,572    23,866,169    8,206,621   16,961,324    17,209,549
 Depreciation and
  amortization..........     738,052   1,267,882    6,438,074    14,612,761    2,832,017    8,273,232     8,634,041
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
 Total operating
  expenses..............   4,171,026   6,043,791   64,070,933    81,066,158   27,168,101   50,537,303    51,146,337
Operating income
 (loss).................     774,876    (293,204)   2,447,652     4,308,204    1,406,698    2,827,758     3,104,174
Equity in losses of
 unconsolidated
 subsidiaries...........     (96,920)   (258,242)  (1,589,812)          --    (1,088,404)         --            --
Interest expense........    (273,759)   (297,228)  (6,172,421)  (26,266,789)  (2,762,757)  (7,561,591)  (12,389,998)
Interest and other
 income.................      82,348      41,734      171,514     3,717,951      107,216      883,388     2,697,611
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
Income (loss) before
 taxes, preacquisition
 (earnings) losses and
 extraordinary item.....     486,545    (806,940)  (5,143,067)  (18,240,634)  (2,337,247)  (3,850,445)   (6,588,213)
Income tax (provision)
 benefit................    (113,248)    302,567    1,233,318     6,167,132      671,467    1,005,809     2,046,160
Preacquisition
 (earnings) losses......    (236,300)        --           --            --           --        74,132           --
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
Income (loss) from
 continuing operations..     136,997    (504,373)  (3,909,749)  (12,073,502)  (1,665,780)  (2,770,504)   (4,542,053)
Extraordinary item (net
 of tax benefit)........         --          --           --            --           --      (507,515)     (507,515)
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
Net income (loss).......  $  136,997  $ (504,373) $(3,909,749) $(12,073,502) $(1,665,780) $(3,278,019) $ (5,049,568)
                          ==========  ==========  ===========  ============  ===========  ===========  ============
Pro forma net income
 (loss) per common
 share: (f)(g)
 Before extraordinary
  loss..................  $           $           $            $             $            $            $
 Extraordinary loss.....
                          ----------  ----------  -----------  ------------  -----------  -----------  ------------
 Net income (loss)......  $           $           $            $             $            $            $
                          ==========  ==========  ===========  ============  ===========  ===========  ============
Pro forma weighted
 average common and
 common equivalent
 shares outstanding.....

                                    YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                         --------------------------------------------- ------------------------------------
                                     COMBINED              PRO FORMA          COMBINED          PRO FORMA
                         -------------------------------- CONSOLIDATED ----------------------- CONSOLIDATED
                         1994(A)(B)    1995     1996(C)       1996       1996(C)   1997(D)(E)   1997(D)(E)
                         ---------- ---------- ---------- ------------ ----------- ----------- ------------
                                                          (UNAUDITED)  (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
Capital expenditures.... $3,703,835 $1,805,742 $6,172,660 $ 7,427,263  $2,279,913  $12,357,471 $12,559,439
Cash flows provided by
 operating activities...    978,775  1,437,317  8,188,618   8,252,717   2,448,698    9,409,779  10,212,231
EBITDA (h)..............  1,512,928    974,678  8,885,726  18,920,965   4,238,715   11,100,990  11,738,215

                                                 AT JUNE 30, 1997
                                      ----------------------------------------
                                                                   PRO FORMA
                                                                  CONSOLIDATED
                                       HISTORICAL    PRO FORMA         AS
                                        COMBINED    CONSOLIDATED  ADJUSTED (i)
                                      ------------  ------------  ------------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficit)............ $ 68,175,664  $ 53,895,964  $
Property and equipment, net..........  115,852,080   115,852,080   115,852,080
Total assets.........................  402,015,721   301,908,472
Long-term debt, advances from ITC
 Holding and capital lease
  obligations, including current
  portions...........................  335,915,346   214,429,126   214,429,126
Preferred Stock (g)..................          --         13,623        13,623
Common Stock.........................      241,576       192,130
Additional paid-in capital...........   40,723,477    64,885,922
Retained earnings (accumulated
 deficit)............................   (7,514,481)     (971,275)     (971,275)
Total stockholders' equity...........   33,450,572    64,120,400

--------
(a) Through August 17, 1994, the Company owned a 49% interest in Interstate FiberNet and accounted for this investment under the equity method. On August 17, 1994, the Company purchased the remaining 51% interest in Interstate FiberNet from SCANA. Therefore, Interstate FiberNet's revenues and expenses have been included in the combined statement of operations data effective January 1, 1994, with the preacquisition earnings attributable to SCANA deducted to determine the combined net income for 1994. See Note 5 to the combined financial statements.
(b) On August 17, 1994, the Company entered into the Gulf States FiberNet partnership with SCANA. The Company obtained a 36% general partnership interest and the investment was accounted for under the equity method. See
    Note 5 to the combined financial statements.
(c) On January 29, 1996, ITC Holding purchased DeltaCom. DeltaCom's results of operations are included in the historical statement of operations data since the date of acquisition. See Note 13 to the combined financial statements.
(d) On March 27, 1997, the Company purchased the remaining 64% partnership interest in Gulf States FiberNet from SCANA. Therefore, Gulf States FiberNet's revenues and expenses have been included in the combined statement of operations data effective January 1, 1997 with the preacquisition losses attributable to SCANA deducted to determine the combined net loss for the six months ended June 30, 1997. See Note 16 to the combined financial statements.
(e) On March 27, 1997, the Company purchased the Georgia Fiber Assets from SCANA. The results of operations for the Georgia Fiber Assets were included in the combined statements of operations beginning April 1, 1997. See Note 16 to the combined financial statements.
(f) Pro forma net income (loss) per share is computed using the weighted average number of common and common equivalent shares from the Series A Preferred Stock (using the if-converted method) and stock options (using
    the treasury stock method), plus the issuance of    shares of Common Stock
    offered hereby. For all periods presented, the weighted average common and common equivalent shares give effect to shares of Common Stock issued by the Company during the twelve months immediately preceding the Offering plus the number of shares of Common Stock issuable pursuant to the grant of options issued during the same period. The impact of options not granted within the twelve month period is anti-dilutive and has not been included in the earnings per share calculation.
(g) Excludes shares of Series A Preferred Stock issuable pursuant to an earn-out arrangement related to the Gulf States Acquisition. See "History of the Company--Holding Company Merger" and "Certain Transactions--SCANA."
(h) EBITDA represents earnings before extraordinary item, preacquisition (earnings) losses, equity in losses of unconsolidated subsidiaries, net interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.
(i) Gives effect to the Offering. See "Use of Proceeds."

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed below and in the sections of this Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

HISTORICAL AND ANTICIPATED FUTURE OPERATING LOSSES AND NEGATIVE CASH FLOW AFTER CAPITAL EXPENDITURES

  The Company expects to incur significant and increasing operating losses and negative cash flow (after capital expenditures) during the next several years as it implements its business strategy to expand its telecommunications service offerings, expand its fiber optic network and enter new markets. Although the Company expects that a majority of its revenue growth will come from Retail Services, it does not expect its Retail Services to obtain a significant share of the market for telecommunications services in the southern United States, and there can be no assurance that the Company will achieve or sustain profitability or positive net cash flow in the future. If the Company cannot achieve or sustain operating profitability and positive net cash flow, it may not be able to meet its working capital or debt service requirements and the Common Stock may have little or no value. See "-- Significant Capital Requirements; Uncertainty of Additional Financing," "Selected Financial and Operating Data," "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SIGNIFICANT CAPITAL REQUIREMENTS; UNCERTAINTY OF ADDITIONAL FINANCING

  Expansion of the Company's network, operations and services will require significant capital. Assuming consummation of the Offering, the Company currently estimates that its aggregate capital requirements will total approximately $150 million in 1997 and 1998, of which approximately $55 million is expected to be incurred in 1997 (including $12.4 million of capital expenditures made as of June 30, 1997) and $95 million in 1998. The Company anticipates making substantial capital expenditures thereafter. Capital expenditures will be primarily for: the addition of facilities-based local telephone service to the Company's bundle of integrated telecommunications services, including acquisition and installation of switches; market expansion; continued development and construction of its fiber optic network (including transmission equipment); and infrastructure enhancements, principally for information systems. The Company believes that the net proceeds from the Offering, together with cash on hand, cash flow from operations and borrowings expected to be available under a $100 million secured credit facility (the "Credit Facility") from NationsBank of Texas, N.A. ("NationsBank"), will provide sufficient funds to enable the Company to expand its business as currently planned through the maturity of the Credit Facility in 2002, after which the Company will need to seek additional financing to fund capital expenditures and working capital. Because the Credit Facility will mature in 2002, the Company may not have a ready source of liquidity after 2002. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness."

  The actual amount and timing of the Company's future capital requirements may differ materially from the Company's estimate depending on the demand for the Company's services and as a result of regulatory, technological and competitive developments (including new market developments and new opportunities) in the Company's industry. The Company may also require additional capital in the future (or sooner than currently anticipated) for new business activities related to its current and planned businesses, or in the event it decides to make additional acquisitions or enter into joint ventures and strategic alliances. Sources of additional capital may include cash flow from operations and public and private equity and debt financings. There can be no assurance, however, that the Company will be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet its strategic objectives or that such funds, if available at all, will be available on a timely basis or on terms that are acceptable to the Company. Failure to generate or raise sufficient funds would require the Company to delay or abandon some or all of its future expansion plans or expenditures, which could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

HIGH LEVERAGE; ABILITY TO SERVICE DEBT; RESTRICTIVE COVENANTS

  At June 30, 1997, on a pro forma basis, giving effect to the Reorganization, including the forgiveness of, or repayment in full of certain indebtedness with a portion of proceeds from the Senior Note Offering, and the Offering, the Company would have had $214.4 million of indebtedness and its
stockholders' equity would have been $   million. On a pro forma basis, the
Company's earnings would have been insufficient to cover its fixed charges for the year ended December 31, 1996 and the six months ended June 30, 1997 by $18.2 million and $6.6 million, respectively, and its EBITDA less capital expenditures and interest expense would have been negative $14.8 million and negative $13.2 million, respectively.

  The indenture pursuant to which the Senior Notes were issued (the "Senior
Note Indenture") and the Credit Facility contain restrictions on the Company and its subsidiaries that affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, make investments, issue stock of subsidiaries and sell assets. In addition, the Credit Facility requires the Company to maintain certain financial ratios. See "Description of Certain Indebtedness--Credit Facility." There can be no assurance that the Company will be able to maintain such ratios or that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. The limitations in the Senior Note Indenture are subject to a number of important qualifications and exceptions. In particular, while the Senior
Note Indenture restricts the Company's ability to incur indebtedness by requiring compliance with specified leverage ratios, it permits the Company to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory or network assets.

  There can be no assurance that the Company will be able to improve its earnings before fixed charges or that the Company will be able to meet its debt service obligations. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if the Company otherwise fails to comply with the various covenants in its debt obligations, it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors. See "Description of Certain Indebtedness."

  The level of the Company's indebtedness could adversely affect the Company in a number of ways. For example, (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (iii) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; (iv) the Company's degree of indebtedness may make it more vulnerable to a downturn in its business or the economy generally; and (v) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and will not be available for other purposes.

  The successful implementation of the Company's strategy, including expansion of its network and obtaining and retaining a significant number of customers, and significant and sustained growth in the Company's cash flow are necessary for the Company to be able to meet its debt service requirements. There can be no assurance that the Company will successfully implement its strategy or that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. In the event the implementation of the Company's strategy is delayed or is unsuccessful or the Company does not generate sufficient cash flow to meet its debt service and working capital requirements, the Company may need to seek additional financing. There can be no assurance that any such financing could be obtained on terms that are acceptable to the Company, or at all. In the absence of such financing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. A substantial portion of the Company's assets consist of intangible assets, the value of which will depend upon a variety of factors (including the success of the Company's business). As a result, there can be no assurance that the Company's assets could be sold quickly enough or for sufficient amounts to enable the Company to meet its obligations.

ABILITY TO MANAGE GROWTH

  The expansion and development of the Company's business will depend on, among other things, the Company's ability to successfully implement its sales and marketing strategy, evaluate markets, design fiber routes, secure financing, install facilities, acquire rights of way, obtain any required government authorizations, implement interconnection to, and co-location with, facilities owned by incumbent local exchange carriers and obtain appropriately priced unbundled network elements and wholesale services from the incumbent local exchange carriers, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. The Company's rapid growth, particularly in the provision of Retail Services, has placed, and anticipated growth in other services in the future may also place, a significant strain on its administrative, operational and financial resources. The Company's ability to continue to manage its growth successfully will require the Company to enhance its operational, management, financial and information systems and controls and to hire and retain qualified sales, marketing, administrative, operating and technical personnel. There can be no assurance that the Company will be able to do so. In addition, as the Company increases its service offerings and expands its targeted markets, there will be additional demands on customer support, sales and marketing, administrative resources and network infrastructure. The Company's inability to manage its growth effectively could have a material adverse effect on the Company's business, results of operations and financial condition.

BUSINESS DEVELOPMENT AND EXPANSION RISKS

  The successful implementation of the Company's business strategy to provide an integrated bundle of telecommunications services and expand its operations will be subject to a variety of risks, including competition and pricing, the availability of capital on favorable terms, regulatory uncertainties, operating and technical problems, the need to establish interconnection and co-location arrangements with incumbent local exchange carriers in its target markets and the potential difficulties in adding a local service offering. See "-- Dependence on Incumbent Local Exchange Carriers." In addition, the expansion of the Company's business may involve acquisitions of other telecommunications businesses and assets that, if made, could divert the resources and management time of the Company and could require integration with the Company's operations. There can be no assurance that any such acquisition could be successfully integrated into the Company's operations or that any acquired business will perform as expected. Failure of the Company to implement its expansion and growth strategy successfully would have a material adverse effect on the Company's business, results of operations and financial condition.

RISKS RELATED TO LOCAL SERVICES STRATEGY

  The Company plans to enter the newly created competitive local telecommunications services industry. The local dial tone services market has only recently been opened to competition through the passage of the Telecommunications Act of 1996 (the "Telecommunications Act") and subsequent state and Federal regulatory actions designed to implement the Telecommunications Act. Regulatory bodies have not completed all actions expected to be needed to implement local service competition, and there is little experience under those decisions that have been made to date. The Company will have to make significant operating and capital investments in order to implement its local exchange services strategy. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives and train its sales force in connection with selling these services. The Company will also need to implement the necessary billing and collecting systems for these services. The Company will face significant competition from the Regional Bell Operating Companies, whose core business is providing local dial tone service. The Regional Bell Operating Companies, who currently are the dominant providers of services in their markets, are expected to mount a significant competitive response to new entrants in their markets such as the Company. The Company also will face significant competitive product and pricing pressures from other incumbent local exchange carriers and from other firms seeking to compete in the local services market.

  The Company also expects that the addition of local service to its bundle of telecommunications services will have an adverse impact on its gross margin because the gross margin on the resale of local services through incumbent local exchange carrier facilities is lower than the gross margin on the Company's existing business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

  The long distance transmission industry has generally been characterized by over-capacity and declining prices since shortly after the AT&T divestiture in 1984. The Company believes that, in the last several years, increasing demand has ameliorated the over-capacity and that pricing pressure has been reduced. However, the Company anticipates that prices for its Carriers' Carrier Services will continue to decline over the next several years. The Company is aware that certain long distance carriers are expanding their capacity and believes that other long distance carriers, as well as potential new entrants to the industry, are constructing new fiber optic and other long distance transmission networks in the southern United States. Since the cost of the actual fiber (as opposed to construction costs) is a relatively small portion of the cost of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short or medium term. Further, recent technological advances may greatly expand the capacity of existing and new fiber optic cable. Although such technological advances may enable the Company to increase its capacity, an increase in the capacity of the Company's competitors could adversely affect the Company's business. If industry capacity expansion results in capacity that exceeds overall demand along any of the Company's routes, severe additional pricing pressure could develop. In addition, strategic alliances or similar transactions, such as the long distance capacity purchasing alliance among certain Regional Bell Operating Companies announced in the spring of 1996, could result in additional pricing pressure on long distance carriers. Furthermore, the marginal cost of carrying an additional call over existing fiber optic cable is extremely low. As a result, within a few years, there may be dramatic and substantial price reductions. Such pricing pressure could have a material adverse effect on the Company. In addition, the Federal Communications Commission (the "FCC") has announced changes to its interstate access rules which may result in additional pricing pressures. See "-- Competition."

DEPENDENCE ON BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS

  Sophisticated information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. As the Company commences providing dial tone and switched local access services, the need for enhanced billing and information systems will increase significantly. The inability of the Company to identify adequately all of its information and processing needs, or to upgrade systems as necessary, could have a material adverse impact on the ability of the Company to reach its objectives and on its financial condition and results of operations.

DEPENDENCE ON RIGHTS OF WAY AND OTHER THIRD PARTY AGREEMENTS

  The Company has obtained easements, rights of way, franchises and licenses from various private parties, including actual and potential competitors, and local governments in order to construct and maintain its fiber optic network. There can be no assurance that the Company will continue to have access to existing rights of way and franchises after the expiration of such agreements. If a franchise, license or lease agreement were terminated and the Company were forced to remove or abandon a significant portion of its network, such termination could have a material adverse effect on the Company.

REGULATION

  The Company is required to obtain certain authorizations from the FCC and state public utility commissions ("PUCs") to offer certain of its telecommunications services, as well as file tariffs for many of its services. To date the Company has not experienced significant difficulties in receiving certification, maintaining tariffs, or otherwise complying with its regulatory obligations. The Company will face new obligations arising out of the Telecommunications Act as it begins to enter the local telephone market. It also is likely that state PUCs will regulate the local telephone services offered by the Company and other competitive local exchange carriers more heavily than competitive long distance services have been regulated in the past. Because the FCC and the states have yet to adopt many of the rules and policies necessary to implement the Telecommunications Act, or to respond to other related local telephone competition issues, it is uncertain how burdensome these requirements will be for the Company.

  Although the Company entered into the Interconnection Agreement pursuant to which it will obtain wholesale local services and access to unbundled network elements from BellSouth, the terms of the Interconnection Agreement are subject to the approval of the PUCs regulating the Company's markets. Such approval has been received from the PUCs of Alabama, Georgia, Kentucky, Louisiana, Mississippi, North Carolina and South Carolina and is pending in Florida and Tennessee.

  In addition, the Company's plans to provide local telephone service are heavily dependent upon implementation of provisions of the Telecommunications Act. The Telecommunications Act preempted state and local laws to the extent that they prohibited local telephone competition, and imposed a variety of new duties on incumbent local exchange carriers intended to advance such competition, including the duty to negotiate in good faith with competitors requesting interconnection to the incumbent local exchange carrier's network. However, negotiations with incumbent local exchange carriers have sometimes involved considerable delays and the resulting negotiated agreements may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, the Company may petition the proper state regulatory agency to arbitrate disputed issues. There can be no assurance that the Company will be able to negotiate acceptable new interconnection agreements with incumbent local exchange carriers or that if state regulatory authorities impose terms and conditions on the parties in arbitration, such terms will be acceptable to the Company. On August 8, 1996, the FCC adopted rules and policies implementing the local competition provisions of the Telecommunications Act, which rules, in general, were considered favorable to new competitive entrants, but those rules have not been fully implemented. The FCC's rules were challenged in the federal courts by GTE, Regional Bell Operating Companies, large independent incumbent local exchange carriers and state regulatory commissions. On October 15, 1996, the U.S. Court of Appeals for the Eighth Circuit issued a stay of the implementation of certain of the FCC's rules and on July 18, 1997, the Court issued its decision finding that the FCC lacked statutory authority under the Telecommunications Act for certain of its rules. In particular, the Court found that the FCC was not empowered to establish the pricing standards governing unbundled local network elements or wholesale local services of the incumbent local exchange carriers. The Court also struck down other FCC rules, including one that would have enabled new entrants to "pick and choose" from provisions of established interconnection agreements between the incumbent local exchange carriers and other carriers. The Court rejected certain other objections to the FCC rules brought by the incumbent local exchange carriers or the states, including challenges to the FCC's definition of unbundled elements, and to the FCC's rules allowing new competitors to create their own networks by combining incumbent local exchange carrier network elements together without adding additional facilities of their own. The overall impact of the Court's decision is to materially reduce the role of the FCC in fostering local competition, including its ability to take enforcement action if the Telecommunications Act is violated, and increase the role of state utility commissions. The FCC has indicated that it will ask the Supreme Court to review the Court's decision and petitions for rehearing are pending concerning the decision's treatment of unbundled elements. Meanwhile, certain state commissions have asserted that they will be active in promoting local telephone competition using the authority they have under the ruling, lessening the significance of the reduced FCC role. At this time the impact of the Court's decision cannot be evaluated, but there can be no assurance that the Court decision and related developments will not have a material adverse effect on the Company. Furthermore, other FCC rules related to local telephone competition remain the subject of legal challenges, and there can be no assurance that decisions affecting those rules will not be adverse to companies seeking to enter the local telephone market.

  The Telecommunications Act also creates the foundation for increased competition in the long distance market from the incumbent local exchange carriers, which could affect the successful implementation of the Company's business plans. For example, certain provisions eliminate previous prohibitions on the provision of interLATA long distance services (both retail and carriers' carrier) by the Regional Bell Operating Companies subject to compliance by such companies with requirements set forth in the Telecommunications Act and implemented by the FCC. The Company could be adversely affected if the Regional Bell Operating Companies (and particularly BellSouth) are allowed to provide wireline interLATA long distance services within their own regions before local competition is established. In a related development, the FCC is considering proposed new policies and rules that would grant the incumbent local exchange carriers additional flexibility in the pricing of interstate access services, and states are considering or are expected to consider incumbent local exchange carrier requests for similar regulatory relief with respect to intrastate services. Such flexibility is likely to come first for services offered in the business market. Any pricing flexibility or other significant deregulation of the incumbent local exchange carriers could have a material adverse effect on the Company. See "Business--Regulation."

COMPETITION

  The Company operates in a highly competitive environment, and the level of competition, particularly with respect to pricing, is increasing. Local telephone and intraLATA long distance services substantially similar to those expected to be offered by the Company are also offered by the incumbent local exchange carriers serving the markets that the Company plans to serve. BellSouth is the incumbent local exchange carrier and a particularly strong competitor in most of the markets to be served by the Company. BellSouth and other incumbent local exchange carriers already have relationships with every customer and have the potential to subsidize services of the type offered by the Company from service revenues not subject to effective competition, which could result in even more intense price competition. The Company competes with long distance carriers in the provision of interLATA long distance Retail and Carriers' Carrier Services. The interLATA long distance market consists of three major competitors (AT&T, MCI and Sprint) but other companies operate or are building networks in the southern United States and other geographic areas. Other competitors of the Company in the Retail and Carriers' Carrier Services markets are likely to include Regional Bell Operating Companies providing out-of-region (and, with the future removal of regulatory barriers, in-region) long distance services, other competitive local exchange carriers, microwave and satellite carriers, and private networks owned by large end-users. In addition, the Company competes with direct marketers, equipment vendors and installers, and telecommunications management companies with respect to certain portions of its business. Many of the Company's existing and potential competitors have financial, technical and other resources and customer bases and name recognition far greater than those of the Company. The long distance business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline, which will adversely affect the Company's gross margins as a percentage of revenues. The FCC recently announced changes to its interstate access rules that will reduce per-minute access charges and substitute new per-line flat-rate monthly charges. These actions are expected to reduce access rates. AT&T has committed to reduce its long distance rates to reflect access cost reductions, and other competitors of the Company are likely to make similar reductions. In such event, the Company may need to reduce its rates to respond to competitive pressures. See "--Dependence on Incumbent Local Exchange Carriers" and "Business--Regulation."

  The Telecommunications Act, other recent state legislative actions, and current federal and state regulatory initiatives provide increased business opportunities for the Company by removing or substantially reducing certain barriers to local exchange competition. However, these new competitive opportunities are expected to be accompanied by new competitive opportunities for the incumbent local exchange carriers. It is also expected that increased local competition will result in increased pricing flexibility for, and relaxation of regulatory oversight of, the incumbent local exchange carriers. If the incumbent local exchange carriers are permitted to engage in increased volume and discount pricing practices or charge competitive local exchange carriers increased fees for interconnection to their networks, or if the incumbent local exchange carriers seek to delay implementation of interconnection by competitors to their networks, the Company's results of operations and financial condition could be adversely affected. There can be no assurance that the Company will be able to achieve or maintain adequate market share or revenues, or compete effectively in any of its markets.

  In addition, a continuing trend toward business combinations and strategic alliances in the telecommunications industry may further enhance competition. For example, the national long distance carrier WorldCom acquired MFS Communications Company, Inc., a competitive local exchange carrier, in December 1996. In November 1996, British Telecommunications plc, an international telecommunications company, announced its agreement to acquire MCI. In March 1997, BellSouth and International Business Machines Corporation ("IBM") announced an alliance to provide Internet and Intranet services to businesses in the southern United States. These types of strategic alliances could put the Company at a significant competitive disadvantage.

  The Company will face competition in the markets in which it operates from one or more competitive local exchange carriers operating fiber optic networks, in some cases in conjunction with the local cable television operator. One of the primary purposes of the Telecommunications Act is to promote competition, particularly in the local telephone market. AT&T, MCI, Sprint and others have begun to offer local telecommunications services, either directly or in conjunction with other competitive local exchange carriers in certain locations, and are expected to expand that activity as opportunities created by the Telecommunications Act develop. BellSouth has announced plans to provide competitive local service in areas of its region where it is not the incumbent local exchange carrier.

  To complement its telecommunications services offerings, the Company offers data transmission services. The data transmission business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline.

  The recent World Trade Organization ("WTO") agreement on basic telecommunications services could increase the level of competition faced by the Company. Under this agreement, the United States and other members of the WTO committed themselves to opening their telecommunications markets to competition and foreign ownership and to adopting regulatory measures to protect against anticompetitive behavior by dominant telephone companies effective as early as January 1, 1998.

  The Company also believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications (similar to cellular telephone services in use today), wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. For example, AT&T recently announced plans to offer local services using a new wireless technology. AT&T's proposed wireless system would link residential and business telephones via radio waves to the AT&T network. If successful, this new service could further enhance AT&T's ability to market, on a nationwide basis, "one-stop" telecommunications services. Competition with providers of wireless telecommunications services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than those of the Company.

DEPENDENCE ON INCUMBENT LOCAL EXCHANGE CARRIERS

  The Company is dependent on incumbent local exchange carriers to provide access service for the origination and termination of its toll long distance traffic and interexchange private lines. Historically charges for such access service have made up a significant percentage of the overall cost of providing long distance service. On May 7, 1997, the FCC adopted changes to its interstate access rules that, among other things, will reduce per-minute access charges and substitute new per-line flat rate monthly charges. The FCC also approved reductions in overall access rates, and established new rules to recover subsidies to support universal service and other public policies. The impact of these changes on the Company or its competitors is not yet clear. The

Company could be adversely affected if it does not experience access cost reductions proportionally equivalent to those of its competitors. See "Business--Regulation."

  The Company also generally will be dependent on incumbent local exchange carriers for provision of local telephone service through access to local loops, termination service and, in some markets, central office switches of such carriers. In addition, the Company intends to obtain the local telephone services of the incumbent local exchange carriers on a wholesale basis and resell that service to end users, particularly in the early stages of its local telephone service business.

  Any successful effort by the incumbent local exchange carriers to deny or substantially limit the Company's access to the incumbent local exchange carrier's network elements or wholesale services would have a material adverse effect on the Company's ability to provide local telephone services. Although the Telecommunications Act imposes interconnection obligations on incumbent local exchange carriers, there can be no assurance that the Company will be able to obtain access to such network elements or services at rates, and on terms and conditions, that permit the Company to offer local services at rates that are both profitable and competitive. As noted above, the Eighth Circuit Court of Appeals recently struck down certain FCC rules intended to govern such rates, terms and conditions. See "Risk Factors--Regulation." The result of this decision is to give state utility commissions a significantly larger role in implementing the Telecommunications Act. It is uncertain whether such commissions will adopt and enforce rules or take other actions that will permit new carriers to have economical use of incumbent local exchange carrier networks and facilities. The Interconnection Agreement currently allows the Company to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without using Company-owned facilities. The terms of the Interconnection Agreement, including interim pricing terms agreed to by the Company and BellSouth, have been approved by state regulatory authorities in most states, although they remain subject to review and modification by such authorities. In addition, the Interconnection Agreement does not resolve all operational issues, particularly those relating to the collocation of the Company's equipment with that of BellSouth. The Company and BellSouth are continuing to negotiate to resolve such issues. Many issues relevant to the terms and conditions by which competitors may use the incumbent local exchange carrier network and wholesale services remain to be resolved. For example, BellSouth and certain other incumbent local exchange carriers have taken the position that when a carrier seeking to provide local service obtains all necessary elements (loops and switches) from the incumbent local exchange carrier in a combined form, the incumbent local exchange carrier retains the right to receive the access revenues associated with the service to the customers served on that basis. Although the FCC has rejected this position, further legal challenges are in progress and other important issues related to this form of interconnection remain open. For example, many new carriers, including the Company, have experienced problems with respect to the operational support systems used by new carriers to order and receive network elements and wholesale services from the incumbent local exchange carriers. These systems are necessary for new carriers like the Company to provide local service to customers on a timely and competitive basis. The FCC has recently created a task force to examine problems that have slowed the development of local telephone competition. The Telecommunications Act creates incentives for local exchange carriers to permit access to their facilities by denying such carriers the ability to provide long distance services until there is adequate competition at the local level. BellSouth is not yet permitted to offer long distance services. There can be no assurance, however, that BellSouth or other local exchange carriers will be accommodating to the Company once they are permitted to offer long distance service. See "Business --Regulation" and "Services and Facilities."

DEPENDENCE ON CERTAIN CUSTOMERS

  For the year ended December 31, 1996 and the six months ended June 30, 1997, giving effect to the Reorganization, the Company's two largest Carriers' Carrier customers would together have accounted for approximately 15% and 12%, respectively, of the Company's combined pro forma revenues. For the six months ended June 30, 1997, the Company's five largest Retail Services customers would have represented an aggregate of approximately 10% of the Company's combined pro forma revenues. The Company's customers generally use more than one service provider and may reduce their use of the Company's services and switch to other providers without incurring significant expense. The Company's agreements with its customers generally provide that the customer may terminate service without penalty in the event of certain outages in service and for certain other defined causes. Although, as of June 30, 1997, on a pro forma basis, the Company's Carriers' Carrier business had remaining future long-term contract commitments totaling approximately $75.8 million, some of such contractual commitments provide that, if the customer is offered lower pricing with respect to any circuit by another carrier, the customer's commitment to the Company will be reduced to the extent the Company does not match the price for such circuit and the customer purchases such circuit from the other carrier. There can be no assurance that the Company will be able to retain its customers. The loss of or a significant decrease of business from any of its largest customers would have a material adverse effect on the Company's business, results of operations and financial condition.

RISK OF RAPID TECHNOLOGICAL CHANGES

  The telecommunications industry is subject to rapid and significant changes in technology. Although the Company believes that, for the foreseeable future, these changes will neither materially affect the continued use of its fiber optic network, digital switches and transmission equipment, nor materially hinder its ability to acquire necessary technologies, the effect of technological changes on the business of the Company, such as changes relating to emerging wireline (including fiber optic) and wireless (including broadband) transmission technologies, cannot be predicted. In addition, the Company may be required to select in advance one technology over another, but it will be impossible to predict with any certainty, at the time the Company is required to make its investment, which technology will prove to be the most economic, efficient or capable of attracting customer usage.

DEPENDENCE ON NETWORK INFRASTRUCTURE

  The Company has entered into marketing and management agreements with three southern public utility companies to sell long-haul private line services on a commission basis on the fiber optic networks owned by these companies. Pursuant to these agreements, which have remaining terms ranging from five to eight years, the Company generally earns a commission based upon a percentage of the gross revenues generated by the sale of capacity on the utility's networks. By interconnecting the Company's owned network to these other networks owned by the public utilities, and by marketing and selling capacity on such networks to the Company's customers, the Company has effectively extended its network with minimal capital expenditure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview." The Company also has a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. Although the Company does not believe that any of these agreements will be terminated in the near future, cancellation or non-renewal of any of such agreements could materially adversely affect the Company's business. In addition, two of the Company's three agreements with public utility companies are nonexclusive, and the Company may encounter competition for capacity on the utilities' networks from other service providers that enter into comparable arrangements with the utilities. Any reduction in the amount of capacity that is made available to the Company could adversely affect the Company. To the extent the Company is unable to establish similar arrangements in new markets, it may be required to make additional capital expenditures to extend its fiber network.

  The Company's business also could be materially adversely affected by a cable cut or equipment failure in the Company's fiber optic network. Although the Company has implemented electronic redundancy throughout its network, which enables traffic to be rerouted to another fiber in the same fiber sheath in the event of a partial fiber cut or electronics failure, a substantial portion of the Company's owned and managed fiber optic network is not protected in the event of a total cable cut.

DEPENDENCE ON KEY PERSONNEL

  The Company's business is currently managed by a small number of key management and operating personnel. The Company does not have any employment agreements with, nor does the Company maintain "key man" insurance on, these employees. The loss of the services of key personnel, or the inability to attract, recruit and retain sufficient or additional qualified personnel, could have a material adverse effect on the Company. See "Management."

POTENTIAL INFLUENCE BY AND RELATIONSHIP WITH CERTAIN STOCKHOLDERS

  After the Merger and the Offering, Campbell B. Lanier, III will beneficially own approximately % of the outstanding Common Stock. See "Principal Stockholders." To the extent that Mr. Lanier exercises his voting and investment rights in concert with other stockholders, Mr. Lanier and such other stockholders may be able to exercise control over the Company's business by virtue of their voting power with respect to the election of directors and other actions requiring stockholder approval.

DIVIDEND POLICY; RESTRICTION ON PAYMENT OF DIVIDENDS

  The Company has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy." In addition, the Company's ability to pay dividends is limited by the terms of the Senior Note Indenture and the Credit Facility. See "Description of Certain Indebtedness--Credit Facility" and "--Senior Notes."

IMMEDIATE AND SUBSTANTIAL DILUTION

  Investors participating in the Offering will incur immediate, substantial dilution in net tangible book value per share of Common Stock. There may be further substantial dilution to the extent that options to purchase the Common Stock are exercised by certain employees or directors. See "Dilution."

CERTAIN ANTI-TAKEOVER PROVISIONS

  Certain provisions of the Company's Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") and the Delaware General Corporation Law (the "Delaware Corporation Law") could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, or could discourage a third party from attempting to acquire control of the Company, even if such events would be beneficial to the interests of the stockholders. In particular, the classification of the Company's Board of Directors could have the effect of delaying a change in control of the Company. In addition, the Certificate of Incorporation authorizes the Board of Directors to provide for the issuance of shares of preferred stock of the Company, in one or more series, which the Board of Directors could issue without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. See "Description of Capital Stock-- Certain Charter and Statutory Provisions."

VARIABILITY OF OPERATING RESULTS

  As a result of the significant expenses associated with the construction and expansion of its network and services, the Company anticipates that its operating results could vary significantly from period to period. Such variability could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the Offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market will develop or be sustained. The price of the Common Stock in the Offering will be determined by negotiations between the Company and the Underwriters, and there can be no assurance that the prices at which the Common Stock will sell in the public market after the Offering will not be lower than the price at which they are sold in the Offering. For a description of the factors to be considered in determining the initial public offering price, see "Underwriters--Pricing of the Offering." Although the Common Stock is expected to be approved for quotation on the Nasdaq National Market, there can be no assurance that an active trading market for the Common Stock will develop or if developed, that such a market will be sustained. The market price for shares of the Common Stock may be significantly affected by such factors as the Company's net sales, earnings and cash flow, the difference between the Company's actual results and results expected by investors and analysts, or changes in the conditions of the telecommunications industry in general. In addition, broad market fluctuation and general economic conditions may adversely affect the market price of the Common Stock, regardless of the Company's actual performance.

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the prevailing market price of the Company's Common Stock and could make it more difficult for the Company to raise funds through equity offerings in the future. Upon completion of the Merger and the Offering, there
will be     shares of Common Stock outstanding. Of these shares, the
shares expected to be sold in the Offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The remaining 19,213,038 shares of Common Stock outstanding will be "restricted securities," as that term is defined in Rule 144, and may in the future be sold without registration under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act. See "Shares Eligible for Future Sale." In connection with the Offering, the Company, its executive officers and directors and certain of its stockholders have agreed that, subject to certain exceptions, they will not sell, offer or contract to sell any shares of Common Stock without the prior written consent of Morgan Stanley & Co. Incorporated, for a period of 180 days after the date of this Prospectus. In addition, as soon as practicable after the Offering, the Company intends to register under the Securities Act a total
of     shares of Common Stock reserved for issuance under the Stock Option
Plan and a total of     shares reserved for issuance under the Directors Stock
Option Plan. As of September 20, 1997, options to purchase 4,904,164 shares of Common Stock were outstanding under these plans (including options to purchase 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger). See "Shares Eligible for Future Sale" and "Management--Stock Option Plans."

                            HISTORY OF THE COMPANY

  ITC/\DeltaCom was incorporated in Delaware in March 1997 as a wholly owned subsidiary of ITC Holding to acquire and operate ITC Holding's Retail Services and Carriers' Carrier Services businesses. The Company acquired such businesses on July 25, 1997 in the Reorganization.

BACKGROUND

  ITC Holding has provided operator and directory assistance services since March 1992 through InterQuest. Carriers' Carrier Services have been offered since late 1992 through Interstate FiberNet, a partnership originally formed by ITC Holding (with a 49% interest) and SCANA (with a 51% interest). In August 1994, ITC Holding acquired SCANA's interest in Interstate FiberNet through Transmission II. Also in August 1994, ITC Holding and SCANA formed a second partnership, Gulf States FiberNet, to construct and operate a fiber optic route primarily between Atlanta, Georgia and Shreveport, Louisiana with several supplemental spur routes. In the Gulf States Acquisition, ITC Holding acquired SCANA's 64% partnership interest in Gulf States FiberNet and the Georgia Fiber Assets, which included one customer contract representing $3.5 million in annual revenues through August 2001, the term of the contract. Following the Gulf States Acquisition, ITC Holding contributed the remaining 64% interest in Gulf States FiberNet to Gulf States Transmission and the Georgia Fiber Assets to Transmission. Members of the Company's management have been managing the businesses of both Interstate FiberNet and Gulf States FiberNet since their inception.

  In January 1996, as a result of the DeltaCom Acquisition, ITC Holding entered the retail long distance business and acquired several fiber optic routes within the state of Alabama that complemented the existing networks operated by Interstate FiberNet and Gulf States FiberNet. DeltaCom, a provider of telecommunications services since its inception in 1982, provides long distance services to mid-sized businesses primarily in the state of Alabama. In July 1996, DeltaCom purchased substantially all of the assets of ViperNet, which provides Internet access, Web-hosting and Web page development services to business customers.

  The aggregate consideration paid by ITC Holding in the DeltaCom Acquisition was approximately $71.4 million (of which $6.0 million consisted of ITC Holding common stock). To finance the DeltaCom Acquisition and to refinance existing DeltaCom debt, ITC Holding incurred approximately $74.0 million of indebtedness, which was pushed down to the Company (the DeltaCom Indebtedness). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effects of Accounting Standards." The aggregate consideration paid by ITC Holding in the Gulf States Acquisition was approximately $27.9 million, of which $10.0 million consisted of the SCANA Note, which has been assumed by a subsidiary of the Company, and $17.9 million consisted of ITC Holding preferred stock. If the Gulf States FiberNet business achieves a specified performance target for 1997, SCANA will be entitled to receive additional ITC Holding preferred stock. See "Certain Transactions-- SCANA." In connection with the Gulf States Acquisition, Gulf States Transmission borrowed $41.6 million under the Bridge Facility to refinance a project loan incurred by Gulf States FiberNet.

SENIOR NOTE OFFERING

  On June 3, 1997, the Company completed the sale of $200.0 million principal amount of Senior Notes. The net proceeds to the Company from the sale of the Senior Notes were approximately $192.7 million, after deducting the estimated underwriting discounts and commissions and other expenses payable by the Company. Approximately $62.7 million of such net proceeds are held by the trustee for the Senior Notes (the "Senior Note Trustee") as security for and to fund the first six interest payments on the Senior Notes. The remaining net proceeds from the sale of the Senior Notes were released to the Company upon consummation of the Reorganization.

REORGANIZATION

  On July 25, 1997, upon receipt of certain regulatory approvals and certain other consents, ITC Holding contributed to the Company in the Reorganization the businesses of Interstate FiberNet, Gulf States FiberNet,

DeltaCom and InterQuest. As a result of the Reorganization, the Company became the sole stockholder of Interstate FiberNet, Inc. (formerly Transmission, Transmission II, InterQuest and Interstate FiberNet), and Interstate FiberNet, Inc. became the sole stockholder of Gulf States FiberNet and DeltaCom.

  In connection with the Reorganization, approximately $31.0 million of the DeltaCom Indebtedness was forgiven by ITC Holding and contributed to the Company as additional equity. Following the Reorganization, the Company repaid the remaining $43.0 million of the DeltaCom Indebtedness, accrued interest on all $74.0 million of such indebtedness and the $41.6 million of indebtedness outstanding under the Bridge Facility and accrued interest thereon with a portion of the net proceeds from the Senior Note Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

HOLDING COMPANY MERGER

  Immediately prior to the consummation of the Offering, as part of a reorganization of the ITC Holding group of companies, ITC Holding will transfer all of its assets (other than its stock in the Company) and all of its liabilities to another entity and will then merge with and into the Company, which will be the surviving corporation in the Merger.

  In connection with the Merger, based on ITC Holding's outstanding shares as of September 20, 1997, holders of ITC Holding common stock would receive 19,213,038 shares of the Company's Common Stock and SCANA, the sole holder of ITC Holding preferred stock, would receive 1,362,340 shares of the Company's Series A Preferred Stock. See "Description of Capital Stock." Additional shares of Series A Preferred Stock may be issuable to SCANA in connection with an earn-out arrangement related to the Gulf States Acquisition. See "Certain Transactions--SCANA." In addition, options outstanding under ITC Holding stock plans as of September 20, 1997 would be converted into options to purchase 3,499,622 shares of Common Stock under the Company's Stock Option Plan. See "Management--Stock Option Plans." Following the Merger, but prior to the sale of the Common Stock offered hereby, the Company will be owned by the current stockholders of ITC Holding. See "Principal Stockholders."

  The following chart reflects the organizational structure of the Company following the Reorganization and Merger.

                            -----------------------
                              ITC/\DeltaCom, Inc.
                            -----------------------

                   ----------------------------------------
                           Interstate FiberNet, Inc.
                     (formerly Transmission, Transmission
                         II, InterQuest and Interstate
                                   FiberNet)
                   ----------------------------------------


                     -----------------  ------------------
                        Gulf States
                       Transmission       DeltaCom, Inc.
                       Systems, Inc.
                     -----------------  ------------------


  References in this Prospectus to the number of shares of Common Stock and Series A Preferred Stock and the number of options issuable by the Company in connection with the Merger are based upon (i) the number of issued and outstanding shares of ITC Holding common and preferred stock as of September 20, 1997, (ii) the number of ITC Holding options outstanding as of September 20, 1997 and (iii) the relative valuations assigned by ITC Holding to the Company and to the proposed transferee of ITC Holding's assets and liabilities as of September 20, 1997. The final determination of the amounts specified in clauses (i), (ii) and (iii) will be made approximately five days prior to the consummation of the Merger.

  In connection with the Merger, the Company's Certificate of Incorporation will be amended and restated to eliminate the Company's Class A Common Stock, par value $.01 per share, and the Company's Class B Common Stock, par value $.01 per share, as authorized classes of capital stock and to authorize the single class of Common Stock offered hereby. Each option to purchase one share of Class A Common Stock outstanding under the Company's Stock Option Plan prior to the Merger will be converted into an option to purchase one share of Common Stock. See "Description of Capital Stock."

                                USE OF PROCEEDS

  The net proceeds from the sale of the     shares of Common Stock offered
hereby are estimated to be approximately $   million (approximately $
million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of the Offering. The Company intends to use the net proceeds from the Offering, together with cash on hand and borrowings expected to be available under the Credit Facility, as follows: (i) to fund market expansion activities of the Company's telecommunications business, including development and construction costs of the Company's fiber optic network and its regional sales offices; and (ii) for additional working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company currently intends to allocate substantial proceeds to each of the foregoing uses. The precise allocation of funds among these uses, however, will depend on future technological, regulatory and other developments in or affecting the Company's business, the competitive climate in which it operates and the emergence of future opportunities.

  As part of its business strategy, the Company intends to continue to evaluate potential acquisitions, joint ventures and strategic alliances in areas such as wireline and wireless services, network construction and infrastructure and Internet access. The Company has no definitive agreement with respect to any acquisition, although from time to time it has discussions with other companies and assesses opportunities on an on-going basis. A portion of the net proceeds from the Offering may be used to fund any such acquisitions, joint ventures and strategic alliances.

  Pending the foregoing uses, the net proceeds of the Offering will be invested in short-term, interest-bearing, investment grade securities.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. It is the current policy of the Company's Board of Directors to retain earnings to finance the expansion of the Company's operations. Future declaration and payment of dividends, if any, will be determined in light of the then-current conditions, including the Company's earnings, operations, capital requirements, financial condition, restrictions in financing agreements, and other factors deemed relevant by the Board of Directors. The Company's ability to pay dividends is limited by the terms of the Senior Note Indenture and the Credit Facility. See "Description of Certain Indebtedness --Credit Facility" and "--Senior Notes."

                                CAPITALIZATION

  The following table sets forth, as of June 30, 1997, (i) the actual combined capitalization of the Company, (ii) the pro forma consolidated capitalization of the Company giving effect to the Reorganization, to the application of the net proceeds from the Senior Note Offering, and to the Merger, and (iii) the pro forma consolidated capitalization of the Company as adjusted for the Offering. The data set forth below should be read in conjunction with "History of the Company," "Use of Proceeds," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto and the other financial data included elsewhere in this Prospectus.

                                                   JUNE 30, 1997
                                     ------------------------------------------
                                                                    PRO FORMA
                                      HISTORICAL      PRO FORMA    CONSOLIDATED
                                       COMBINED    CONSOLIDATED(A) AS ADJUSTED
                                     ------------  --------------- ------------
Advances from ITC Holding........... $ 79,886,220   $        --    $       --
                                     ------------   ------------   -----------
Long term debt and capital lease
 obligations:
  Capital lease obligations,
   including current portion of
   $563,153.........................    3,542,360      3,542,360     3,542,360
  Senior Notes......................  200,000,000    200,000,000   200,000,000
  Bridge Facility, including current
   portion of $41,600,000...........   41,600,000            --            --
  SCANA Note, including current
   portion of $1,992,818............    9,964,091      9,964,091     9,964,091
  Other, including current portion
   of $282,563......................      922,675        922,675       922,675
                                     ------------   ------------   -----------
  Total long-term debt and capital
   lease obligations, including
   current portion..................  256,029,126    214,429,126   214,429,126
                                     ------------   ------------   -----------
Stockholders' equity:
  Preferred stock, $.01 par value,
   5,000,000 shares authorized; 0
   and 1,362,340 shares issued and
   outstanding at June 30, 1997 and
   as adjusted for the Merger,
   respectively (b).................          --          13,623        13,623
  Common Stock, $.01 par value,
   90,000,000 shares authorized;
   24,075,000 and        shares
   issued and outstanding at June
   30, 1997 and as adjusted for the
   Offering and the Merger,
   respectively (c).................      241,576        192,130
  Additional paid-in capital (b)....   40,723,477     64,885,922
  Accumulated deficit...............   (7,514,481)      (971,275)     (971,275)
                                     ------------   ------------   -----------
  Total stockholders' equity........   33,450,572     64,120,400
                                     ------------   ------------   -----------
    Total capitalization............ $369,365,918   $278,549,526   $
                                     ============   ============   ===========

--------
(a) Includes (i) the repayment of $48,886,320 in advances from ITC Holding and the forgiveness and contribution by ITC Holding of $30,999,900 to the Company in connection with the Reorganization; (ii) the repayment of Gulf States FiberNet debt; (iii) the write-off of $330,072 of debt issuance costs related to the Bridge Facility, which was repaid with a portion of the proceeds from the Senior Note Offering; (iv) the Reorganization and corresponding consolidating entry to eliminate the Company's investment in its subsidiaries; and (v) the Merger. See "History of the Company." Excludes any potential borrowings under the Credit Facility. See "Description of Certain Indebtedness--Credit Facility."
(b) Excludes shares of Series A Preferred Stock issuable to SCANA pursuant to an earn-out arrangement relating to the Gulf States Acquisition. See "History of the Company--Holding Company Merger" and "Certain Transactions--SCANA."
(c) Excludes (i) 4,904,164 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Stock Option Plan (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger), (ii) 96,300 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Directors Stock Option Plan, (iii) 1,362,340 shares of Common Stock which will be issuable upon conversion of the Series A Preferred Stock to be issued in the Merger and (iv) shares of Common Stock which will be issuable upon conversion of additional shares of Series A Preferred Stock which may be issued under an earn-out arrangement related to the Gulf States Acquisition. See "History of the Company--Holding Company Merger," "Certain Transactions," "Management--Stock Option Plans" and "Description of Capital Stock--Series A Preferred Stock."

                                   DILUTION
  The pro forma net tangible book value of the Company at June 30, 1997 after giving effect to the Reorganization, to the application of the net proceeds from the Senior Note Offering and to the Merger, would have been approximately $(2,200,000) or approximately $(.11) per share of Common Stock. Pro forma net tangible book value per share represents the amount of total tangible assets of the Company less the amount of total liabilities divided by the total number of shares of Common Stock outstanding. After giving effect to the sale
by the Company of the     shares of Common Stock offered hereby (at an assumed
initial offering price of $   per share), the pro forma net tangible book
value of the Company at June 30, 1997 would have been approximately $
million, or $   per share of Common Stock. This represents an increase in pro
forma net tangible book value of $   per share to the existing stockholders
and dilution of $   per share to new investors purchasing shares of Common
Stock in the Offering. The following illustrates this per share dilution to new investors:


Assumed initial public offering price per share...................         $
  Pro forma net tangible book value per share at June 30, 1997.... $ (.11)
  Increase per share attributable to new investors................
                                                                   ------
Pro forma net tangible book value per share after the Offering....
                                                                           ----
Dilution per share to new investors (1)...........................
                                                                           ====

--------
(1) If the Underwriters' over-allotment option is exercised in full, pro forma
    net tangible book value of the Company would be $   per share,
    representing an increase in pro forma net tangible book value of $   per
    share and dilution to new investors of $   per share.

  The foregoing computations assume conversion of the Series A Preferred Stock, but assume no exercise of stock options by employees or directors of the Company. At September 20, 1997, options to purchase an aggregate of 5,000,464 shares of Common Stock at a weighted average exercise price of approximately $4.26 per share were outstanding under the (i) Stock Option Plan (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger) and (ii) the Directors Stock Option Plan. If all of such stock
options had been exercised, the dilution to new investors would be $   per
share.

  The following table sets forth on the pro forma basis described above the number of shares and percentage of total outstanding Common Stock purchased, the total consideration and percentage of total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares of Common Stock in the Offering, (assuming an
initial offering price of $   per share):

                           SHARES PURCHASED     TOTAL CONSIDERATION
                         --------------------- ------------------------- AVERAGE PRICE
                           NUMBER   PERCENTAGE   AMOUNT       PERCENTAGE   PER SHARE
                         ---------- ---------- -----------    ---------- -------------
Existing
 stockholders(1)........ 19,213,038        %   $71,964,953(2)        %       $3.75
New investors...........
                         ----------   -----    -----------      -----
    Total...............              100.0%   $                100.0%
                         ==========   =====    ===========      =====

--------
(1) Based on the number of shares of Common Stock outstanding as of September 20, 1997. Excludes (i) 4,904,164 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Stock Option Plan (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger), 96,300 shares of Common Stock issuable upon the exercise of options outstanding as of September 20, 1997 under the Directors Stock Option Plan, (iii) 1,362,340 shares of Common Stock which will be issuable upon conversion of the Series A Preferred Stock to be issued in the Merger and (iv) shares of Common Stock which will be issuable upon conversion of additional shares of Series A Preferred Stock which may be issued under an earn-out arrangement related to the Gulf States Acquisition. See "History of the Company--Holding Company Merger," "Management--Stock Option Plans and "Description of Capital Stock--Series A Preferred Stock."
(2) Consists of the following consideration paid by ITC Holding: (i) $150,000 in cash, (ii) the contribution of the businesses of Interstate FiberNet, Gulf States FiberNet, DeltaCom and InterQuest (less returns of capital contributed) and (iii) the forgiveness of $30,999,900 of the DeltaCom Indebtedness. See "History of the Company--Reorganization."

                     SELECTED FINANCIAL AND OPERATING DATA

  The following table sets forth selected financial and operating data for the Company. The selected historical statements of operations data for each of the years ended December 31, 1994, 1995 and 1996, and the selected historical balance sheet data for the years then ended, have been derived from the combined financial statements that have been audited by Arthur Andersen LLP, independent public accountants. The selected historical statement of operations data for the six months ended June 30, 1996 and 1997 have been derived from the Company's unaudited combined financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Operating results for interim periods are not necessarily indicative of results for the full fiscal year. The selected historical financial and operating data should be read in conjunction with "Use of Proceeds," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto, and other financial and operating data included elsewhere in this Prospectus.

                                                                                            SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                              JUNE 30,
                          ------------------------------------------------------------  --------------------------
                          1992(A)(B)    1993(A)   1994(A)(C)     1995       1996(D)         1996       1997(E)(F)
                          ----------- ----------- ----------  ----------  ------------  ------------  ------------
                          (UNAUDITED) (UNAUDITED)                                       (UNAUDITED)   (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Operating revenues......   $     --    $636,913   $4,945,902  $5,750,587  $ 66,518,585  $ 28,574,799  $ 53,365,061
Operating expenses:
 Cost of service........         --     578,206    2,484,744   3,149,231    38,756,287    16,129,463    25,302,747
 Selling, operations and
  administration
  expense...............         --     235,627      948,230   1,626,678    18,876,572     8,206,621    16,961,324
 Depreciation and
  amortization..........         --      47,068      738,052   1,267,882     6,438,074     2,832,017     8,273,232
                           ---------   --------   ----------  ----------  ------------  ------------  ------------
 Total operating
  expenses..............         --     860,901    4,171,026   6,043,791    64,070,933    27,168,101    50,537,303
Operating income
 (loss).................         --    (223,988)     774,876    (293,204)    2,447,652     1,406,698     2,827,758
Equity in losses of
 unconsolidated
 subsidiaries...........     (25,819)   360,257      (96,920)   (258,242)   (1,589,812)   (1,088,404)          --
Interest expense........         --         --      (273,759)   (297,228)   (6,172,421)   (2,762,757)   (7,561,591)
Interest and other
 income (other
 expense)...............         --        (826)      82,348      41,734       171,514       107,216       883,388
                           ---------   --------   ----------  ----------  ------------  ------------  ------------
Income (loss) before
 taxes, preacquisition
 earnings (losses) and
 extraordinary item.....     (25,819)   135,443      486,545    (806,940)   (5,143,067)   (2,337,247)   (3,850,445)
Income tax (provision)
 benefit................      15,672    (54,582)    (113,248)    302,567     1,233,318       671,467     1,005,809
Preacquisition
 (earnings) losses......         --         --      (236,300)        --            --            --         74,132
Extraordinary item (net
 of tax benefit)........         --         --           --          --            --            --       (507,515)
                           ---------   --------   ----------  ----------  ------------  ------------  ------------
Net income (loss).......   $ (10,147)  $ 80,861   $  136,997  $ (504,373) $ (3,909,749) $ (1,665,780) $ (3,278,019)
                           =========   ========   ==========  ==========  ============  ============  ============
Pro forma net income
 (loss) per common
 share: (g)
 Before extraordinary
  loss..................   $           $          $           $           $             $             $
 Extraordinary loss.....
                           ---------   --------   ----------  ----------  ------------  ------------  ------------
 Net income (loss)......   $           $          $           $           $             $             $
                           =========   ========   ==========  ==========  ============  ============  ============
Pro forma weighted
 average common and
 common equivalent
 shares outstanding:....

                                                                                           SIX MONTHS
                                           YEAR ENDED DECEMBER 31,                       ENDED JUNE 30,
                          ---------------------------------------------------------- -----------------------
                          1992(A)(B)    1993(A)   1994(A)(C)    1995       1996(D)      1996     1997(E)(F)
                          ----------- ----------- ---------- ----------  ----------- ----------- -----------
                          (UNAUDITED) (UNAUDITED)                                    (UNAUDITED) (UNAUDITED)
BALANCE SHEET DATA (AT
 PERIOD END):
Working capital
 (deficit)..............   $     --    $ 382,562  $  254,988 $ (242,136) $ 3,415,088             $68,175,664
Property and equipment,
 net....................         --    5,204,153   8,486,996  9,386,444   31,880,556             115,852,080
 Total assets...........   2,118,761   6,294,266  20,062,286 20,922,337  113,207,979             402,015,721
Long-term debt, advances
 from ITC Holding, and
 capital lease
 obligations, including
 current portions.......         --      797,288   4,013,977  3,143,977   75,442,971             335,915,346
Stockholders' equity....   2,105,681   4,737,090  13,761,409 14,307,036   19,256,526              33,450,572
OTHER FINANCIAL DATA:
Capital expenditures....   $     --    $ 531,187  $3,703,835 $1,805,742  $ 6,172,660 $2,279,913  $12,357,471
Cash flows provided by
 (used in) operating
 activities.............     (25,819)     33,667     978,775  1,437,317    8,188,618  2,448,698    9,409,779
EBITDA (h)..............         --     (176,920)  1,512,928    974,678    8,885,726  4,238,715   11,100,990

--------
(a) Through August 17, 1994, the Company owned a 49% interest in Interstate FiberNet and accounted for this investment under the equity method. On August 17, 1994, the Company purchased the remaining 51% interest in Interstate FiberNet from SCANA. Therefore, Interstate FiberNet's revenues and expenses have been included in the combined statement of operations data effective January 1, 1994, with the preacquisition earnings attributable to SCANA deducted to determine combined net income for 1994. See Note 5 to the combined financial statements.
(b) Includes operations of InterQuest from March 1992 (date of inception).
(c) On August 17, 1994, the Company entered into the Gulf States FiberNet partnership with SCANA. The Company obtained a 36% general partnership interest, and the investment was accounted for under the equity method. See Note 5 to the combined financial statements.
(d) On January 29, 1996, ITC Holding purchased DeltaCom. DeltaCom's results of operations are included in the historical statement of operations data since the date of acquisition. See Note 13 to the combined financial statements.
(e) On March 27, 1997, the Company purchased the remaining 64% partnership interest in Gulf States FiberNet from SCANA. Therefore, Gulf States FiberNet's revenues and expenses have been included in the combined statement of operations data effective January 1, 1997 with the preacquisition losses attributable to SCANA deducted to determine the combined net loss for the six months ended June 30, 1997. See Note 16 to the combined financial statements.
(f) On March 27, 1997, the Company purchased the Georgia Fiber Assets from SCANA. The results of operations for the Georgia Fiber Assets are included in the combined statements of operations beginning April 1, 1997. See Note 16 to the combined financial statements.
(g) Pro forma net income (loss) per share is computed using the weighted average number of common and common equivalent shares from the Series A Preferred Stock (using the if-converted method) and stock options (using
    the treasury stock method), plus the issuance of    shares of Common Stock
    offered hereby. For all periods presented, the weighted average common and common equivalent shares give effect to shares of Common Stock issued by the Company during the twelve months immediately preceding the Offering plus the number of shares of Common Stock issuable pursuant to the grant of options issued during the same period. The impact of options not granted within the twelve-month period is anti-dilutive and has not been included in the earnings per share calculation.
(h) EBITDA represents earnings before extraordinary item, preacquisition (earnings) losses, equity in losses of unconsolidated subsidiaries, net interest, income taxes, depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

                           PRO FORMA FINANCIAL DATA

  As discussed in Note 1 to the combined financial statements, the historical combined financial statements include the financial statements of the following wholly owned subsidiaries of ITC Holding prior to the
Reorganization: Transmission, Transmission II, Gulf States Transmission, InterQuest and DeltaCom. The historical combined financial statements include the results of DeltaCom's operations effective as of the date of acquisition, January 29, 1996. The Company's historical combined financial statements also include the results of operations of Interstate FiberNet, a partnership between Transmission and Transmission II, as well as Gulf States Transmission's 36% equity interest in the results of operations of Gulf States FiberNet.

  The pro forma adjustments to the statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 reflect (i) the DeltaCom Acquisition, with respect to the year ended December 31, 1996, (ii) the Gulf States Acquisition, (iii) the Reorganization, (iv) the Senior Note Offering and the application of the net proceeds therefrom, (v) the Merger and
(vi) the Offering, as if each of such transactions had occurred on January 1, 1996. The pro forma adjustments to the balance sheet reflect (i) the Reorganization, (ii) the application of the net proceeds from the Senior Note Offering, (iii) the Merger; and (iv) the Offering, as if each of such transactions had occurred on June 30, 1997.

  The pro forma financial and operating information does not purport to represent what the Company's consolidated results of operations would have been if these transactions had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or consolidated results of future operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                          HISTORICAL                GULF STATES    GEORGIA     PRO FORMA        PRO FORMA
                           COMBINED    DELTACOM(A)   FIBERNET    FIBER ASSETS ADJUSTMENTS      CONSOLIDATED
                          -----------  -----------  -----------  ------------ ------------     ------------
Operating revenues......  $66,518,585  $5,256,931   $10,056,544   $3,542,302  $        --      $ 85,374,362
Cost of services........   38,756,287   2,963,383       867,558          --            --        42,587,228
                          -----------  ----------   -----------   ----------  ------------     ------------
Gross margin............   27,762,298   2,293,548     9,188,986    3,542,302           --        42,787,134
Operating expenses:
 Selling, operations and
  administration........   18,876,572   1,343,761     2,785,596      860,240           --        23,866,169
 Depreciation and
  amortization..........    6,438,074     290,226     6,620,382    1,063,408       200,671 (b)   14,612,761
                          -----------  ----------   -----------   ----------  ------------     ------------
 Total operating
  expenses..............   25,314,646   1,633,987     9,405,978    1,923,648       200,671       38,478,930
Operating income
 (loss).................    2,447,652     659,561      (216,992)   1,618,654      (200,671)       4,308,204
Other income (expense):
 Equity in losses of
  unconsolidated
  subsidiary............   (1,589,812)        --            --           --      1,589,812 (c)          --
 Interest expense.......   (6,172,421)   (143,883)   (4,345,001)         --    (15,605,484)(d)  (26,266,789)
 Interest and other
  income................      171,514      12,334       145,851          --      3,388,252 (e)    3,717,951
                          -----------  ----------   -----------   ----------  ------------     ------------
 Total other income
  (expense).............   (7,590,719)   (131,549)   (4,199,150)         --    (10,627,420)     (22,548,838)
Income (loss) before
 taxes..................   (5,143,067)    528,012    (4,416,142)   1,618,654   (10,828,091)     (18,240,634)
Income tax (provision)
 benefit................    1,233,318    (200,645)    1,678,134     (615,089)    4,071,414 (f)    6,167,132
                          -----------  ----------   -----------   ----------  ------------     ------------
Net income (loss).......  $(3,909,749) $  327,367   $(2,738,008)  $1,003,565  $ (6,756,677)    $(12,073,502)
                          ===========  ==========   ===========   ==========  ============     ============
Pro forma net loss per
 common share...........  $                                                                    $            (g)
                          ===========                                                          ============
Pro forma weighted
 average common and
 common equivalent
 shares outstanding:....

--------
(a) Represents the operations of DeltaCom from January 1, 1996 to January 29, 1996, the date it was acquired by ITC Holding.
(b) Reflects one month of additional goodwill amortization resulting from the DeltaCom Acquisition ($113,844), as well as additional goodwill amortization resulting from the Gulf States Acquisition ($86,827). See Notes 13 and 16, respectively, to the combined financial statements. The goodwill amounts will be amortized over 40 years.
(c)Reflects the elimination of Gulf States Transmission's 36% share of Gulf States FiberNet's results of operations for 1996.
(d) Reflects (i) additional interest expense of $1,096,050 related to the $10.0 million SCANA Note issued by ITC Holding in connection with the Gulf States Acquisition and assumed by Interstate FiberNet, Inc.; (ii) one month of additional interest expense of $530,065 related to the DeltaCom Indebtedness; (iii) interest expense of $22,000,000 related to the Senior Notes; (iv) the amortization of $735,000 of debt issuance costs relating to the Senior Note Offering; (v) the elimination of $9,789,687 of interest expense related to the DeltaCom Indebtedness and the Gulf States FiberNet debt, $84.6 million of which was repaid with a portion of the proceeds from the Senior Note Offering and approximately $31.0 million of which was forgiven by ITC Holding and contributed to equity in connection with the Reorganization; and (vi) the write-off of $1,034,056 of debt issuance costs related to Gulf States FiberNet's existing debt and the Bridge Facility, which was repaid with a portion of the net proceeds from the Senior Note Offering.
(e) Reflects the estimated interest income that would have been earned on the approximately $62.7 million of Senior Note Offering proceeds placed in a pledged account (reflected as restricted cash on the pro forma balance sheet) to secure and fund the first six scheduled payments of interest (including .5% interest per annum in the event that the Exchange Offer is not consummated on or before December 3, 1997) on the Senior Notes (at an average interest rate of 6.15% per annum). Under the terms of the Senior
    Note Indenture, the amounts placed in the pledged account are required to be invested in Pledged Securities, which secure the Senior Notes.
(f) Reflects the income tax effects of the pro forma adjustments above and includes the additional income tax benefits from additional interest expense and goodwill amortization.
(g) Pro forma net income (loss) per share is computed using the weighted average number of common and common equivalent shares from the Series A Preferred Stock (using the if-converted method) and stock options (using
    the treasury stock method), plus the issuance of    shares of Common Stock
    offered hereby. For all periods presented, the weighted average common and common equivalent shares give effect to shares of Common Stock issued by the Company during the twelve months immediately preceding the Offering plus the number of shares of Common Stock issuable pursuant to the grant of options issued during the same period. The impact of options not granted within the twelve-month period is anti-dilutive and has not been included in the earnings per share calculation.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                      GEORGIA
                         HISTORICAL    FIBER     PRO FORMA       PRO FORMA
                          COMBINED     ASSETS   ADJUSTMENTS     CONSOLIDATED
                         -----------  --------  -----------     ------------
Operating revenues...... $53,365,061  $885,450  $       --      $ 54,250,511
Cost of services........  25,302,747       --           --        25,302,747
                         -----------  --------  -----------     ------------
Gross margin............  28,062,314   885,450          --        28,947,764
Operating Expenses:
 Selling, operations,
  and administration....  16,961,324   248,225          --        17,209,549
 Depreciation &
  amortization..........   8,273,232   334,034       26,775 (a)    8,634,041
                         -----------  --------  -----------     ------------
    Total operating
     expenses...........  25,234,556   582,259       26,775       25,843,590
Operating income........   2,827,758   303,191      (26,775)       3,104,174
Other income (expense):
 Interest expense.......  (7,561,591)      --    (4,828,407)(b)  (12,389,998)
 Interest and other
  income (expense)......     883,388       --     1,814,223 (c)    2,697,611
                         -----------  --------  -----------     ------------
    Total other income
     (expense)..........  (6,678,203)      --    (3,014,184)      (9,692,387)
Income before taxes,
 preacquisition losses
 and extraordinary
 item...................  (3,850,445)  303,191   (3,040,959)      (6,588,213)
Income tax (provision)
 benefit................   1,005,809  (115,213)   1,155,564 (d)    2,046,160
                         -----------  --------  -----------     ------------
Income (loss) before
 acquisition losses and
 extraordinary item.....  (2,844,636)  187,978   (1,885,395)      (4,542,053)
Preacquisition losses...      74,132       --       (74,132)             --
                         -----------  --------  -----------     ------------
Net income (loss)....... $(2,770,504) $187,978  $(1,959,527)    $ (4,542,053)(e)
                         ===========  ========  ===========     ============
Pro forma net loss per
 common share........... $                                      $            (f)
                         ===========                            ============
Pro forma weighted
 average common and
 common equivalent
 shares outstanding:....

--------
(a) Reflects additional goodwill amortization resulting from the Gulf States Acquisition. See Note 16 to the combined financial statements. The goodwill will be amortized over 40 years.
(b) Reflects (i) additional interest expense of $274,013 related to the $10.0 million SCANA Note issued by ITC Holding in connection with the Gulf States Acquisition and assumed by Interstate FiberNet, Inc.; (ii) interest expense of $9,166,667 related to the Senior Notes; (iii) the amortization of $304,167 of debt issuance costs relating to the Senior Note Offering;
    (iv) the elimination of $5,246,512 of interest expense related to the DeltaCom Indebtedness and the Gulf States FiberNet debt, $84.6 million of which was repaid with a portion of the net proceeds from the Senior Note Offering and approximately $31.0 million of which was forgiven by ITC Holding and contributed to equity in connection with the Reorganization; and (v) the write-off of $330,072 of debt issuance costs related to the Bridge Facility, which was repaid with a portion of the net proceeds from the Senior Note Offering.
(c) Reflects the estimated interest income that would have been earned on the approximately $62.7 million of Senior Note Offering proceeds placed in a pledged account (reflected as restricted cash on the pro forma balance sheet) to secure and fund the first six scheduled payments of interest (including .5% interest per annum in the event that the Exchange Offer is not consummated on or before December 3, 1997) on the Senior Notes (at an average interest rate of 6.15% per annum). Under the terms of the Senior
    Note Indenture, the amounts placed in the pledged account are required to be invested in Pledged Securities, which secure the Senior Notes.
(d) Reflects the income tax effects of the pro forma adjustments above and includes the additional income tax benefits from additional interest expense and goodwill amortization.
(e) In March 1997, the Company incurred an extraordinary loss on the early retirement of debt totaling $507,515, net of tax. Including this extraordinary loss, the pro forma consolidated net loss for the six months ended June 30, 1997 would be $5,049,568.
(f) Pro forma net income (loss) per share is computed using the weighted average number of common and common equivalent shares from the Series A Preferred Stock (using the if-converted method) and stock options (using
    the treasury stock method), plus the issuance of     shares of Common
    Stock offered hereby. For all periods presented, the weighted average common and common equivalent shares give effect to shares of Common Stock issued by the Company during the twelve months immediately preceding the Offering plus the number of shares of Common Stock issuable pursuant to the grant of options issued during the same period. The impact of options not granted within the twelve-month period is anti-dilutive and has not been included in the earnings per share calculation.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997

                                             PRO FORMA
                                            ADJUSTMENTS
                                        FOR REORGANIZATION,                                        PRO FORMA
                           HISTORICAL   SENIOR NOTE PROCEEDS      PRO FORMA        PRO FORMA     CONSOLIDATED
                            COMBINED         AND MERGER          ELIMINATIONS     CONSOLIDATED  AS ADJUSTED (F)
                          ------------  --------------------     ------------     ------------  ---------------
         ASSETS
Cash and cash equiva-
 lents..................  $  5,478,614     $  31,029,025 (a)     $        --      $ 36,507,639   $
Current restricted as-
 sets...................   194,775,128      (176,085,802)(a)              --        18,689,326     18,689,326
Accounts receivable, net
 of allowance for
 uncollectible
 accounts...............    17,487,268               --                   --        17,487,268     17,487,268
Other current assets....     3,006,700               --                   --         3,006,700      3,006,700
Long-term restricted as-
 sets...................           --         44,018,820 (a)              --        44,018,820     44,018,820
Investments.............         5,000        33,941,775 (b)      (33,941,775)(e)        5,000          5,000
Intangible assets, net..    65,397,003           930,708 (c)              --        66,327,711     66,327,711
Property, plant, and
 equipment, net.........   115,852,080               --                   --       115,852,080    115,852,080
Other long-term assets..        13,928               --                   --            13,928         13,928
                          ------------     -------------         ------------     ------------   ------------
 Total assets...........  $402,015,721     $ (66,165,474)        $(33,941,775)    $301,908,472   $
                          ============     =============         ============     ============   ============
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Accounts payable........  $ 10,794,956     $         --          $        --      $ 10,794,956   $ 10,794,956
Accrued interest expense
 payable to ITC Hold-
 ing....................     9,011,106        (9,011,106)(a)              --               --             --
Other accrued liabili-
 ties...................     8,441,230          (279,751)(a)              --         8,161,479      8,161,479
Current portion of long-
 term debt and capital
 lease obligations......    44,438,534       (41,600,000)(a)              --         2,838,534      2,838,534
Advances from ITC Hold-
 ing....................    79,886,220       (79,886,220)(a)(b)           --               --             --
Long-term debt and
 capital lease
 obligations............   211,590,592               --                   --       211,590,592    211,590,592
Deferred income taxes...     4,402,511               --                   --         4,402,511      4,402,511
Preferred Stock.........           --             13,623 (d)              --            13,623         13,623
Common Stock............       241,576           (48,620)(d)             (826)(e)      192,130
Additional paid-in capi-
 tal....................    40,723,477        64,976,672 (b)(d)   (40,814,227)(e)   64,885,922
Accumulated deficit.....    (7,514,481)         (330,072)(c)        6,873,278 (e)     (971,275)      (971,275)
                          ------------     -------------         ------------     ------------   ------------
 Total liabilities and
  stockholders' equity..  $402,015,721     $ (66,165,474)        $(33,941,775)    $301,908,472   $
                          ============     =============         ============     ============   ============

--------
(a) Reflects the release of $132,066,982 in net proceeds from the Senior Note Offering (excluding $62,708,146 (including $18,689,326 current portion), which has been invested in certain U.S. government securities and is held in a pledged account to secure and fund the first six scheduled interest payments on the Senior Notes under the terms of the Senior Note Indenture) less: (i) the repayment of $48,886,320 of advances from ITC Holding (the DeltaCom Indebtedness) and related interest of $9,011,106; (ii) the repayment of indebtedness under the Bridge Facility of $41,600,000 and related interest of $279,751; and (iii) estimated $1,260,780 payment of remaining debt issuance costs.
(b) Reflects ITC Holding's contribution to the Company of its investments in the historical combined subsidiaries and its forgiveness and contribution of $30,999,900 of DeltaCom Indebtedness in connection with the Reorganization.
(c) Reflects the estimated payment of $1,260,780 additional debt issuance costs from the Senior Note Offering, partially offset by the write-off of $330,072 of debt issuance costs related to the Bridge Facility.
(d) Reflects the Merger and the related issuance of Common Stock and Series A Preferred Stock. See "History of the Company--Holding Company Merger."
(e) Reflects the Reorganization and corresponding consolidating entry to eliminate the Company's investment in its subsidiaries. See Note 1 to the combined financial statements.
(f) Reflects the Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following analysis should be read in conjunction with the financial statements and the notes thereto and the other financial data appearing elsewhere in this Prospectus. The Company has included EBITDA data in the following analysis because it is a measure commonly used in the industry. EBITDA represents earnings before extraordinary item, preacquisition (earnings) losses, equity in losses of unconsolidated subsidiaries, net interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. Unless otherwise indicated, dollar amounts have been rounded to the nearest hundred thousand.

OVERVIEW

  Company Background. ITC/\DeltaCom was incorporated in March 1997 as a wholly owned subsidiary of ITC Holding to acquire and operate ITC Holding's Retail Services and Carriers' Carrier Services businesses.

  ITC Holding has provided operator and directory assistance services since March 1992 through InterQuest. Carriers' Carrier Services have been offered since late 1992 through Interstate FiberNet, a partnership originally formed by ITC Holding (with a 49% interest) and SCANA (with a 51% interest). In August 1994, ITC Holding acquired SCANA's interest in Interstate FiberNet. Also in August 1994, ITC Holding formed a second partnership with SCANA, Gulf States FiberNet, to construct and operate a fiber optic route primarily between Atlanta, Georgia and Shreveport, Louisiana with several supplemental spur routes. In the Gulf States Acquisition, ITC Holding acquired SCANA's 64% partnership interest in Gulf States FiberNet and the Georgia Fiber Assets, which included one customer contract representing $3.5 million in annual revenues through August 2001, the term of the contract. Members of the Company's management have been managing the businesses of both Interstate FiberNet and Gulf States FiberNet since their inception. In 1995, the Company began offering SS7 Services to its Carriers' Carrier customers.

  In January 1996, as a result of the DeltaCom Acquisition, ITC Holding entered the retail long distance business and acquired several fiber optic routes within the State of Alabama that complemented the existing networks operated by Interstate FiberNet and Gulf States FiberNet. DeltaCom, a provider of telecommunications services since its inception in 1982, provides long distance services to mid-sized businesses primarily in the State of Alabama.

  The aggregate consideration paid by ITC Holding in the DeltaCom Acquisition was approximately $71.4 million, consisting of approximately $65.4 million in cash and $6.0 million of ITC Holding common stock. Concurrently with its acquisition of DeltaCom, ITC Holding advanced $8.6 million to DeltaCom to repay DeltaCom's outstanding debt. The DeltaCom Acquisition has been accounted for under the purchase method. To finance the DeltaCom Acquisition and to refinance DeltaCom's existing debt, ITC Holding incurred approximately $74.0 million of indebtedness, which was pushed down to DeltaCom (the "DeltaCom Indebtedness"). See "--Effects of Accounting Standards."

  The aggregate consideration paid by ITC Holding in the Gulf States Acquisition was approximately $27.9 million, consisting of the $10.0 million SCANA Note, which was assumed by Interstate FiberNet, Inc., and $17.9 million of ITC Holding preferred stock. Under an earn-out provision, SCANA will be entitled to receive additional preferred stock of ITC Holding if the Gulf States FiberNet business achieves a specified performance target for 1997. See "Description of Certain Indebtedness--SCANA Note." The Company accounted for the Gulf States Acquisition under the purchase method. Of the purchase price, approximately $17.0 million was allocated to the Gulf States FiberNet partnership interest and $10.9 million was allocated to the Georgia Fiber Assets.

  In connection with the Reorganization, approximately $31.0 million of the DeltaCom Indebtedness was forgiven by ITC Holding and contributed to the Company as additional equity. Following the Reorganization, the Company repaid the remaining $43.0 million of the DeltaCom Indebtedness, accrued interest on all $74.0 million of such indebtedness and the $41.6 million of indebtedness outstanding under the Bridge Facility and accrued interest thereon. See "History of the Company--Reorganization" and "--Liquidity and Capital Resources."

  Revenues. The Company derives revenues primarily from two business segments:
(i) Retail Services, which encompass the retail sale of long distance, data, Internet services and the sale and installation of customer premise equipment to mid-sized and major regional business customers and certain switched services telecommunications companies, and (ii) Carriers' Carrier Services, which encompass the sale of long-haul private line services on a wholesale basis to other telecommunications companies, using the Company's owned and managed fiber optic network.

  The Company currently offers a wide range of Retail Services, including retail long distance services such as traditional switched and dedicated long distance, 800/888 calling, calling card and operator services, ATM and frame relay, high capacity broadband private line, as well as Internet, Intranet and Web page hosting and development services, and customer premise equipment installation and repair. Since January 1996, the Company has expanded its retail long distance operations into the following markets: Pensacola, Florida; Atlanta, Georgia; Charlotte, North Carolina; Greenville, South Carolina; and New Orleans and Baton Rouge, Louisiana. As of June 30, 1997, the Company provided Retail Services to over 6,600 business customers and approximately 7,100 residential customers. Such residential customers represented less than 5% of the Company's revenues for the year ended 1996 and the six months ended June 30, 1997.

  In August 1997, the Company began offering local exchange services in Birmingham and Montgomery, Alabama by both reselling the services of the incumbent local exchange carrier and using its own switching facilities. Although the Company's local exchange services offerings in such markets are in the very early stages, initial expressions of customer interest in such services have been positive, consistent with management's expectations. However, there can be no assurance that demand for the Company's local services will match such preliminary indications of customer interest. The Company expects to offer local exchange services as part of its Retail Services in a total of six to nine markets (including Birmingham and Montgomery) by the end of 1997, initially by reselling the services of incumbent local exchange carriers and, where market conditions warrant, by using its own local switching facilities.

  In connection with offering local exchange services, the Company has entered into the Interconnection Agreement with BellSouth to (i) resell BellSouth's local exchange services and (ii) interconnect the Company's network with BellSouth's network for the purpose of gaining immediate access to all of BellSouth's unbundled network elements. This agreement will allow the Company to enter new markets with minimal capital expenditures and to offer local exchange service to its current customer base. The Interconnection Agreement currently allows the Company to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without using Company-owned facilities. The terms of the Interconnection Agreement, including interim pricing terms agreed to by the Company and BellSouth, have been approved by state regulatory authorities in most states, although they remain subject to review and modification by such authorities. In addition, the Interconnection Agreement does not resolve all operational issues, particularly those relating to the collocation of the Company's equipment with that of BellSouth. The Company and BellSouth are continuing to negotiate to resolve such issues. The Company expects that the Interconnection Agreement will provide a foundation for it to provide local service on a reasonable commercial basis, but there can be no assurance of this and important issues remain unsettled as a result of legal and regulatory developments and related matters. The Interconnection Agreement expires in July 1999, and there can be no assurance that the Company will be able to renew it under favorable terms or at all.

  The Company's strategy is ultimately to offer facilities-based local service in certain established markets by collocating its equipment with that of BellSouth which will enable the Company to purchase fewer unbundled network elements. The Company expects that it will be able to begin providing local service to such markets in the fourth quarter of 1997 by using its own facilities and network, as supplemented by BellSouth's unbundled network elements. In August 1997, the Company began the process of arranging for collocation of its equipment with BellSouth in certain markets, primarily in Alabama, in which the Company has an existing base of long distance customers. The Company and BellSouth are negotiating the terms of an agreement with respect to such equipment collocations. In addition, BellSouth has been experiencing certain central office space limitations, resulting in delays in completing arrangements for physical collocation of Company equipment. There can be no assurance that the Company and BellSouth will enter into a collocation agreement on terms acceptable to the Company or at all, nor can there be any assurance that BellSouth's space limitations will be resolved to the Company's satisfaction, in a timely manner, or at all. In the event that collocation is not possible, the Company plans to provide facilities-based local service primarily by purchasing unbundled network elements.

  The Company anticipates that an increasing portion of its revenue will be derived from local services, primarily those provided pursuant to the Interconnection Agreement with BellSouth and similar agreements with other local exchange carriers. Management expects that gross margin associated with local Retail Services will be slightly better than gross margin associated with long distance Retail Services, but that, in general, gross margin associated with Retail Services will be lower than that associated with Carriers' Carrier Services. There can be no assurance that the Company will be able to enter into additional interconnection agreements on terms acceptable to the Company or at all, or that the incumbent local exchange carriers will provide the operational support required for the Company to provide local services to end users. See "Risk Factors--Dependence on Incumbent Local Exchange Carriers," "--Regulation," "Business--Services and Facilities," and "--Regulation."

  As the Company begins to offer local service on a facilities rather than resale basis, it will begin to sell switched access and termination services to carriers terminating calls to its local end user customers, and originating switched access to long distance companies where the end users choose a carrier other than the Company for that service. Certain incumbent local exchange companies, including BellSouth, have taken the position that when a carrier seeking to provide local service obtains all necessary elements (loops and switches) from the incumbent local exchange carrier in a combined form, the incumbent local exchange carrier retains the right to receive the access revenues associated with service to the customers served on that basis. Although a recent Eighth Circuit Court of Appeals decision appears to reject this position, further legal challenges are likely and important issues related to this form of interconnection remain open.

  The Company provides Carriers' Carrier Services using its owned and managed fiber optic network, which reaches over 60 POPs in ten southern states (Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas). Of the network's approximately 5,400 route miles, approximately 2,500 are Company-owned and operated and approximately 2,900 are owned and operated by three public utilities, Duke Power Company, Florida Power & Light Company and Entergy Technology Company, with which the Company has marketing and management arrangements. The Company's arrangement with Entergy is exclusive. In addition, the Company has a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. This agreement enables the parties to buy and sell capacity on each other's networks and allows the Company to provide customers with access to POPs throughout those states. The Company expects to add approximately 700 owned and operated route miles to its fiber network by the end of 1997 through long-term dark fiber leases. In addition, as part of its strategy, the Company intends to continue to evaluate the potential expansion of its network through a combination of new construction, long-term dark fiber leases and fiber swap transactions, depending on the extent of capital required over the economic life of the fiber assets to be deployed. To the extent that the Company elects to expand its network through long-term leases in lieu of construction or fiber swap transactions, the Company expects such leases to have a negative effect on EBITDA; however, the Company expects any such expansion of its network would provide opportunities to generate additional revenues, which would partly offset such negative effects.

  The Company derives commission revenues from the marketing, sale and management of capacity on the utility-owned portions of the Company's network. Negligible incremental costs are associated with these commissions, because the Company uses the same marketing and sales force in servicing the utility-owned portions of the network as it does for the portions owned by the Company. In 1996, the Company's commission revenues from these arrangements amounted to approximately $170,000 because, although the utility-owned portions owned by Duke Power Company began generating revenues in late 1995, the portions owned by Florida Power & Light Company and Entergy Technology Company began generating revenues in late 1996. For the six months ended June 30, 1997, the Company's commission revenues from these arrangements amounted to approximately $500,000. The Company expects commissions associated with the utility-owned portions of the network, which will become fully operational in the current year, to continue to increase in 1997.

  The Company provides long-haul services to its carrier customers on a "take or pay" long-term basis, on an individual circuit basis, or on a month-to-month basis after the initial term of the "take or pay" or individual circuit contract. As of June 30, 1997, the Company had remaining future long-term contract commitments totaling approximately $75.8 million. These contracts expire on various dates through 2006 and are expected to generate approximately $56.0 million in revenues to the Company through 2001, of which approximately $14.5 million are expected to be realized in 1998. No single Carriers' Carrier Services customer or Retail Services customer represented over 10% of the Company's total revenues for the six months ended June 30, 1997.

  Although the Company expects that a majority of its revenue growth will come from its Retail Services business, the Company does not expect its Retail Services to obtain a significant share of the market for telecommunications services in the southern United States. The customer contracts for Retail Services generally provide for payment in arrears based on minutes of use for switched services and payment in advance for private line services. The contracts generally also provide that the customer may terminate the affected services without penalty in the event of certain outages in service, and for certain other defined causes. To date, no customers have terminated any services under these provisions. The contracts also typically provide that the customer must use at least a minimum dollar amount of switched long distance services per month for the term of the contract. During the past several years, market prices for many telecommunications services segments have been declining, which the Company believes will likely continue. In response to these and other competitive pressures, the Company recently modified certain of its retail contracts to extend to certain customers lower rates over longer terms as a means of maintaining and developing the Company's customer base. In the future, in response to competitive considerations, the Company may decide to modify certain other retail customer contracts in a similar manner, emphasizing lower pricing and longer commitment periods. A substantial portion of the Company's total revenues are from retail long distance services. Revenue per minute from such services has been declining and is expected to continue to decline. This decline will have a negative effect on the Company's gross margin which may not be offset completely by savings from decreases in the Company's cost of services.

  Operating Expenses. The Company's principal operating expenses consist of cost of services, selling, operations and administration expenses, and depreciation and amortization. Cost of services related to Retail Services consists primarily of access charges and local facility charges paid to local exchange carriers, as well as wholesale carrier origination, termination and interexchange facility charges paid to other interexchange carriers. Cost of services related to Carriers' Carrier Services are substantially all fixed costs attributable to (i) the leasing of dark fiber under long-term operating leases, (ii) the leasing of capacity outside the Company's owned or managed network (off-net capacity) to meet customer requirements, (iii) labor associated with operator services and (iv) network costs associated with the provision of SS7 Services. The Company purchases off-net capacity to provide Carriers' Carrier Services in cases where the Company plans to construct its own network to replace the off-net portion of certain fiber routes. The Company also purchases off-net capacity in connection with an existing customer contract, pursuant to which the Company is the exclusive provider of network capacity to such customer. Although the Company is able to substantially meet the requirements of such customer on the Company's network, the Company purchases off-net capacity to fill such customer's requirements that cannot be met on the Company's network. Selling, operations and administration expenses consist of expenses of selling and marketing, field personnel engaged in direct network maintenance and monitoring, customer service and corporate administration. Depreciation and amortization include depreciation of the Company's telecommunications network and equipment and amortization of goodwill and other intangible assets related to acquisitions, primarily the DeltaCom Acquisition.

  As the Company continues to expand into new geographic markets, add new sales offices and facilities and enlarge its current product offerings to include local telephone and other services, cost of services and selling, operations and administration expenses are expected to increase substantially. Therefore, the Company expects to incur increasing operating losses over the next few years. Although the Company anticipates that it will continue to generate positive cash flow from operations, it expects that such cash flows will be more than offset by capital expenditures during the next several years as it implements its business plan. The Company also expects that the addition of local service to its bundle of telecommunications services will have an adverse impact on its gross margin, because the gross margin on the resale of local services through incumbent local exchange carrier facilities will be lower than the gross margin on the Company's existing businesses. As the Company increasingly uses incumbent local exchange carrier unbundled network elements instead of resold services, the Company expects gross margin on local service to improve. Such improvement is expected to result from reduced access charges and efficiencies realized through increased reliance on the Company's owned network. Such improved margins, however, could be offset by competitive market pressures to reduce prices for Retail Services, as discussed above. There can be no assurance that growth in the Company's revenues or customer base will continue or that the Company will be able to achieve or sustain profitability or positive net cash flows.

CERTAIN PRO FORMA RESULTS OF OPERATIONS

  The following table sets forth certain summary unaudited pro forma financial data for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997. The pro forma data reflect the results of operations for such periods related to (i) Retail Services, consisting of certain historical data for DeltaCom as if the DeltaCom Acquisition had occurred as of the beginning of each period presented, and (ii) Carriers' Carrier Services, consisting of certain pro forma combined data for Interstate FiberNet, InterQuest, Gulf States FiberNet and the Georgia Fiber Assets as if the Gulf States Acquisition had occurred as of the beginning of each period presented. The information set forth below does not purport to represent what the Company's financial position or results of operations would have been if these acquisitions had actually occurred as of such dates, or to project the Company's financial position or results of operations for any future date or period. The information presented below should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

                   UNAUDITED PRO FORMA RESULTS OF OPERATIONS

                                       YEAR ENDED DECEMBER 31,                                SIX MONTHS ENDED JUNE 30,
                   ------------------------------------------------------------------ -------------------------------------------
                                  % OF                   % OF                  % OF                  % OF                  % OF
                      1994      REVENUES     1995      REVENUES    1996      REVENUES    1996      REVENUES    1997      REVENUES
                   -----------  -------- ------------  -------- -----------  -------- -----------  -------- -----------  --------
Revenues
 Retail Servic-
  es.............  $53,777,565     86%   $ 56,271,011     77%   $65,176,807     76%   $31,106,856     79%   $39,920,414     74%
 Carriers'
  Carrier
  Services.......    8,582,444     14%     16,837,906     23%    20,197,555     24%     8,495,298     21%    14,330,097     26%
                   -----------           ------------           -----------           -----------           -----------
 Total...........  $62,360,009           $ 73,108,917           $85,374,362           $39,602,154           $54,250,511
                   ===========           ============           ===========           ===========           ===========
Gross Margin
 Retail
  Services.......  $20,608,785     38%   $ 23,915,653     43%   $25,820,210     40%   $13,140,448     42%   $16,392,403     41%
 Carriers'
  Carrier
  Services.......    5,728,170     67%     12,521,873     74%    16,966,924     84%     7,152,759     84%    12,555,361     88%
                   -----------           ------------           -----------           -----------           -----------
 Total...........  $26,336,955     42%   $ 36,437,526     50%   $42,787,134     50%   $20,293,207     51%   $28,947,764     53%
                   ===========           ============           ===========           ===========           ===========
EBITDA
 Retail
  Services.......  $ 9,999,787     19%   $ 10,069,786     18%   $ 7,426,297     11%   $ 4,441,728     14%   $ 3,221,943      8%
 Carriers'
  Carrier
  Services.......    3,958,559     46%      8,735,909     52%    11,494,668     57%     4,311,693     51%     8,516,272     59%
                   -----------           ------------           -----------           -----------           -----------
 Total (a).......  $13,958,346     22%   $ 18,805,695     26%   $18,920,965     22%   $ 8,753,421     22%   $11,738,215     22%
                   ===========           ============           ===========           ===========           ===========
Net Income (Loss)
 from Continuing
 Operations
 Retail
  Services.......  $(1,441,323)   (3)%   $ (1,405,651)   (3)%   $(3,701,538)    (6)%  $(1,049,660)    (3)%  $(2,235,487)    (6)%
 Carriers'
  Carrier
  Services.......      793,759      9%       (462,146)   (3)%    (1,805,472)    (9)%   (1,246,039)   (15)%       33,544     --
                   -----------           ------------           -----------           -----------           -----------
 Total (b).......  $  (647,564)   (1)%   $ (1,867,797)   (3)%   $(5,507,010)    (6)%  $(2,295,699)    (6)%  $(2,201,943)    (4)%
                   ===========           ============           ===========           ===========           ===========

--------
(a) Excludes interest income that would have been earned during the periods presented on the $62.7 million of Senior Note Offering proceeds invested in Pledged Securities and held to secure and fund the first six interest payments on the Senior Notes.
(b) Excludes net interest related to the Senior Note Offering and the application of the net proceeds therefrom totaling $6,566,492 and $2,340,110 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

PRO FORMA SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO PRO FORMA SIX MONTHS ENDED JUNE 30, 1997

 Revenues

  Pro forma revenues increased 37% from $39.6 million for the six months ended June 30, 1996 to $54.3 million for the six months ended June 30, 1997. Retail Services operations' pro forma revenues increased $8.8 million from $31.1 million for the six months ended June 30, 1996 to $40.0 million for the six months ended June 30, 1997. Of this increase, $7.0 million was attributable to long distance services, $900,000 to sales of customer premise equipment and $900,000 to Internet sales and services. The growth in long distance services was primarily the result of an increase in minutes from new and existing customers, partially offset by a decrease in revenues per minute due to lower prices. Pro forma revenues from Carriers' Carrier operations contributed $5.8 million of this increase, increasing from $8.5 million for the six months ended June 30, 1996 to $14.3 million for the six months ended June 30, 1997. Revenues from Carriers' Carrier Services increased due to increased demand for Carriers' Carrier Services from new and existing customers.

 Gross Margin

  Pro forma gross margin increased from $20.3 million for the six months ended June 30, 1996 to $28.9 million for the six months ended June 30, 1997. Pro forma gross margin for Carriers' Carrier Services as a percentage of Carriers' Carrier Services revenues increased from 84% for the six months ended June 30, 1996 to 88% for the six months ended June 30, 1997, primarily due to additional revenues. Retail Services pro forma gross margin as a percentage of Retail Services revenues was 42% and 41%, respectively, for the six months ended June 30, 1996 and 1997. The Company anticipates that increased competition, particularly with respect to pricing, in the long distance market will likely adversely affect the Company's gross margin on long distance services as a percentage of revenues. Management expects that the Company will increasingly utilize its fiber optic network in the deployment of the Company's switched network design, favorably affecting the Company's gross margin on the Retail Services segment. As the Company increases the volume of traffic it either originates or terminates on its own network, it expects to be able to use more effectively its switched network to reduce per-minute costs. The Company expects that the provision of local telecommunications service through the resale of incumbent local exchange carrier facilities will adversely affect its gross margin. As the Company begins to utilize incumbent local exchange carrier unbundled network elements instead of reselling local services, the Company expects gross margin on local services to improve.

 EBITDA

  Pro forma EBITDA increased $2.9 million from $8.8 million for the six months ended June 30, 1996 to $11.7 million for the six months ended June 30, 1997, an increase of 33%. For Carriers' Carrier Services, pro forma EBITDA increased as a percentage of Carriers' Carrier Services revenues from 51% for the six months ended June 30, 1996 to 59% for the six months ended June 30, 1997, primarily due to increased revenues. Pro forma EBITDA related to Retail Services decreased $1.2 million, from $4.4 million for the six months ended June 30, 1996 to $3.2 million for the six months ended June 30, 1997. This decrease was attributable to the costs associated with new sales offices opened since March 31, 1996 and employment of additional support personnel to better position this segment for growth and expansion. The Company expects that EBITDA for Retail Services will continue to decline at least through 1998, as the Company expands its offering of local services and opens additional sales offices.

 Net Income (Loss) From Continuing Operations

  Pro forma net loss decreased $100,000 from $2.3 million for the six months ended June 30, 1996 to a loss of $2.2 million for the six months ended June 30, 1997. The pro forma net loss from Retail Services increased from $1.0 million for the six months ended June 30, 1996 to a loss of $2.2 million for the six months ended June 30, 1997. This additional loss resulted from increased costs associated with new sales offices opened since March 31, 1996, and the employment of additional support personnel to better position this segment for growth and expansion. Carriers' Carrier Services had a net loss of $1.2 million for the six months ended June 30, 1996 and net income of less than $100,000 for the six months ended June 30, 1997. This increase in net income is primarily attributable to increased revenues and gross margins.

PRO FORMA YEAR ENDED DECEMBER 31, 1995 COMPARED TO PRO FORMA YEAR ENDED DECEMBER 31, 1996

 Revenues

  Pro forma revenues increased 17% from $73.1 million in 1995 to $85.4 million in 1996. Of this increase, $8.9 million was attributable to Retail Services, which increased $7.6 million from long distance services and $1.3 million from Internet services and sales of customer premise equipment. The growth in long distance services was primarily the result of an increase in minutes from new and existing customers, which was partially offset by a decrease in revenues per minute (because of lower prices). The Company also opened six additional sales offices during the first half of 1996 in the following new markets: New Orleans, Baton Rouge, Atlanta, Greenville, Charlotte and Pensacola. Carriers' Carrier Services accounted for $3.4 million of the total revenues increase. Pro forma revenues for this segment in 1995 included a $3.3 million nonrecurring payment from a major customer related to the initial construction of the Gulf States FiberNet fiber optic route. Excluding the effect of this nonrecurring payment, pro forma revenues attributable to Carriers' Carrier Services increased 49%, or $6.6 million, to $20.2 million in 1996. Of this increase, $5.7 million was due to services provided on new network capacity, primarily the Gulf States FiberNet portions of the network, which were fully operational for all of 1996, after being operational for only approximately six months in 1995. The balance of the increase was attributable to increased demand over existing portions of the Company's network. Gulf States FiberNet represented $10.1 million and the Georgia Fiber Assets customer contract represented $3.5 million of the total $20.2 million of Carriers' Carrier Services pro forma revenues in 1996. For 1995, excluding the effect of the $3.3 million nonrecurring payment, Gulf States FiberNet represented $4.3 million and the Georgia Fiber Assets customer contract represented $3.5 million of Carriers' Carrier Services pro forma revenues of $13.6 million.

 Gross Margin

  Pro forma gross margin increased from $36.4 million in 1995 to $42.8 million in 1996. For Carriers' Carrier Services, pro forma gross margin as a percentage of revenues increased from 74% in 1995 to 84% in 1996, primarily because most Carriers' Carrier Services are long-haul private line services which have low associated variable cost of services. For Retail Services, pro forma gross margin as percentage of revenues decreased from 43% in 1995 to 40% in 1996, primarily because of an increase in the number of wholesale switched minutes sold to other telecommunications companies as a percentage of total switched minutes in 1996 compared to 1995. The gross margin on these wholesale services is lower than the gross margin on retail switched services. In addition, in 1996, the Company modified certain of its retail contracts to extend to certain customers lower rates over longer terms as a means of maintaining and developing the Company's customer base.

 EBITDA

  Pro forma EBITDA increased $100,000 from $18.8 million in 1995 to $18.9 million in 1996. Pro forma EBITDA related to Retail Services decreased $2.7 million from $10.1 million in 1995 to $7.4 million in 1996, principally because of costs incurred to open six new sales offices during 1996 and the addition of management and infrastructure after the DeltaCom Acquisition to position this segment for growth and expansion. EBITDA related to Carriers' Carrier Services increased from $8.7 million in 1995 to $11.5 million in 1996 on a $3.4 million increase in revenues because the long-haul portion of the Carriers' Carrier business has low associated variable costs. EBITDA and revenues for 1995 include a $3.3 million nonrecurring payment related to the initial construction of the Gulf States FiberNet fiber optic route.

 Net Income (Loss) From Continuing Operations

  Pro forma net loss increased $3.6 million from $1.9 million in 1995 to $5.5 million in 1996. Of this increase, $2.3 million was attributable to Retail Services primarily due to costs incurred to open six new sales offices during 1996 and the addition of management and infrastructure to position this segment for growth and expansion. Pro forma net loss from Carriers' Carrier Services increased $1.3 million from $500,000 in 1995 to $1.8 million in 1996. This increased net loss was primarily attributable to increased depreciation and amortization expense and increased interest expense.

PRO FORMA YEAR ENDED DECEMBER 31, 1994 COMPARED TO PRO FORMA YEAR ENDED DECEMBER 31, 1995

 Revenues

  Pro forma revenues increased 17% from $62.4 million in 1994 to $73.1 million in 1995. Revenues from Retail Services accounted for $2.5 million of the $10.7 million total increase, due to an increase of $1.8 million attributable to long distance services and $700,000 attributable to sales of customer premise equipment. Revenues from Carriers' Carrier Services contributed $8.3 million to the total increase, including a $3.3 million nonrecurring payment from a major customer related to the initial construction of the Gulf States FiberNet fiber optic route. Excluding the effect of this nonrecurring payment, $4.2 million of the $5.0 million increase in revenues attributable to Carriers' Carrier Services consisted of revenues generated from the newly constructed Gulf States FiberNet route, which began operations in June 1995. The remaining $800,000 was attributable to increased sales on existing network routes and the sale of newly introduced SS7 Services.

 Gross Margin

  Pro forma gross margin as a percentage of revenues increased from 42% in 1994 to 50% in 1995. Pro forma gross margin as a percentage of revenues generated by Retail Services increased from 38% in 1994 to 43% in 1995. This improvement was primarily a result of (i) reductions in the cost of intrastate switched access and (ii) newly renegotiated favorable contract terms resulting in higher revenues to the Company for off-net originating and terminating interstate services. As a result of the increased revenues derived from Carriers' Carrier Services, pro forma gross margin as percentage of revenues generated by this business segment increased from 67% in 1994 to 75% in 1995.

 EBITDA

  Pro forma EBITDA increased 34% from $14.0 million in 1994 to $18.4 million in 1995. Pro forma EBITDA related to Retail Services increased slightly from $10.0 million in 1994 to $10.1 million in 1995. Increases in pro forma 1995 gross margin for Retail Services were partially offset by approximately $1.0 million of costs related to personnel additions to the Company's human resources, marketing, customer service and information services departments and approximately $600,000 of costs related to management services. Although pro forma revenues related to Carriers' Carrier Services increased $8.3 million in 1995 compared to 1994, pro forma EBITDA for Carriers' Carrier Services only increased $4.7 million from $4.0 million in 1994 to $8.7 million in 1995. The Carriers' Carrier Services revenues increase was offset in part by (i) a $1.5 million increase in cost of services related primarily to network costs associated with the initiation of SS7 Services, a network management contract for a large enhanced specialized mobile radio customer and off-net lease expense incurred in the sale of certain long-haul private lines and (ii) a $2.0 million increase in selling, operations and administration expense related to the hiring of additional senior management and key operations personnel to position the Company for future growth. Also included in this $2.0 million increase is the opening of a fully staffed network operation center to monitor the entire fiber optic network 24 hours a day, seven days a week.

 Net Income (Loss) From Continuing Operations

  Pro forma net loss increased $1.3 million from $600,000 in 1994 to $1.9 million in 1995. This increased loss was attributable to the loss from Carriers' Carrier Services which increased $1.3 million to a net loss of $500,000 in 1995 as compared to net income of $800,000 in 1994. This loss was attributable to (i) an increase in selling, operations and administration expense related to the hiring of additional management and key operations personnel to position the Company for future growth and (ii) an increase in depreciation and amortization expense and interest expense which resulted primarily from the operations of the Gulf States FiberNet routes which commenced in August 1994.

HISTORICAL RESULTS OF OPERATIONS

  The following tables set forth certain historical financial data for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997 for the Carriers' Carrier Services business and for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 for the Retail Services business.

  The comparability of the historical financial data for the six months ended June 30, 1996 and 1997 has been affected by the DeltaCom Acquisition and the Gulf States Acquisition. The historical financial statements for the six months ended June 30, 1996 include the results of operations for DeltaCom since its acquisition on January 29, 1996. For the six months ended June 30, 1996, the Company's 36% interest in Gulf States FiberNet's results of operations is reflected using the equity method. Due to the Gulf States Acquisition on March 27, 1997, the results of operations for the six months ended June 30, 1997 reflect the total revenues and expenses from January 1, 1997 attributable to Gulf States FiberNet with the preacquisition losses attributable to SCANA from January 1, 1997 deducted to determine combined net loss. The results of operations for the six months ended June 30, 1997 also reflect the revenues and expenses of Georgia Fiber since April 1, 1997.

                        HISTORICAL RESULTS OF OPERATIONS

                                                    CARRIERS' CARRIER SERVICES
                         ---------------------------------------------------------------------------------------
                                     YEAR ENDED DECEMBER 31,                     SIX MONTHS ENDED JUNE 30,
                         ---------------------------------------------------  ----------------------------------
                            1994      %      1995       %       1996      %      1996       %       1997      %
                         ----------- ---  -----------  ---   ----------- ---  -----------  ---  ------------ ---
                                                                              (UNAUDITED)       (UNAUDITED)
Revenues................ $ 4,945,902 100% $ 5,750,587  100%  $ 6,598,709 100% $ 2,724,874  100% $ 13,444,647 100%
Cost of services........   2,484,744  50%   3,149,231   55%    2,363,073  36%   1,126,438   41%    1,774,736  13%
                         -----------      -----------        -----------      -----------       ------------
Gross margin............   2,461,158  50%   2,601,356   45%    4,235,636  64%   1,598,436   59%   11,669,911  87%
Selling, operations and
 administration
 expense................     948,230  19%   1,626,678   28%    1,826,420  28%     851,662   31%    3,790,864  28%
Depreciation and
 amortization...........     738,052  15%   1,267,882   22%    1,656,685  25%     759,366   28%    5,315,500  40%
                         -----------      -----------        -----------      -----------       ------------
Total operating
 expenses...............   1,686,282  34%   2,894,560   50%    3,483,105  53%   1,611,028   59%    9,106,364  68%
                         -----------      -----------        -----------      -----------       ------------
Operating income
 (loss)................. $   774,876  16% $  (293,204)  (5)% $   752,531  11% $   (12,592)  --  $  2,563,547  19%
                         ===========      ===========        ===========      ===========       ============

                                            RETAIL SERVICES
                            -------------------------------------------------
                              YEAR ENDED
                             DECEMBER 31,       SIX MONTHS ENDED JUNE 30,
                            ---------------  --------------------------------
                               1996      %      1996      %      1997      %
                            ----------- ---  ----------- ---  ----------- ---
                                             (UNAUDITED)      (UNAUDITED)
Revenues................... $59,919,876 100% $25,849,925 100% $39,920,414 100%
Cost of services...........  36,393,214  61%  15,003,025  58%  23,528,011  59%
                            -----------      -----------      -----------
Gross margin...............  23,526,662  39%  10,846,900  42%  16,392,403  41%
Selling, operations and
 administration expense....  17,050,152  28%   7,354,959  28%  13,170,460  33%
Depreciation and
 amortization..............   4,781,389   8%   2,072,651   8%   2,957,732   7%
                            -----------      -----------      -----------
Total operating expenses...  21,831,541  36%   9,427,610  36%  16,128,192  40%
                            -----------      -----------      -----------
Operating income........... $ 1,695,121   3% $ 1,419,290   5% $   264,211   1%
                            ===========      ===========      ===========

HISTORICAL SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH HISTORICAL SIX MONTHS ENDED JUNE 30, 1996

 Revenues

  Revenue for the six months ended June 30, 1997 increased from $28.6 million for the six months ended June 30, 1996 to $53.4 million for the six months ended June 30, 1997. Revenues from Retail Services increased $14.1 million from $25.8 million for the six months ended June 30, 1996 to $39.9 million for the six months ended June 30, 1997. Results for the six months ended June 30, 1996 reflect only five months of Retail Services revenues because the DeltaCom Acquisition occurred on January 29, 1996. Revenues from Carriers' Carrier Services increased from $2.7 million for the six months ended June 30, 1996 to $13.4 million for the six months ended June 30, 1997. Of the $10.7 million increase, $8.8 million was attributable to revenues generated during the six months ended June 30, 1997 by Gulf States FiberNet. Excluding revenues attributable to Gulf States FiberNet during the six months ended June 30, 1997, Carriers' Carrier Services increased $1.9 million, of which $900,000 was attributable to revenue from the Georgia Fiber Assets acquired March 27, 1997.

 Cost of Services

  Cost of services increased $9.2 million from $16.1 million for the six months ended June 30, 1996 to $25.3 for the six months ended June 30, 1997. Cost of services for Retail Services' operations increased $8.5 million to $23.5 million for the six months ended June 30, 1997 from $15.0 million for the six months ended June 30, 1996, which reflect only five months of cost of services attributable to Retail Services operations. Cost of services for Retail Services' operations as a percentage of revenue increased to 59% for the six months ended June 30, 1997 compared to 58% for the six months ended June 30, 1996. This increase was attributable to the cost of new facilities in order to service expanded retail markets, and the impact of increased minutes of usage at lower prices per minute. Cost of services attributable to Carriers' Carrier Services increased $700,000 from $1.1 million for the six months ended June 30, 1996 to $1.8 million for the six months ended June 30, 1997. Cost of services for Carriers' Carrier Services as a percentage of revenue decreased to 13% for the six months ended June 30, 1997 compared to 41% for the six months ended June 30, 1996, due to increases in revenue from long-haul private line services, which have low associated variable costs.

 Selling, Operations and Administration Expense

  Selling, operations and administration expense increased $8.8 million from $8.2 million (29% as a percentage of revenue) for the six months ended June 30, 1996 to $17.0 million (32% as a percentage of revenue) for the six months ended June 30, 1997. Selling, operations and administration expense attributable to Retail Services increased $5.8 million from $7.4 million (or 28% of Retail Services revenues) for the six months ended June 30, 1996 to $13.2 million (or 33% of Retail Services revenues) for the six months ended June 30, 1997. This increase resulted from employment of additional sales, information services and provisioning personnel to support the Company's geographical market and product expansion as the Company prepared to offer local service and expand into new markets. Results for the six months ended June 30, 1996 reflect only five months of selling, operations and administration expense attributable to Retail Services. Selling, operations and administration expense attributable to Carriers' Carrier Services increased $2.9 million from $900,000 (or 31% of Carriers' Carrier Services revenues) for the six months ended June 30, 1996 to $3.8 million (or 28% of Carriers' Carrier Services revenues) for the six months ended June 30, 1997. Of the $2.9 million increase, $1.8 million was attributable to the Acquisition of Gulf States FiberNet. The remaining $1.1 million of this increase was attributable to increased costs of administrative personnel employed to support expansion of the business.

 Depreciation and Amortization

  Depreciation and amortization expense increased $5.5 million from $2.8 million for the six months ended June 30, 1996 to $8.3 million for the six months ended June 30, 1997. Retail Services accounted for $900,000 of the increase, which was primarily related to installation of new central office equipment. Depreciation and amortization for Carriers' Carrier Services operations accounted for $4.6 million of the increase and was primarily related to the acquisition of Gulf States FiberNet.

 Interest Expense

  Interest expense increased from $2.8 million for the six months ended June 30, 1996 to $7.6 million for the six months ended June 30, 1997. Of this $4.8 million increase, $2.2 million was attributable to the acquisition of Gulf States FiberNet, $1.8 million was attributable to the Senior Notes, $500,000 was attributable to the DeltaCom Indebtedness, and the balance was attributable to the SCANA Note.

 Income Taxes

  The Company is included in the consolidated federal income tax returns of its parent prior to the Merger, ITC Holding, which results in the Company receiving benefits for certain of its net operating losses. The benefit received as a percentage of taxable income was 26% and 29% for the six month periods ended June 30, 1997 and 1996, respectively.

 EBITDA

  EBITDA increased from $4.2 million for the six months ended June 30, 1996 to $11.1 million for the six months ended June 30, 1997. Carriers' Carrier Services accounted for $7.1 million of the increase. EBITDA attributable to Retail Services for the six months ended June 30, 1996 was $3.5 million, compared to $3.2 million for the six months ended June 30, 1997. EBITDA attributable to Retail Services decreased from 14% of revenues for the six months ended June 30, 1996 to 8% for the six months ended June 30, 1997, primarily due to increased costs associated with the expansion of new sales offices and the employment of additional support personnel to position this segment for growth and expansion. The Company expects that EBITDA for Retail Services will continue to decline through at least 1998 as the Company opens additional sales offices and prepares to offer local service.

HISTORICAL YEAR ENDED DECEMBER 31, 1995 COMPARED WITH HISTORICAL YEAR ENDED DECEMBER 31, 1996

 Revenues

  Revenues increased from $5.8 million in 1995 to $66.5 million in 1996. The $60.7 million increase was primarily attributable to revenues of $59.9 million generated by DeltaCom since it was acquired on January 29, 1996. Revenues from Carriers' Carrier Services increased approximately $800,000 in 1996 (15%), primarily due to the growth in new SS7 Services and directory assistance products and growth in demand for Carriers' Carrier Services.

 Cost of Services

  Cost of services increased from $3.1 million in 1995 to $38.8 million in 1996. DeltaCom's operations accounted for $36.4 million of this increase. Carriers' Carrier Services accounted for a decrease of $700,000 primarily due to intersegment eliminations related to its utilization of DeltaCom's network infrastructure.

 Selling, Operations and Administration Expense

  Selling, operations and administration expense increased from $1.6 million in 1995 to $18.9 million in 1996. DeltaCom's operations accounted for $17.1 million of the increase. Carriers' Carrier Services accounted for $200,000 of the increase.

 Depreciation and Amortization

  Depreciation and amortization expense increased from $1.3 million in 1995 to $6.4 million in 1996. Of this $5.1 million increase, $4.8 million was attributable to DeltaCom, including $1.3 million of intangible amortization on $54.6 million of intangibles pushed down to the Company. See "--Effects of Accounting Standards." Carriers' Carrier Services accounted for $300,000 of the increase as a result of additional capital expenditures made for the provision of SS7 Services, capital expenditures associated with the Company's network management systems required to support the various management and marketing agreements with various utilities, and small electronic overbuilds on existing network segments.

 Other Income (Expense)

  Other expense increased from $200,000 in 1995 to $1.4 million in 1996. The Company's share of Gulf States FiberNet's partnership losses accounted for $1.3 million of this increase, which was partially offset by a $100,000 increase in other interest and miscellaneous income. Gulf States FiberNet began full operations in late 1995 and, accordingly, the effect of a full year of operations was not reflected until 1996. Gulf States FiberNet recorded a pretax loss of $4.4 million in 1996, compared to a pretax loss of $700,000 in 1995. As of December 31, 1995 and 1996, the Company owned 36% of Gulf States FiberNet and recorded losses of $300,000 and $1.6 million, respectively, from such interest.

 Interest Expense

  Interest expense increased from $300,000 in 1995 to $6.2 million in 1996. The increase was primarily attributable to the increase in the Company's aggregate indebtedness resulting from the $74.0 million of DeltaCom Indebtedness. See "--Effects of Accounting Standards." The Company incurred interest expense of $5.8 million related to such indebtedness in 1996.

 EBITDA

  EBITDA increased from $1.0 million in 1995 to $8.9 million in 1996. DeltaCom accounted for $6.5 million and Carriers' Carrier Services accounted for $1.4 million of the increase. The increased EBITDA attributable to Carriers' Carrier Services is a result of an increase in revenues with minimal increases in associated variable costs.

HISTORICAL YEAR ENDED DECEMBER 31, 1994 COMPARED WITH HISTORICAL YEAR ENDED DECEMBER 31, 1995

 Revenues

  Revenues increased from $4.9 million in 1994 to $5.8 million in 1995. The increase was primarily attributable to additional capacity sales on the Atlanta-to-Columbus fiber route and the introduction of SS7 Services in early 1995. Revenues from operator services remained stable between years at approximately $2.5 million.

 Cost of Services

  Cost of services increased from $2.5 million in 1994 to $3.1 million in 1995, primarily as a result of network costs associated with SS7 Services in 1995 and the network management contract for a large enhanced specialized mobile radio customer.

 Selling, Operations and Administration Expense

  Selling, operations and administration expense increased from $900,000 in 1994 to $1.6 million in 1995. The increase principally reflected higher management and personnel costs resulting from the hiring of additional senior management and a team of key operations personnel in order to position the Company for future growth.

 Depreciation and Amortization

  Depreciation and amortization expense increased from $700,000 in 1994 to $1.3 million in 1995. The $600,000 increase in depreciation and amortization resulted from additional depreciation on capital assets related to the establishment of the network operations center that operates 24 hours a day, seven days a week, several minor spur routes, the initiation of SS7 Services, and ongoing capital expenditures for Carriers' Carrier Services.

 Other Income (Expense)

  Other expense increased from less than $100,000 in 1994 to $200,000 in 1995. The Company's share of the partnership losses related to Gulf States FiberNet accounted for this increase. Gulf States FiberNet was in the construction phase during 1994 and incurred a pretax loss of $300,000 in 1994, compared to a pretax loss of $700,000 in 1995. As of December 31, 1994 and 1995, the Company owned 36% of Gulf States FiberNet and recorded equity in partnership losses of $100,000 and $300,000, respectively. The equity in partnership losses was partially offset by other miscellaneous income in both years.

 EBITDA

  EBITDA decreased from $1.5 million in 1994 to $1.0 million in 1995. The decrease in EBITDA primarily reflected increased selling, operations and administration expense incurred in connection with the hiring of additional senior management, as discussed above, and additional expense related to the Company's initiation of SS7 Services.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has historically generated positive cash flow from operations from its existing lines of business, but has required equity infusions and advances from ITC Holding to finance a significant portion of its investing and financing activities. Cash flow from operations totaled $1.0 million, $1.4 million and $8.2 million for 1994, 1995 and 1996, respectively, and $9.4 million for the six months ended June 30, 1997. The components of cash flow from operations consisting of net loss adjusted for depreciation, amortization, deferred income taxes, equity in losses of investee, preacquisition losses, extraordinary item--loss on extinguishment of debt and other totaled $1.4 million, $1.5 million and $4.7 million for 1994, 1995 and 1996, respectively, and $5.7 million for the six months ended June 30, 1997. Changes in working capital used were $400,000 and $42,000 in 1994 and 1995, respectively, and provided $3.5 million and $3.7 million for 1996 and the six months ended June 30, 1997, respectively. Such changes were primarily due to an increase in accounts receivable in 1994, which resulted from increased earned and unearned revenue, increases in income tax receivables and prepaid expenses in 1995, and, during 1996, an increase in accrued interest, accounts payable and unearned revenue, partially offset by an increase in accounts receivable. The increase in 1996 in accrued interest, accounts payable and accounts receivable resulted primarily from the DeltaCom Acquisition. Such changes were primarily due to increases in unearned revenue, accrued liabilities and income tax refunds receivable, offset by increases in accounts receivable for the six months ended June 30, 1997. Of this increase in accounts receivable and unearned revenue, $2.3 million and $1.3 million, respectively, resulted from the Gulf States Acquisition, with the remaining increase in accounts receivable attributable to increased earned and unearned revenue in the Carriers' Carrier Services and Retail Services.

  Cash used for investing activities was $10.7 million, $1.5 million and $72.7 million for the years ended December 31, 1994, 1995 and 1996, respectively, and $11.8 million for the six months ended June 30, 1997. The cash used in 1996 was primarily attributable to the investment of $63.5 million, net of cash received, in connection with the DeltaCom Acquisition in January 1996. The Company made capital expenditures of $3.7 million, $1.8 million and $6.2 million for the years ended December 31, 1994, 1995 and 1996, respectively, and $12.4 million for the six months ended June 30, 1997. Of the $6.2 million of capital expenditures in 1996, $4.1 million related to Retail Services and $2.1 million related to Carriers' Carrier Services. In addition, the Company contributed an additional $2.4 million to Gulf States FiberNet in 1996 to meet debt service requirements and to fund additional capital requirements of that business. Of the $12.4 million of capital expenditures for the six months ended June 30, 1997, $5.7 million related to Carriers' Carrier Services and $6.7 million related to Retail Services.

  Cash provided by financing activities was $10.1 million, $200,000, and $65.1 million for the years ended December 31, 1994, 1995 and 1996, respectively, and $201.3 million for the six months ended June 30, 1997. Net cash provided by financing activities for the six months ended June 30, 1997 consisted primarily of net proceeds of $194.3 million from the sale of the Senior Notes and $8.2 million of advances received from ITC Holding. For 1996, most of the cash provided by financing activities was attributable to the DeltaCom Indebtedness, which was advanced to the Company by ITC Holding from funds borrowed under a bank facility. See "--Effects of Accounting Standards."

  ITC Holding partially financed the DeltaCom Acquisition and the Gulf States Acquisition with debt, which consists of the following: (i) a $74.0 million term loan under a bank facility incurred in connection with the DeltaCom Acquisition and pushed down to the Company (the DeltaCom Indebtedness); (ii) a $41.6 million Bridge Facility incurred in connection with the Gulf States Acquisition, which required the refinancing of Gulf States FiberNet's existing project facility; and (iii) the $10.0 million SCANA Note issued in connection with the Gulf States Acquisition and assumed by the Company.

  Upon consummation of the Reorganization on July 25, 1997, approximately $62.7 million of the $192.7 million of net proceeds from the sale of the Senior Notes were used to purchase U.S. government securities that are being held by the Senior Note Trustee in a pledged account as security for and to fund the first six scheduled interest payments on the Senior Notes. The balance of the net proceeds from the Senior Note Offering, approximately $131.6 million, was released to the Company. A portion of the released proceeds was applied on July 25, 1997 as follows: (i) to repay approximately $48.3 million of indebtedness to ITC Holding (together with approximately $9.5 million of accrued interest) associated with the DeltaCom Acquisition and advances used by the Company for capital expenditures; and (ii) to repay approximately $41.6 million of indebtedness incurred under the Bridge Facility (together with approximately $200,000 of accrued interest). In connection with the Reorganization, $31.0 million of the DeltaCom Indebtedness was forgiven by ITC Holding and contributed to the Company as additional equity.

  The Company intends to use the net proceeds from the Offering, together with cash on hand and borrowings expected to be available under the Credit Facility, (i) to fund market expansion activities of the Company's telecommunications business, including development and construction costs of the Company's fiber optic network and its regional sales offices, and (ii) for additional working capital and other general corporate purposes, including the funding of cash flow deficits (after capital expenditures). Pending such uses, the Company will invest such amounts in short-term, interest-bearing, investment grade securities.

  In January 1995, Gulf States FiberNet entered into an interest rate swap agreement with a $47.5 million principal amount. The agreement swapped the applicable three-month LIBOR rate selected under Gulf States FiberNet's project facility with a fixed rate of 8.25%. As of June 30, 1997, Gulf States FiberNet would have been required to pay $2.1 million to terminate the interest rate swap. Gulf States FiberNet made payments totaling $600,000, $1.3 million and $500,000 for the years ended December 1995 and 1996 and the six months ended June 30, 1997, respectively, in connection with this interest rate swap agreement. Although the related debt (the Bridge Facility) has been repaid, the Company does not currently intend to terminate this interest rate swap agreement since the Company plans to draw upon its variable rate Credit Facility to fund capital expenditures and operating losses in accordance with its expansion plans. The interest rate swap agreement expires in December 2002.

  To achieve its business plan, the Company will need significant financing for capital expenditure and working capital requirements, including repayment of indebtedness and operating losses. Expansion of the Company's network, operations and services will require significant capital expenditures. Assuming consummation of the Offering, the Company currently estimates that its aggregate capital requirements will total approximately $150 million in 1997 and 1998, of which a total of approximately $55 million is expected to be incurred in 1997 (including $12.4 million of capital expenditures made as of June 30, 1997) and approximately $95 million is expected to be incurred in 1998. The Company expects to make substantial capital expenditures thereafter. The Credit Facility permits the Company to apply the proceeds of equity issuances such as the

Offering to capital expenditures. Capital expenditures will be primarily for:
(i) addition of facilities-based local telephone service to its bundle of integrated telecommunications services, including acquisition and installation of switches and related equipment, (ii) market expansion, (iii) continued development and construction of its fiber optic network (including transmission equipment) and (iv) infrastructure enhancements, principally for information systems. At June 30, 1997, the Company had entered into agreements with vendors to purchase approximately $11.5 million of equipment and services, and, for the six months ended June 30, 1997, had made capital expenditures of $12.4 million. The actual amount and timing of the Company's capital requirements may differ materially from the foregoing estimate as a result of regulatory, technological and competitive developments (including market developments and new opportunities) in the Company's industry. See "Risk Factors--Significant Capital Requirements; Uncertainty of Additional Financing."

  In September 1997, Interstate FiberNet, Inc., a wholly owned subsidiary of the Company, entered into a credit agreement with NationsBank for a five-year $100.0 million term and revolving credit facility to be used for working capital and other corporate purposes, including refinancing existing indebtedness of Interstate FiberNet, Inc. at the closing of the Credit Facility, capital expenditures and permitted acquisitions. The Credit Facility consists of a $50.0 million multi-draw term facility and a $50.0 million revolving credit facility, and contains restrictions on Interstate FiberNet, Inc. and its subsidiaries and requires Interstate FiberNet, Inc. to comply with certain financial tests and to maintain certain financial ratios. The Credit Facility is guaranteed by the Company, DeltaCom and Gulf States Transmission Systems, Inc. and is secured by a first priority lien on all current and future assets of Interstate FiberNet, Inc. and its subsidiaries and a first priority pledge of the stock of Interstate FiberNet, Inc. and its subsidiaries. See "Risk Factors--High Leverage; Ability to Service Debt; Restructure Covenants" and "Description of Certain Indebtedness--Credit Facility."

  The Company will be dependent on additional capital to fund its growth, as well as to fund continued operating losses and working capital. The Company believes that the net proceeds from the Offering, together with cash on hand, cash flow from operations and available borrowings under the Credit Facility, will provide sufficient funds to enable the Company to expand its business as currently planned through the maturity of the Credit Facility in 2002, after which the Company will need to seek additional financing to fund capital expenditures and working capital. Because the Credit Facility will mature in 2002, the Company may not have a ready source of liquidity after the maturity of the Credit Facility in 2002. In the event that the Company's plans or assumptions change or prove to be inaccurate, the foregoing sources of funds may prove to be insufficient to fund the Company's currently planned growth and operations. In addition, if the Company successfully completes any acquisitions, the Company may be required to seek additional capital sooner than currently anticipated. Additional sources may include equity and debt financings and other financing arrangements, such as vendor financing. There can be no assurance that the Company will be able to generate sufficient cash flow from operations or that additional financing arrangements will be available, or if available, that they can be concluded on terms acceptable to the Company. Failure to generate or obtain sufficient funds would result in delay or abandonment of some or all of the Company's development and expansion plans, which could have a material adverse effect on the Company's ability to service its debt and on the value of the Common Stock.

  At June 30, 1997, on a pro forma basis, giving effect to the Reorganization, the Merger and the Offering, the Company would have had $214.4 million of
indebtedness and its stockholders' equity would have been $    million. On a
pro forma basis, the Company's earnings would have been insufficient to cover its fixed charges for the year ended December 31, 1996, and the six months ended June 30, 1997 by $18.2 million and $6.6 million, respectively, and its EBITDA less capital expenditures and interest expense would have been negative $14.8 million and negative $13.2 million, respectively.

  Although the Company's liquidity has improved, the Company's level of indebtedness and debt service obligations has significantly increased as a result of the Senior Note Offering. The successful implementation of the Company's strategy, including expansion of its network and obtaining and retaining a significant number of customers, and significant and sustained growth in the Company's cash flow are necessary for the Company to be able to meet its debt service requirements. There can be no assurance that the Company will successfully implement its strategy or that the Company will be able to generate sufficient cash flow from operating activities to improve its earnings before fixed charges, or to meet its debt service obligations and working capital requirements. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors. See "Risk Factors--Significant Capital Requirements; Uncertainty of Additional Financing" and "--High Leverage; Ability to Service Debt; Restrictive Covenants" and "Description of Certain Indebtedness."

EFFECTS OF ACCOUNTING STANDARDS

  SFAS No. 121 and SFAS No. 123. Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of, issued by the Financial Accounting Standards Board, requires the Company to review for impairment, and potentially write down, the carrying values of long-lived assets and certain identifiable intangibles (including goodwill) to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The Company adopted SFAS No. 121, effective January 1, 1996, with no material impact on the combined financial statements.

  SFAS No. 123, Accounting for Stock-Based Compensation, establishes a fair market value based method for financial accounting and reporting stock-based employee compensation plans. Companies may elect to adopt the measurement criteria of SFAS No. 123 for accounting purposes, thereby recognizing compensation expense in results of operations on a prospective basis, or to disclose the pro forma effects of the new measurement criteria. The Company has elected to disclose the pro forma effects of the new measurement criteria. See Note 9 to the combined financial statements.

  "Push Down" of Assets and Liabilities Related to the Acquisitions. ITC Holding financed the cash purchase price for the DeltaCom Acquisition of approximately $65.4 million and related debt refinancing of approximately $8.6 million principally with debt. The DeltaCom Acquisition was accounted for under the purchase method of accounting. In accordance with applicable accounting requirements of the Securities and Exchange Commission, purchase transactions that result in one entity becoming substantially wholly owned by the acquiror establish a new basis of accounting for the purchased assets and liabilities. Thus, the purchase price for the DeltaCom Acquisition has been allocated to the underlying assets purchased and liabilities assumed based on their estimated fair market values at January 29, 1996, the acquisition date. Because the DeltaCom Acquisition was recorded as a purchase, generally accepted accounting principles require that the purchase price paid and the debt incurred by ITC Holding for the DeltaCom Acquisition (and the related assets) be "pushed down" to establish a new accounting basis in DeltaCom's financial statements so that the basis of accounting for the purchased assets and liabilities is the same between ITC Holding and DeltaCom. This accounting treatment is also required because the Company used a portion of the proceeds of the Senior Note Offering to repay a significant portion of the debt incurred by ITC Holding to finance the DeltaCom Acquisition. Similarly, the purchase price and debt associated with the Gulf States Acquisition was also "pushed down" to the financial statements of Interstate FiberNet and Gulf States Transmission.

INFLATION

  The Company does not believe that inflation has had a significant impact on the Company's combined operations.

                                   BUSINESS

  The Company provides retail long distance services to mid-sized and major regional businesses in the southern United States and is a leading regional provider of Carriers' Carrier Services. The Company intends to become a leading regional provider of integrated telecommunications services to mid-sized and major regional businesses in the southern United States by offering such customers a broad range of telecommunications services, including local exchange and long distance data and voice, Internet and operator services, and the sale and servicing of customer premise equipment, in a single package tailored to the business customer's specific needs. The Company had pro forma revenues of approximately $85.4 million for the year ended December 31, 1996 and approximately $54.3 million for the six months ended June 30, 1997.

  The Company provides Carriers' Carrier Services to other telecommunications carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, LCI, Frontier and IXC. The Company's fiber optic network reaches over 60 POPs in ten southern states (Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas) and extends approximately 5,400 route miles, of which approximately 2,500 miles are Company-owned and approximately 2,900 miles are owned and operated by three public utilities (Duke Power Company, Florida Power & Light Company and Entergy Technology Company) and managed and marketed by the Company. The Company expects to add approximately 700 route miles to its fiber network by the end of 1997 through long-term dark fiber leases. For the six months ended June 30, 1997, pro forma revenue for the Company's Carriers' Carrier Services was $14.3 million and pro forma EBITDA Margin for the Company's Carriers' Carrier Services was 59%. As of June 30, 1997, on a pro forma basis, the Company had remaining future long-term contract commitments totaling approximately $75.8 million. These contracts expire on various dates through 2006 and are expected to generate approximately $56.0 million in revenues to the Company through 2001, of which approximately $14.5 million are expected to be realized in 1998.

  The Company currently provides a variety of Retail Services, including retail long distance services such as traditional switched and dedicated long distance, 800/888 calling, calling card and operator services, ATM and frame relay, high capacity broadband private line services, as well as Internet, Intranet and Web page hosting and development services, and customer premise equipment installation and repair. As of June 30, 1997, the Company provided services to over 6,600 business customers. The Company currently offers Retail Services, other than local exchange services (which are provided in two markets), in 12 metropolitan areas in Alabama, Florida, Georgia, Louisiana, North Carolina and South Carolina and intends to provide a full range of Retail Services (including local exchange services) in approximately 15 additional metropolitan areas throughout the southern United States over the next five years. For the six months ended June 30, 1997, pro forma revenue for the Company's Retail Services was $40.0 million and pro forma EBITDA Margin for the Company's Retail Services was 8%.

  In August 1997, the Company began offering local exchange services in Birmingham and Montgomery, Alabama by both reselling the services of the incumbent local exchange carrier and using its own switching facilities. Although the Company's local exchange services offerings in such markets are in the very early stages, initial expressions of customer interest in such services have been positive, consistent with management's expectations. However, there can be no assurance that demand for the Company's local services will match such preliminary indications of customer interest. The Company expects to offer local exchange services as part of its Retail Services in a total of six to nine markets (including Birmingham and Montgomery) by the end of 1997, initially by reselling the services of incumbent local exchange carriers and, where market conditions warrant, by using its own local switching facilities.

  In connection with offering local exchange services, the Company has entered into the Interconnection Agreement with BellSouth to (i) resell BellSouth's local exchange services and (ii) interconnect the Company's network with BellSouth's network for the purpose of gaining immediate access to all of BellSouth's unbundled network elements. This agreement will allow the Company to enter new markets with minimal capital expenditures and to offer local exchange service to its current customer base. The Interconnection Agreement currently allows the Company to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without using Company-owned facilities. The terms of the Interconnection Agreement, including interim pricing terms agreed to by the Company and BellSouth, have been approved by state regulatory authorities in most states, although they remain subject to review and modification by such authorities. In addition, the Interconnection Agreement does not resolve all operational issues, particularly those relating to the collocation of the Company's equipment with that of BellSouth. The Company and BellSouth are continuing to negotiate to resolve such issues. The Company expects that the Interconnection Agreement will provide a foundation for it to provide local service on a reasonable commercial basis, but there can be no assurance of this and important issues remain unsettled as a result of legal and regulatory developments and related matters. The Interconnection Agreement expires in July 1999, and there can be no assurance that the Company will be able to renew it under favorable terms, or at all.

  ITC/\DeltaCom was incorporated in Delaware. The Company's principal executive offices are located at 206 West Ninth Street, West Point, Georgia 31833, and its telephone number is (706) 645-8990.

INDUSTRY OVERVIEW

  The long distance and local telecommunications markets are currently undergoing substantial changes, including fundamental changes resulting from the February 8, 1996 enactment of the Telecommunications Act, and the Company believes that it is well positioned to take advantage of these developments.

  Long Distance Services. Until 1984, AT&T largely monopolized local and long distance telephone services in the United States. Technological developments gradually enabled others to compete with AT&T in the long distance market. In 1984, largely as the result of a court decree, AT&T was required to divest its local telephone systems but was permitted to retain its long distance operations. Since 1984, competition in the long distance market has increased, service levels have improved, product offerings have increased and prices for long distance services have generally declined, all of which has resulted in increased consumer demand and significant market growth for long distance services. The increase in competition among long distance providers has also resulted in a growing trend toward industry consolidation.

  Local Services. The market for local exchange services consists of a number of distinct service components. These service components are defined by specific regulatory tariff classifications including: (i) local network services, which generally include basic dial tone, enhanced calling features and data services (dedicated point-to-point and frame relay service); (ii) network access services, which consist of access provided by local exchange carriers to long distance network carriers; (iii) short-haul long distance network services, which include intraLATA long distance calls; and (iv) other varied services, including the publication of "white page" and "yellow page" telephone directories. Industry sources have estimated that the 1995 aggregate revenues of all local exchange carriers approximated $95 billion. Until recently, there was virtually no competition in the local exchange markets.

  Since 1984, several factors have served to promote competition in the local exchange market, including: (i) rapidly growing customer demand for an alternative to the local exchange carrier monopoly, spurred partly by the development of competitive activities in the long distance market; (ii) advances in the technology for transmission of data and video, which require significant capacity and reliability levels; (iii) the development of fiber optics and digital electronic technology, which reduced network construction costs while increasing transmission speeds, capacity and reliability as compared to copper-based networks; (iv) the significant access charges interexchange carriers are required to pay to local exchange carriers to access the local exchange carriers' networks; and (v) a willingness on the part of legislators to enact and regulators to enforce legislation and regulations permitting and promoting competition in the local exchange market. In particular, the Telecommunications Act requires all local exchange carriers to "unbundle" their local network offerings and allow other providers of telecommunications services to interconnect with their facilities and equipment. Most significantly, the incumbent local exchange carriers will be required to complete local calls originated by the Company's customers and switched by the Company and to deliver inbound local calls to the Company for termination to its customers, assuring customers of unimpaired local calling ability. The Company expects to obtain access to incumbent carrier local "loop" facilities (the transmission lines connecting customers' premises to the public telephone network) on an unbundled basis at reasonable rates. In addition, local exchange carriers are obligated to provide local number portability and dialing parity upon request and make their local services available for resale by competitors. Local exchange carriers also are required to allow competitors non-discriminatory access to local exchange carrier pole attachments, conduit space and other rights-of-way. Moreover, states may not erect "barriers to entry" of local competition, although they may regulate such competition. The Company believes that, as a result of continued regulatory and technological changes and competitive trends, competitive local telecommunications companies have substantial opportunities for growth.

BUSINESS STRATEGY

  The Company's objectives are to maintain its leadership position in the provision of Carriers' Carrier Services and to become a leading provider of Retail Services in the southern United States. The Company intends to increase its market share in existing markets and expand into new markets. The principal elements of the Company's business strategy include the following:

  Providing Integrated Telecommunications Services to Existing Base of Mid-sized and Major Regional Business Customers. By providing additional telecommunications services such as local telephone service to its existing, well-established base of long distance customers, the Company expects to be able to increase revenues at relatively low incremental cost. The Company believes that bundling a variety of telecommunications services and presenting customers with one fully integrated monthly billing statement for all of those services will allow it to penetrate its target markets rapidly and build customer loyalty. The Company believes that there is substantial demand in its target markets among mid-sized and major regional business customers for an integrated package of telecommunications services that meets all of their telecommunications needs.

  Leveraging Its Extensive Fiber Optic Network. The Company intends to leverage its extensive fiber optic network, which currently reaches over 60 POPs, by (i) continuing to provide switched and transport services to other communications carriers throughout its region to enable such carriers to diversify their routes and expand their networks; (ii) targeting customers that need to transmit large amounts of data within the Company's service region, such as banks and local and state governments; and (iii) offering local exchange services to its business customers, which began on a limited basis in the second half of 1997, as part of its integrated package of telecommunications services. The Company intends initially to provide local exchange services by reselling the services of incumbent local exchange carriers and, in some established markets, using its own local switching facilities. Over time, the Company expects to provide local services primarily using the Company's own switching facilities and existing regional fiber optic network, supplemented by unbundled facilities of incumbent local exchange carriers or other competitive local exchange carriers. The configuration of the Company's network enables the Company to expand its network by installing additional remote local switches, which operate in conjunction with the Company's DMS-500 switches, to provide facilities-based local services. Because remote local switches are less expensive to purchase and install than DMS-500 switches, and can be installed more quickly than DMS-500 switches, the Company believes that it will be able to enter new markets at less expense than many of its competitors. At present, the Company does not plan to construct intra-city local loop facilities.

  Focusing on the Southern United States. The Company intends to continue to focus on the southern United States in order to leverage its extensive telecommunications network in the region. The Company believes that its regional focus will enable it to take advantage of economies of scale in management, network operations and sales and marketing. The regional concentration of the Company's network also provides an opportunity for improved margins because a high portion of its customers' telecommunications traffic originates and terminates within the region. The Company also believes that its regional focus will enable it to build on its long-standing customer and business relationships in the region.

  Building Market Share through Personalized Customer Service. The Company believes that the key to revenue growth in its target markets is capturing and retaining customers by emphasizing marketing, sales and customer service. Management believes that customers prefer one company to be accountable for their telecommunications services, and that a consultative, face-to-face sales and service strategy is the most effective method of acquiring and maintaining a high quality customer base. The Company seeks to obtain long-term commitments from its business customers by responding rapidly and creatively to their telecommunications needs. The Company currently operates 14 sales offices in Alabama, Florida, Georgia, Louisiana, North Carolina and South Carolina. Each sales office is staffed by personnel capable of marketing all of the Company's products and providing comprehensive support to the Company's customers. In the future, the Company expects to significantly expand its direct sales force and open sales offices in additional major and secondary population centers in the southern United States.

  Expanding Its Fiber Optic Network and Switching Facilities. The Company expects to expand its fiber optic telecommunications network and switching facilities to include additional markets within the southern United States. The Company currently owns and operates approximately 2,500 route miles of fiber optic network extending from Georgia to Texas, with an additional 700 owned and operated route miles expected to be added by the end of 1997. The Company also markets and manages capacity on 2,900 additional network route miles through its strategic relationships with public utilities. In addition, the Company has a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. This agreement enables the parties to buy and sell capacity on each other's networks and allows the Company to provide customers with access to POPs throughout those states. The Company believes that, by continuing to combine its owned network with the networks of public utilities and by adding switching facilities throughout its network, it will be able to achieve capital efficiencies and rapidly expand its network in a cost-effective manner.

  Leveraging Proven Management Team. The Company's management team consists of experienced telecommunications managers who in the past have successfully implemented a customer-focused long distance telecommunications strategy in the southern United States. Members of the team include Andrew Walker, Chief Executive Officer of the Company, Foster McDonald, President of the Company, and Douglas Shumate, Chief Financial Officer of the Company. ITC Holding is the Company's sole stockholder prior to the Merger. The Company anticipates that the experience and contacts of ITC Holding's management and certain of its stockholders in the telecommunications industry will enhance the Company's development. See "Risk Factors--Control by ITC Holding Company," "Risk Factors--Conflicts of Interest" and "Management."

SERVICES AND FACILITIES

  Services. The Company currently provides two basic services: (i) Retail Services and (ii) Carriers' Carrier Services.

  Retail Services. Retail Services involve the provision of voice, data or video telecommunications services to end users or resellers. The Company currently provides several types of Retail Services, including basic long distance services (switched, dedicated, and calling card), dedicated Internet access, data network solutions (frame relay, ATM, point-to-point), the sale and installation of customer premise equipment and, in two markets, local exchange services. The Company intends to provide additional types of Retail Services in the future and expand the markets in which it offers local services as part of a bundled "one-stop" integrated telecommunications service which will offer customers a wide range of switch-based value-added services. The Company's customer-focused software and network architecture will permit the Company to present its customers with one fully integrated monthly billing statement for the entire package of Retail Services.

  Set forth below are brief descriptions of the Company's Retail Services:

    LOCAL SERVICES. The Company intends initially to provide local exchange services by reselling the services of incumbent local exchange carriers and, in some established markets, using its own local switching facilities. Over time, the Company expects to provide local services primarily using the Company's own switching facilities and existing regional fiber optic network, supplemented by unbundled facilities of incumbent local exchange carriers or other competitive local exchange carriers. In August 1997, the Company began offering local services in Birmingham and Montgomery, Alabama. The Company expects to offer local services as part of its Retail Services in a total of six to nine markets (including Birmingham and Montgomery) by the end of 1997.

    In connection with offering local services, the Company has entered into the Interconnection Agreement with BellSouth to (i) resell BellSouth's local exchange services and (ii) interconnect the Company's network with BellSouth's network for the purpose of immediately gaining access to the unbundled network elements necessary to provide local exchange services. The Interconnection Agreement contains "most favored nation" provisions which grant the Company the right to obtain the benefit of any arrangements entered into during the term of the Interconnection Agreement between BellSouth and any other carrier that materially differ from the rates, terms or conditions of the Interconnection Agreement. Under the Interconnection Agreement, each party may resell one or more unbundled network elements of the other party at agreed upon prices set forth in the Interconnection Agreement. In addition, each party is required to pay for the interconnection trunks needed to terminate traffic into the other party's local network, with the costs of certain two-way interconnection trunks and ports to be shared by the Company and BellSouth.

    The Interconnection Agreement has a term of two years beginning July 1, 1997, and requires the parties to negotiate renewal terms by July 1, 1998 for interconnection commencing July 1, 1999. In the event the parties fail to agree on such terms, they have agreed to operate under the existing terms, pending a determination of new terms by a state commission.

    LONG DISTANCE. The Company offers a full range of retail long distance services, including traditional switched and dedicated long distance, 800/888 calling, international, calling card and operator services.

    DATA SERVICES. The Company provides high quality data services to its customers primarily using frame relay switches distributed strategically throughout the Company's network, enabling customers to use a single network connection to communicate with multiple sites throughout the Company's fiber optic network. The Company currently provides ATM services on a resale basis. Beginning in late 1997 or early 1998, the Company intends to offer ATM services on its own network, providing data services to customers that need to transmit large amounts of data within the Company's service region, such as banks and local and state governments. The Company will continue to seek, through strategic business relationships with other providers, to interconnect its fiber optic network with the fiber optic networks of other companies. The Company anticipates increased demand for data services in the future, and expects that in the future a larger percentage of its revenues will be derived from the sale of dedicated data services.

    INTERNET ACCESS, INTRANET SERVICES AND WEB DEVELOPMENT. Since its acquisition in 1996 of substantially all of the assets of ViperNet, an Internet access provider and Web page developer for business customers, the Company has provided dedicated (frame relay) Internet access and Intranet services, electronic mail, Web page design and Web hosting services. The Company expects that mid-sized and larger businesses will require faster Internet access and larger bandwidth in the future, and intends to offer products that will meet that demand. The Company refers customers requesting non-dedicated Internet access to MindSpring Enterprises, Inc. ("MindSpring"), a national provider of Internet access, and receives a fee per referred customer.

    CUSTOMER PREMISE EQUIPMENT. The Company sells and installs customer premise equipment such as telephones, office switchboard systems and, to a lesser extent, private branch exchanges (PBX) for customers in the Huntsville, Birmingham, Dothan and Montgomery, Alabama markets. The Company intends to offer customer premise equipment sales and installation in additional markets in the future, with the goals of (i) enhancing and supporting the Company's sale of local and long distance services and (ii) enhancing customer retention. The Company plans to form relationships with local customer premise equipment installation companies in all of its markets for the purpose of selling and installing customer premise equipment not otherwise provided by the Company.

  Carriers' Carrier Services. The Company's Carriers' Carrier Services are used by customers, such as major telecommunications carriers and non-facilities based carriers that have switches but do not own transmission facilities, to transport their already-switched traffic between LATAs. Calls being transmitted over a long-haul circuit for a customer are generally routed by the customer through a switch to a receiving terminal in the Company's network. The Company transmits the signals over a long-haul circuit to the terminal where the signals are to exit the Company's network. The signals are then routed by the customer through another switch and to the call recipient through a local exchange carrier. The Company provides DS-1, DS-3 and OC-N services. OC-N services are used by the Company's customers for very high capacity inter-city connectivity and specialized high speed data networking. The interface between the Company's network and the customer's facilities is by either local exchange carrier or a direct connection between the Company's network and the facilities of the customer. The Company typically bills the customers a fixed monthly rate depending on the capacity and length of the circuit, regardless of the amount the circuit is actually used.

  Facilities. The Company owns or manages approximately 5,400 miles of a high quality fiber optic network which covers portions of ten states in the southern United States and extends to over 60 POPs. These POPs are located in almost all major population centers in the areas covered by the fiber optic network and a significant number of smaller cities where the Company's only competitor is the incumbent local exchange carrier.

  The Company owns approximately 2,500 miles of its fiber optic network, which the Company has built or acquired since 1992. In addition, the Company has strategic relationships with three public utilities, Duke Power Company, Florida Power & Light Company and Entergy Technology Company, pursuant to which the Company markets, sells and manages capacity on approximately 2,900 route miles of network owned and operated by the utilities.

  In addition, the Company is able to purchase network capacity to certain cities not covered by the Company's owned and managed network in North Carolina and South Carolina pursuant to a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. This agreement enables the parties to buy and sell capacity on each other's networks at pre-established prices which are generally favorable to the prices for such capacity available in the open market. Under this agreement, neither party is responsible for network maintenance charges relating to the other party's network.

  The Company expects to add approximately 700 owned and operated route miles to its fiber network by the end of 1997 through long-term dark fiber leases. In addition, as part of its strategy, the Company intends to continue to evaluate the potential expansion of its network through a combination of new construction, long-term dark fiber leases and fiber swap transactions, depending on the extent of capital required over the economic life of the fiber assets to be deployed.

  The Company's decision to further expand its fiber optic network will be based on various factors, including: (i) the number of its customers in a market; (ii) the anticipated operating cost savings associated with such construction; and (iii) any strategic relationships with owners of existing infrastructure (e.g., utilities and cable operators). Through its strategic relationships with public utility companies, the Company believes that it will be able to achieve capital efficiencies in constructing and expanding its fiber optic network in a rapid and cost-effective manner. The Company also believes that its fiber optic network, in combination with its personalized approach to customer service, will create an attractive customer-focused platform for the provision of local, long distance and enhanced services.

  The Company has implemented electronic redundancy throughout its network, which enables traffic to be rerouted to another fiber in the same fiber sheath in the event of a partial fiber cut or electronic failure. Approximately 40% of the Company's owned and operated fiber optic network is also protected by geographically diverse routing, a network design (also called a "self healing ring") which enables traffic to be rerouted to an entirely different fiber optic cable (assuming capacity is available) in the event of a total cable cut. The Company is continuing to increase the geographic diversity of its fiber optic network, and expects to have a substantial portion of its network protected in this manner by the end of 1997.

  The Company's switching facilities currently consist of Nortel DMS 500 switches in Birmingham, Alabama and Columbia, South Carolina and a Nortel DMS 250 switch in Arab, Alabama. The Arab switch is capable of handling long distance switching and the Birmingham and Columbia DMS 500 switches are capable of handling both local and long distance switching. These installations enable the Company to market its Retail Services, including local services, on a switch-based facilities basis in, among other markets, Huntsville, Birmingham and Montgomery, Alabama; Greenville, Columbia and Charleston, South Carolina and Atlanta, Georgia. The Company intends to strategically place additional switches along its fiber network over the next five years. The Company also intends to deploy a significant number of Nortel Access Nodes in the majority of the markets which the Company intends to serve. The additional switches and nodes will allow the Company to perform local and long distance switching in its markets on a host/remote type relationship to the applicable DMS 500 switch. The Nortel Access Nodes will be connected to the Company's DMS 500 switching platform, utilizing the Company's fiber network wherever possible. This networking design, together with the Interconnection Agreement, will enable the Company to be a facilities-based provider of local and long distance services in all of the markets that it intends to enter. For those markets in which the Company intends to resell the services of incumbent local exchange carriers, the Company's platform will be BellSouth's Centrex product, known as MultiServ, which provides full feature functionality, such as caller identification, call waiting, remote call forwarding, call blocking, anonymous call rejection and conference calling.

  The Company is a member of the Associated Communications Companies of America (the "ACCA"), a 12-member trade association that negotiates with carriers for wholesale telecommunications services for its members. The collective buying power of its members enables the ACCA to negotiate as if it were one of the larger long distance providers in the United States.

  The Company's data network currently consists of six Cascade 9000 frame relay switches located in Atlanta and West Point, Georgia; Birmingham, Montgomery and Arab, Alabama; and Columbia, South Carolina. The Company's data network connects with BellSouth's and Intermedia Communications' frame relay networks to provide nationwide connectivity for the Company's customers. The data network currently serves over 105 customers connected to approximately 560 customer locations. The Company's Cascade frame relay switches have the capability to provide ATM connectivity, and the Company has one ATM connection to American Communication Services, Inc. for the Internet. The Company intends to strategically locate additional frame relay and ATM switch sites over the next five years, with approximately eight to ten frame relay switches being added in 1997. These frame relay and ATM switches will be co-located with the Company's DMS-500 switches at strategic network facility locations, and will create a data backbone which will support the Company's data services.

SALES AND MARKETING

  Retail Services. The Company focuses its sales efforts on mid-sized and major regional businesses in the southern United States. The Company believes that it can effectively compete for business customers based upon service, product diversity, price and reliability. The Company's sales force, composed of direct sales personnel, technical consultants and technicians, markets the Company's long distance and local communications services. The Company's management believes that high quality employee training is a prerequisite for superior customer service, and as a result each member of the Company's sales force is required to complete the Company's intensive training program. The Company's marketing strategy is built upon the belief that customers prefer to hold one company accountable for all of their telecommunications services. Each sales office provides technical assistance for its voice, data, Internet and customer premise equipment as required. Customers are assured a single point of contact, 24 hours a day, seven days a week.

  Marketing to mid-sized and major regional businesses is currently conducted by over 70 direct sales personnel (and over 120 other field personnel) located in 14 sales offices in the southern United States. In the future, the Company expects to significantly expand its direct sales force and open sales offices in additional major and secondary population centers in the southern United States. The Company's sales personnel make direct calls to prospective and existing business customers, conduct analyses of business customers' usage histories and service needs, and demonstrate how the Company's service package will improve a customer's communications capabilities and costs. Sales personnel locate potential business customers by several methods, including customer referral, market research, telemarketing and other networking alliances such as endorsement agreements with trade associations and local chambers of commerce. The Company's sales personnel work closely with the Company's network engineers and information systems consultants to design new service products and applications. The Company's sales offices are also primarily responsible for coordinating service and customer premise equipment installation activities. Technicians survey customers' premises to assess power and space requirements, and coordinate delivery, installation and testing of equipment.

  A primary element of the Company's Retail Services marketing strategy is to enter into contracts with its customers. Those agreements generally provide for payment in arrears based on minutes of use for switched services and in advance for private line services. The agreements generally also provide that the customer may terminate the affected service without penalty in the event of substantial and prolonged outages arising from causes within the Company's control, and for certain other defined causes. To date, no customers have been terminated under these provisions. Generally, the agreements provide that the customer must utilize at least a minimum dollar amount (measured by dollars or minutes of use) of switched long distance services per month for the term of the agreement.

  In addition, the Company markets its business communication services through advertisements, event sponsorships, trade journals, direct mail and trade forums. Because the Company intends to distinguish its retail products largely on the convenience of its single communications bundle and the benefits of the Company's comprehensive, individualized and innovative customer support, the Company believes that advertising will play a larger role in its marketing strategy than it has in the past.

  Carriers' Carrier Services. The Company has long-haul circuit contracts with major long distance carriers, including AT&T, MCI, Sprint, WorldCom, Cable & Wireless, LCI, Frontier and IXC. As of June 30, 1997, on a pro forma basis, the Company had remaining future long term contract commitments totaling approximately $75.8 million. These contracts expire on various dates through 2006 and are expected to generate approximately $56.0 million in revenues to the Company through 2001, of which $14.5 million are expected to be realized in 1998. The Company also provides long-haul transmission to customers after contract expiration on a month-to-month basis. The Company's long-haul contracts provide for fixed monthly payments, generally in advance. Although sales volumes from particular customers vary from year to year, the Company has historically enjoyed high customer retention and circuit renewal rates.

  The Company believes that it can continue to compete effectively in the wholesale, carrier-to-carrier market on the basis of price, reliability, state-of-the-art technology, route diversity, ease of ordering and customer service. The Company believes that demand for its Carriers' Carrier Services will increase as the incumbent local exchange carriers begin competing in the long distance market.

COMPETITION

  The telecommunications industry is highly competitive. The Company competes primarily on the basis of price, availability, transmission quality, reliability, customer service and variety of product offerings. The ability of the Company to compete effectively will depend on its ability to maintain high quality services at prices generally equal to or below those charged by its competitors. In particular, price competition in the retail and carrier's carrier long distance markets has generally been intense and is expected to increase. Many of the Company's competitors (such as AT&T, MCI, Sprint and WorldCom on an interexchange basis and BellSouth on an intraLATA basis) have substantially greater financial, personnel, technical, marketing and other resources, larger numbers of established customers and more prominent name recognition than the Company and utilize more extensive transmission networks than the Company. In addition, IXC and Qwest Communications International Inc. are constructing nationwide fiber optic systems, including routes through portions of the southern United States. The Company will also increasingly face competition in the long distance market from local exchange carriers, switchless resellers and satellite carriers and may eventually compete with public utilities and cable companies. In particular, Regional Bell Operating Companies such as BellSouth are now allowed to provide interLATA long distance services outside their home regions, as well as interLATA mobile services within their regions. They will be allowed to provide interLATA long distance services within their regions after meeting certain requirements of the Telecommunications Act intended to foster opportunities for local telephone competition. The Regional Bell Operating Companies already have extensive fiber optic cable, switching, and other network facilities in their respective regions that can be used for their long distance services. BellSouth and other Regional Bell Operating Companies are already beginning to take steps toward obtaining approval to provide in-region long distance services. Although the FCC has not approved the first two of such applications to come before it, there can be no assurance that such approvals will be delayed until local competition is established. In addition, other new competitors may build additional fiber capacity in the geographic areas served by the Company.

  The Company's principal competitor for local exchange services will be the incumbent local exchange carrier in the particular market, including BellSouth in virtually all of the Company's initial market areas. The incumbent local exchange carriers will enjoy substantial competitive advantages arising from their historical monopoly position in the local telephone market, including their preexisting customer relationship with all or virtually all end users. Furthermore, the Company will be highly dependent on the competing incumbent local exchange carrier for local network facilities and wholesale services required in order for the Company to assemble its own local retail products. The Company will also face competition from competitive local exchange carriers, some of whom have already established local operations in the Company's target markets. See "Risk Factors--Dependence on Incumbent Local Exchange Carriers."

  Large long distance carriers, such as AT&T, MCI and Sprint, have begun to offer local services together with their long distance telecommunications services in certain markets, and are expected to expand that activity as opportunities created by the Telecommunications Act develop. In addition, incumbent local exchange carriers are expected to compete in each other's markets in some cases. For example, BellSouth has recently announced plans to provide local services within its geographic region in competition with independent telephone companies. Wireless telecommunications providers may develop into effective substitutes for wireline local telephone service. For example, AT&T recently announced plans to offer local services using a new wireless technology. AT&T's proposed wireless system would link residential and business telephones via radio waves to the AT&T network. If successful, this new service could further enhance AT&T's ability to market, on a nationwide basis, "one-stop" telecommunications services. The Company also competes with numerous direct marketers and telemarketers and equipment vendors and installers with respect to certain portions of its business.

  A continuing trend toward consolidation, mergers, acquisitions and strategic alliances in the telecommunications industry could also increase the level of competition faced by the Company or the Company's carrier customers. For example, in December 1996, WorldCom, a national long distance carrier, acquired MFS Communications Company, Inc., one of the largest competitive local exchange carriers, and, in November 1996, British Telecommunications plc announced its agreement to acquire MCI. In March 1997, BellSouth and IBM announced an alliance to provide Internet and Intranet services to businesses in the South. The telecommunications market is very dynamic, and additional competitive changes are likely in the future.

REGULATION

  Overview. The Company's services are subject to federal, state and local regulation. The Company, through its wholly owned subsidiaries, holds various federal and state regulatory authorizations. The FCC exercises jurisdiction over telecommunications common carriers to the extent they provide, originate or terminate interstate or international communications. The FCC also establishes rules and has other authority over certain issues related to local telephone competition. State regulatory commissions retain jurisdiction over telecommunications carriers to the extent they provide, originate or terminate intrastate communications. Local governments may require the Company to obtain licenses, permits or franchises in order to use the public rights-of-way necessary to install and operate its networks.

  Federal Regulation. The Company is categorized as a non-dominant carrier by the FCC, and as a result is subject to relatively limited regulation of its interstate and international services. Certain general policies and rules apply, as well as certain reporting requirements, but the Company's rates are not reviewed. The Company has all the authority required by the FCC to conduct its long distance business. As a non-dominant carrier, the Company may install and operate additional wireline facilities for the transmission of domestic interstate communications without prior FCC authorization.

  The FCC also imposes prior approval requirements on transfers of control and assignments of operating authorizations. The FCC has the authority generally to condition, modify, cancel, terminate or revoke operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. There can be no assurance that the FCC or third parties will not raise issues with regard to the Company's compliance with applicable laws and regulations.

  The FCC also regulates the interstate access rates charged by incumbent local exchange carriers for the origination and termination of interstate long distance traffic. Those access rates make up a significant portion of the cost of providing long distance service. The FCC has recently announced changes to its interstate access rules that will result in restructuring of the access charge system and changes in access charge rate levels. These changes will reduce per-minute access charges and substitute new per-line flat-rate monthly charges. These actions are expected to reduce access rates, and hence the cost of providing long distance service, especially to business customers. However, the full impact of the FCC's new decisions will not be known until those decisions are implemented over the next several years, during which time those decisions may be revised. Long distance companies may be disadvantaged if they have a disproportionate number of customers with multiple local telephone lines but relatively limited long distance requirements. In addition, AT&T has committed to reduce its long distance rates to reflect access cost reductions, and other competitors of the Company are likely to make similar reductions. In such event, the Company may need to reduce its rates in response to competitive pressures. In a related proceeding, the FCC has adopted changes to the methodology by which access has been used in part to subsidize universal telephone service and other public policy goals.

  The Telecommunications Act also gives the FCC a role in establishing rules for the implementation of local telephone competition, working with the state PUCs. The Telecommunications Act imposes a variety of new duties on incumbent local exchange carriers in order to promote competition in local exchange and access services, and the FCC has authority to develop rules to implement these duties. Some smaller independent incumbent local exchange carriers may seek suspension or modification of these obligations, and some companies serving rural areas are exempt from them.

  In that regard, on August 8, 1996, the FCC adopted the Interconnection Decision (the "Decision") to implement the interconnection, resale and number portability provisions of the Telecommunications Act. This Decision establishes rules pursuant to which incumbent local exchange carriers interconnect their networks with the networks of competitive local exchange carriers at rates that are reasonable and non-discriminatory. The Decision also establishes rules governing the rights of competitive local exchange carriers to obtain and use elements of the incumbent local exchange carriers' networks at cost-based rates either to supplement or substitute for alternative local network facilities that the competitive local exchange carrier would otherwise be required to install. The Decision sets rules governing competitive local exchange carrier access to wholesale versions of the incumbent local exchange carriers' retail local services for resale. The incumbent local exchange carriers are required to establish administrative support systems so that these services and functionalities can be made available to other carriers on a nondiscriminatory basis. The Decision also created rules to deal with reciprocal compensation for the transport and termination of local telecommunications, non-discriminatory access to rights of way, and related matters. A related FCC order adopted the same day established rules implementing the Telecommunications Act with respect to local and toll dialing parity among competitors; nondiscriminatory access to telephone numbers, operator services, directory assistance and listings, network information; and reform of numbering administration.

  The FCC's rules were challenged in the federal courts by GTE, the Regional Bell Operating Companies, large independent incumbent local exchange carriers and state regulatory commissions. On October 15, 1996, the U.S. Court of Appeals for the Eighth Circuit issued a stay of the implementation of certain of the FCC's rules and on July 18, 1997, the Court issued its decision finding that the FCC lacked statutory authority under the Telecommunications Act for certain of its rules. In particular, the Court found that the FCC was not empowered to establish the pricing standards governing unbundled local network elements or wholesale local services of the incumbent local exchange carriers. The Court also struck down other FCC rules, including one that would have enabled new entrants to "pick and choose" from provisions of established interconnection agreements between the incumbent local exchange carriers and other carriers. The Court, however, rejected certain other objections to the FCC rules brought by the incumbent local exchange carriers or the states, including challenges to the FCC's definition of unbundled elements, and to the FCC's rules allowing new competitors to create their own networks by combining incumbent local exchange carrier network elements together without adding additional facilities of their own. The overall impact of the Court's decision is to materially reduce the role of the FCC in fostering local competition, including its ability to take enforcement action if the Telecommunications Act is violated, and increase the role of state utility commissions. The FCC has indicated that it will ask the Supreme Court to review the Court's decision and petitions for rehearing are pending concerning the decision's treatment of unbundled elements. Meanwhile, certain state commissions have asserted that they will be active in promoting local telephone competition using the authority they have under the ruling, which may lessen the significance of the reduced FCC role. At this time the impact of the Court's decision cannot be evaluated and there can be no assurance that the Court decision and related developments will not have a material adverse effect on the Company. Furthermore, other FCC rules related to local telephone competition remain the subject of legal challenges. For example, on August 22, 1997, the Eighth Circuit Court issued a second order striking down certain FCC rules regarding dialing parity for new competitors. There can be no assurance that these and other pending decisions affecting local competition will not be adverse to companies seeking to enter the local telephone market.

  There can be no assurance that the FCC's remaining rules (including such rules that may be reinstated by the Supreme Court, if any), together with rules adopted by state public utility commissions, will be implemented in a manner that will permit local telephone competition to develop to a substantial extent and without significant delays. For example, many new carriers, including the Company, have experienced problems with respect to the operational support systems used by new carriers to order and receive network elements and wholesale services from the incumbent local exchange carriers. These systems are necessary for new carriers like the Company to provide local service to customers on a timely and competitive basis. The FCC has recently created a task force to examine problems that have slowed the development of local telephone competition.

  The Company has entered into the Interconnection Agreement with BellSouth. The Interconnection Agreement currently allows the Company to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without using Company-owned facilities. The Company and BellSouth have agreed on interim pricing terms for such resale and purchase of unbundled network elements. The terms of the Interconnection Agreement, including the interim pricing terms, are subject to the approval of the PUCs regulating the Company's markets. Such approval has been received from the PUCs of Alabama, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and is pending in Florida. In addition, the Interconnection Agreement does not resolve all operational issues, particularly those relating to the collocation of the Company's equipment with that of BellSouth. The Company and BellSouth are continuing to negotiate to resolve such issues. The Company expects that the Interconnection Agreement will provide a foundation for it to provide local service on a reasonable commercial basis, but there can be no assurance of this and important issues remain unsettled as a result of the Court decision and related matters. See "Risk Factors--Dependence on Local Incumbent Exchange Carriers."

  The Company expects to negotiate similar interconnection agreements with other incumbent local exchange carriers. However, other carriers who have preceded the Company in the negotiation process with certain of these incumbent local exchange carriers have expressed dissatisfaction with some of the terms of their agreements, or with the operational support systems by which they obtain the interconnection they require to provide local services to end users.

  As a general matter, no assurance is possible regarding how quickly or how adequately the Company will be able to take advantage of the opportunities created by the Telecommunications Act. The Company could be adversely affected if the court decision reversing some of the new FCC rules, or problems in the related arbitration and negotiation process, result in increasing the cost of using incumbent local exchange carrier network elements or services, or if such actions otherwise result in delays in the implementation of the Telecommunications Act or impediments to the development of local telephone competition.

  The Telecommunications Act also imposes certain duties on non-incumbent local exchange carriers, such as the Company. These duties include the obligation to complete calls originated by competing carriers under reciprocal arrangements or through mutual exchange of traffic without explicit payment; the obligation to permit resale of their telecommunications services without unreasonable restrictions or conditions; and the duty to provide dialing parity, number portability, and access to rights of way. The Company does not anticipate that these obligations will impose a material burden on its operations. However, given that local telephone competition is still in its infancy and implementation of the Telecommunications Act has just begun, there can be no assurance in this regard.

  The Telecommunications Act also establishes the foundation for substantial additional competition to the Company's long distance operations through elimination or modification of previous prohibitions on the provision of interLATA long distance services by the Regional Bell Operating Companies and GTE. The Regional Bell Operating Companies are now permitted to provide interLATA long distance service outside those states in which they provide local exchange service ("out-of-region long distance service") upon receipt of any necessary state and/or federal regulatory approvals that are otherwise applicable to the provision of intrastate and/or interstate long distance service. They also are allowed to provide long distance services for their cellular and other mobile services within the regions in which they also provide local exchange service ("in-region service"). The Regional Bell Operating Companies will be allowed to provide wireline in-region services upon specific approval of the FCC and satisfaction of other conditions, including a checklist of interconnection requirements. GTE is permitted to enter the long distance market without regard to limitations by region. GTE is also subject to the provisions of the Telecommunications Act that impose interconnection and other requirements on local exchange carriers. BellSouth and other Regional Bell Operating Companies have begun to take actions directed towards obtaining authority from the FCC to offer in-region long distance services in certain of the states in their respective regions. Although the FCC forced the withdrawal of the first such request, and rejected the next two, others are anticipated soon including one or more applications from BellSouth to provide service in states in its region. Furthermore, court actions are now pending challenging both the terms under which the FCC has denied an in-region application, and the underlying provisions of the Telecommunications Act that restrict in-region service. There can be no assurance that the Regional Bell Operating Companies will be prevented from offering in-region long distance service until local competition is established.

  The FCC has granted incumbent local exchange carriers certain flexibility in pricing their interstate special and switched access services. Under this pricing scheme, local exchange carriers may establish pricing zones based on access traffic density and charge different prices for access provided in each zone. The Company anticipates that the FCC will grant incumbent local exchange carriers increasing pricing flexibility as the number of interconnection agreements and competitors increases. In a pending rulemaking proceeding scheduled for completion soon, the FCC is expected to announce new and more specific policies regarding the conditions and timing under which incumbent local exchange carriers will be eligible for such increased pricing flexibility. There can be no assurance that such pricing flexibility will not place the Company at a competitive disadvantage, either as a purchaser of access for its long distance operations, or as a vendor of access to other carriers or end user customers.

  State Regulation. The Company is also subject to various state laws and regulations. Most public utility commissions require providers such as the Company to obtain authority from the commission prior to the initiation of service. In most states, including Alabama, Georgia and Florida, the Company also is required to file tariffs setting forth the terms, conditions and prices for services that are classified as intrastate. The Company also is required to update or amend its tariffs when it adjusts its rates or adds new products, and is subject to various reporting and record-keeping requirements.

  Many states also require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of state regulatory authorities. Fines or other penalties also may be imposed for such violations. There can be no assurance that state utilities commissions or third parties will not raise issues with regard to the Company's compliance with applicable laws or regulations.

  The Company has all necessary authority to offer intrastate long distance services in Alabama, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming. The Company is authorized to provide intrastate long distance service in the states of Arizona and Pennsylvania while certificates in those states are pending. Applications for authority to provide intrastate long distance service are also pending in several other states, including Maine, Minnesota and New Mexico. Applications will be filed, in the near future, in the states of Alaska and Hawaii. The Company seeks authority to provide long distance service in states outside of its target markets to enhance its ability to attract business customers with offices, or whose employees travel, outside of the Company's target markets.

  The Company intends initially to provide local exchange services in its region by reselling the retail local services of the respective incumbent local exchange carrier in a given territory and, in some established markets, using its own local switching facilities. The Company has obtained competitive local exchange carrier certification in Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.

  Many issues remain open regarding how new local telephone carriers will be regulated at the state level. For example, although the Telecommunications Act preempts the ability of states to forbid local service competition, the Telecommunications Act preserves the ability of states to impose reasonable terms and conditions of service and other regulatory requirements. However, these statutes and related questions arising from the Telecommunications Act will be elaborated further through rules and policy decisions made by PUCs in the process of addressing local service competition issues.

  The Company also will be heavily affected by state PUC decisions related to the incumbent local exchange carriers, particularly in view of the July 18, 1997 decision of the Eighth Circuit Court of Appeals noted above which recognizes a larger role for state utility commissions and a reduced role for the FCC. For example, PUCs have significant responsibility under the Telecommunications Act to oversee relationships between incumbent local exchange carriers and their new competitors with respect to such competitors' use of the incumbent local exchange carriers' network elements and wholesale local services. PUCs arbitrate interconnection agreements between the incumbent local exchange carriers and new competitors such as the Company when necessary. PUCs are considering incumbent local exchange carrier pricing issues in major proceedings now underway. PUCs will also determine how competitors can take advantage of the terms and conditions of interconnection agreements that incumbent local exchange carriers reach with other carriers. It is too early to evaluate how these matters will be resolved, or their impact on the ability of the Company to pursue its business plan.

  States also regulate the intrastate carrier access services of the incumbent local exchange carriers. The Company is required to pay such access charges to originate and terminate its intrastate long distance traffic. The Company could be adversely affected by high access charges, particularly to the extent that the incumbent local exchange carriers do not incur the same level of costs with respect to their own intrastate long distance services. A related issue is use by certain incumbent local exchange carriers, with the approval of PUCs, of extended local area calling that converts otherwise competitive intrastate toll service to local service. States also are or will be addressing various intraLATA dialing parity issues that may affect competition. It is unclear whether state utility commissions will adopt changes in their rules governing intrastate access charges similar to those recently approved by the FCC for interstate access. The Company's business could be adversely affected by such changes.

  The Company also will be affected by how states regulate the retail prices of the incumbent local exchange carriers with which it competes. The Company believes that, as the degree of intrastate competition increases, the states will offer the incumbent local exchange carriers increasing pricing flexibility. This flexibility may present the incumbent local exchange carriers with an opportunity to subsidize services that compete with the Company's services with revenues generated from non-competitive services, thereby allowing incumbent local exchange carriers to offer competitive services at lower prices than they otherwise could. The Company cannot predict the extent to which this may occur or its impact on the Company's business.

  Local Government Authorizations. The Company is required to obtain street use and construction permits and licenses and/or franchises to install and expand its fiber optic networks using municipal rights-of-way. In some municipalities where the Company has installed or anticipates constructing networks, it will be required to pay license or franchise fees based on a percentage of gross revenues or on a per linear foot basis. There can be no assurance that, following the expiration of existing franchises, fees will remain at their current levels. In many markets, the incumbent local exchange carriers do not pay such franchise fees or pay fees that are substantially less than those required to be paid by the Company, although the Telecommunications Act requires that in the future such fees be applied in a competitively neutral manner. To the extent that, notwithstanding the Act, competitors do not pay the same level of fees as the Company, the Company could be at a competitive disadvantage. Termination of the existing franchise or license agreements prior to their expiration dates or a failure to renew the franchise or license agreements and a requirement that the Company remove its facilities or abandon its network in place could have a material adverse effect on the Company.

  General. The telecommunications market is in a period of substantial change and uncertainty. As the Telecommunications Act and related FCC and state actions are implemented, new issues are likely to arise that can affect the Company and its business plan. No assurance can be given that future regulatory developments will not have a materially adverse impact on the Company.

FACILITIES, REAL PROPERTY AND LEASES

  The Company leases its corporate headquarters space in West Point, Georgia from ITC Holding. The lease expires in 2005 and may be terminated by either party on 90 days' notice. See "Certain Transactions--ITC Holding." The Company also owns a switch site in Birmingham, Alabama and leases space for a network operations center and a switch site in Arab, Alabama. In addition, the Company intends to construct a multi-service facility in Anniston, Alabama to function as a centralized switching control center for the Company's network and an operator services center. Construction of the Anniston facility is expected to commence by the end of 1997 and to be completed in the second quarter of 1998.

  The Company operates sales offices in Atlanta (two offices), Georgia; Pensacola, Florida; Columbia and Greenville, South Carolina; Charlotte, North Carolina; New Orleans and Baton Rouge, Louisiana; and Huntsville, Mobile, Auburn, Dothan, Florence, Montgomery and Birmingham, Alabama. The leases for these offices expire between 1997 and 2001.

  As part of its fiber optic network and switched service system, the Company owns or leases rights-of-way, land, office space and towers throughout the southern United States.

  The Company owns land and microwave transmission towers at various locations in Alabama.

  The Company expects to lease or purchase additional office space and switching and other network facilities in connection with the planned expansion of its telecommunications network system.

  The Company believes that all of its properties are well maintained.

EMPLOYEES

  As of June 30, 1997, the Company had over 500 full-time employees, none of whom was represented by a union or covered by a collective bargaining agreement. The Company believes that its relationship with its employees is good. In connection with the construction and maintenance of its fiber optic network and the conduct of its other business operations, the Company uses third party contractors, some of whose employees may be represented by unions or covered by collective bargaining agreements.

LEGAL PROCEEDINGS

  In May 1997, the U.S. District Court for the Middle District of Alabama, Southern Division returned a verdict against DeltaCom in Digitel Corporation
v. DeltaCom, Inc., Richard A. Wilkins, John A.R. Smith, and Edward L. Blackwell, awarding plaintiff $265,000 in damages. Plaintiff in this action alleged that certain of its former employees violated the non-solicitation agreements they had entered into with plaintiff as part of their employment. Plaintiff further alleged that DeltaCom, as the current employer of these former employees, shares liability for their alleged violations. DeltaCom is indemnified by the former stockholders of DeltaCom against both the attorney's fees incurred in defending the action and the judgment resulting from the action.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The table below sets forth, as of June 30, 1997, certain information concerning the directors and executive officers of the Company. The Board of Directors (the "Board") currently consists of nine directors, divided into three classes of directors serving staggered three-year terms. Directors and executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of the Company are elected at the annual meeting of stockholders. Executive officers of the Company generally are appointed at the Board's first meeting after each annual meeting of stockholders.

                                                                   TERM AS
            NAME             AGE POSITION(S) WITH COMPANY      DIRECTOR EXPIRES
            ----             --- ------------------------      ----------------
 Campbell B. Lanier, III....  46 Chairman, Director                  2000
 Andrew M. Walker...........  55 Chief Executive Officer,            2000
                                 Director
 Foster O. McDonald.........  35 President
 Douglas A. Shumate.........  32 Senior Vice President-Chief
                                 Financial Officer
 Steven D. Moses............  47 Senior Vice President-
                                 Network Services
 J. Thomas Mullis...........  53 Senior Vice President-
                                 General Counsel, Secretary
 Roger F. Woodward..........  44 Senior Vice President-
                                 Sales, Marketing and
                                 Customer Support
 Sara L. Plunkett...........  47 Vice President-Finance,
                                 Treasurer
 Donald W. Burton...........  53 Director                            1998
 Malcolm C. Davenport, V....  44 Director                            1998
 Robert A. Dolson (1).......  51 Director                            1999
 O. Gene Gabbard (1)(2).....  57 Director                            1999
 William T. Parr (2)........  60 Director                            1998
 William H. Scott, III (2)..  49 Director                            1999
 William B. Timmerman.......  50 Director                            2000

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  Campbell B. Lanier, III has been Chairman of the Company since March 1997. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since its inception in 1985 through a predecessor company. In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries. He also is a director of KNOLOGY Holdings, Inc. ("KNOLOGY") (a broadband telecommunications services company) (formerly known as CyberNet Holding, Inc.), MindSpring (a company that provides Internet services), National Vision Associates, Ltd. (a full service optical retailer) and K&G Men's Centers (a discount retailer of men's clothing), Vice Chairman of the Board of AvData Systems, Inc. ("AvData") (a company providing data communications networks) and Chairman of the Board of Powertel, Inc. (formerly InterCel, Inc.) ("Powertel") (a wireless telecommunications services company). He served as Chairman of the Board of AvData from 1988 to 1990 and has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

  Andrew M. Walker has been Chief Executive Officer of the Company since March 1997. He served as President and Chief Executive Officer of the managing partner of each of Interstate FiberNet and Gulf States FiberNet from November 1994 until March 1997. Mr. Walker has served as a director of KNOLOGY since July 1996, and he served as Chief Executive Officer and President of KNOLOGY from July 1996 to February 1997.

Mr. Walker worked for MCI from 1990 to 1994 as Vice President Carrier Services. From 1986 to 1990, Mr. Walker served as a Division President for Telecom*USA, Inc. ("Telecom*USA"). Prior to 1986, Mr. Walker held different positions with the Christian Broadcasting Network, M/A-Com and Comsat Laboratories ("Comsat").

  Foster O. McDonald has been President of the Company since March 1997. He served as President of DeltaCom from January 1991 until March 1997. From February 1996 until March 1997, Mr. McDonald also served as Chief Executive Officer of DeltaCom. From May 1984 through December 1990, Mr. McDonald served as Vice President and General Manager of DeltaCom. He also serves as a director of Brindlee Mountain Telephone Company.

  Douglas A. Shumate has been Senior Vice President and Chief Financial Officer of the Company since March 1997. He served as Chief Financial Officer of the Managing Partners of each of Interstate FiberNet and Gulf States FiberNet from January 1995 until March 1997. From May 1991 to January 1995, he served as Vice President-Finance and Chief Financial Officer of Interstate Telephone Company ("Interstate Telephone"), a local telephone service provider and wholly owned subsidiary of ITC Holding. From December 1986 through April 1991, Mr. Shumate was employed as a C.P.A. at Arthur Andersen LLP.

  Steven D. Moses has been Senior Vice President-Network Services of the Company since March 1997. He served as Vice President of Interstate FiberNet from January 1992 until April 1995 and Chief Operating Officer of Interstate FiberNet from April 1995 until March 1997. From May 1991 to January 1992, Mr. Moses served as Director-Special Projects of Interstate Telephone and Valley Telephone Company ("Valley Telephone") (a local telephone service provider and a wholly owned subsidiary of ITC Holding).

  J. Thomas Mullis has been Senior Vice President, General Counsel and Secretary of the Company since March 1997. Mr. Mullis served as General Counsel and Secretary of DeltaCom from May 1985 to March 1997 and as Executive Vice President of DeltaCom from January 1994 to November 1996. From November 1996 to March 1997, he also served as Senior Vice President of DeltaCom. From January 1990 to December 1993, Mr. Mullis served as President, General Counsel and Secretary of both Southern Interexchange Services, Inc. (a switched services carrier) and Southern Interexchange Facilities, Inc. (a private line carriers' carrier).

  Roger F. Woodward has been Senior Vice President-Sales, Marketing and Customer Support of the Company since March 1997. Mr. Woodward served as Senior Vice President-Sales of DeltaCom from October 1996 until March 1997. From March 1990 until July 1996, Mr. Woodward served in a variety of positions, including Regional Sales Director and Vice President-Sales, with Allnet Communications, Inc., which was acquired by Frontier in August 1995.

  Sara L. Plunkett has been Vice President-Finance and Treasurer for the Company since March 1997. She served as Vice President-Finance of DeltaCom from October 1996 until March 1997. From May 1989 through October 1996, she served as Chief Financial Officer of DeltaCom.

  Donald W. Burton has been a director of the Company since March 1997. He has served as the Managing General Partner of South Atlantic Venture Funds since 1983 and as the General Partner of The Burton Partnership, Limited Partnership since 1979. Since 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton serves as director of Powertel, MTL, Inc. (a bulk transportation service company), the Heritage Group of Mutual Funds and several private companies.

  Malcolm C. Davenport, V has been a director of the Company since March 1997. He has operated his own C.P.A. and law practices since 1979 and 1983, respectively. Mr. Davenport also serves as a director of ITC Holding and several of its subsidiaries, Spintek Gaming Technologies, Inc. (a gaming technology provider) and American Artists Film Corporation (a motion picture production company).

  Robert A. Dolson has been a director of the Company since March 1997. He has served as President and Chairman of Continental Water Company (a holding company for regulated water utilities) since 1982 and 1989, respectively. He has served as President and Chairman of National Enterprises, Inc. (the parent company of Continental Water Company) since 1984 and 1989, respectively. He has served as a director of ITC Holding since December 1993. He also serves as a director of several private companies.

  O. Gene Gabbard has been a director of the Company since March 1997. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as Chairman of the Board of KNOLOGY and as a director of ITC Holding, Powertel, MindSpring and KNOLOGY. He also currently serves as a director of two telecommunications technology companies, Dynatech Corporation and Adtran, Inc. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI. He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom*USA, Inc. from December 1988 until Telecom's merger with MCI in August 1990. From July 1984 to December 1988, he was Chairman and/or President of SouthernNet, Inc. ("SouthernNet"), a long distance telecommunications company which was the predecessor to Telecom*USA. Mr. Gabbard has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

  William T. Parr has been a director of the Company since March 1997. Mr. Parr has served as Vice Chairman of J. Smith Lanier & Co. (an insurance placement company) since 1980. He currently serves as a director of ITC Holding and several of its subsidiaries, including ITC Services Co., Inc. (a management services company), Valley Telephone, InterCall, Inc. (a conference calling service provider) and Globe Telecommunications, Inc. ("Globe") (a non-regulated telecommunications provider). He also serves as a director of AvData, J. Smith Lanier & Co. and Industrial Distribution Group, Inc. (a supplier of maintenance, repair, operating and production products).

  William H. Scott, III has been a director of the Company since March 1997. Mr. Scott has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. Mr. Scott is a director of Powertel, AvData, KNOLOGY and MindSpring. From 1989 to 1991, he served as Executive Vice President of ITC Holding. From 1985 to 1989, Mr. Scott was an officer and director of Async. Between 1984 and 1988, Mr. Scott held several offices with SouthernNet, including Chief Operating Officer, Chief Financial Officer, and Vice President-Administration. He was a director of SouthernNet from 1984 to 1987.

  William B. Timmerman has been a director of the Company since March 1997. Since 1978 he has served in a variety of management positions at SCANA Corporation (a diversified utility company), including Chief Executive Officer, President, Senior Vice President, Executive Vice President and Chief Financial Officer. Mr. Timmerman is also director of SCANA Corporation, ITC Holding, Powertel and Liberty Corporation (a life insurance company).

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board currently has two committees, the Audit Committee and the Compensation Committee. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Dolson and Gabbard.

  The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's stock option plans. The current members of the Compensation Committee are Messrs. Gabbard, Parr and Scott.

DIRECTOR COMPENSATION

  Directors of the Company who are also employees of the Company receive no directors' fees. Non-employee directors receive directors' fees of $750 for each Board meeting attended in person, $200 for each Board meeting attended by telephone and $200 for each Board committee meeting attended (whether in person or by telephone conference). In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Directors of the Company are also eligible to receive grants of stock options under the Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee are Messrs. Gabbard, Parr and Scott.

STOCK OPTION PLANS

  1997 Stock Option Plan. The Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company, its subsidiaries and its parent corporation prior to the Merger, ITC Holding, as well as the grant of non-qualifying options to any other individual whose participation in the Stock Option Plan is determined to be in the best interests of the Company. The Stock Option Plan authorizes the
issuance of up to     shares of Common Stock pursuant to options granted under
the Stock Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The maximum number of shares subject to options that may be awarded under the Stock Option Plan to
any person is     shares. The Compensation Committee of the Board of Directors will administer the Stock Option Plan and will grant options to purchase Common Stock.

  The option exercise price for incentive stock options granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The option exercise price for non-incentive stock options granted under the Stock Option Plan may not be less than the par value of the Common Stock on the date of grant of the option. The maximum option term is ten years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of Common Stock (determined at the time of grant) covered by incentive stock options that become exercisable by an optionee in any year. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant.

  The Board of Directors may amend or terminate the Stock Option Plan with respect to shares of Common Stock as to which options have not been granted.

  At September 20, 1997, options to purchase an aggregate of 4,904,164 shares of Common Stock were outstanding under the Stock Option Plan (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger). See "History of the Company--Holding Company Merger."

  Directors Stock Option Plan. The Directors Stock Option Plan provides for the "formula" grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code to directors of the Company who are not officers or employees of the Company, ITC Holding or any subsidiary of the Company (each an "Eligible Director"). The Directors Stock Option Plan
authorizes the issuance of up to     shares of Common Stock pursuant to
options granted under the Directors Stock Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under the Directors Stock Option Plan will be 100% of the fair market value of the shares of Common Stock on the date of grant of the option. Under the Directors Stock Option Plan, each Eligible Director will be granted an option to purchase 16,050 shares of Common Stock upon such person's initial election or appointment to serve as a director. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant. The Board of Directors may amend or terminate the Directors Stock Option Plan with respect to shares of Common Stock as to which options have not been granted.

  At September 20, 1997, stock options to purchase 96,300 shares of Common Stock were outstanding pursuant to the Directors Stock Option Plan.

EXECUTIVE COMPENSATION

  During 1997 Messrs. Walker, McDonald, Mullis, Woodward and Moses (the "Named Executive Officers") expect to earn salaries at annual rates of $150,000, $135,000, $131,472, $125,000 and $110,000, respectively. If certain performance goals are met, Messrs. Walker, McDonald, Mullis, Woodward and Moses expect to earn bonuses of $90,000, $75,000, $35,855, $50,000 and
$61,111, respectively.

  On March 24, 1997, the Company granted Messrs. Walker, McDonald, Mullis, Woodward and Moses options to purchase 200,625, 120,375, 64,200, 80,250 and 80,250 shares of Common Stock, respectively. Each of the Named Executive Officers has been granted certain options to purchase shares of common stock of ITC Holding under ITC Holding's incentive stock option plan. These options will continue to vest according to the schedule set forth in each Named Executive Officer's respective stock option agreement unless such Named Executive Officer's employment with the Company is terminated (and such employee is not employed by ITC Holding or another subsidiary thereof), in which case options that have not vested at that time will terminate.

                             CERTAIN TRANSACTIONS

  The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm's-length transactions with independent third parties.

  The following is a summary of certain transactions and relationships between the Company and ITC Holding, its other wholly owned subsidiaries, or entities in which ITC Holding holds more than 10% of the equity interests, and among the Company and its directors, executive officers and stockholders and its associated entities.

  The Company, through Interstate FiberNet, Inc. (and formerly through Interstate FiberNet, a Georgia general partnership), sells capacity on its fiber optic network to several ITC Holding subsidiaries and affiliates, including Powertel and Powertel PCS, Inc., Globe, InterCall, KNOLOGY and MindSpring. Together, these entities paid Interstate FiberNet, Inc. approximately $422,000, $316,000 and $243,000 for such capacity for the years ended December 31, 1996, 1995 and 1994 and $456,000 for the six months ended June 30, 1997, respectively.

  Since 1996, the Company, through DeltaCom, has provided long distance and carrier switched long distance service to several ITC Holding subsidiaries and affiliates, including KNOLOGY, InterCall, Interstate Telephone, Valley Telephone, Powertel and MindSpring. Together, these entities paid DeltaCom approximately $1.4 million for the year ended December 31, 1996 and $1,755,000 for the six months ended June 30, 1997. Since 1996, DeltaCom has also earned commissions by serving as agent for certain interexchange carriers doing business with Powertel, InterCall and MindSpring. Under these agreements, DeltaCom contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to Powertel, InterCall and MindSpring. Together, Powertel, InterCall and MindSpring paid DeltaCom commissions totaling approximately $514,000 for the year ended December 31, 1996, and $462,000 for the six months ended June 30, 1997.

  In 1995, the Company, through Interstate FiberNet and Gulfstates FiberNet, constructed a fiber route on behalf of KNOLOGY. KNOLOGY reimbursed the Company for approximately $62,000 worth of construction expenses. The Company also provided certain engineering and construction-related management services, estimated to have a value of $50,000, to KNOLOGY in 1995. The Company did not charge KNOLOGY for these services.

  In addition to his responsibilities with the Company, Mr. Walker also served as President and Chief Executive Officer of KNOLOGY for the period from July 15, 1996 through February 20, 1997. He served in this capacity at the request of KNOLOGY and ITC Holding and received no compensation from KNOLOGY. The Company estimates the value of services provided to be approximately $20,000.

  In 1996, Interstate FiberNet provided certain engineering and construction-related management services to Powertel. Interstate FiberNet charged approximately $57,000 for these services.

  In 1995, the Company provided certain network optimization services for InterCall. InterCall paid $24,000 for such services.

  The Company, through Interstate FiberNet, Inc. (and formerly through InterQuest), provides directory assistance and operator service to Powertel, Interstate Telephone and Valley Telephone. Revenues recorded by the Company for these services were approximately $433,000, $245,000 and $202,000 for the years ended December 31, 1996, 1995 and 1994, respectively, and $451,000 for the six months ended June 30, 1997.

  Since 1996, DeltaCom has purchased feature group access from Interstate Telephone and Valley Telephone. Access fees paid by DeltaCom to these entities, in the aggregate, totaled approximately $401,000 in 1996 and $87,000 for the six months ended June 30, 1997.

  Since 1995, InterCall has provided conference calling services to Interstate FiberNet (and now to Interstate FiberNet, Inc.) and (beginning in 1996) to DeltaCom. The Company paid approximately $80,000 and $1,000 for such services for the years ended December 31, 1996 and 1995, respectively, and $35,000 for the six months ended June 30, 1997.

  ITC Holding, through certain of its subsidiaries, from time to time provides the Company (and its subsidiaries) with administrative and staff services. The amounts paid by the Company to ITC Holding and its affiliates for these services for the years ended December 31, 1996, 1995 and 1994, were $19,000, $5,000 and $148,000, respectively, and $65,000 for the six months ended June 30, 1997.

  Since 1995, ITC Holding advanced funds to InterQuest at a variable rate equal to the rate paid by ITC Holding through its credit facility with First Union and CoBank, plus .5%. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, InterQuest recorded interest expenses to ITC Holding of approximately $123,000, $97,000 and $40,000, respectively. For the year ended December 31, 1996 and for the six months ended June 30, 1997, DeltaCom advanced excess funds from its operations to ITC Holding at an annual interest rate of 8.25% and DeltaCom recorded interest income of approximately $78,000 and $7,000, respectively. The advance is repayable on demand.

  The Company has leased office space in West Point, Georgia from ITC Holding since January 1995. Under its lease, the Company pays ITC Holding rent in the amount of approximately $2,500 per month. The lease may be terminated by either party on 90 days' notice. In 1996, the Company paid ITC Holding an additional $7,000 in tax reimbursement payments for 1995 and 1996.

  In 1996, InterQuest purchased certain switching equipment located in West Point, Georgia from Globe for approximately $120,000. During the six months ended June 30, 1997, DeltaCom sold equipment to KNOLOGY for $204,000.

  Certain officers and directors of the Company hold or have held positions in ITC Holding and various subsidiaries of ITC Holding. See "Management-- Directors and Executive Officers." In addition, certain Company officers and directors have ownership interests in ITC Holding.

SCANA

  In March 1997, in the Gulf States Acquisition, ITC Holding acquired SCANA's 64% partnership interest in Gulf States FiberNet and the Georgia Fiber Assets. The purchase price of approximately $27.9 million was paid in the form of the SCANA Note in the aggregate principal amount of approximately $10.0 million and 588,411 shares of Series A Convertible Preferred Stock of ITC Holding. See "Description of Certain Indebtedness--SCANA Note." Such shares of Series A Convertible Preferred Stock will be converted into 1,362,340 shares of the Company's Series A Preferred Stock in the Merger. See "History of the Company." In addition, pursuant to an earn-out provision, no later than April 30, 1998, ITC Holding must issue to SCANA that number of shares of Series A Convertible Preferred Stock that in aggregate value equal 35.7% of the product of (a) 64%, multiplied by (b)(i) six, multiplied by (ii) the amount (if any) by which the earnings before interest, taxes, depreciation and amortization of the Gulf States FiberNet business for the fiscal year ended December 31, 1997 exceeds $11,265,696. After the Merger, any payment under the earn-out provision will be made in shares of the Company's Series A Preferred Stock.

                            PRINCIPAL STOCKHOLDERS

  Prior to the Merger, all of the Company's issued and outstanding capital stock, consisting of 15,000,000 shares of Class B Common Stock, is owned beneficially and of record by ITC Holding. See "History of the Company-- Holding Company Merger" and "Description of Capital Stock."

  The following table sets forth information, as of July 31, 1997, concerning beneficial ownership of the Common Stock after giving effect to the Merger, and as adjusted to reflect the sale of the Common Stock in the Offering, by
(i) each stockholder who is known by the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.

                                 PRIOR TO THE OFFERING    AFTER THE OFFERING
                                ------------------------ ---------------------
                                  NUMBER OF   PERCENTAGE   NUMBER   PERCENTAGE
NAME OF BENEFICIAL OWNER        SHARES (A)(B)  OF CLASS  OF SHARES   OF CLASS
------------------------        ------------- ---------- ---------- ----------
SCANA Communications, Inc.
 (c)...........................   1,793,457       9.1%    1,793,457
National Enterprises, Inc.
 (d)...........................   2,026,188      10.2     2,026,188
Donald W. Burton (e)...........   1,206,153       6.1     1,206,153
Malcolm C. Davenport, V (f)....     390,074       2.0       390,074
Robert A. Dolson (g)...........   2,026,188      10.2     2,026,188
O. Gene Gabbard................     102,370         *       102,370
Campbell B. Lanier, III (h)....   5,497,927      27.7     5,497,927
Foster O. McDonald (i).........     177,346         *       177,346
Steven O. Moses................      44,041         *        44,041
J. Thomas Mullis...............         --          *           --
William T. Parr................     128,116         *       128,116
Sara L. Plunkett...............         --          *           --
William H. Scott, III (j)......     784,124       3.9       784,124
Douglas A. Shumate.............      66,675         *        66,675
William B. Timmerman (k).......   1,793,457       9.1     1,793,457
Andrew M. Walker...............      38,896         *        38,896
Roger F. Woodward..............         --          *           --
All executive officers and di-
 rectors as a group (15 per-
 sons).........................  12,255,367      60.5    12,255,367

--------
*  Less than one percent.
(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from July 31, 1997. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, each stockholder listed has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
(b) Includes the following shares that the individuals named below have the right to purchase within 60 days from July 31, 1997 pursuant to options:

   Donald W. Burton.....................................................   3,426
   O. Gene Gabbard......................................................   3,426
   Campbell B. Lanier, III.............................................. 211,552
   Steven D. Moses......................................................  39,596
   William H. Scott, III................................................ 279,769
   Douglas A. Shumate...................................................  51,982
   Andrew M. Walker.....................................................  19,448
                                                                         -------
       Total............................................................ 609,199
                                                                         =======

(c) Excludes     shares of Common Stock which will be issuable upon conversion of the Series A Preferred Stock to be issued in the Merger as well as additional shares of Common Stock which will be issuable upon conversion of any shares of Series A Preferred Stock which may be issued under an earn-out arrangement related to the Gulf States Acquisition. See "History of the Company--Holding Company Merger" and "Management--Stock Option Plans." The address of SCANA Communications, Inc. is 440 Knox Abbott Drive, Suite 240, Cayce, SC 29033.
(d) The address of National Enterprises, Inc. is 535 North New Ballas Road, St. Louis, MO 63141.
(e) Includes 62,461 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 109,598 shares held of record by South Atlantic Venture Fund II, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner; 567,608 shares held of record by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner of which Mr. Burton is the managing partner; 182,338 shares held of record by South Atlantic Venture Fund IV, L.P., of which Mr. Burton is a general partner; and 280,719 shares held of record by South Atlantic Venture Fund IV (QP), L.P., of which Mr. Burton is a general partner. Also includes 3,426 unexercised but vested options held of record by South Atlantic Venture Fund II, Limited Partnership.
(f) Includes 347,223 shares held of record by the Malcolm C. Davenport, V Family Trust, of which Mr. Davenport is co-trustee.
(g) Includes 2,026,188 shares held of record by National Enterprises, Inc., of which Mr. Dolson is President.
(h) Includes 92 shares in the aggregate held of record by Mr. Lanier's wife; 30,098 shares held of record by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; and 57,882 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is co-trustee.
(i) Includes 177,346 shares held of record by three McDonald family trusts, of which Mr. McDonald is trustee. Subsequent to July 31, 1997, Mr. McDonald purchased an additional 57,882 shares.
(j) Includes 1,852 shares in the aggregate held of record by members of Mr. Scott's immediate family; 30,098 shares held of record by the Lanier Family Foundation, of which Mr. Scott is co-trustee; 57,882 shares held by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Scott is co-trustee; 150,493 shares held of record by Campbell B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is trustee; 8,353 shares held in trust for Mr. Scott's minor daughter, of which Mr. Scott's wife is co-trustee; and 1,447 shares held of record by the Campbell B. Lanier, IV 2503(c) Trust, of which Mr. Scott is trustee.
(k) Includes 1,793,457 shares held of record by SCANA, of which Mr. Timmerman is Chief Executive Officer.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY

  The Company's wholly owned subsidiary, Interstate FiberNet, Inc. (the "Borrower") has entered into a credit agreement with NationsBank, as administrative lender, and the lenders set forth therein (the "Credit Agreement"). The Credit Agreement provides for a $100.0 million term and revolving Credit Facility to be used for working capital and other purposes, including refinancing indebtedness of the Borrower existing at the closing of the Credit Facility, capital expenditures and permitted acquisitions. The following summary of the material provisions of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Credit Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used in this description of the Credit Facility are defined at the end of this section.

  The Credit Facility will mature on September 15, 2002. The Credit Facility includes a $50.0 million multi-draw term loan facility and a $50.0 million revolving credit facility. The Borrower may draw down amounts under the term loan facility until the second anniversary of the Credit Facility. The aggregate amount of all advances under the term loan facility must equal $50.0 million before the Borrower may draw down any amount over $10 million under the revolving credit facility.

  Amounts drawn under the Credit Facility will bear interest, at the Borrower's option, at either the Base Rate or the LIBOR Rate, plus an Applicable Margin. The Applicable Margin will be an annual rate which will fluctuate based on the Borrower's Total Leverage Ratio and which will be between 1.75% and .75% for Base Rate borrowings and between 2.75% and 1.75% for LIBOR Rate borrowings.

  The Credit Agreement requires the Borrower to repay indebtedness outstanding under the Credit Facility with the net cash proceeds from sales of assets by the Company, the Borrower or the Borrower's subsidiaries other than in the ordinary course of business and from certain public or private issuances of equity securities (excluding the Offering) or debt securities by the Company, the Borrower or the Borrower's subsidiaries.

  The Borrower's obligations under the Credit Facility are guaranteed by the Company and the Borrower's subsidiaries and are secured by a first priority lien on all current and future assets and properties of the Borrower and its subsidiaries, except for certain contract rights and interests in real estate, and by a first priority pledge of the stock of the Borrower and its subsidiaries.

  The Credit Agreement contains negative covenants limiting the ability of the Borrower, the Borrower's current and future subsidiaries and the Company to incur debt, create liens, pay dividends, make distributions or stock repurchases, make investments or capital expenditures, change their business, issue capital stock, engage in transactions with affiliates, sell assets, engage in mergers and acquisitions and assume or make guaranties. In addition, the Credit Agreement contains affirmative covenants, including covenants requiring compliance with laws, maintenance of corporate existence, licenses, properties and insurance, payment of taxes and performance of other material obligations and the delivery of financial and other information.

  The Credit Agreement restricts the Borrower from declaring and paying dividends or other distributions to the Company. However, the Borrower is permitted to pay dividends to the Company to pay scheduled interest on the Senior Notes beginning after the sixth scheduled interest payment, unless at the time of such dividend or distribution an event of default (other than an event of default resulting solely from the breach of a representation or warranty) under the Credit Facility exists or would be caused by such dividend or distribution; provided that, with respect to any event of default (other than a payment default, a bankruptcy event with respect to the Company, the Borrower, the Borrower's subsidiaries, any person or entity liable for the performance of any of the obligations under the Credit Facility or any person or entity the property of which secures the performance of any of the obligations under the Credit Facility, or the loss of a material license or fiber network), the Borrower will not be prohibited for more than 180 days from paying dividends to the Company to pay scheduled cash interest due and payable on the Senior Notes.

  The Credit Agreement also requires the Borrower to comply with certain financial tests and to maintain certain financial ratios on a consolidated basis. The Borrower must maintain (i) a Total Leverage Ratio no greater than 9.5:1.0 through June 30, 1998, 8.75 to 1.0 from July 1, 1998 to June 30, 1999,
7.5 to 1.0 from July 1, 1999 to June 30, 2000, 6.0 to 1.0 from July 1, 2000 to
June 30, 2001 and 4.5 to 1.0 from July 1, 2001 and thereafter; (ii) a Senior Leverage Ratio no greater than 2.75:1.0 through June 30, 1999 and 2.25:1.0 thereafter; (iii) an Interest Coverage Ratio no less than 3.75:1.0 through June 30, 2000 and 1.75:1.0 thereafter; (iv) capital expenditures no greater than $57,650,600 for the fiscal year 1997, $57,150,000 for the fiscal year 1998, $34,800,000 for the fiscal year 1999, $40,400,000 for the fiscal year 2000, $41,100,000 for the fiscal year 2001 and $36,750,000 for the fiscal year 2002; provided, that (A) to the extent that less than such amount is used for any fiscal year, the limitation on capital expenditures for the immediately succeeding fiscal year may be increased by the amount of such unused amount,
(B) during 1997, the Borrower may elect to reduce its 1998 limitation by $8 million and increase its 1997 limitation by $8 million, and (C) the amount of net cash proceeds from certain issuances of equity securities (including the Common Stock offered hereby) may be used for capital expenditures in excess of the foregoing limitations; and (v) a minimum Operating Cash Flow of no less than $16,700,000 for the fiscal year 1997, $21,700,000 for the fiscal year 1998, $36,700,000 for the fiscal year 1999, $52,800,000 for the fiscal year 2000, $77,800,000 for the fiscal year 2001 and $92,000,000 for the fiscal year 2002.

  Failure to satisfy any of the financial covenants constitutes an event of default under the Credit Facility, notwithstanding the ability of the Borrower to meet its debt service obligations. The Credit Agreement also includes other customary events of default, including, without limitation, a cross-default to other indebtedness, material undischarged judgments, bankruptcy and a change of control.

  As used in this section:

  "Annualized Operating Cash Flow" means Operating Cash Flow for the six-month period most recently ended, multiplied by two.

  "Interest Coverage Ratio" means, for the Borrower on a consolidated basis for any period, the ratio of Annualized Operating Cash Flow to the aggregate amount of interest due and payable by the Company, the Borrower and the Borrower's subsidiaries with respect to Total Debt during such period net of interest on the Senior Notes funded by Pledged Securities, interest income for such period, interest actually paid-in-kind, any one-time facility fees paid in connection with the Credit Facility and in connection with any pre-existing debt of the Company, the Borrower or the Borrower's subsidiaries, and up to $9.5 million of accrued interest paid by the Borrower to ITC Holding prior to the closing of the Credit Facility.

  "Operating Cash Flow" for any period means the consolidated net income
(loss) of the Company, the Borrower and the Borrower's subsidiaries for such period plus the following amounts for such period, to the extent included in the determination of such income (loss): depreciation expense, amortization expense and other non-cash charges reducing income, net interest expense, and income tax expense.

  "Senior Leverage Ratio" means, for the Borrower on a consolidated basis at any date, the ratio of Senior Debt (Total Debt minus the Senior Notes) to Annualized Operating Cash Flow.

  "Total Debt" means the aggregate indebtedness of the Borrower for borrowed money on a consolidated basis, net of cash balances in excess of $5 million plus, except for purposes of calculating the Senior Leverage Ratio, the balance of Pledged Securities securing the Senior Notes.

  "Total Leverage Ratio" means at any date, for the Borrower on a consolidated basis, the ratio of Total Debt on such date to Annualized Operating Cash Flow.

SENIOR NOTES

  On June 3, 1997, the Company completed the sale of $200.0 million principal amount of its 11% Senior Notes due 2007. Interest on the Senior Notes is payable semiannually in cash, on each June 1 and December 1, commencing on December 1, 1997.

  The Senior Notes are unsubordinated indebtedness of the Company, ranking pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company. Approximately $63.0 million of the net proceeds from the sale of the Senior Notes are being held in a pledged account as security for and to fund the first six interest payments on the Senior Notes.

  The Senior Notes will mature on June 1, 2007. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2002, initially at 105.5% of their principal amount, declining ratably to 100% of their principal amount, plus accrued interest, on or after June 1, 2004. In addition, at any time prior to June 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes from the proceeds of one or more public equity offerings at 111% of their principal amount; provided at least $130.0 million principal amount of Notes remain outstanding.

  Upon a "Change of Control" of the Company (as defined in the Senior Note Indenture), the Company will be required to make an offer to purchase the Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

  The Senior Note Indenture contains certain covenants that affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations. If the Company fails to comply with these covenants, the Company's obligation to repay the Senior Notes may be accelerated. However, these limitations are subject to a number of important qualifications and exceptions. In particular, while the Senior Note Indenture restricts the Company's ability to incur additional indebtedness by requiring compliance with specified leverage ratios, it permits the Company and its subsidiaries to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory and network assets and up to $100 million of additional indebtedness.

SCANA NOTE

  The SCANA Note has been assumed by Interstate FiberNet, Inc., which became a wholly owned subsidiary of the Company as part of the Reorganization. The SCANA Note, which has a principal balance of approximately $10.0 million, has a maturity date of March 31, 2002. Interest accrues on the SCANA Note at an annual rate of 11% and is payable semiannually in arrears. Principal is payable semiannually, commencing on September 30, 1997, in equal semiannual installments of $996,409. The SCANA Note is unsecured.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company before the Merger consists of 60,000,000 shares of Class A Common Stock, par value $.01 per share, of which no shares are outstanding, 30,000,000 shares of Class B Common Stock, par value $.01 per share, of which 15,000,000 shares held by ITC Holding are outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are outstanding. In connection with the Merger, prior to the consummation of the Offering, the Company's Certificate of Incorporation will be amended and restated in order, among other things, to change the Company's authorized capital stock. The description of the Company's capital stock set forth below refers to the Certificate of Incorporation as it will be amended and restated at the time of the Merger.

  The following description does not purport to be complete and is subject to the provisions of the Company's Certificate of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part and by the provisions of applicable law.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

  Pursuant to the Certificate of Incorporation, the Company has authority to issue 95,000,000 shares of capital stock, consisting of 90,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). In connection with the Merger, based on ITC Holding's outstanding shares and options as of September 20, 1997, holders of ITC Holding common stock would receive 19,213,038 shares of Common Stock and SCANA, the sole holder of ITC Holding preferred stock, would receive 1,362,340 shares of the Company's Series A Preferred Stock with substantially identical terms to those of the ITC Holding preferred stock. Additional shares of Series A Preferred Stock may be issuable to SCANA in connection with an earn-out arrangement related to the Gulf States Acquisition. See "Certain Transactions--SCANA." In addition, options outstanding under ITC Holding stock plans would be converted into options to purchase 3,499,622 shares of Common Stock under the Company's Stock Option Plan. See "History of the Company--Holding Company Merger" and "Principal Stockholders."

COMMON STOCK

  Voting Rights. Each holder of the Common Stock is entitled to attend all special and annual meetings of the stockholders of the Company and, together with the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of the Common Stock is entitled to one vote per share with respect to all such matters.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Common Stock and holders of any class or series of stock entitled to participate therewith, will become entitled to participate in the distribution of any assets of the Company remaining after the Company shall have paid, or provided for payment of, all debts and liabilities of the Company and after the Company shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled. See "--Series A Preferred Stock."

  Dividends. Holders of Common Stock are entitled to receive such cash dividends on an equal per-share basis as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The Company has never paid dividends, and the terms of the Senior Note Indenture restricts payments of dividends in the future. See "Description of Certain Indebtedness--Senior Notes."

  No holder of Common Stock has any preemptive right to subscribe for any of the Company's securities, nor does any holder of Common Stock have conversion rights. The rights, privileges, preferences and priorities of holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Stock and shares of any series of Preferred Stock which the Company may designate and issue in the future.

SERIES A PREFERRED STOCK

  Conversion Rights. Holders of Series A Preferred Stock have the right, at any time after March 14, 2002, to convert each share of Series A Preferred Stock into one share of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations and other specified events.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock will be entitled to receive a distribution of $13.17 per share, plus any dividends declared and unpaid, prior to any payment or distribution of assets to holders of Common Stock. Holders of Common Stock will then be entitled to an equivalent distribution of $13.17 per share, plus any dividends declared and unpaid, out of remaining assets of the Company. Holders of Series A Preferred Stock and Common Stock will be entitled to share ratably in the distribution of any remaining assets of the Company, with holders of Series A Preferred Stock entitled to receive an amount equal to the distribution made in respect of the number of shares of Common Stock into which the Series A Preferred Stock is then convertible.

  Dividend Rights. The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series A Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible. So long as any shares of Series A Preferred Stock are outstanding, no dividends may be declared or paid on any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to dividends.

  No Redemption Rights. The Series A Preferred Stock is not subject to mandatory or optional redemption.

  Voting Rights. Except as set forth in the following sentence, holders of Series A Preferred Stock have no voting rights. The affirmative vote of holders of at least two-thirds of the shares of Series A Preferred Stock outstanding is necessary for (i) the authorization or issuance of any class of stock ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon dissolution, liquidation or winding up of the Company, (ii) an increase in the authorized or issued amount of Series A Preferred Stock or (iii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any provision of the Certificate of Incorporation that would affect any right, preference or voting power of the Series A Preferred Stock.

PREFERRED STOCK

  The Certificate of Incorporation authorizes the Board, from time to time and without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date hereof, the Board has not provided for the issuance of any series of Preferred Stock other than the Series A Preferred Stock and there are no agreements or understandings for the issuance of any such other series of Preferred Stock. Because of its broad discretion with respect to the creation and issuance of Preferred Stock without stockholder approval, the Board could adversely affect the voting power of the holders of Common Stock and, by issuing shares of Preferred Stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company.

CERTAIN CHARTER AND STATUTORY PROVISIONS

  The Certificate of Incorporation provides for the division of the Board into three classes of directors, serving staggered three-year terms. The Certificate of Incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote thereon are necessary for the alteration, amendment or repeal of certain sections of the Certificate of Incorporation relating to the election and classification of the Board, limitation of director liability and the vote requirements for such amendments to the Certificate of Incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

  The Company is subject to the provisions of Section 203 of the Delaware Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the board approved either the business combination or the transaction that resulted in such person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans) or (iii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock excluding the stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock.

  The Certificate of Incorporation empowers the Board to redeem any of the Company's outstanding capital stock, at a price determined by the Board, which price shall be at least equal to the lesser of (i) fair market value (as determined in accordance with the Certificate of Incorporation) or (ii) in the case of a "Disqualified Holder," the lesser of fair market value or such holder's purchase price (if the stock was purchased within one year of such redemption) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of the Company whose holding of such stock may result in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Company or any of its subsidiaries to conduct any portion of the business of the Company or any of its subsidiaries. Under the Telecommunications Act, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under certain conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

TRANSFER AGENT AND REGISTRAR

  A transfer agent and registrar for the Common Stock will be designated by the Company prior to the consummation of the Offering.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to the Offering, there has been no public market for the Common Stock of the Company. Future sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock.

  Upon completion of the Merger and the Offering, there will be      shares of
Common Stock outstanding. Of these shares, the      shares expected to be sold
in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The remaining 19,213,038 shares of Common Stock outstanding will be "restricted securities," as that term is defined in Rule 144, and may in the future be sold without registration under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act.

  The Company, its directors and executive officers and certain stockholders
owning an aggregate of     shares of Common Stock have entered into "lock-up"
agreements with the Underwriters, providing that they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus without the prior written consent of Morgan Stanley & Co. Incorporated, other than (v) the sale to the Underwriters of the shares of Common Stock offered hereby, (w) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing, (x) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (y) transfers of shares of the Common Stock to the Company or (z) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee, under a written pledge agreement that provides that the pledgee shall hold the shares of the Common Stock subject to the same terms described in this paragraph and, as a condition precedent to such pledge, security interest or other encumbrance, shall be required to execute and deliver a "lock-up" agreement containing terms described in this paragraph.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned "restricted securities" for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the number of shares of Common Stock then outstanding
(which will equal approximately     shares immediately after the Offering) or
(ii) the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale with the Commission. Sales under Rule 144 are also subject to certain other requirements regarding the manner of sale, notice and availability of current public information about the Company. The holding period for sales of shares pursuant to the volume limitation provisions of Rule 144 applicable to the 19,213,038 shares of Common Stock issued in connection with the Merger will terminate one year following the date such shares are issued by the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  The preceding discussion of Rule 144 does not apply to shares of Common Stock issuable upon the exercise of options granted under the Company's Stock Option Plan and Directors Stock Option Plan. Under Rule 701 of the Securities Act as currently in effect, any employee, consultant or advisor of the Company who purchases shares from the Company in connection with a compensatory stock or option plan or other written agreement is generally eligible to resell such shares 90 days after the Offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule
144. As of September 20, 1997, the Company had reserved an aggregate of shares of Common Stock for issuance upon exercise of options granted under the
Stock Option Plan and     shares of Common Stock for issuance upon exercise of
options granted under the Directors Stock Option Plan. As soon as practicable after the Offering, the Company intends to file a registration statement under
the Securities Act to register the     shares of Common Stock reserved for
issuance under the plans. As of September 20, 1997, options to purchase 5,000,464 shares of Common Stock were issued and outstanding under these plans (including 3,499,622 shares of Common Stock issuable upon the exercise of options originally granted by ITC Holding which will be assumed by the Company in the Merger). See "Management--Stock Option Plans." Accordingly, shares registered under such registration statement will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company or the lock-up agreements described above.

                CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                         FOR NON-UNITED STATES HOLDERS

GENERAL

  The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holders, as defined below. The term "Non-U.S. Holder" means a holder that for United States federal income tax purposes is an individual or entity other than (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if both; (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances, or to certain types of Non-U.S. Holders which may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions and broker-dealers). Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, amended (the "Code"), existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

  An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). U.S. resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

DIVIDENDS

  The Company does not anticipate paying cash dividends on its capital stock in the foreseeable future. See "Dividend Policy." In the event, however, that dividends are paid on shares of Common Stock, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be provided by an income tax treaty between the United States and a foreign country if the Non-U.S. Holder is treated as a resident of such foreign country within the meaning of the applicable treaty, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and the Non-United States Holder provides the payor with proper documentation or (ii) if a tax treaty applies, the dividends are attributable to a United States permanent establishment maintained by the Non-U.S. Holder. In order to claim the benefit of an applicable tax treaty rate, a Non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Dividends that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to such a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States

Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to United States withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption.

  A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS"), provided that the required information is furnished to the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

  A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States, or (b) if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates or (iv) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or the period such Non-U.S. Holder held the Common Stock. If the Company were, or were to become, a U.S. real property holding corporation, gains realized upon a disposition of Common Stock by a Non-U.S. Holder which did not directly or indirectly own more than 5% of the Common Stock during the shorter of the periods described above generally would not be subject to United States federal income tax so long as the Common Stock is "regularly traded" on an established securities market. The Company believes that it has not been, is not currently, and does not anticipate becoming, a "U.S. real property holding corporation" for United States federal income tax purposes.

  If a Non-U.S. Holder who is an individual falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale under regular graduated United States federal income tax rates. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident alien of the United States). Thus, individual Non-U.S. Holders who have spent (or expect to spend) more than a de minimis period of time in the United States in the taxable year in which they contemplate a sale of Common Stock are urged to consult their tax advisers prior to the sale as to the U.S. tax consequences of such sale.

  If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it generally will be taxed on its net gain under regular graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FEDERAL ESTATE TAX

  Common Stock owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be included in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

  Under United States Treasury regulations, the Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-U.S. Holder or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

  United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to (i) dividends paid to Non-U.S. Holders that are subject to the 30% withholding discussed above (or that are not so subject because a tax treaty applies that reduces or eliminates such 30% withholding) or (ii) under current law, dividends paid to a Non-U.S. Holder at an address outside of the United States. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-U.S. Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary.

  Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on shares of Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

  In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of Common Stock effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Temporary United States Treasury regulations provide that the Treasury is considering whether backup withholding should be required in such circumstances. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. The IRS recently proposed regulations addressing certain withholding, certification and information reporting rules (some of which have been mentioned above) which could affect treatment of the payment of the proceeds discussed above. Non-U.S. Holders should consult their tax advisers regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and the information reporting rules.

  Payment by a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                                 UNDERWRITERS

  Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below, for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.C. Bradford & Co. and Wheat, First Securities, Inc. are acting as Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                       NUMBER OF
   NAME                                                                 SHARES
   ----                                                                ---------
   Morgan Stanley & Co. Incorporated..................................
   Merrill Lynch, Pierce, Fenner & Smith Incorporated.................
   J.C. Bradford & Co.................................................
   Wheat, First Securities, Inc.......................................
                                                                          ---
     Total
                                                                          ===

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than the shares covered by the Underwriters' over-allotment option described below) if any such shares are taken.

  The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a
concession not in excess of $    a share under the initial public offering
price. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $    a share to other Underwriters or to certain dealers.
After the initial offering of the shares of Common Stock, the Offering price and other selling terms may from time to time be varied by the Underwriters.

  Pursuant to the Underwriting Agreement, the Company has granted to the Underwriters an option, exercisable for 30 days of the date of this
Prospectus, to purchase up to an aggregate of      additional shares of Common
Stock at the initial public offering price set forth on the cover page hereof, less underwriter discounts and commissions. The Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all Underwriters in the preceding table.

  Each of the Company and the directors, executive officers and certain other stockholders of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, during the period ending 180 days after the date of this Prospectus, other than (v) the sale of the shares of Common Stock offered hereby to the Underwriters pursuant to the Underwriting Agreement, (w) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing and (x) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering (y) transfers of shares of the Common Stock to the Company or (z) a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee, under a written pledge agreement that provides that the pledgee shall hold the shares of the Common Stock subject to the same terms described in this paragraph and, as a condition precedent to such pledge, security interest or other encumbrance, shall be required to execute and deliver a "lock-up" agreement containing terms described in this paragraph.

  Application will be made to have the Common Stock approved for quotation on
the Nasdaq National Market under the symbol    .

  The Representatives have informed the Company that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of Common Stock offered by them.

  At the request of the Company, the Underwriters have reserved for sale up to shares of the Common Stock offered hereby for the Company's employees, officers and directors and to certain other individuals who have expressed an interest in purchasing shares of Common Stock in the Offering. Such shares will be offered for sale at the initial public offering price, except for shares reserved for sale to the Company's employees, officers and directors, which will be offered for sale at the initial public offering price less the selling concession. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as other shares offered hereby. Reserved shares purchased by such individuals will, except as restricted by applicable securities laws, be available for resale following the Offering.

  In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the Offering if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Underwriters have agreed to reimburse the Company for certain expenses in connection with the Offering.

PRICING OF OFFERING

  Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock will be determined by negotiations among the Company and the Underwriters. Among the factors that will be considered in determining the initial public offering price are the future prospects of the Company and its industry in general, sales, earnings and certain other financial and operating information of the Company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company and other factors deemed relevant. There can be no assurance that a regular trading market for the shares of Common Stock will develop after the Offering or, if developed, that a public trading market can be sustained. There can be no assurance that the prices at which the Common Stock will sell in the public market after the Offering will not be lower than the price at which it is issued by the Underwriters in the Offering.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C., counsel for the Company. Hogan & Hartson L.L.P. also provides legal services to ITC Holding, its affiliated companies and Campbell B. Lanier, III, Chairman and Chief Executive Officer of ITC Holding. Anthony S. Harrington, a partner of Hogan & Hartson L.L.P., beneficially owns 34,800 shares of common stock of ITC Holding (which will constitute 80,572 shares of the Company after the Merger). Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

  The balance sheet of ITC/\DeltaCom, Inc. as of June 30, 1997 and the related statements of operations, stockholders' deficits and cash flows for the period from inception (March 24, 1997) through June 30, 1997 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and is included herein in reliance upon the authority of said firm as experts in giving said report.

  The combined balance sheets of ITC Transmission Systems, Inc., ITC Transmission Systems II, Inc., Gulf States Transmission Systems, Inc., Eastern Telecom, Inc. (d.b.a. InterQuest), and DeltaCom, Inc. as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their report, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The statements of operations, stockholders' equity and cash flows of DeltaCom, Inc. for the year ended December 31, 1994 included in this Registration Statement have been audited by Martin Stuedeman & Associates, P.C., independent auditors, as stated in their report appearing herein. The statements of operations, stockholders' equity and cash flows of DeltaCom, Inc. for the year ended December 31, 1995 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The balance sheets of Gulf States FiberNet as of December 31, 1995 and 1996, and the related statements of operations, partners' capital, and cash flows for the period from inception (August 17, 1994) through December 31, 1994 and for the years ended December 31, 1995 and 1996 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their report, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The financial statements of Georgia Fiber for the years ended December 31, 1996 and 1995 included in this Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 540 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates and, in certain cases, by accessing the Commission's World Wide Web site at http://www.sec.gov.

  The Company has filed with the Commission, a Registration Statement on Form S-1 under the Securities Act (the "Registration Statement"), of which this Prospectus forms a part, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The Registration Statement can also be inspected by accessing the Commission's World Wide Web site at http://www.sec.gov.

                                   GLOSSARY

  Access--Telecommunications services that permit long distance carriers to use local exchange facilities to originate and/or terminate long distance service.

  Access charges--The fees paid by long distance carriers to local exchange carriers for originating and terminating long distance calls on their local network.

  AT&T--AT&T Corp.

  Cable & Wireless--Cable & Wireless Communications Inc.

  Central offices--The switching centers or central switching facilities of the local exchange companies.

  Co-location--The ability of a competitor carrier to connect its network to the local exchange carriers' central offices. Physical co-location occurs when a competitor carrier places its network connection equipment inside the local exchange company's central offices. Virtual co-location is an alternative to physical co-location pursuant to which the local exchange company permits a competitor carrier to connect its network to the local exchange company's central offices on comparable terms, even through the competitor carrier's network connection equipment is not physically located inside the central offices.

  Dedicated--Local telecommunications lines reserved for use by particular customers, generally for connection between the customer's location and an interexchange carrier POP.

  DeltaCom--DeltaCom, Inc., an Alabama corporation which provides long distance telephone services in the southeastern United States. DeltaCom became a wholly owned subsidiary of the Company as part of the Reorganization.

  Dialing Parity--The ability of a competing local or toll service provider to provide telecommunications services in such a manner that customers have the ability to route automatically, without the use of any access code, their telecommunications to the service provider of the customer's designation.

  Digital--A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

  DS-1, DS-3--Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-1 service has a bit rate of 1.544 megabits per second and DS-3 service has a bit rate of 45 megabits per second.

  Frontier--Allnet Communications Services, Inc. d/b/a Frontier Communications Services.

  GTE--GTE Corporation.

  Gulf States FiberNet--A Georgia general partnership, prior to the Reorganization, that operates a fiber-optic telecommunications network between Atlanta, Georgia and Longview, Texas. Gulf States FiberNet's assets and operations now are 100% owned by Gulf States Transmission Systems, Inc.

  Gulf States Transmission--Gulf States Transmission Systems, Inc., a Delaware corporation, formed in 1994 by ITC Holding to be the 36% managing general partner in Gulf States FiberNet and which now owns 100% of Gulf States FiberNet's assets and its operations. Gulf States Transmission Systems, Inc. became a wholly owned subsidiary of the Company as part of the Reorganization.

  Interconnection--Interconnection of facilities between or among local exchange carriers, including potential physical collocation of one carrier's equipment in the other carrier's premise to facilitate such interconnection.

  Interconnection Decision--The August 1996 order issued by the FCC implementing the interconnection provisions of the Telecommunications Act. Portions of this order have been stayed by the U.S. Eighth Circuit Court of Appeals.

  InterLATA--Telecommunications services originating in a LATA and terminating outside of that LATA.

  InterQuest--Eastern Telecom, Inc., a Georgia corporation, d/b/a InterQuest, engaged solely in the provision of operator and other directory assistance services. Eastern Telecom merged into Interstate FiberNet, Inc. as part of the Reorganization.

  Interstate FiberNet--A Georgia general partnership which operates a fiber-optic telecommunications network between Georgia and Alabama. Interstate FiberNet became part of Interstate FiberNet, Inc. following the Reorganization.

  Interstate FiberNet, Inc.--The wholly owned subsidiary of the Company that currently holds the businesses that were held by ITC Transmission Systems, Inc., ITC Transmission Systems II, Inc., InterQuest and Interstate FiberNet prior to the Reorganization.

  IntraLATA--Telecommunications services originating and terminating in the same LATA.

  ITC Holding--ITC Holding Company, Inc. is a diversified telecommunications company based in West Point, Georgia, with substantial holdings in telecommunications companies operating in the southern United States.

  ITC Transmission Systems II, Inc.--A Delaware corporation formed by ITC Holding to hold a 51 percent interest in InterState FiberNet. ITC Transmission Systems II merged into Interstate FiberNet, Inc. as part of the Reorganization.

  IXC--IXC Communications Inc.

  LATA (local access and transport area)--A geographic area composed of contiguous local exchanges, usually but not always within a single state. There are approximately 200 LATAs in the United States.

  LCI--LCI International Telecom Corp.

  Local exchange--A geographic area determined by the local exchange carrier in which calls generally are transmitted without toll charges to the calling or called party.

  Local exchange carrier--A company providing local telephone services.

  Long distance carriers (interexchange carriers)--Long distance carriers provide services between local exchanges on an interstate or intrastate basis. A long distance carrier may offer services over its own or another carrier's facilities.

  MCI--MCI Communications Corporation.

  Nortel Access Node--A remote multi-purpose vehicle for local switched access transport services. Used to extend Nortel DMS-500 local access lines to remote cities along the long-haul network.

  Number portability--The ability of an end user to change local exchange carriers while retaining the same telephone number.

  OC-N--Standard telecommunications industry measurements for optical transmission capacity distinguishable by bit rate transmitted per second and the number of voice or data transmissions that can be simultaneously transmitted through fiber optic cable. "N" represents the number of DS-3s involved. For example, an OC-3 is generally equivalent to three DS-3s and has a bit rate of 155.52 megabits per second and can transmit 2,016 simultaneous voice or data transmissions. An OC-12 has a bit rate of 622.08 megabits per second and can transmit 8,064 simultaneous voice or data transmissions. An OC-48 has a bit rate of 2488.32 megabits per second and can transmit 32,256 simultaneous voice or data transmissions.

  POPs (points of presence)--Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

  Private line--A dedicated telecommunications connection between end user locations.

  "PUC" or "Public utilities commission"--A state regulatory body, established in most states, which regulates utilities, including telephone companies providing intrastate services.

  Reciprocal compensation--The same compensation of a new competitive local exchange carrier for termination of a local call by the local exchange carrier on its network as the new competitor pays the local exchange carrier for termination of local calls on the local exchange carrier network.

  Reorganization--The contribution to the Company by ITC Holding of the businesses of Interstate FiberNet, Gulf States FiberNet, DeltaCom and InterQuest.

  Resale--Resale by a provider of telecommunications services (such as a local exchange carrier) of such services to other providers or carriers on a wholesale or a retail basis.

  Route miles--The number of miles of the telecommunications path in which fiber optic cables are installed.

  SCANA--SCANA Communications, Inc.

  Self-healing ring--A self-healing ring is a network design in which the network backbone consists of a continuous ring connecting a central hub facility with one or more network nodes. Traffic is routed between the hub and each of the nodes simultaneously in both a clockwise and a counterclockwise direction. In the event of a cable cut or component failure along one of these paths, traffic will continue to flow along the alternate path so no traffic is lost. In the event of a catastrophic node failure, other nodes will be unaffected because traffic will continue to flow along whichever path (primary or alternate) does not pass through the affected node. The switch from the primary to the alternate path will be imperceptible to most users.

  Sprint--Sprint Corporation.

  "SS7" or "Signaling System 7" services--Signaling System 7 network services utilize common channel signaling, which reduces connect time delays and directs calls.

  Switch--A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

  Switched access transport services--Transportation of switched traffic along dedicated lines between the local exchange company central offices and long distance carrier POPs.

  Switched traffic--Telecommunications traffic along the public switched network. This traffic is generally switched at the local exchange company's central offices.

  Transmission--ITC Transmission Systems, Inc., a Delaware corporation formed by ITC Holding to hold a 49% managing interest in InterState FiberNet. ITC Transmission Systems became a wholly owned subsidiary of the Company as part of the Reorganization and changed its name to Interstate FiberNet, Inc.

  Unbundled Access--Access to unbundled elements of a telecommunications services provider's network, including network facilities, equipment, features, functions and capabilities, at any technically feasible point within such network.

  WorldCom--WorldCom, Inc.

                       INDEX TO THE FINANCIAL STATEMENTS

ITC/\ DELTACOM, INC.

  Report of Independent Public Accountants...............................   F-2
  Balance Sheet--June 30, 1997 ..........................................   F-3
  Statement of Operations for the period from inception (March 24, 1997)
   through June 30, 1997.................................................   F-4
  Statement of Stockholder's Deficit for the period from inception (March
   24, 1997) through June 30, 1997.......................................   F-5
  Statement of Cash Flows for the period from inception (March 24, 1997)
   through June 30, 1997.................................................   F-6
  Notes to Financial Statements..........................................   F-7
ITC/\ DELTACOM, INC., INTERSTATE FIBERNET INC. (FORMERLY, ITC TRANSMISSION
 SYSTEMS, INC.) ITC TRANSMISSION SYSTEMS II, INC., GULF STATES
 TRANSMISSION SYSTEMS, INC., EASTERN TELECOM, INC., D.B.A INTERQUEST, AND
 DELTACOM, INC. (REORGANIZED AS ITC/\DELTACOM, INC.)
  Report of Independent Public Accountants...............................  F-12
  Combined Balance Sheets--December 31, 1995 and 1996 and June 30, 1997
   (unaudited) ..........................................................  F-13
  Combined Statements of Operations for the Years Ended December 31,
   1994, 1995, and 1996 and for the Six Months Ended June 30, 1996 and
   1997 (unaudited)......................................................  F-14
  Combined Statements of Stockholder's Equity for the Years Ended
   December 31, 1994, 1995, and 1996 and for the Six Months Ended June
   30, 1996 and 1997 (unaudited).........................................  F-15
  Combined Statements of Cash Flows for the Years Ended December 31,
   1994, 1995, and 1996 and for the Six Months Ended June 30, 1996 and
   1997 (unaudited)......................................................  F-16
  Notes to Combined Financial Statements.................................  F-18
DELTACOM, INC.
  Independent Auditors' Report...........................................  F-38
  Report of Independent Public Accountants...............................  F-39
  Statements of Operations for the Years Ended December 31, 1994 and 1995
   and for the One Month Ended January 29, 1996..........................  F-40
  Statements of Stockholder's Equity for the Years Ended December 31,
   1994 and 1995 and for the One Month Ended January 29, 1996............  F-41
  Statements of Cash Flows for the Years Ended December 31, 1994 and 1995
   and for the One Month Ended January 29, 1996..........................  F-42
  Notes to Financial Statements..........................................  F-43
GULF STATES FIBERNET
  Report of Independent Public Accountants...............................  F-46
  Balance Sheets--December 31, 1995 and 1996 and March 27, 1997
   (unaudited) ..........................................................  F-47
  Statements of Operations for the Period From Inception (August 17,
   1994) Through December 31, 1994 and for the Years Ended December 31,
   1995 and 1996 and for the periods ended March 31, 1996 and March 27,
   1997 (unaudited)......................................................  F-48
  Statements of Partners' Capital for the Period From Inception (August
   17, 1994) Through December 31, 1994 and for the Years Ended December
   31, 1995 and 1996 ....................................................  F-49
  Statements of Cash Flows for the Period From Inception (August 17,
   1994) Through December 31, 1994 and for the Years Ended December 31,
   1995 and 1996 and for the periods ended March 31, 1996 and March 27,
   1997 (unaudited)......................................................  F-50
  Notes to Financial Statements..........................................  F-51
GEORGIA FIBER
  Independent Auditors' Report...........................................  F-57
  Balance Sheets--December 31, 1995 and 1996, and March 31, 1996 and
   March 27, 1997 (unaudited)............................................  F-58
  Statements of Income and Net Equity for the Years Ended December 31,
   1995 and 1996 and for the periods ended March 31, 1996 and March 27,
   1997 (unaudited)......................................................  F-59
  Statements of Cash Flows for the Years Ended December 31, 1995 and 1996
   and for the periods ended March 31, 1996 and March 27, 1997
   (unaudited)...........................................................  F-60
  Notes to Financial Statements..........................................  F-61

  After the number of shares and price per share of the Common Stock to be issued in the offering discussed in Note 5 is determined, we expect to be in a position to render the following audit report.

Arthur Andersen llp

Atlanta, Georgia
September 30, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITC/\DeltaCom, Inc.:

  We have audited the accompanying balance sheet of ITC/\DELTACOM, INC. (a Delaware corporation) as of June 30, 1997 and the related statements of operations, stockholder's deficit and cash flows for the period from inception (March 24, 1997) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITC/\DeltaCom, Inc. as of June 30, 1997 and the results of its operations and its cash flows for the period from inception (March 24, 1997) through June 30, 1997 in conformity with generally accepted accounting principles.

                              ITC/\DELTACOM, INC.

                                 BALANCE SHEET

                                 JUNE 30, 1997

                             ASSETS
CASH............................................................. $    401,857
RESTRICTED ASSETS................................................  194,775,128
                                                                  ------------
    Total current assets.........................................  195,176,985
OTHER NON-CURRENT ASSETS.........................................    5,978,387
                                                                  ------------
TOTAL ASSETS..................................................... $201,155,372
                                                                  ============
              LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES--Accounts payable and accrued liabilities.... $  1,646,575
LONG-TERM DEBT...................................................  200,000,000
                                                                  ------------
    Total liabilities............................................  201,646,575
                                                                  ------------
PREFERRED STOCK, $.01 par value; 5,000,000 shares authorized, 0
 shares issued and outstanding...................................            0
CLASS A COMMON STOCK, $.01 par value; 60,000,000 shares
 authorized, 0 shares issued and outstanding.....................            0
CLASS B COMMON STOCK, $.01 par value; 30,000,000 shares
 authorized, 24,075,000 shares issued and outstanding (Note 5)...      240,750
Additional paid-in-deficit (Note 5)..............................      (90,750)
Accumulated deficit..............................................     (641,203)
                                                                  ------------
    Total stockholder's deficit..................................     (491,203)
                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT...................... $201,155,372
                                                                  ============




       The accompanying notes are an integral part of this balance sheet.

                               ITC/\DELTACOM, INC.

                            STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM INCEPTION (MARCH 24, 1997)
                             THROUGH JUNE 30, 1997

OPERATING EXPENSES:
  Depreciation and amortization................................... $    60,833
                                                                   -----------
OPERATING LOSS....................................................     (60,833)
                                                                   -----------
OTHER INCOME (EXPENSE):
  Interest expense................................................  (1,687,671)
  Interest income.................................................     776,985
                                                                   -----------
    Total other income (expense)..................................    (910,686)
                                                                   -----------
LOSS BEFORE INCOME TAXES..........................................    (971,519)
INCOME TAX BENEFIT................................................     330,316
                                                                   -----------
NET LOSS.......................................................... $  (641,203)
                                                                   ===========
PRO FORMA NET LOSS PER COMMON SHARE .............................. $
                                                                   ===========
Pro forma weighted average common and common equivalent shares outstanding  at June 30, 1997....................................



         The accompanying notes are an integral part of this statement.

                              ITC/\DELTACOM, INC.

                      STATEMENT OF STOCKHOLDER'S DEFICIT

                FOR THE PERIOD FROM INCEPTION (MARCH 24, 1997)
                             THROUGH JUNE 30, 1997

                                    CLASS A CLASS B  ADDITIONAL
                          PREFERRED COMMON   COMMON   PAID-IN   RETAINED
                            STOCK    STOCK   STOCK    DEFICIT    DEFICIT     TOTAL
                          --------- ------- -------- ---------- ---------  ---------
Balance at inception
 (March 24, 1997) (Note
 5).....................     $ 0      $ 0   $240,750  $(90,750) $       0  $ 150,000
  Net loss..............       0        0          0         0   (641,203)  (641,203)
                             ---      ---   --------  --------  ---------  ---------
Balance, June 30, 1997..     $ 0      $ 0   $240,750  $(90,750) $(641,203) $(491,203)
                             ===      ===   ========  ========  =========  =========



        The accompanying notes are an integral part of this statement.

                               ITC/\DELTACOM, INC.

                            STATEMENT OF CASH FLOWS

                   FOR PERIOD FROM INCEPTION (MARCH 24, 1997)
                             THROUGH JUNE 30, 1997

     CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss.................................................  $    (641,203)
      Adjustments to reconcile net loss to net
       cash provided by operating activities:
        Depreciation and amortization..........................         60,833
        Changes in operating assets and liabilities:
         Accounts payable and accrued liabilities..............      1,646,575
                                                                 -------------
           Total adjustments...................................      1,707,408
                                                                 -------------
           Net cash provided by operating activities...........      1,066,205
                                                                 -------------
     CASH FLOWS FROM INVESTING ACTIVITIES:
      Investment in restricted assets (Note 1).................   (194,775,128)
                                                                 -------------
     CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of common stock...................        150,000
      Proceeds from issuance of long-term debt, net of offering
       expenses................................................    193,960,780
                                                                 -------------
       Net cash provided by financing activities...............    194,110,780
                                                                 -------------
     NET INCREASE IN CASH......................................        401,857
     CASH, BEGINNING OF THE PERIOD.............................              0
                                                                 -------------
     CASH, END OF THE PERIOD...................................  $     401,857
                                                                 =============



         The accompanying notes are an integral part of this statement.

                              ITC/\DELTACOM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND NATURE OF BUSINESS

 Organization

  ITC/\DeltaCom, Inc. (the "Company") was incorporated under the laws of the State of Delaware on March 24, 1997. The purpose of incorporating the Company was to enable ITC Holding Company, Inc. ("ITC Holding"), the Company's parent company and only stockholders to complete a reorganization of certain of its wholly owned subsidiaries on July 25, 1997 as follows:

  . Eastern Telecom, Inc. (d.b.a. InterQuest) and ITC Transmission Systems II, Inc. were merged with and into Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.) ("FiberNet").

  . ITC Holding contributed all of the outstanding capital stock of FiberNet, DeltaCom, Inc. ("DeltaCom") and Gulf States Transmission Systems, Inc. to the Company.

  . The Company contributed all of the outstanding capital stock of DeltaCom, Inc. and Gulf States Transmission Systems, Inc. to FiberNet.

  In connection with the reorganization, FiberNet undertook to repay (and DeltaCom agreed to reimburse FiberNet) approximately $31 million of DeltaCom's advances from ITC Holding. ITC Holding then forgave such indebtedness and contributed it to FiberNet as additional equity.

  See Note 5 for a discussion of the proposed merger of ITC Holding with and into the Company.

 Nature of Business

  The Company is a holding company, whose subsidiaries following the Reorganization operate primarily in two business segments. DeltaCom is a regional long-distance company operating primarily in the State of Alabama. DeltaCom is engaged in the retail sale of long-distance services such as traditional switched and dedicated long distance; 800/888 calling; calling card and operator services; ATM and frame relay; high-capacity broadband private line services, as well as Intranet, Internet, and Web page hosting and development services; and customer premises equipment installation and repair. DeltaCom primarily serves midsized and major regional businesses in the southern United States.

  FiberNet and GSTS are engaged in the sale of long-haul private-line services on a wholesale basis to other telecommunications companies using their owned and managed fiber optic network which extends throughout ten southern states (Arkansas, Texas, Tennessee, Mississippi, Louisiana, Alabama, Georgia, North Carolina, South Carolina, and Florida).

  Certain of the Company's subsidiaries have experienced operating losses as a result of efforts to build their network infrastructure and internal staffing, develop their systems, and expand into new markets. Assuming financing is available, the Company expects to continue to focus on increasing its customer base and expanding its network operations. Accordingly, the Company expects that its cost of services, selling, operations, and administration expenses and capital expenditures will continue to increase significantly, all of which will have a negative impact on short-term operating results. In addition, the Company may change its pricing policies to respond to a changing competitive environment. FiberNet has obtained a five-year, $100 million secured credit facility with NationsBank of Texas, N.A. (Note 5) and the Company has issued $200 million in senior notes (Note 4) to refinance certain existing indebtedness of the Company's subsidiaries and to provide additional funds for the Company's expansion plans. In the opinion of management, the Company's cash flows from operations and existing credit position will be sufficient to meet the capital and operating needs of the Company through at

                              ITC/\DELTACOM, INC.

least 1997. However, there can be no assurance that growth in the Company's revenue or customer base will continue or that the Company will be able to achieve or sustain profitability and/or positive cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash and cash equivalents

   For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

 Debt issuance costs

   The Company has incurred debt issuance costs in connection with its long-term debt. These costs have been capitalized and are being amortized over the term of the related debt.

 Pro Forma Net Loss Per Share

   Pro forma net loss per share is computed using the weighted average number of shares of common stock and common stock equivalent shares ("CSEs") from stock options (using the treasury stock method). Pursuant to the applicable Securities and Exchange Commission Staff Accounting Bulletins, shares of Common Stock and CSEs issued at prices below the expected initial public offering of Common Stock described in Note 5 have been included in the calculation as if they were outstanding for all periods prior to the Offering, regardless of whether they are dilutive. Accordingly, all stock options granted since the Company's inception on March 24, 1997 are included in the loss per share calculation for the period from inception through June 30, 1997, even though the effect on net loss per share is antidilutive.

3. EQUITY INTERESTS

CAPITAL STOCK

   The Company has authorized two classes of common stock. Holders of the Company's Class A Common Stock have one vote per share, while holders of the Company's Class B Common Stock have ten votes per share. At June 30, 1997, 0 shares of the Company's Class A Common Stock and 24,075,000 shares of the Company's Class B Common Stock were outstanding.

EMPLOYEE STOCK OPTION PLAN

   On March 24, 1997, the Company adopted and its stockholder approved the 1997 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company, its subsidiaries obtained in the reorganization described in Note 1, and ITC Holding, as well as the grant of non-qualifying options to any other individual whose participation in the Stock Option Plan is determined to be in the best interests of the Company.
The Stock Option Plan authorizes the issuance of up to 1,500,000 shares of Class A Common Stock pursuant to options granted under the Stock Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The maximum number of shares subject to options that can be awarded under the Stock Option Plan to any person is 802,500 shares. The Compensation Committee of the Board of Directors will administer the Stock Option Plan and will grant options to purchase Class A Common Stock.

   The option exercise price for incentive stock options granted under the Stock Option Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in

                              ITC/\DELTACOM, INC.

the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for non-incentive stock options granted under the Stock Option Plan may not be less than the par value of the Class A Common Stock on the date of grant of the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by incentive stock options that become exercisable by an optionee in any year. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant.

  The Board of Directors may amend or terminate the Stock Option Plan with respect to shares of Class A Common Stock as to which options have not been granted.

  On March 24, 1997 and July 29, 1997, the Company granted options to purchase 1,266,345 shares and 168,933 shares, respectively, of Class A Common Stock under the Stock Option Plan. All options were granted at a price at least equal to the estimated fair value of the common stock on the date of grant ($4.49) as determined by the Company's board of directors based on equity transactions and other analyses.

DIRECTORS STOCK OPTION PLAN

  On March 24, 1997, the Company adopted and its stockholder approved the Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the "formula" grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code to directors of the Company who are not officers or employees of the Company, ITC Holding, or any subsidiary of the Company (each an "Eligible Director"). The Directors Plan authorizes the issuance of up to 150,000 shares of Class A Common Stock pursuant to options granted under the Directors Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under the Directors Plan will be 100% of the fair market value of the shares of Class A Common Stock on the date of grant of the option. Under the Directors Plan, each Eligible Director will be granted an option to purchase 16,050 shares of Class A Common Stock upon such person's initial election or appointment to serve as a director. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant.

  On March 24, 1997, the Company granted options to purchase 16,050 shares of the Company's Class A common stock to each of its six nonemployee directors. All options were granted at a price equal to the estimated fair value of the common stock on the date of grant ($4.49) as determined by the Company's board of directors based on equity transactions and other analyses.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123

  During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has elected to account for options granted to employees under APB Opinion No. 25, under which no compensation cost has been recognized. Options granted to non-employees, if any, will be accounted for under SFAS No. 123 and compensation expense equal to the fair value of the options granted will be recognized.

                              ITC/\DELTACOM, INC.

4. SENIOR NOTE OFFERING

    On June 3, 1997, the Company completed the issuance of $200 million principal amount of 11% Senior Notes due 2007 (the "Senior Note Offering"). Proceeds from the Senior Note Offering were held by the trustee until all regulatory approvals related to the reorganization described in Note 1 were received. On July 25, 1997, the reorganization was completed and the proceeds from the Offering were released to the Company. In accordance with the Indenture related to the Notes, approximately $62.7 million of the approximately $192.7 million net proceeds was invested in U.S. government securities, which are held in a pledged account held by the Trustee to secure and fund the first six interest payments on the Notes. Additionally, approximately $99.6 million of the net proceeds was used to repay outstanding debt and related accrued interest owed by the Company's subsidiaries. The Company intends to use the remaining approximately $30.4 million of net proceeds (i) to fund market expansion activities of the Company's telecommunications business, including development and construction costs of the Company's fiber optic network and its regional sales offices, and (ii) for additional working capital and other general corporate purposes. Pending such uses, the Company has invested such amounts in U.S. government securities.

5. SUBSEQUENT EVENTS

  Credit Agreement

    On September 17, 1997, FiberNet entered into a credit agreement with NationsBank of Texas, N.A., as administrative lender (the "Credit Agreement"). The Credit Agreement provides for a term and revolving credit facility of up to $100 million to be used for working capital and other purposes, including refinancing existing indebtedness, capital expenditures, and permitted acquisitions. The Credit Agreement matures on September 15, 2002 and includes a $50 million multi-draw term loan facility and a $50 million revolving credit facility. Amounts may be drawn under the term loan facility until September 15, 1999. All $50 million of the term loan facility must be utilized before drawing down any amount over $10 million under the revolving credit facility. Amounts drawn under the Credit Agreement will bear interest, at FiberNet's option, at either the Base Rate of the LIBOR Rate, plus an applicable margin.

    Borrowings under the Credit Agreement are guaranteed by the FiberNet and its subsidiaries and are secured by a first priority lien on substantially all current and future assets and properties of FiberNet and its subsidiaries and a first priority pledge of the stock of FiberNet and its subsidiaries. The Credit Agreement contains covenants limiting the ability to incur debt or make guaranties, create liens, pay dividends, make distributions or stock repurchases, make investments or capital expenditures, issue capital stock, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. The Credit Agreement also requires FiberNet to comply with certain financial tests and to maintain certain financial ratios on a consolidated basis.

   Stock Split

    On September 26, 1997, the Company's board of directors approved a 1.605 for
1.000 stock split of each share of capital stock that is issued and outstanding at the effective time of the stock split. The effective time of the stock split is expected to be immediately prior to the consummation of the proposed equity offering described below. All amounts in the accompanying financial statements have been restated to reflect the effects of this stock split. As a result of this stock split, the original issuance of Class B
Common Stock, which was effected for $150,000 at the par value of $.01 per share, has been restated in the accompanying financial statements as if issued below par value.

  Proposed Merger with ITC Holding

    Immediately prior to the consummation of the proposed equity offering discussed below, as part of a reorganization of the ITC Holding group of companies, ITC Holding plans to transfer all of its assets, other than

                              ITC/\DELTACOM, INC.

its stock in the Company, and all of its liabilities to another entity and then merge with and into the Company (the "Merger"). The Company will be the surviving corporation in the Merger. In connection with the Merger, holders of ITC Holding's common stock and convertible preferred stock will receive shares of the Company's Common Stock and Series A Convertible Preferred Stock.

 Proposed Equity Offering

  The Company plans to offer    shares (      shares if the underwriters'
overallotment is exercised) of its Common Stock for sale to the public at a
proposed offering price range of $    to $    per share during the fourth
quarter of 1997 (the "Equity Offering"). There can be no assurance that the Equity Offering will be completed at a per share price within the estimated range, or at all. There are significant potential risks associated with the Equity Offering as well as with the Company's ability to compete profitably in this industry.

  After the number of shares and price per share of the ITC/\DeltaCom, Inc. Common Stock to be issued in the offering discussed in Note 16 is determined, we expect to be in a position to render the following audit report.

Arthur Andersen llp
 Atlanta, Georgia
 September 30, 1997

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.), ITC Transmission Systems II, Inc.,
Gulf States Transmission Systems, Inc.,
Eastern Telecom, Inc., d.b.a. InterQuest, and
DeltaCom, Inc.:

  We have audited the accompanying combined balance sheets of INTERSTATE FIBERNET, INC., (FORMERLY ITC TRANSMISSION SYSTEMS, INC.) (a Delaware corporation), ITC TRANSMISSION SYSTEMS II, INC. (a Delaware corporation), GULF STATES TRANSMISSION SYSTEMS, INC. (a Delaware corporation), EASTERN TELECOM, INC., D.B.A. INTERQUEST (a Georgia corporation), AND DELTACOM, INC. (an Alabama corporation) (collectively referred to as the "Companies" and contributed to ITC/\DeltaCom, Inc. in connection with the reorganization as discussed in Notes 1 and 16) as of December 31, 1995 and 1996 and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                               ITC/\DELTACOM, INC.

      INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.)

                       ITC TRANSMISSION SYSTEMS II, INC.,

                    GULF STATES TRANSMISSION SYSTEMS, INC.,

                 EASTERN TELECOM, INC., d.b.a. INTERQUEST, AND

                                 DELTACOM, INC.

                      (REORGANIZED AS ITC/\DELTACOM, INC.)

                            COMBINED BALANCE SHEETS

                                             DECEMBER 31,
                                       -------------------------    JUNE 30,
                                          1995          1996          1997
                                       -----------  ------------  ------------
                                                                  (UNAUDITED)
                ASSETS
CURRENT ASSETS:
 Cash and cash equivalents............ $   656,096  $  1,301,415  $  5,478,614
 Restricted assets....................           0             0   194,775,128
 Accounts receivable:
 Customer, net of allowance for
  uncollectible accounts of $35,787,
  $856,858 and $1,019,606 in 1995,
  1996 and 1997, respectively.........   1,577,037    11,029,037    17,308,908
 Affiliate............................      84,796     1,227,661       178,360
 Inventory............................           0       543,447       630,431
 Prepaid expenses.....................     220,022     1,191,287     1,348,767
 Federal income tax refunds receivable
  from Parent (Note 8)................     523,782     2,546,534       663,200
 Deferred income taxes (Note 8).......      85,357       525,660       364,302
                                       -----------  ------------  ------------
   Total current assets...............   3,147,090    18,365,041   220,747,710
                                       -----------  ------------  ------------
PROPERTY, PLANT, AND EQUIPMENT, NET
 (NOTE 3).............................   9,386,444    31,880,556   115,852,080
OTHER LONG-TERM ASSETS:
 Intangible assets, net of accumulated
  amortization of $58,695, $1,431,753
  and $1,973,562 in 1995, 1996 and
  1997, respectively (Note 4).........   1,721,871    55,517,575    65,397,003
 Investments (Note 5).................   6,653,079     7,424,797         5,000
 Other long-term assets...............      13,853        20,010        13,928
                                       -----------  ------------  ------------
   Total assets....................... $20,922,337  $113,207,979  $402,015,721
                                       ===========  ============  ============
 LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable:
 Trade................................ $   376,799  $  4,192,927  $  7,130,290
 Construction.........................   1,020,904       972,215     3,664,666
 Affiliate (Note 12)..................     577,439       658,990             0
 Accrued interest expense payable to
  Parent..............................           0     5,830,716     9,011,106
 Accrued compensation.................     275,856     1,189,395     1,391,633
 Unearned revenue.....................     248,459       762,829     3,178,367
 Other accrued liabilities............     214,769       983,270     3,871,230
 Advances from Parent.................           0             0    79,886,220
 Current portion of long-term debt
  (Note 6)............................     675,000       290,140    43,875,381
 Current portion of capital lease
  obligations (Note 6)................           0        69,471       563,153
                                       -----------  ------------  ------------
   Total current liabilities..........   3,389,226    14,949,953   152,572,046
                                       -----------  ------------  ------------
LONG-TERM LIABILITIES:
 Advance from Parent (Note 7).........   1,456,477    74,227,827             0
 Deferred income taxes (Note 8).......     757,098     3,918,140     4,402,511
 Long-term debt (Note 6)..............   1,012,500       640,112   208,611,385
 Capital lease obligations (Note 6)...           0       215,421     2,979,207
                                       -----------  ------------  ------------
   Total long-term liabilities........   3,226,075    79,001,500   215,993,103
                                       -----------  ------------  ------------
COMMITMENTS AND CONTINGENCIES (NOTES
 6, 7, 10, AND 16)
STOCKHOLDER'S EQUITY:
 Common stock (Note 9)................          26           826       241,576
 Additional paid-in capital...........  14,633,723    23,492,162    40,723,477
 Accumulated deficit..................    (326,713)   (4,236,462)   (7,514,481)
                                       -----------  ------------  ------------
   Total stockholder's equity.........  14,307,036    19,256,526    33,450,572
                                       -----------  ------------  ------------
   Total liabilities and stockholder's
    equity............................ $20,922,337  $113,207,979  $402,015,721
                                       ===========  ============  ============

 The accompanying notes are an integral part of these combined balance sheets.

                             ITC/\DELTACOM, INC.,

     INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.),

                      ITC TRANSMISSION SYSTEMS II, INC.,

                   GULF STATES TRANSMISSION SYSTEMS, INC.,

                EASTERN TELECOM, INC., D.B.A. INTERQUEST, AND

                                DELTACOM, INC.

                     (REORGANIZED AS ITC/\DELTACOM, INC.)

                      COMBINED STATEMENTS OF OPERATIONS

                              YEARS ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                          -----------------------------------  -----------------------------
                             1994        1995        1996         1996         1997
                          ----------  ----------  -----------  -----------  -----------
                                                               (UNAUDITED)  (UNAUDITED)
OPERATING REVENUES......  $4,945,902  $5,750,587  $66,518,585  $28,574,799  $53,365,061
COST OF SERVICES........   2,484,744   3,149,231   38,756,287   16,129,463   25,302,747
                          ----------  ----------  -----------  -----------  -----------
GROSS MARGIN............   2,461,158   2,601,356   27,762,298   12,445,336   28,062,314
                          ----------  ----------  -----------  -----------  -----------
OPERATING EXPENSES:
  Selling, operations,
   and administration...     948,230   1,626,678   18,876,572    8,206,621   16,961,324
  Depreciation and
   amortization.........     738,052   1,267,882    6,438,074    2,832,017    8,273,232
                          ----------  ----------  -----------  -----------  -----------
    Total operating
     expenses...........   1,686,282   2,894,560   25,314,646   11,038,638   25,234,556
                          ----------  ----------  -----------  -----------  -----------
OPERATING INCOME
 (LOSS).................     774,876    (293,204)   2,447,652    1,406,698    2,827,758
                          ----------  ----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Equity in losses of
   unconsolidated
   subsidiary (Note 5)..     (96,920)   (258,242)  (1,589,812)  (1,088,404)           0
  Interest expense......    (273,759)   (297,228)  (6,172,421)  (2,762,757)  (7,561,591)
  Interest and other
   income (other
   expense).............      82,348      41,734      171,514      107,216      883,388
                          ----------  ----------  -----------  -----------  -----------
    Total other
     expense............    (288,331)   (513,736)  (7,590,719)  (3,743,945)  (6,678,203)
                          ----------  ----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 INCOME TAXES,
 PREACQUISITION EARNINGS
 (LOSSES) AND
 EXTRAORDINARY ITEM.....     486,545    (806,940)  (5,143,067)  (2,337,247)  (3,850,445)
INCOME TAX PROVISION
 (BENEFIT)..............     113,248    (302,567)  (1,233,318)     671,467    1,005,809
                          ----------  ----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 PREACQUISITION EARNINGS
 (LOSSES) AND
 EXTRAORDINARY ITEM.....     373,297    (504,373)  (3,909,749)  (1,665,780)  (2,844,636)
PREACQUISITION EARNINGS
 (LOSSES) (NOTE 1)......     236,300           0            0            0       74,132
                          ----------  ----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM.....     136,997    (504,373)  (3,909,749)  (1,665,780)  (2,770,504)
EXTRAORDINARY ITEM--
 LOSS ON EXTINGUISHMENT
 OF DEBT (LESS RELATED
 INCOME TAX BENEFITS OF
 $311,057)..............           0           0            0            0     (507,515)
                          ----------  ----------  -----------  -----------  -----------
NET INCOME (LOSS).......  $  136,997  $ (504,373) $(3,909,749) $(1,665,780) $(3,278,019)
                          ==========  ==========  ===========  ===========  ===========
PRO FORMA NET INCOME
 (LOSS) PER SHARE (NOTE
 2).....................
  Pro forma weighted
   average common and
   common equivalent
   shares outstanding...

   The accompanying notes are an integral part of these combined statements.

                             ITC/\DELTACOM, INC.

     INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.)

                      ITC TRANSMISSION SYSTEMS II, INC.,

                   GULF STATES TRANSMISSION SYSTEMS, INC.,

                EASTERN TELECOM, INC., D.B.A. INTERQUEST, AND

                                DELTACOM, INC.

                     (REORGANIZED AS ITC/\DELTACOM, INC.)

                 COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                        RETAINED
                          COMMON STOCK     PAID-IN      EARNINGS        TOTAL
                         ---------------   CAPITAL    (ACCUMULATED  STOCKHOLDER'S
                         SHARES  AMOUNT   (DEFICIT)     DEFICIT)       EQUITY
                         ------ -------- -----------  ------------  -------------
BALANCE, DECEMBER 31,
 1993...................    630 $      6 $ 2,131,494  $    40,663    $ 2,172,163
  Capital contribution
   from Parent for
   formation of ITC
   Transmission
   Systems II, Inc. and
   acquisition of
   51% interest in
   Interstate FiberNet
   (Note 5).............  1,000       10   4,567,407            0      4,567,417
  Capital contribution
   from Parent for
   formation of Gulf
   States Transmission
   Systems, Inc.........  1,000       10   6,999,990            0      7,000,000
  Return of capital
   contribution to
   Parent...............      0        0    (115,168)           0       (115,168)
  Net income............      0        0           0      136,997        136,997
                         ------ -------- -----------  -----------    -----------
BALANCE, DECEMBER 31,
 1994...................  2,630       26  13,583,723      177,660     13,761,409
  Capital contributions
   from Parent, net.....      0        0   1,050,000            0      1,050,000
  Net loss..............      0        0           0     (504,373)      (504,373)
                         ------ -------- -----------  -----------    -----------
BALANCE, DECEMBER 31,
 1995...................  2,630       26  14,633,723     (326,713)    14,307,036
  Acquisition of
   DeltaCom, Inc.
   (Note 13)............ 80,000      800   5,999,200            0      6,000,000
  Capital contributions
   from Parent, net.....      0        0   2,859,239            0      2,859,239
  Net loss..............      0        0           0   (3,909,749)    (3,909,749)
                         ------ -------- -----------  -----------    -----------
BALANCE, DECEMBER 31,
 1996................... 82,630      826  23,492,162   (4,236,462)    19,256,526
  Capital contributions
   from Parent, net.....      0        0  17,322,065            0     17,322,065
  Initial capitalization
   of ITC/\DeltaCom
   (Note 16)............      0  240,750     (90,750)           0        150,000
  Net loss..............      0        0           0   (3,278,019)    (3,278,019)
                         ------ -------- -----------  -----------    -----------
BALANCE, JUNE 30, 1997
 (UNAUDITED)............ 82,630 $241,576 $40,723,477  $(7,514,481)   $33,450,572
                         ====== ======== ===========  ===========    ===========


   The accompanying notes are an integral part of these combined statements.

                              ITC/\DELTACOM, INC.,

      INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.),

                       ITC TRANSMISSION SYSTEMS II, INC.,

                    GULF STATES TRANSMISSION SYSTEMS, INC.,

                 EASTERN TELECOM, INC., d.b.a. INTERQUEST, AND

                                 DELTACOM, INC.

                      (REORGANIZED AS ITC/\DELTACOM, INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                               YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                         ---------------------------------------  ---------------------------
                             1994         1995          1996          1996          1997
                         ------------  -----------  ------------  ------------  -------------
                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss)...... $    136,997  $  (504,373) $ (3,909,749) $ (1,665,780) $  (3,278,019)
                         ------------  -----------  ------------  ------------  -------------
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities (excluding
  the effects of
  acquisitions):
  Depreciation and
   amortization.........      738,052    1,267,882     6,438,074     2,832,017      8,334,065
  Deferred income
   taxes................      165,195      368,998       611,530             0        104,330
  Equity in losses of
   investee.............       96,920      258,242     1,589,812     1,088,404              0
  Loss on sale of
   assets...............            0       73,967             0             0              0
  Preacquisition
   earnings.............      236,300            0             0             0        (74,132)
  Extraordinary item--
   Loss on
   extinguishment of
   debt, net of income
   tax benefit..........            0            0             0             0        507,515
  Other.................       48,794       14,326        13,853        13,265         73,369
  Changes in current
   operating assets and
   liabilities:
   Accounts receivable..   (1,321,852)     471,988    (2,646,760)   (2,110,448)    (3,055,995)
   Inventory............            0            0      (182,853)     (228,299)       (86,984)
   Prepaid expenses.....      (14,390)     (93,563)     (246,159)     (536,620)      (101,682)
   Income tax refunds
    receivable from
    Parent..............      (52,609)    (471,619)   (2,022,752)            0       (663,200)
   Accounts payable.....      491,656       15,083     1,506,728     1,616,103       (505,512)
   Accrued interest.....            0            0     5,830,716     2,650,325      3,180,390
   Unearned revenue.....      240,234        4,225       514,370       388,927      2,415,538
   Accrued compensation
    and other accrued
    liabilities.........      227,855       31,718       698,290    (1,505,644)     2,563,342
   Other, net...........      (14,377)         443        (6,482)      (93,552)        (3,246)
                         ------------  -----------  ------------  ------------  -------------
    Total adjustments...      841,778    1,941,690    12,098,367     4,114,478     12,687,798
                         ------------  -----------  ------------  ------------  -------------
    Net cash provided by
     operating
     activities.........      978,775    1,437,317     8,188,618     2,448,698      9,409,779
                         ------------  -----------  ------------  ------------  -------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Capital expenditures...   (4,003,835)  (2,526,646)   (6,003,971)   (1,855,798)   (14,069,380)
 Change in accrued
  construction costs....      300,000      720,904      (168,689)     (424,115)     1,711,909
 Purchase of
  Investments...........            0            0             0      (394,923)             0
 Proceeds from sales of
  property to
  affiliate.............            0      326,984             0             0              0
 Investment in Gulf
  States FiberNet.......   (7,000,000)           0    (2,361,530)     (501,595)             0
 Purchase of DeltaCom,
  net of cash received
  (Note 13).............            0            0   (63,534,092)  (63,534,092)             0
 Purchase of assets of
  Viper Computer
  Systems, Inc. (Note
  14)...................            0            0      (625,000)            0              0
 Purchase of Gulf States
  FiberNet, net of cash
  received..............            0            0             0             0        574,600
 Purchase of restricted
  assets................            0            0             0             0    194,775,128
                         ------------  -----------  ------------  ------------  -------------
    Net cash used in
     investing
     activities.........  (10,703,835)  (1,478,758)  (72,693,282)  (66,710,523)  (206,557,999)
                         ------------  -----------  ------------  ------------  -------------

   The accompanying notes are an integral part of these combined statements.

                               ITC/\DELTACOM, INC.

      INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.)

                       ITC TRANSMISSION SYSTEMS II, INC.,

                    GULF STATES TRANSMISSION SYSTEMS, INC.,

                 EASTERN TELECOM, INC., d.b.a. INTERQUEST, AND

                                 DELTACOM, INC.

                      (REORGANIZED AS ITC/\DELTACOM, INC.)

                 COMBINED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                                                      SIX MONTHS ENDED
                               YEARS ENDED DECEMBER 31,                   JUNE 30,
                         ---------------------------------------  -------------------------
                            1994         1995          1996          1996          1997
                         -----------  -----------  -------------  -----------  ------------
                                                                  (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from Senior
  Notes................. $         0  $         0  $           0  $         0  $194,250,000
 Proceeds from other
  long-term debt........   2,700,000            0              0            0    41,095,061
 Repayment of other
  long-term debt and
  capital lease obliga-
  tions.................    (337,500)    (675,000)   (10,619,682) (10,327,884)  (41,562,500)
 Proceeds from advance
  from Parent...........     854,190            0     74,005,598   74,741,047     8,243,990
 Repayment of advance
  from Parent...........           0     (195,000)    (1,234,248)  (1,194,806)      (48,329)
 Proceeds from common
  stock.................           0            0              0            0       150,000
 Capital contributions
  from Parent, net......   6,884,832    1,050,000      2,859,239    1,810,412      (624,465)
 Repayment of capital
  lease obligations.....           0            0              0       (6,000)     (184,420)
 Proceeds from note re-
  ceivable..............           0            0        139,076            0         6,082
                         -----------  -----------  -------------  -----------  ------------
 Net cash provided by
  financing activities..  10,101,522      180,000     65,149,983   65,022,769   201,325,419
                         -----------  -----------  -------------  -----------  ------------
INCREASE IN CASH AND
 CASH EQUIVALENTS.......     376,462      138,559        645,319      760,944     4,177,199
                         -----------  -----------  -------------  -----------  ------------
CASH AND CASH EQUIVA-
 LENTS AT BEGINNING OF
 YEAR...................     141,075      517,537        656,096      656,096     1,301,415
                         -----------  -----------  -------------  -----------  ------------
CASH AND CASH EQUIVA-
 LENTS AT END OF YEAR... $   517,537  $   656,096  $   1,301,415  $ 1,417,040  $  5,478,614
                         ===========  ===========  =============  ===========  ============
SUPPLEMENTAL CASH FLOW
 DISCLOSURES:
 Cash paid for inter-
  est................... $   143,762  $   174,513  $     280,791  $ 1,217,972  $  1,034,980
                         ===========  ===========  =============  ===========  ============
 Cash paid for income
  taxes, net of refunds
  received.............. $     7,000  $    11,558  $     546,501  $   362,764  $   (621,319)
                         ===========  ===========  =============  ===========  ============
NONCASH TRANSACTIONS:
 Equity portion of ac-
  quisition of DeltaCom
  (Note 13)............. $         0  $         0  $   6,000,000  $ 6,000,000  $          0
                         ===========  ===========  =============  ===========  ============
 Assumption of capital
  leases related to
  acquisition of assets
  of Viper Computer
  Systems, Inc.
  (Note 14)............. $         0  $         0  $     171,683  $         0  $          0
                         ===========  ===========  =============  ===========  ============
 Equity portion of
  acquisition of 64%
  interest in Gulf State
  FiberNet and Georgia
  Fiber Assets.......... $         0  $         0  $           0  $         0  $ 17,896,665
                         ===========  ===========  =============  ===========  ============
 Assumption of long-term
  debt related to
  acquisition of Georgia
  Fiber Assets.......... $         0  $         0  $           0  $         0  $  9,964,091
                         ===========  ===========  =============  ===========  ============
 Offset of Advances to
  Parent as a reduction
  to related advances
  from Parent........... $         0  $         0  $           0  $         0  $  2,546,534
                         ===========  ===========  =============  ===========  ============
 Accrued debt issuance
  costs related to
  Notes................. $         0  $         0  $           0  $         0  $    289,220
                         ===========  ===========  =============  ===========  ============

   The accompanying notes are an integral part of these combined statements.

                              ITC/\DELTACOM, INC.

      INTERSTATE FIBERNET, INC. (FORMERLY ITC TRANSMISSION SYSTEMS, INC.)

                      ITC TRANSMISSION SYSTEMS II, INC.,

                    GULF STATES TRANSMISSION SYSTEMS, INC.,

                 EASTERN TELECOM, INC., d.b.a. INTERQUEST, AND

                                DELTACOM, INC.

                      (REORGANIZED AS ITC/\DELTACOM, INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION, BASIS OF PRESENTATION, AND NATURE OF BUSINESS

 Organization

  InterState FiberNet, Inc. (formerly ITC Transmission Systems, Inc.) ("FiberNet"), ITC Transmission Systems II, Inc. ("Transmission II"), Gulf States Transmission Systems, Inc. ("GSTS"), and Eastern Telecom, Inc. d.b.a. InterQuest ("InterQuest") (collectively, the "Fiber Companies"), as well as DeltaCom, Inc. ("DeltaCom"), are all wholly owned subsidiaries of ITC Holding Company, Inc. (the "Parent"). ITC/\DeltaCom, Inc. ("ITC/\DeltaCom") was incorporated on March 24, 1997 under the laws of the State of Delaware, as a wholly owned subsidiary of the Parent, to acquire and operate the Fiber Companies and DeltaCom. Upon receipt of certain regulatory approvals and certain other consents, on July 25, 1997 the Parent completed the reorganization of such subsidiaries (the "Reorganization"), as follows:

    a. InterQuest and Transmission II were merged with and into FiberNet.

    b. The Parent contributed all of the issued and outstanding capital stock of FiberNet, DeltaCom and GSTS to ITC/\DeltaCom Inc.

    c. ITC/\DeltaCom contributed all of the outstanding capital stock of DeltaCom and GSTS to FiberNet.

  As a result of the Reorganization, ITC/\DeltaCom became the sole stockholder of FiberNet and FiberNet became the sole stockholder of both GSTS and DeltaCom. ITC/\DeltaCom, FiberNet, Transmission II, GSTS, InterQuest, and DeltaCom are collectively referred to herein as the "Companies." See Note 16 for discussion of proposed merger between ITC/\DeltaCom and the Parent.

  At December 31, 1996, FiberNet and Transmission II together held 100% of the ownership interests in Interstate FiberNet ("Interstate"), a Georgia general partnership (Note 5). Effective with the Reorganization, Interstate was absorbed by law into FiberNet. GSTS held a 36% ownership in and is the managing partner of Gulf States FiberNet ("Gulf States"), a Georgia general partnership (Note 5). Subsequent to year-end, the Parent agreed to purchase the remaining 64% interest in Gulf States (Note 16).

 Basis of Accounting and Financial Statement Presentation

  The accompanying combined financial statements of the Companies are prepared on the accrual basis of accounting and present their combined assets, liabilities, revenues, expenses, and cash flows as if they existed as a separate corporation during the periods presented. ITC/\DeltaCom's results of operations, changes in stockholder's equity, and cash flow have been included in the combined statements for the period from inception (March 24, 1997) through June 30, 1997.

  The financial information included herein may not necessarily reflect the financial position, results of operations, or cash flows of the Companies in the future or what the financial position, results of operations or cash flows of the Companies would have been if they were combined as a separate stand alone company during the periods presented.

  The combined balance sheet as of June 30, 1997 and the combined statements of operations and cash flows for the six months ended June 30, 1996 and 1997 are unaudited and have been prepared by management of the Companies in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements contain all adjustments (consisting of only normal recurring items) necessary for the fair presentation of the financial position and results of operations for the interim period. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year.

  Investments in affiliated entities in which the Companies have at least 20% ownership and do not have management control are accounted for using the equity method. All material intercompany accounts and transactions have been eliminated in the accompanying combined financial statements.

  Interstate was initially formed in 1992 as a partnership between FiberNet, which held a 49% ownership interest, and SCANA Communications, Inc. ("SCANA"), which held the remaining 51% interest. FiberNet accounted for this investment using the equity method. On August 17, 1994, the Parent formed Transmission II and purchased SCANA's 51% interest in Interstate (Note 5). To reflect this step acquisition, the revenues and expenses of Interstate have been included in the accompanying statements of operations for the full year ended December 31, 1994, with the preacquisition earnings attributable to SCANA prior to August 17, 1994 deducted to determine combined net income of the Companies.

  On January 29, 1996, the Parent acquired 100% of the common stock of DeltaCom (Note 13). The acquisition was accounted for using the purchase method of accounting. The results of operations of DeltaCom have been included in the accompanying statements of operations since the date of acquisition.

  Gulf States was initially formed in 1994 as a partnership between GSTS, which held a 36% ownership interest, and SCANA, which held the remaining 64% interest. GSTS accounted for this investment using the equity method. On March 27, 1997, GSTS purchased SCANA's 64% interest in Gulf States (Note 16). To reflect this step acquisition, the revenues and expenses of Gulf States have been included in the statement of operations for the six months ended June 30, 1997, with the preacquisition losses attributable to SCANA prior to March 27, 1997 deducted to determine the combined net loss of the Companies.

 Nature of Business

  The Companies operate primarily in two business segments. DeltaCom is a regional long-distance company operating primarily in the State of Alabama. DeltaCom is engaged in the retail sale of long-distance services such as traditional switched and dedicated long distance; 800/888 calling; calling card and operator services; ATM and frame relay; high-capacity broadband private line services, as well as Intranet, Internet, and Web page hosting and development services; and customer premises equipment installation and repair. DeltaCom primarily serves midsized and major regional businesses in the southern United States (the "Retail Services").

  The Fiber Companies are engaged in the sale of long-haul private-line services on a wholesale basis to other telecommunications companies using their owned and managed fiber optic network which extends throughout ten southern states (Arkansas, Texas, Tennessee, Mississippi, Louisiana, Alabama, Georgia, North Carolina, South Carolina, and Florida) (the "Carriers' Carrier Services"). The Fiber Companies have been providing Carriers' Carrier Services since 1992 through their ownership interests in Interstate and, later, Gulf States (Note 5).

  Certain of the Companies have experienced operating losses as a result of efforts to build their network infrastructure and internal staffing, develop their systems, and expand into new markets. Assuming financing is available, all of the Companies expect to continue to focus on increasing their customer base and expanding their network operations. Accordingly, the Companies expect that their cost of services, selling, operations, and administration expenses and capital expenditures will continue to increase significantly, all of which will have a negative impact on short-term operating results. In addition, the Companies may change their pricing policies to respond to a changing competitive environment. Fibernet has obtained a five-year, $100 million secured credit facility with NationsBank (Note 16) and ITC/\DeltaCom has issued senior notes (Note 16) to refinance certain existing indebtedness of the Companies and to provide additional funds for the Companies' expansion plans. In the opinion of management, the Companies' cash flows from operations and existing credit position will be sufficient to meet the capital and operating needs of the Companies through at least 1997. However, there can be no assurance that growth in the Companies' revenue or customer base will continue or that the Companies will be able to achieve or sustain profitability and/or positive cash flow.

 Sources of Supplies

  The Companies voluntarily use a single vendor for transmission equipment used in the Companies' network. However, if this vendor were unable to meet the Companies' needs, management believes that other sources for this equipment exist on commensurate terms and that operating results would not be adversely affected.

 Credit Risk and Significant Customers

  The Companies' accounts receivable potentially subject the Companies to credit risk, as collateral is generally not required. The Companies' risk of loss is limited due to advance billings to certain customers for services and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. In 1996 and 1994, no customer represented more than 10% of the Companies' combined operating revenues. However, in 1995, one customer represented approximately 30% of the Companies' combined operating revenues.

 Regulation

  The Companies are subject to certain regulations and requirements of the Federal Communications Commission and various state public service commissions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  The Companies consider all short term highly liquid investments with an original maturity date of three months or less to be cash equivalents.

 Inventory

  Inventory is held only by DeltaCom and consists primarily of customer premise equipment held for resale.

  Inventory is valued at the lower of cost or market, with cost determined using the first in, first out method.

 Property and Equipment

  Property and equipment are recorded at cost or fair market value at the acquisition date (Note 3). Depreciation of property and equipment is provided using the composite or straight line method over the following estimated useful lives:

                                                                          YEARS
                                                                         -------
   Buildings and towers.................................................      30
   Office furniture, fixtures, and equipment............................ 3 to 15
   Vehicles.............................................................       5
   Telecommunications equipment......................................... 5 to 20

 Intangible Assets

  Intangible assets include the excess of the purchase price of acquisitions over the fair value of net assets acquired, as well as various other acquired intangibles. Intangible assets are amortized over the following estimated useful lives:

                                                                          YEARS
                                                                         -------
   Goodwill.............................................................      40
   Trademark............................................................      40
   Customer base........................................................ 5 to 12
   Noncompete agreements................................................       5

  At June 30, 1997, intangible assets also include debt issuance costs associated with ITC/\DeltaCom's offering of Senior Notes (Note 16) as well as the Bridge Facility (Note 16), which will be amortized over the life of the related debt.

 Long-Lived Assets

  The Companies adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS No. 121 establishes accounting standards for the impairment of long lived assets and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangible assets to be disposed of. The effect of adopting SFAS No. 121 was not material to the Companies' combined financial statements.

  The Companies review their intangible assets for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the intangible assets related to each acquisition individually to determine whether an impairment has occurred. An impairment is recognized when the discounted future cash flows estimated to be generated by the acquired business are sufficient to recover the current unamortized balance of the intangible asset with the amount of any such deficiency charged to income in the current year. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences.

 Unearned Revenue

  Unearned revenue represents the liability for advanced billings to customers for use of the Companies' fiber- optic network. Customers are billed in advance for fixed monthly charges.

 Unbilled Revenue

  DeltaCom records unbilled revenue for long-distance services provided to customers but not yet billed. Approximately $3.4 million in unbilled revenue is included in accounts receivable in the accompanying balance sheet at December 31, 1996.

 Income Taxes

  The Companies utilize the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  The Internal Revenue Code and applicable state statutes provide that the income and expenses of a partnership are not separately taxable to the partnership but rather accrue directly to the partners. Accordingly, the accompanying financial statements include provisions for federal and state income taxes related to partnership interests in Interstate and Gulf States held by FiberNet, Transmission II, and GSTS.

  The Companies are included in the consolidated federal income tax return of the Parent. Under a tax-sharing arrangement, the Companies are paid for the utilization of net operating losses included in the consolidated tax return, even if such losses could not have been used if the Companies were to have filed on a separate return basis.

 Revenue Recognition

  Revenues are recognized as services are provided and consist primarily of charges for use of long-distance services and for use of the Companies' fiber-optic network.

 Fair Value of Financial Instruments

  The carrying values of the Companies' financial instruments, other than the portion of their advance from the Parent related to the DeltaCom acquisition, approximate their fair values. See Note 7 for the terms of the advance from the Parent and the related interest swap agreements under which DeltaCom would receive $285,308 if the agreements were terminated at December 31, 1996.

 Advertising Costs

  The Companies expense all advertising costs as incurred.

 Pro Forma Net Loss Per Share

  Pro forma net loss per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalent shares ("CSEs") from stock options (using the treasury stock method). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, shares of
Common Stock and CSEs issued at prices below the expected initial public offering (Note 16) have been included in the calculation as if they were outstanding for all periods prior to the Offering, regardless of whether they are dilutive. Accordingly, (based on an anticipated effective date of the initial public offering of November 1, 1997) all Parent stock options granted since November 1, 1996 and all ITC/\DeltaCom stock options since ITC/\DeltaCom's inception on March 24, 1997 are included in the loss per share calculation for all periods presented, even though the effect on net loss per share is antidilutive.

3. PROPERTY AND EQUIPMENT

  Balances of major classes of assets and the related accumulated depreciation as of December 31, 1995 and 1996 are as follows:

                                                            1995       1996
                                                         ---------- -----------
   Land................................................. $        0 $   140,695
   Buildings and towers.................................    788,107   1,293,495
   Furniture and fixtures...............................  1,219,792   4,140,188
   Vehicles.............................................     31,610     287,219
   Telecommunications equipment.........................  7,598,308  32,321,553
                                                         ---------- -----------
                                                          9,637,817  38,183,150
   Less accumulated depreciation........................  1,511,374   6,569,908
                                                         ---------- -----------
   Net property, plant, and equipment in service........  8,126,443  31,613,242
   Assets under construction............................  1,260,001     267,314
                                                         ---------- -----------
   Property, plant, and equipment, net.................. $9,386,444 $31,880,556
                                                         ========== ===========

4. INTANGIBLE ASSETS

  Goodwill and other intangible assets and the related amortization as of December 31, 1995 and 1996 are as follows:

                                                           1995        1996
                                                        ----------  -----------
   Goodwill............................................ $1,780,566  $50,961,123
   Customer base.......................................          0    5,846,371
   Noncompete agreements...............................          0      102,000
   Trademark...........................................          0       39,834
                                                        ----------  -----------
                                                         1,780,566   56,949,328
   Less accumulated amortization.......................    (58,695)  (1,431,753)
                                                        ----------  -----------
   Intangibles, net.................................... $1,721,871  $55,517,575
                                                        ==========  ===========

  At December 31, 1995, all goodwill related to the acquisition of Interstate in 1994 (Note 5). See Notes 14 and 15 for a discussion of additional intangible assets recorded in 1996 related to the acquisitions of DeltaCom and the assets of Viper Computer Systems, Inc. ("ViperNet").

5. INVESTMENTS

 Gulf States

  At December 31, 1995 and 1996, investments represent GSTS's 36% ownership interest in Gulf States, which was formed as a partnership between GSTS and SCANA in 1994. Gulf States provides digital communications transport services to communications common carriers in the states of Georgia, Texas, Alabama, Mississippi, and Louisiana. GSTS is the managing partner and is responsible for managing and operating Gulf States. Subsequent to year-end, the Parent agreed to purchase the remaining 64% interest in Gulf States previously owned by SCANA (Note 16). The following table summarizes various financial data of Gulf States for the period from inception (August 17, 1994) to December 31, 1994 and for the years ended December 31, 1995 and 1996:

                                             1994         1995         1996
                                          -----------  -----------  -----------
   Operating revenues.................... $   127,569  $ 7,587,713  $10,056,544
   Operating (loss) income...............    (280,718)   1,214,409     (216,992)
   Net loss..............................    (269,222)    (717,340)  (4,416,142)
   Current assets........................     590,040    6,557,741    2,751,101
   Noncurrent assets.....................  42,950,641   64,206,522   63,820,143
   Current liabilities...................  10,753,346    9,831,768    9,432,588
   Noncurrent liabilities................  12,700,000   41,562,500   35,625,000

 Interstate

  FiberNet owned a 49% interest in Interstate. On August 17, 1994, the Parent exchanged 250,000 shares of its common stock, valued at $4,435,000, for SCANA's 51% interest in Interstate and paid $132,417 in related expenses. Simultaneously, the Parent formed Transmission II, transferred the 51% ownership interest in Interstate to Transmission II, and made an equity contribution to Transmission II equal to the value of the net assets acquired. Goodwill of $1,780,566 related to this transaction has been "pushed down" to the accounts of Transmission II. The goodwill represents the excess of the purchase price paid for the 51% ownership interest in Interstate over the fair market value of the net assets acquired.

  To reflect this step acquisition, the revenues and expenses of Interstate for the year ended December 31, 1994 have been included in the accompanying statements of operations, with the preacquisition earnings attributable to SCANA deducted to determine combined net income of the Companies. In addition, the statement of cash flows for the year ended December 31, 1994 reflects all cash flows of Interstate during the year. The statement of stockholder's equity reflects the step acquisition as a capital contribution to FiberNet during 1994.

  As discussed in Note 1, effective with the Reorganization, the partners of Interstate merged and the partnership was absorbed by law into FiberNet.

6. FINANCING OBLIGATIONS

 Long-Term Debt

  Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                            1995       1996
                                                         ----------  ---------
Borrowings under NationsBank of Georgia, N.A. credit
 agreement (up to $2,700,000), 8% interest; due in
 quarterly installments of $168,750 through September
 1998; secured by the assets of Interstate; all
 outstanding amounts were repaid during 1996............ $1,687,500  $       0
Installment payments on equipment due to Northern
 Telecom, payable in annual installments of $351,370;
 due June 1, 1999; interest rate imputed at 8.6%........          0    930,252
                                                         ----------  ---------
                                                          1,687,500    930,252
Less current maturities.................................   (675,000)  (290,140)
                                                         ----------  ---------
Long-term debt, net of current portion.................. $1,012,500  $ 640,112
                                                         ==========  =========

  Maturities of long term debt at December 31, 1996 are as follows:

   1997................................................................ $290,140
   1998................................................................  306,862
   1999................................................................  333,250
   2000................................................................        0
   2001................................................................        0
   Thereafter..........................................................        0
                                                                        --------
                                                                        $930,252
                                                                        ========

  Long term debt at June 30, 1997 consisted of the following (unaudited):

   11% Senior Notes Due 2007 (Note 16)............................ $200,000,000
   $41.6 million bridge facility, interest payable at LIBOR plus
    2.25% (8.25% at June 30, 1997), paid in full on July 25, 1997
    (Note 16).....................................................   41,600,000
   $10.0 million term facility, interest payable at 11%, maturing
    on March 31, 2002.............................................    9,964,091
   Other..........................................................      922,675
                                                                   ------------
   Total long-term debt ..........................................  252,486,766
   Less: current maturities.......................................   43,875,381
                                                                   ------------
   Total.......................................................... $208,611,385
                                                                   ============

LEASE OBLIGATIONS

  The Companies have entered into various operating and capital leases for facilities and equipment used in their operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year and maturities of capital lease obligations as of December 31, 1996 are as follows:

                                                          OPERATING  CAPITAL
                                                           LEASES     LEASES
                                                         ----------- --------
   1997................................................. $ 2,156,464 $ 90,139
   1998.................................................   2,694,668   89,678
   1999.................................................   2,583,231   45,643
   2000.................................................   1,937,701   21,981
   2001.................................................   1,769,097   19,004
   Thereafter...........................................   7,987,843   99,797
                                                         ----------- --------
                                                         $19,129,004  366,242
                                                         ===========
   Less amounts representing interest...................              (81,350)
                                                                     --------
   Present value of net minimum lease payments..........              284,892
   Less current portion.................................              (69,471)
                                                                     --------
   Obligations under capital lease, net of current por-
    tion................................................             $215,421
                                                                     ========

  Rental expense charged to operations for the years ended December 31, 1994, 1995, and 1996 was $63,251, $74,534, and $1,272,389, respectively.

7. ADVANCE FROM PARENT

  The advance from Parent reflected on the Companies' balance sheets includes the following at December 31, 1995 and 1996.

                                                         1995       1996
                                                      ---------- -----------
   DeltaCom advance from Parent related to acquisi-
    tion............................................. $        0 $74,005,598
   Cash advance from Parent to InterQuest............  1,456,477   1,267,143
   Cash advance to Parent from DeltaCom..............          0  (1,044,914)
                                                      ---------- -----------
   Total advance from Parent......................... $1,456,477 $74,227,827
                                                      ========== ===========

 DeltaCom Advance From Parent Related to Acquisition

  As discussed in Note 12, the Parent funded the acquisition of DeltaCom and the related refinancing of DeltaCom's outstanding debt through borrowings of $74,005,598 on its own credit facility (the "Parent Credit Facility") with First Union National Bank of North Carolina ("First Union") and CoBank, ACB ("CoBank"). These borrowings have been pushed down to the accounts of the Company through the advance from Parent account under terms substantially identical to those of the Parent Credit Facility.

  The Parent Credit Facility is a two year line of credit providing for borrowings of up to $127.5 million on a two year revolving basis. The available credit was initially split equally between CoBank ("Tranche A") and First Union ("Tranche B"); however, First Union subsequently syndicated Tranche B to several other lenders. On January 19, 1998, the Parent may elect to convert all outstanding balances to a five year term loan with quarterly principal payments through December 31, 2002. Loans made under the Parent Credit Facility may, at any time or from time to time, be repaid in whole or in part, upon certain notices to the administrative agent. As of December 31, 1996, the Parent had $86 million outstanding under this agreement.

  Interest on the Parent Credit Facility is calculated on a 360 day year, at the option of the Parent, as follows:

  . Tranche A--"Margin" plus either (a) prime, (b) 1-, 2-, 3-, or 6-month
    LIBOR, or (c) one year Treasury

  . Tranche B--"Margin" plus either (a) prime or (b) 1-, 2-, 3-, or 6-month
    LIBOR

  The applicable "Margin" varies based on the Parent's leverage ratio and is adjusted quarterly. At December 31, 1996, the interest rate for both tranches was calculated based on the applicable margin (2.25%) plus the 3 month LIBOR rate (5.53125%).

  The Parent has also entered into a forward starting interest rate swap agreement with First Union to hedge its interest rate exposure under the Parent Credit Facility. The agreement swaps notional amounts of $50 million and $41 million under the Parent Credit Facility with fixed rates of 8.66% and 8.53%, respectively. As of December 31, 1996, DeltaCom's proportionate share of the fee the Parent would receive upon termination of the swap agreement was $285,308. Upon the Reorganization (Note 16), DeltaCom repaid its portion of these borrowings at an interest rate of 8.595%, which approximates the Parent's average interest rate under these interest rate swap agreements. At December 31, 1996, the balance sheet reflects approximately $5.8 million of accrued interest related to DeltaCom's advance from Parent.

  The Parent Credit Facility includes certain financial covenants and ratios. At December 31, 1996, the Parent was in compliance with these requirements. The Parent Credit Facility is jointly and severally guaranteed by the Parent, the Companies, and other wholly owned or majority owned subsidiaries of the Parent. The Parent Credit Facility is also secured by substantially all of the assets of the Parent and the Companies, as well as the assets of other wholly owned or majority owned subsidiaries of the Parent. See Note 16.

 Cash Advance to Parent From DeltaCom

  Amounts reflected as cash advance to Parent from DeltaCom represent excess funds from operations which are loaned to the Parent at an annual interest rate of 8.25%. DeltaCom recorded interest income of $77,868 during 1996. The advance is repayable on demand.

 Cash Advance From Parent to InterQuest

  Amounts reflected as cash advance from Parent to InterQuest represent borrowings for operating purposes. Interest is payable at a rate equal to the interest rate on the Parent Credit Facility plus .5%. InterQuest recorded interest expense of $122,696 and $96,665 in 1995 and 1996, respectively.

8. INCOME TAXES

  Details of the income tax provision (benefit) for the years ended December 31, 1994, 1995, and 1996 are as follows:

                                                1994      1995        1996
                                              --------  ---------  -----------
   Current:
     Federal................................. $  3,040  $(628,795) $(1,804,786)
     State...................................   (1,453)   (42,770)     (48,829)
                                              --------  ---------  -----------
       Total current.........................    1,587   (671,565)  (1,853,615)
                                              --------  ---------  -----------
   Deferred:
     Federal.................................   95,812    385,742      660,033
     State...................................   15,849    (16,744)     (39,736)
                                              --------  ---------  -----------
       Total deferred........................  111,661    368,998      620,297
                                              --------  ---------  -----------
       Total provision (benefit)............. $113,248  $(302,567) $(1,233,318)
                                              ========  =========  ===========

  The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, as of December 31, 1995 and 1996 are as follows:

                                                         1995        1996
                                                       ---------  -----------
   Noncurrent deferred tax (liabilities) assets:
     Property, plant, and equipment basis differ-
      ences........................................... $(784,435) $(3,903,605)
     Intangible assets................................   (48,109)     (57,849)
     Other............................................    75,446       43,314
                                                       ---------  -----------
                                                        (757,098)  (3,918,140)
                                                       ---------  -----------
   Current deferred tax assets:
     Accrued expenses.................................         0       80,245
     Net operating loss carryforwards.................    77,526      130,912
     Reserves for uncollectible accounts..............     7,831      314,503
                                                       ---------  -----------
                                                          85,357      525,660
                                                       ---------  -----------
   Net deferred income tax liabilities................ $(671,741) $(3,392,480)
                                                       =========  ===========

  The Companies are included in the Parent's consolidated federal income tax return. Prior to January 29, 1996, DeltaCom filed a separate federal income tax return. The Companies each file separate state income tax returns.

  Under a tax-sharing arrangement, the Companies receive payment for net operating losses generated for federal income tax purposes and used by the Parent in the Parent's consolidated income tax return. Amounts receivable from the Parent under this tax-sharing agreement are $523,782 and $2,546,534 at December 31, 1995 and 1996, respectively. Additionally, certain of the Companies have generated net operating losses for state income tax purposes. At December 31, 1995 and 1996, $77,526 and $130,912 respectively, have been included in current assets in the Companies' balance sheets. Loss carryforwards of approximately $11,000, $67,000, and $53,000 will expire in 2009, 2010, and 2011, respectively. In management's opinion, the Companies will generate operating income sufficient to utilize all of the remaining state net operating loss carryforwards in 1997.

  A reconciliation of the federal statutory income tax rate to the effective income tax rate for the periods presented is as follows:

                                                         1994    1995    1996
                                                         -----  ------   -----
   Federal statutory rate...............................  34.0% (34.0)%  (34.0)%
   Increase (reduction) in taxes resulting from:
     State income taxes, net of federal benefit.........   5.5    (5.2)   (2.0)
     Nondeductible amortization of goodwill.............   0.0     0.0     9.0
     Preacquisition earnings............................ (16.5)    0.0     0.0
   Other................................................   0.3     1.7     3.0
                                                         -----  ------   -----
   Effective income tax rate............................  23.3%  (37.5)% (24.0)%
                                                         =====  ======   =====

9. EQUITY INTERESTS

 Capital Stock

  The common stock authorized, issued, and outstanding at December 31, 1995 and 1996 for each of the Companies is as follows:

                                                             SHARES
                                                  SHARES   ISSUED AND  PAR VALUE
                                                AUTHORIZED OUTSTANDING PER SHARE
                                                ---------- ----------- ---------
   FiberNet....................................
   Transmission II.............................   10,000      1,000      0.01
   GSTS........................................   10,000      1,000      0.01
   InterQuest..................................  100,000        530      0.01
   DeltaCom....................................   80,000     80,000      0.01

  ITC/\DeltaCom has two classes of common stock authorized. Holders of ITC/\DeltaCom's Class A Common Stock have one vote per share, while holders of Class B Common Stock have ten votes per share. Upon the formation of ITC/\DeltaCom (Note 1), 24,075,000 shares of Class B Common Stock were outstanding (Note 16).

 Parent Stock Option Plan

  The Parent sponsors a stock option plan which provides for the granting of stock options to substantially all employees of the Parent and its wholly owned and majority owned subsidiaries, including the Companies. Options are generally granted at a price (established by the Parent's board of directors based on equity transactions and other analyses) equal to at least 100% of the fair market value of the Parent's common stock on the option grant date. Options granted generally become exercisable 40% after two years and 20% per annum for the next three years and remain exercisable for ten years after the option grant date. At December 31, 1996, employees of the Companies held outstanding options for a total of 314,768 of the Parent's shares at option prices ranging from $7.60 to $30.50 per share.

 Statement of Financial Accounting Standards No. 123

  During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock- Based Compensation," which defines a fair value-based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting methodology required by APB Opinion No. 25 must make pro forma disclosures of net income and, if presented, earnings per share as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

  The Parent has elected to account for its stock based compensation plans under APB Opinion No. 25, under which no compensation cost has been recognized by either the Parent or the Companies. However, the Companies have computed, for pro forma disclosure purposes, the value of all options for shares of the Parent's common stock granted since December 15, 1994 to employees of the Companies using the Black-Scholes option pricing model prescribed by SFAS No. 123 and the following weighted average assumptions:

                                                             1995       1996
                                                           ---------  ---------
   Risk-free interest rate................................      5.53%      6.29%
   Expected dividend yield................................         0%         0%
   Expected lives......................................... Ten years  TEN YEARS
   Expected volatility....................................        50%        50%

  The weighted average fair value of options for the Parent's stock granted to employees of the Companies in 1995 and 1996 was $16.14 and $19.65 per share, respectively. The total value of options for the Parent's stock granted to employees of the Companies during 1995 and 1996 was computed as approximately $257,000 and $4,116,000, respectively, which would be amortized on a pro forma basis over the five-year vesting period of the options. If the Companies had accounted for these plans in accordance with SFAS No. 123, the Companies' net loss for the years ended December 31, 1995 and 1996 would have increased as follows:

                                                     AS REPORTED   PRO FORMA
                                                     -----------  -----------
   Net loss for the year ended December 31, 1995.... $  (504,373) $  (595,987)
   Net loss for the year ended December 31, 1996....  (3,909,749)  (5,469,440)

  Because SFAS No. 123 has not been applied to options granted prior to December 15, 1994, the resulting pro forma compensation cost may not be representative of that expected in future years.

  A summary of the status of the Companies' portion of the Parent's stock option plan at December 31, 1995 and 1996 and changes during the years then ended is presented in the following table:

                                                                       WEIGHTED
                                                                        AVERAGE
                                                                         PRICE
                                                              SHARES   PER SHARE
                                                              -------  ---------
   Outstanding at December 31, 1994..........................  94,925   $13.92
     Granted.................................................  14,252    21.17
     Forfeited...............................................    (750)   14.35
                                                              -------
   Outstanding at December 31, 1995.......................... 108,427    14.87
     Granted................................................. 223,081    25.87
     Exercised...............................................    (840)   16.86
     Forfeited............................................... (15,900)   24.55
                                                              -------
   Outstanding at December 31, 1996.......................... 314,768    22.17
                                                              =======

  The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date:

                                                                                 WEIGHTED
                                                       WEIGHTED                   AVERAGE
        EXERCISE              NUMBER                   AVERAGE                  CONTRACTUAL
       PRICE RANGE           OF SHARES                  PRICE                      LIFE
       -----------           ---------                 --------                 -----------
                                                                                (IN YEARS)
      $ 7.60-$ 7.99            25,000                   $ 7.68                     4.95
             $14.35            31,300                    14.35                     7.27
             $17.74            38,962                    17.74                     7.89
             $20.00             5,300                    20.00                     8.43
      $24.75-$24.78           170,406                    24.78                     9.87
      $30.02-$30.50            43,800                    30.08                     9.31

  At December 31, 1996, 51,750 options for the Parent's stock with a weighted average exercise price of $12.06 per share were exercisable by employees of the Companies. At December 31, 1995, 26,260 options for the Parent's stock with a weighted average exercise price of $9.27 per share were exercisable by employees of the Companies.

10. COMMITMENTS AND CONTINGENCIES

 Purchase Commitments

  At December 31, 1996, the Companies had entered into agreements with vendors to purchase approximately $5.6 million of equipment related to the installation of a switch in Columbia, South Carolina, improvements to a switch in Birmingham, Alabama, and other network expansion efforts.

  At June 30, 1997, the Companies had entered into agreements with vendors to purchase approximately $11.5 million of equipment related to the improvement and installation of switches, other network expansion efforts and certain services (unaudited).

 Legal Proceedings

  In the normal course of business, the Companies are subject to various litigation; however, in management's opinion and the opinion of counsel, there are no legal proceedings pending against the Companies which would have a material adverse effect on the financial position, results of operations, or liquidity of the Companies.

11. EMPLOYEE BENEFIT PLANS

  The Fiber Companies' employees are participants in the Parent's defined benefit plan. Effective January 31, 1995, the Parent elected to freeze all future benefit accruals under the plan. The plan provided retirement, disability, and survivor benefits to eligible employees. The Fiber Companies funded pension cost in accordance with applicable regulations. Total pension cost charged to expense in 1994, 1995, and 1996 was $17,805, $8,721, and $9,600, respectively.

  The net assets available for benefits under the plan are maintained by the Parent on behalf of its subsidiaries. As of December 31, 1995 and 1996, the plan's net assets available for benefits were $1,878,498 and $1,646,892, respectively, and the projected benefit obligations were $2,370,391 and $2,442,917, respectively, as computed under SFAS No. 87.

  Employees of the Fiber Companies participate in the Parent's 401(k) defined contribution plan. This plan, which became effective February 1, 1995, covers all employees of the participating entities who have one year of service and are 18 years of age. The Parent contributes a discretionary amount of the employees' earnings based on the plan's earnings. The discretionary contribution percentages per employee for the years ended December 31, 1995 and 1996 were 2.53% (limited to a total for all participants of $100,000) and 2.66% (limited to a total for all participants of $150,000), respectively, and were fully funded by the Parent. In addition, the Fiber Companies offer a partial matching of employee contributions at a rate of 1/2% for each 1% of the employee earnings contributed to a maximum match of 4% of employee earnings. Total matching contributions made to the plan and charged to expense by the Fiber Companies for the years ended December 31, 1995 and 1996 were $26,520 and $54,098, respectively.

  Employees of DeltaCom may participate in a separately administered 401(k) defined contribution plan. The plan covers substantially all DeltaCom employees with at least one year of service. Participants may elect to defer 15% of compensation up to a maximum amount determined annually pursuant to IRS regulations. DeltaCom has elected to provide matching employer contributions equal to the lesser of 3% of compensation or the maximum amount annually for each participant. DeltaCom's policy is to fund contributions as earned. Company contributions made to the plan and charged to expense by DeltaCom for the 11 months ended December 31, 1996 were $123,854.

12. RELATED PARTY TRANSACTIONS

  The Parent occasionally provides certain administrative services, such as legal and tax planning services for its subsidiaries, including the Companies. In addition, for the period from January through July 1994, the Parent provided FiberNet and InterQuest with additional administrative services, including marketing, management, and financial services. The costs of these services are charged to the Companies based primarily on the salaries and related expenses for certain of the Parent's executives and an estimate of their time spent on projects specific to the Companies. For the years ended December 31, 1994, 1995, and 1996, the Companies recorded $148,140, $5,270, and $19,150 in selling, operations, and administration expenses related to these services. In the opinion of management, the methodology used to calculate the amounts charged to the Companies is reasonable.

  The Parent also leases office space and transportation to the Companies. Amounts charged to the Companies related to these leases for the years ended December 31, 1995 and 1996 were $21,669, and $62,762, respectively, and are reflected as selling, operations, and administration expenses in the Companies' statements of operations. No such leases were in place in 1994. See Notes 7 and 11 for discussion of certain other financial arrangements between the Parent and the Companies.

  Certain of the Parent's other wholly owned or majority-owned subsidiaries provide the Companies with various services and/or receive services provided by the Companies. These entities include Interstate Telephone Company and Valley Telephone Company, which provide local and long-distance telephone services; InterCall, Inc. ("InterCall"), which provides conference calling services; and InterServ Services Corporation, which provides operator services for "800" customer service numbers and full-service marketing research in the telecommunications industry and other industries. The Parent also holds equity investments in the following entities which do business with the Companies:
InterCel, Inc., which provides cellular services; KNOLOGY Holdings, Inc., formerly CyberNet Holding, Inc. ("KNOLOGY"), which provides cable television services; and MindSpring Enterprises, Inc. ("MindSpring"), which is a regional provider of Internet access. In management's opinion, the Companies' transactions with these affiliated entities are generally representative of arm's-length transactions.

  For the years ended December 31, 1994, 1995, and 1996, the Companies received services from these affiliated entities in the amounts of $89,149, $465,167, and $180,400, respectively, which are reflected in selling, operations, and administration expenses in the Companies' statements of operations. In addition, in 1996, the Companies received services from these affiliated entities in the amount of $762,173, which is reflected in cost of services in the Companies' statements of operations. At December 31, 1995 and 1996, amounts payable for these services of $577,439 and $658,990, respectively, are recorded in the Companies' balance sheets as affiliate accounts payable.

  The Fiber Companies provide operator and directory assistance services and lease capacity on certain of their fiber routes to affiliated entities. Beginning in 1996, DeltaCom also provides long-distance and related services to the Parent and all of its wholly owned and majority-owned subsidiaries. Also beginning in 1996, DeltaCom acts as an agent for InterCall and MindSpring in contracting with major interexchange carriers to provide origination and termination services. Under these agreements, DeltaCom contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to InterCall and MindSpring, such that only the margin impacts the Companies' combined revenues. Total affiliated revenues included in the Companies' statements of operations for the years ended December 31, 1994, 1995, and 1996 were $458,302, $486,246, and $2,863,389, respectively. At December 31, 1995 and
1996, amounts receivable for these services were $84,796 and $1,227,661, respectively, and are recorded in the Companies' balance sheets as affiliate accounts receivable.

  In 1995, the Fiber Companies constructed a fiber route on behalf of CyberNet. Construction expenses reimbursed by KNOLOGY totaled $62,830. The Companies also provided certain engineering and construction- related management services to KNOLOGY in 1995. The Fiber Companies did not bill KNOLOGY for these services, which are estimated by the Fiber Companies to have a value of approximately $50,000.

  DeltaCom has a contract with a former stockholder to provide management services to DeltaCom through 1997 for $300,000 annually. In addition, DeltaCom leases real properties from former stockholders and other related parties. Total rental expense related to these leases was approximately $235,000 in 1996. DeltaCom is obligated to pay rentals to a former stockholder totaling approximately $181,000 annually from 1997 through 2005 under leases which are cancelable by either of the parties with 24 months' notice. DeltaCom is also obligated through 1999 to pay annual rentals ranging from approximately $74,000 to $81,000 to an officer of a former stockholder.

  Relatives of stockholders of the Parent are stockholders and employees of the Companies' insurance provider. The costs charged to the Companies for insurance services from this provider were $40,351, $63,836, and $156,523 for the years ended December 31, 1994, 1995, and 1996.

  The chief executive officer of the Fiber Companies, who has been named as chief executive officer of ITC/\DeltaCom, has also served since July 15, 1996 as president and chief executive officer and as a director of KNOLOGY. He has served in his capacity as chief executive officer and president of KNOLOGY at the request of KNOLOGY and the Parent and received no compensation from KNOLOGY for the year ended December 31, 1996. He resigned as chief executive officer and president of KNOLOGY effective February 20, 1997. The value of services provided through February 20, 1997 is estimated to total approximately $20,000.

13. ACQUISITION OF DELTACOM

  On January 29, 1996 (the "Acquisition Date"), DeltaCom was purchased by the Parent for total consideration of $71,362,213, including cash acquired of $1,828,121 (the "Acquisition"). The consideration included $65,362,213 in cash and $6,000,000 in common stock of the Parent. Simultaneously, the Parent refinanced $8,643,384 of DeltaCom's outstanding debt by borrowing against its own line of credit and contributing the proceeds to DeltaCom, which then repaid all of its outstanding debt. The Acquisition was accounted for under the purchase method of accounting, and the purchase accounting entries were "pushed down" to DeltaCom's financial statements. The purchase price has been allocated to the underlying assets purchased and liabilities assumed based on their estimated fair values at the Acquisition Date. The acquisition costs exceeded the fair market value of net tangible assets acquired by $54,645,063, of which $5,464,506 has been allocated to identifiable intangible assets and the remainder has been recorded as goodwill in the accompanying balance sheets. Amounts recorded in connection with the "pushdown" include the $49,180,557 in goodwill, $5,464,506 in customer base, $74,005,598 in debt related to the Acquisition and debt refinancing, and $6,000,000 in paid-in capital. The operating results of DeltaCom have been included in the Companies' financial statements since the Acquisition Date.

  The following table summarizes the net assets purchased in connection with the Acquisition and the amount attributable to cost in excess of net assets acquired:

   Working capital, net of $1,828,121 cash acquired............... $  5,155,221
   Property, plant, and equipment.................................   21,357,357
   Other assets...................................................      198,920
   Noncurrent liabilities.........................................  (11,822,469)
   Customer base..................................................    5,464,506
   Goodwill.......................................................   49,180,557
                                                                   ------------
   Purchase price, net of cash acquired........................... $ 69,534,092
                                                                   ============

  The common stock portion of the Acquisition has been accounted for as a noncash transaction for purposes of the statements of cash flows.

  The following pro forma information has been prepared assuming that the Acquisition occurred at the beginning of the respective periods. This information includes pro forma adjustments related to the amortization of goodwill resulting from the excess of the purchase price over the fair value of the net assets acquired and interest expense related to the debt financing used to acquire DeltaCom. The pro forma information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the Acquisition occurred at the beginning of the respective periods, nor is the information necessarily indicative of the results of operations which may occur in the future.

                                                             DECEMBER 31
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
                                                             (UNAUDITED)
   Combined operating revenues........................ $62,021,598  $71,775,516
   Combined net loss..................................  (1,826,756)  (4,024,866)

14. ACQUISITION OF VIPERNET

  In July 1996, DeltaCom purchased certain assets of ViperNet, which provides business Internet services, for cash of $625,000 and assumption of capital lease obligations in the amount of $171,683 (Note 6).

  The following table summarizes the net assets purchased by DeltaCom in connection with its acquisition of ViperNet:

   Working capital................................................... $ 121,500
   Property and equipment............................................   191,318
   Noncompete agreement..............................................   102,000
   Customer base.....................................................   381,865
   Liabilities assumed...............................................  (171,683)
                                                                      ---------
   Cash paid for ViperNet, net assets................................ $ 625,000
                                                                      =========

  The assumption of the capital lease obligations has been treated as a noncash transaction for purposes of the statements of cash flows.

15. SEGMENT REPORTING

  Upon the acquisition of DeltaCom in January 1996 (Note 13), the Companies began operating in two business segments: Carriers' Carrier Services and Retail Services. Retail Services are provided by DeltaCom and include the retail sale of long-distance, data, and Internet services, including the sale and installation of customer premises equipment primarily to midsized and major regional business customers. Carriers' Carrier Services are provided by the Fiber Companies. Carriers' Carrier Services include the sale of long-haul private line services on a wholesale basis using the Fiber Companies' owned and managed fiber-optic network. Summarized financial data by business segment for the year ended December 31, 1996 and as of December 31, 1996 are as follows:

                            CARRIERS'
                             CARRIER      RETAIL
                             SEGMENT      SEGMENT   ELIMINATIONS    COMBINED
                           -----------  ----------- ------------  ------------
Sales to external custom-
 ers.....................  $ 6,598,709  $59,919,876 $         0   $ 66,518,585
Intersegment sales.......      558,312    1,553,445  (2,111,757)             0
                           -----------  ----------- -----------   ------------
  Total operating reve-
   nues..................  $ 7,157,021  $61,473,321 $(2,111,757)  $ 66,518,585
                           -----------  ----------- -----------   ------------
Gross margin.............  $ 3,256,596  $24,325,559 $   180,143   $ 27,762,298
Selling, operations, and
 administration expense..    1,646,277   17,050,152     180,143     18,876,572
Depreciation and amorti-
 zation..................    1,656,685    4,781,389           0      6,438,074
Equity in losses of Gulf
 States..................   (1,589,812)           0           0     (1,589,812)
Other income (expense),
 net.....................                                              171,514
Interest expense, net....                                           (6,172,421)
                                                                  ------------
Loss before income tax-
 es......................                                         $ (5,143,067)
                                                                  ============
Identifiable assets......   14,597,073   91,592,697    (406,588)  $105,783,182
Investment in net assets
 of Gulf States..........    7,424,797            0           0      7,424,797
                           -----------  ----------- -----------   ------------
Total assets.............  $22,021,870  $91,592,697 $  (406,588)  $113,207,979
                           ===========  =========== ===========   ============
Capital expenditures.....  $ 1,101,181  $ 5,071,479 $         0   $  6,172,660
                           ===========  =========== ===========   ============

16. SUBSEQUENT EVENTS

 Acquisition

  On March 27, 1997, the Parent purchased the 64% interest in Gulf States owned by SCANA, along with certain of SCANA's other fiber and fiber-related assets, including a significant long-term customer contract (the "Georgia Fiber Assets"), for approximately $28 million payable at closing, plus certain contingent consideration. The purchase price included 588,411 shares of the Parent's convertible, nonvoting preferred stock valued at approximately $17.9 million and an unsecured purchase money note for approximately $10 million (the "SCANA Note"). The purchase price was allocated as follows: $17 million to the 64% interest in Gulf States and $10.9 million to the Georgia Fiber Assets. The note, which bears interest at 11%, is payable in ten semiannual principal payments of approximately $1 million plus accrued interest, beginning September 30, 1997. The contingent consideration is due no later than April 30, 1998, at which time the Parent must deliver additional preferred stock to SCANA equal to 35.7% of (a) 64%, multiplied by (b)(i) 6, multiplied by (ii) the amount, if any, by which the earnings before interest, taxes, depreciation, and amortization of Gulf States for the year ended December 31, 1997 exceed $11,265,696.

  Upon the closing of these acquisitions, the Parent contributed the 64% ownership interest in Gulf States to GSTS and the Georgia Fiber Assets to FiberNet. The Gulf States partnership has been dissolved. The SCANA Note was assumed by FiberNet and the Parent was released from its obligations thereunder.

 GSTS Bridge Facility

  In connection with the acquisition of the remaining 64% interest in Gulf States, GSTS refinanced Gulf States' outstanding indebtedness of approximately $41.6 million. In connection with the refinancing, GSTS wrote off $818,572 ($507,515 net of tax benefits) in unamortized debt issuance costs, which is reflected on the accompanying statement of operations as an extraordinary loss on extinguishment of debt. The GSTS Bridge Facility matured on the date the proceeds from ITC/\DeltaCom's debt offering described below were released (July 25, 1997). The GSTS Bridge Facility bore interest at LIBOR plus 2.25%.

 ITC/\DeltaCom Employee Stock Option Plan

  Upon the Reorganization, all employees of the Companies became eligible to receive stock options under ITC/\DeltaCom's 1997 Employee Stock Option Plan (the "Stock Option Plan") which was adopted and approved by its sole stockholder on March 24, 1997.

  The Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of ITC/\DeltaCom, its subsidiaries obtained in the reorganization described in Note 1, and the Parent, as well as the grant of non-qualifying options to any other individual whose participation in the Stock Option Plan is determined to be in the best interests of ITC/\DeltaCom. The Stock Option Plan authorizes the issuance of up to 1.5 million shares of Class A Common Stock pursuant to options granted under the Stock Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The maximum number of shares subject to options that can be awarded under the Stock Option Plan to any person is 500,000 shares. The Compensation Committee of ITC/\DeltaCom's Board of Directors will administer the Stock Option Plan and will grant options to purchase Class A Common Stock.

  The option exercise price for incentive stock options granted under the Stock Option Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for non-incentive stock options granted under the Stock Option Plan may not be less than the par value of the Class A Common Stock on the date of grant of the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by incentive stock options that become exercisable by an optionee in any year. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant.

  ITC/\DeltaCom's Board of Directors may amend or terminate the Stock Option Plan with respect to shares of Class A Common Stock as to which options have not been granted.

  On March 24, 1997 and July 29, 1997, ITC/\Deltacom granted options to purchase 1,266,345 shares and 168,933 shares, respectively, of Class A Common Stock under the Stock Option Plan. All options were granted at a price at least equal to the estimated fair value of the common stock on the date of grant ($4.49) as determined by ITC/\DeltaCom's board of directors based on equity transactions and other analyses.

 Directors Stock Option Plan

  On March 24, 1997, ITC/\DeltaCom adopted and its stockholders approved the Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the "formula" grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code to directors of ITC/\Deltacom who are not officers or employees of the Company, the Parent, or any subsidiary of ITC/\DeltaCom (each an "Eligible

Director"). The Directors Plan authorizes the issuance of up to 240,750 shares of Class A Common Stock pursuant to options granted under the Directors Plan (subject to anti-dilution adjustments). The option exercise price for options granted under the Directors Plan will be at least 100% of the fair market value of the shares of Class A Common Stock on the date of grant of the option. Under the Directors Plan, each Eligible Director will be granted an option to purchase 16,050 shares of Class A Common Stock upon such person's initial election or appointment to serve as director. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant.

  On March 24, 1997, ITC/\DeltaCom granted options to purchase 10,000 shares of ITC/\DeltaCom's Class A Common Stock to each of its six nonemployee directors. All options were granted at a price equal to the estimated fair value of the common stock on the date of grant ($4.49) as determined by the ITC/\DeltaCom's board of directors based on equity transactions and other analyses.

 Credit Agreement

  On September 17, 1997, FiberNet entered into a credit agreement with NationsBank of Texas, N.A., as administrative lender (the "Credit Agreement"). The Credit Agreement provides for a term and revolving credit facility of up to $100 million to be used for working capital and other purposes, including refinancing existing indebtedness, capital expenditures, and permitted acquisitions. The Credit Agreement matures on September 15, 2002 and includes a $50 million multi-draw term loan facility and a $50 million revolving credit facility. Amounts may be drawn under the term loan facility until September 15, 1999. All $50 million of the term loan facility must be utilized before drawing down any amount over $10 million under the revolving credit facility. Amounts drawn under the Credit Agreement will bear interest, at FiberNet's option, at either the Base Rate of the LIBOR Rate, plus an applicable margin.

  Borrowings under the Credit Agreement are guaranteed by the Companies and are secured by a first priority lien on substantially all current and future assets and properties of FiberNet and its subsidiaries and a first priority pledge of the stock of FiberNet and its subsidiaries. The Credit Agreement contains covenants limiting the Companies ability to incur debt or make guaranties, create liens, pay dividends, make distributions or stock repurchases, make investments or capital expenditures, issue capital stock, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. The Credit Agreement also requires FiberNet to comply with certain financial tests and to maintain certain financial ratios on a consolidated basis.

 Debt Offering

  On June 3, 1997, ITC/\DeltaCom completed the issuance of 11% Senior Notes due 2007 (the "Offering").

  Proceeds from the Offering were held by the trustee until all regulatory approvals related to the Reorganization described in Note 1 were received. Upon their release, a portion of the proceeds was used to repay approximately $48.0 million of the Companies' advances from Parent and approximately $41.6 million under the GSTS Bridge Facility as well as accrued interest. Approximately $62.7 million of such proceeds are held by the Trustee as security for and to fund the first six interest payments on the Senior Notes. Also in connection with the Reorganization, FiberNet undertook to repay (and DeltaCom agreed to reimburse to FiberNet) the remaining $31.0 million of DeltaCom's advance from Parent; the Parent then forgave this indebtedness and contributed it to FiberNet as additional equity. Upon the settlement of DeltaCom's advance from Parent related to the acquisition (and accrued interest), the Parent Credit Facility was amended to release the Companies as guarantors and to terminate the related security interests in the assets of the Companies (Note 7). The Parent effected the Reorganization on July 25, 1997.

 ITC/\DeltaCom Stock Split

  On September 26, 1997, ITC/\DeltaCom's board of directors approved a 1.605 for 1.000 stock split of each share of capital stock that is issued and outstanding at the effective time of the stock split. The effective time of the stock split is expected to be immediately prior to the consummation of the initial public offering described below. All amounts in the accompanying financial statements have been restated to reflect the effects of this stock split. As a result of this stock split, the original issuance of ITC/\DeltaCom's Class B Common Stock, which was effected for $150,000 at the par value of $.01 per share, has been restated in the accompanying combined financial statements as if issued below par value.

 Proposed Merger Between ITC/\DeltaCom and the Parent

  Immediately prior to the consummation of ITC/\DeltaCom's proposed equity offering discussed below, as part of a reorganization of the Parent, the Parent plans to transfer all of its assets, other than its stock in ITC/\DeltaCom, and all of its liabilities to another entity and then merge with and into ITC/\DeltaCom (the "Merger"). ITC/\DeltaCom will be the surviving corporation in the Merger. In connection with the Merger, holders of the Parent's common stock and convertible preferred stock will receive shares of ITC/\DeltaCom's Common Stock and Series A Convertible Preferred Stock. Following the Merger and prior to the proposed equity offering described below, ITC/\DeltaCom will be owned by the current stockholders of the Parent.

 Proposed Initial Public Offering of ITC/\DeltaCom's Common Stock

  ITC/\DeltaCom plans to offer    shares (   shares if the underwriters'
overallotment is exercised) of its Common Stock for sale to the public at a
proposed offering price range of $   to $   per share during the fourth
quarter of 1997 (the "Equity Offering"). There can be, however, no assurance that the Equity Offering will be completed at a per share price within the estimated range, or at all. There are significant potential risks associated with the Equity Offering, as well as with the Companies' ability to compete profitably in this industry.

                          INDEPENDENT AUDITORS' REPORT

To DeltaCom, Inc.:

  We have audited the accompanying statements of operations, stockholders' equity, and cash flows of DELTACOM, INC. for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DeltaCom, Inc. for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

MARTIN STUEDEMAN & ASSOCIATES P.C.

Birmingham, Alabama
March 19, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DeltaCom, Inc.:

  We have audited the accompanying statements of operations, stockholders' equity, and cash flows of DELTACOM, INC. (an Alabama corporation) for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The December 31, 1994 financial statements were audited by other auditors, whose report dated March 19, 1997 expressed an unqualified opinion on those statements.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DeltaCom, Inc. for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 1997

                                 DELTACOM, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                  AND FOR THE ONE MONTH ENDED JANUARY 29, 1996

                                             1994         1995         1996
                                          -----------  -----------  -----------
                                                                    (UNAUDITED)
OPERATING REVENUES....................... $53,777,565  $56,271,011  $5,256,931
COST OF SERVICES.........................  33,168,780   32,355,358   2,963,383
                                          -----------  -----------  ----------
    Gross margin.........................  20,608,785   23,915,653   2,293,548
                                          -----------  -----------  ----------
OPERATING EXPENSES:
  Selling, general, and administrative...  10,608,998   13,845,867   1,343,761
  Depreciation and amortization..........   2,982,325    3,241,869     290,226
                                          -----------  -----------  ----------
    Total operating expenses.............  13,591,323   17,087,736   1,633,987
                                          -----------  -----------  ----------
OPERATING INCOME.........................   7,017,462    6,827,917     659,561
OTHER INCOME (EXPENSE):
  Interest income........................      56,474      105,477      12,334
  Interest expense.......................  (1,068,140)  (1,025,571)   (143,883)
                                          -----------  -----------  ----------
INCOME BEFORE INCOME TAXES...............   6,005,796    5,907,823     528,012
PROVISION FOR INCOME TAXES...............   2,239,613    2,211,115     200,645
                                          -----------  -----------  ----------
NET INCOME............................... $ 3,766,183  $ 3,696,708  $  327,367
                                          ===========  ===========  ==========


        The accompanying notes are an integral part of these statements.

                                 DELTACOM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                  AND FOR THE ONE MONTH ENDED JANUARY 29, 1996

                              COMMON STOCK
                              -------------  PAID-IN    RETAINED
                              SHARES AMOUNT  CAPITAL    EARNINGS      TOTAL
                              ------ ------ ---------- ----------- -----------
BALANCE, December 31, 1993... 80,000  $800  $5,145,715 $ 3,780,377 $ 8,926,892
  Net income.................      0     0           0   3,766,183   3,766,183
                              ------  ----  ---------- ----------- -----------
BALANCE, December 31, 1994... 80,000   800   5,145,715   7,546,560  12,693,075
  Net income.................      0     0           0   3,696,708   3,696,708
                              ------  ----  ---------- ----------- -----------
BALANCE, December 31, 1995... 80,000   800   5,145,715  11,243,268  16,389,783
  Net income (unaudited).....      0     0           0     327,367     327,367
                              ------  ----  ---------- ----------- -----------
BALANCE, January 29, 1996
 (Unaudited)................. 80,000  $800  $5,145,715 $11,570,635 $16,717,150
                              ======  ====  ========== =========== ===========



        The accompanying notes are an integral part of these statements.

                                 DELTACOM, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                  AND FOR THE ONE MONTH ENDED JANUARY 29, 1996

                                            1994         1995         1996
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................. $ 3,766,183  $ 3,696,708  $   327,367
                                         -----------  -----------  -----------
 Adjustments to reconcile net income to
  net cash provided by operating activi-
  ties:
  Depreciation and amortization.........   2,982,325    3,241,869      290,226
  Deferred income taxes.................     605,427       37,185       (8,767)
  Changes in current operating assets
   and liabilities:
   Accounts receivable..................    (347,863)    (832,551)    (360,594)
   Due from related parties.............           0      (26,397)      26,397
   Prepayments..........................    (401,052)    (137,876)     748,471
   Inventories..........................      28,081      (55,333)     (82,217)
   Notes receivable.....................           0     (167,481)       8,395
   Accounts payable.....................  (1,819,564)    (863,902)     174,476
   Accrued liabilities..................      89,740      (20,027)     298,047
   Income taxes payable.................     326,238      249,670      189,956
   Other, net...........................           0        1,075       89,278
                                         -----------  -----------  -----------
    Total adjustments...................   1,463,332    1,426,232    1,373,668
                                         -----------  -----------  -----------
    Net cash provided by operating ac-
     tivities...........................   5,229,515    5,122,940    1,701,035
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment....  (2,596,331)  (4,431,552)    (171,036)
 Proceeds from sale of equipment........           0      175,389            0
 Increase in accrued construction
  payables..............................           0      144,720     (144,720)
                                         -----------  -----------  -----------
    Net cash used in investing activi-
     ties...............................  (2,596,331)  (4,111,443)    (315,756)
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term debt... $(1,410,155) $(2,127,651) $(1,244,759)
 Proceeds from financing agreement......           0    1,388,859            0
                                         -----------  -----------  -----------
    Net cash used in financing activi-
     ties...............................  (1,410,155)    (738,792)  (1,244,759)
                                         -----------  -----------  -----------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS............................   1,223,029      272,705      140,520
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD..............................     191,867    1,414,896    1,687,601
                                         -----------  -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD................................. $ 1,414,896  $ 1,687,601  $ 1,828,121
                                         ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for:
  Interest.............................. $ 1,068,140  $ 1,005,827  $    17,210
                                         ===========  ===========  ===========
  Income taxes.......................... $ 1,302,388  $ 2,016,860  $         0
                                         ===========  ===========  ===========

        The accompanying notes are an integral part of these statements.

                                 DELTACOM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1994 AND 1995 AND JANUARY 29, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DeltaCom, Inc. (the "Company") was incorporated in the state of Alabama on April 7, 1982. The Company is a provider of telecommunications services and products in Alabama and surrounding states. Prior to January 29, 1996, the Company's common stock was owned 50% by SCI Systems (Alabama), Inc., 14% by Brindlee Mountain Telephone Company ("BMTC"), and 36% by the majority stockholder of BMTC. ITC Holding Company, Inc. acquired all of the stock of the Company on January 29, 1996 (Note 7).

 Basis of Accounting

  The accompanying financial statements are prepared on the accrual basis of accounting. Revenues are recognized as services are performed. Costs and expenses are recognized when incurred. The financial statements are prepared in conformity with generally accepted accounting principles, which require the use of estimates. Actual results may differ from those estimates.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Depreciation

  Depreciation of property and equipment is generally provided on a composite or straight-line basis over the assets' estimated useful lives, which are 40 years for buildings, 5 to 20 years for telecommunications equipment, 3 to 15 years for office furniture and equipment, and 5 years for vehicles.

  Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in the results of operations.

 Income Taxes

  Deferred income taxes are determined in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This approach results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities.

 Advertising Costs

  The Company expenses all advertising costs as incurred.

                                 DELTACOM, INC.

2. INCOME TAXES

  The components of the provision for income taxes for the years ended December 31, 1994 and 1995 and the one month ended January 29, 1996 are as follows:

                                                  1994       1995       1996
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Current:
     Federal.................................. $1,780,968 $1,970,891  $190,360
     State....................................    164,427    203,039    19,052
   Deferred...................................    294,218     37,185    (8,767)
                                               ---------- ----------  --------
                                               $2,239,613 $2,211,115  $200,645
                                               ========== ==========  ========

  A reconciliation of the federal statutory rate to the effective income tax rate for the periods presented for the years ended December 31, 1994 and 1995 and the one month ended January 29, 1996 is as follows:

                                                         1994  1995     1996
                                                         ----  ----  -----------
                                                                     (UNAUDITED)
   Federal statutory rate............................... 34.0% 34.0%    34.0%
   State income taxes...................................  3.6   3.6      4.0
   Other................................................ (0.3) (0.2)     0.0
                                                         ----  ----     ----
   Effective income tax rate............................ 37.3% 37.4%    38.0%
                                                         ====  ====     ====

3. RELATED-PARTY TRANSACTIONS

  During 1994, the Company recorded revenues from two affiliates, BMTC and Valley Telephone Services, for approximately $401,000 and $141,000, respectively. The Company recorded expenses to BMTC in the amount of approximately $1,650,000 in 1994.

  During 1995, the Company recorded revenues of approximately $88,000 in the accompanying statements of operations for long distance services provided to BMTC. These services were discontinued in March 1995. The Company also recorded revenues of approximately $168,000 during the year ended December 31, 1995 for long-distance services provided to Marshall Cellular, an affiliate of BMTC.

  During January 1996, the Company recorded revenues from BMTC, Marshall Cellular, and another affiliate, SCI, of approximately $27,500, $13,200, and $33,400, respectively. The Company also recorded expenses of $30,200 and $2,000 for telephone services provided by BMTC and Marshall Cellular, respectively.

  The Company paid approximately $770,000 to BMTC for electronic data information services, including billing and rating services, through July 1995. In August 1995, the Company terminated its contract for such services, hired the information services personnel from BMTC, and assumed BMTC's operating lease obligations, totaling approximately $419,000 annually, for electronic data processing equipment. The Company contracted to furnish electronic data processing services to BMTC annually for $300,000. The Company recorded revenues of $125,000 in the accompanying statements of operations related to these services for the year ended December 31, 1995 and $27,500 for the one month ended January 29, 1996.

  The Company paid $405,000 to BMTC for management services in 1995. These services were terminated in January 1996. During 1995, the Company also paid $600,000 in management fees to its stockholders. The

                                 DELTACOM, INC.

Company has a contract with a former stockholder to provide management services to the Company through 1997 for $300,000 annually. The Company recorded expenses of $25,000 in the accompanying statements of operations related to those services for the one month ended January 29, 1996.

  The Company leases real properties from stockholders and other related parties. Total rental expense related to these leases was approximately $133,000, $145,000, and $30,000 for the years ended December 31, 1994 and 1995 and the month ended January 29, 1996, respectively. The Company is obligated to pay rentals totaling approximately $150,000 to BMTC in 1996 and future years under leases which are cancelable by either of the parties with 24 months' notice. The Company is also obligated through 1999 to pay annual rentals ranging from approximately $74,000 to $81,000 to an officer of a former stockholder.

4. DEFERRED COMPENSATION PLAN

  The Company has a 401(k) deferred compensation plan covering substantially all employees with at least one year of service. Participants may elect to defer 15% of compensation up to a maximum amount determined annually pursuant to IRS regulations. The Company has elected to provide matching employer contributions equal to the lesser of 3% of compensation or the maximum amount annually for each participant. The Company's policy is to fund contributions as earned. Company contributions made to the plan and charged to expense for the years ended December 31, 1994 and 1995 and the one month ended January 29, 1996 were $111,561, $138,697, and $12,588, respectively.

5. COMMITMENTS

  Minimum future rental commitments under noncancelable operating leases having an initial or remaining term in excess of one year as of December 31, 1995 are as follows:

   December 31:
     1996............................................................ $  988,523
     1997............................................................    831,657
     1998............................................................    754,481
     1999............................................................    407,300
     2000............................................................    279,755
     Thereafter......................................................    726,330
                                                                      ----------
                                                                      $3,988,046
                                                                      ==========

  Total rental expense charged to operations for the years ended December 31, 1994 and 1995 and the one month ended January 29, 1996 was $287,425, $615,734, and $105,578, respectively.

  At January 29, 1996, the Company had agreed to purchase telecommunications equipment at a price totaling approximately $365,000.

6. CONTINGENT MATTERS

  The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount or ultimate liability with respect to these actions will not materially affect the Company's financial position or results of operations.

7. ACQUISITION OF THE COMPANY

  On January 29, 1996, the Company was purchased by ITC Holding Company, Inc. for total consideration of $71,362,213.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Gulf States FiberNet:

  We have audited the accompanying balance sheets of GULF STATES FIBERNET (a Georgia general partnership) as of December 31, 1995 and 1996 and the related statements of operations, partners' capital, and cash flows for period from inception (August 17, 1994) through December 31, 1994 and for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf States FiberNet as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the period from inception (August 17, 1994) through December 31, 1994 and for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 1997 (except with
 respect to the Debt Refinancing,
 Parent's Reorganization of
 Subsidiaries, and ITC/\DeltaCom
 Debt Offering discussions in
 Note 8, as to which the date
 is July 25, 1997)

                              GULF STATES FIBERNET

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                               AND MARCH 27, 1997

                                               1995        1996        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................ $ 5,561,737 $ 1,130,668 $   574,600
  Accounts receivable:
    Affiliates.............................     496,286     476,102     280,866
    Customer accounts receivable, net of
     allowance for uncollectible accounts
     of $15,000, $24,000 and $39,006 in
     1995, 1996 and 1997, respectively.....     428,775   1,127,788   1,923,592
  Other....................................      70,943      16,543      55,799
                                            ----------- ----------- -----------
                                              6,557,741   2,751,101   2,834,857
                                            ----------- ----------- -----------
PROPERTY AND EQUIPMENT, NET (NOTE 2).......  62,756,563  62,444,185  66,112,272
                                            ----------- ----------- -----------
OTHER NONCURRENT ASSETS:
  Goodwill, net of accumulated amortization
   of $14,226, $27,358 and $30,640 in 1995,
   1996, and 1997 respectively.............     511,034     497,902     494,620
  Debt issuance costs, net of accumulated
   amortization of $47,251, $188,505 and
   $231,321 in 1995, 1996 and 1997, respec-
   tively..................................     938,925     878,056     974,572
                                            ----------- ----------- -----------
                                              1,449,959   1,375,958   1,469,192
                                            ----------- ----------- -----------
                                            $70,764,263 $66,571,244 $70,416,321
                                            =========== =========== ===========
     LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Current maturities of long-term debt..... $ 5,937,500 $ 5,937,500 $42,068,969
  Accounts payable:
    Affiliates.............................      25,263           0       2,431
    Other..................................     136,604     104,208   1,290,172
  Accrued construction costs...............   2,664,051   1,712,272     980,542
  Other accrued liabilities................     860,477     680,941     540,270
  Unearned revenue.........................     207,873     997,667   1,185,206
                                            ----------- ----------- -----------
      Total current liabilities............   9,831,768   9,432,588  46,067,590
LONG-TERM DEBT (NOTE 4)....................  41,562,500  35,625,000   2,950,906
COMMITMENTS AND CONTINGENCIES (NOTES 4, 5,
 AND 7)
PARTNERS' CAPITAL..........................  19,369,995  21,513,656  21,397,825
                                            ----------- ----------- -----------
                                            $70,764,263 $66,571,244 $70,416,321
                                            =========== =========== ===========

      The accompanying notes are an integral part of these balance sheets.

                              GULF STATES FIBERNET

                            STATEMENTS OF OPERATIONS

                FOR THE PERIOD FROM INCEPTION (AUGUST 17, 1994)
                           THROUGH DECEMBER 31, 1994,
 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996AND FOR THE PERIODS ENDED MARCH
                          31, 1996 AND MARCH 27, 1997

                                   DECEMBER 31,
                         -----------------------------------   MARCH 31,    MARCH 27,
                           1994        1995         1996         1996         1997
                         ---------  -----------  -----------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)
REVENUES................ $ 127,569  $ 7,587,713  $10,056,544  $ 1,832,487  $ 4,085,039
COST OF SERVICES........    41,838       82,680      867,558       47,368      418,472
                         ---------  -----------  -----------  -----------  -----------
    Gross margin........    85,731    7,505,033    9,188,986    1,785,119    3,666,567
                         ---------  -----------  -----------  -----------  -----------
OPERATING EXPENSES:
  Selling, general, and
   administrative.......   318,685    2,455,159    2,785,596      733,135      871,566
  Depreciation and
   amortization.........    47,764    3,835,465    6,620,382    1,574,627    1,897,826
                         ---------  -----------  -----------  -----------  -----------
    Total operating
     expenses...........   366,449    6,290,624    9,405,978    2,307,762    2,769,392
                         ---------  -----------  -----------  -----------  -----------
OPERATING (LOSS)
 INCOME.................  (280,718)   1,214,409     (216,992)    (522,643)     897,175
                         ---------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest expense......         0   (2,172,373)  (4,345,001)  (1,085,287)  (1,031,546)
  Other.................    11,496      240,624      145,851       62,834       18,540
                         ---------  -----------  -----------  -----------  -----------
    Total other income
     (expense)..........    11,496   (1,931,749)  (4,199,150)  (1,022,453)  (1,013,006)
                         ---------  -----------  -----------  -----------  -----------
NET LOSS................ $(269,222) $  (717,340) $(4,416,142) $(1,545,096) $  (115,831)
                         =========  ===========  ===========  ===========  ===========


        The accompanying notes are an integral part of these statements.

                              GULF STATES FIBERNET

                        STATEMENTS OF PARTNERS' CAPITAL

                FOR THE PERIOD FROM INCEPTION (AUGUST 17, 1994)
                           THROUGH DECEMBER 31, 1994,
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                    AND FOR THE PERIOD ENDED MARCH 27, 1997

                              PARTNERS' CAPITAL         TOTAL
                           ------------------------   PARTNERS'
                              SCANA        GSTS        CAPITAL
                           -----------  -----------  -----------
BALANCE AT INCEPTION
 (AUGUST 17, 1994)........ $ 5,449,670  $         0  $ 5,449,670
  Partnership contribu-
   tions..................   7,906,887    7,000,000   14,906,887
  Net loss................    (172,302)     (96,920)    (269,222)
                           -----------  -----------  -----------
BALANCE, DECEMBER 31,
 1994.....................  13,184,255    6,903,080   20,087,335
  Net loss................    (459,098)    (258,242)    (717,340)
                           -----------  -----------  -----------
BALANCE, DECEMBER 31,
 1995.....................  12,725,157    6,644,838   19,369,995
  Partnership contribu-
   tions..................   4,198,274    2,361,529    6,559,803
  Net loss................  (2,826,331)  (1,589,811)  (4,416,142)
                           -----------  -----------  -----------
BALANCE, DECEMBER 31,
 1996.....................  14,097,100    7,416,556   21,513,656
  Net loss................     (74,132)     (41,699)    (115,831)
                           -----------  -----------  -----------
BALANCE, MARCH 27, 1997
 (UNAUDITED).............. $14,022,968  $ 7,374,857  $21,397,825
                           ===========  ===========  ===========


        The accompanying notes are an integral part of these statements.

                              GULF STATES FIBERNET

                            STATEMENTS OF CASH FLOWS

                FOR THE PERIOD FROM INCEPTION (AUGUST 17, 1994)
                         THROUGH DECEMBER 31, 1994 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
          AND FOR THE PERIODS ENDED MARCH 31, 1996 AND MARCH 27, 1997

                                     DECEMBER 31,
                         ---------------------------------------   MARCH 31,     MARCH 27,
                             1994          1995         1996          1996         1997
                         ------------  ------------  -----------  ------------  -----------
                                                                  (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss.............. $   (269,222) $   (717,340) $(4,416,142) $ (1,545,096) $  (115,831)
                         ------------  ------------  -----------  ------------  -----------
  Adjustments to recon-
   cile net loss to net
   cash provided by op-
   erating activities:
    Depreciation and
     amortization.......       47,764     3,835,465    6,620,382     1,574,627    1,897,826
    Changes in operating
     assets and liabili-
     ties:
      Accounts
       receivable.......      (64,004)     (861,057)    (678,829)     (157,231)    (600,569)
      Other current as-
       sets.............      (12,600)      (58,343)      54,400       (33,821)     49,215
      Accounts payable..      430,873      (269,004)     (57,659)     (131,172)   1,188,426
      Accrued liabili-
       ties.............      106,985       753,492     (179,536)     (117,742)    (140,671)
      Unearned revenue..       36,868       171,005      789,794        38,419       99,068
                         ------------  ------------  -----------  ------------  -----------
        Total adjust-
         ments..........      545,886     3,571,558    6,548,552     1,173,080    2,493,295
                         ------------  ------------  -----------  ------------  -----------
        Net cash
         provided by
         (used in)
         operating
         activities.....      276,664     2,854,218    2,132,410      (372,016)   2,377,464
                         ------------  ------------  -----------  ------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Capital expenditures..  (37,548,729)  (24,105,172)  (6,153,618)   (1,216,962)  (2,062,470)
  Accrued construction
   costs................   10,178,620    (7,514,569)    (951,779)   (1,921,170)    (731,730)
                         ------------  ------------  -----------  ------------  -----------
        Net cash used in
         investing
         activities.....  (27,370,109)  (31,619,741)  (7,105,397)   (3,138,132)  (2,794,200)
                         ------------  ------------  -----------  ------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Proceeds from interim
   construction loan....   12,700,000    24,000,000            0             0            0
  Payments on interim
   construction loan....            0   (36,700,000)           0             0            0
  Proceeds from long-
   term note............            0    47,500,000            0             0            0
  Payments on long-term
   note.................            0             0   (5,937,500)            0            0
  Payment of debt issu-
   ance costs...........            0      (986,176)     (80,385)      (22,072)    (139,332)
  Capital contribu-
   tions................   14,906,881             0    6,559,803     1,393,320            0
                         ------------  ------------  -----------  ------------  -----------
        Net cash
         provided by
         (used in)
         financing
         activities.....   27,606,881    33,813,824      541,918     1,371,248    (139,332)
                         ------------  ------------  -----------  ------------  -----------
INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS............      513,436     5,048,301   (4,431,069)   (2,138,900)    (556,068)
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD....            0       513,436    5,561,737     5,561,737    1,130,668
                         ------------  ------------  -----------  ------------  -----------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD................. $    513,436  $  5,561,737  $ 1,130,668  $  3,422,837  $   574,600
                         ============  ============  ===========  ============  ===========
SUPPLEMENTAL CASH FLOW
 DISCLOSURES:
  Cash paid for inter-
   est.................. $     45,907  $  2,909,056  $ 4,689,477  $    991,318  $ 1,410,816
                         ============  ============  ===========  ============  ===========
  Noncash financing
   activities:
   Assets contributed by
   SCANA................ $  5,449,670  $          0  $         0  $          0  $         0
                         ============  ============  ===========  ============  ===========
  Capital lease
   obligation for fiber
   route................ $          0  $          0  $         0  $          0  $ 3,457,345
                         ============  ============  ===========  ============  ===========

        The accompanying notes are an integral part of these statements.

                              GULF STATES FIBERNET

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995, AND 1996

1. ORGANIZATION AND BUSINESS OPERATIONS

 General

  Gulf States FiberNet (the "Partnership") was formed on August 17, 1994 pursuant to the provisions of the Georgia Uniform Partnership Act. The Partnership provides digital communications transport to communications common carriers in the states of Georgia, Texas, Alabama, Mississippi, and Louisiana. The Partnership is a facilities-based entity with an existing fiber optic transmission facility between Atlanta, Georgia, and Birmingham, Alabama. The Partnership has also constructed a redundant route from Atlanta to Birmingham which continues on to Longview, Texas, through such cities as Tuscaloosa, Alabama; Meridian, Jackson, and Vicksburg, Mississippi; and Monroe and Shreveport, Louisiana. The Partnership has also constructed a spur from Meridian to Gulfport, Mississippi. These additional routes became operational during May 1995. In September 1996, an extension to Longview, Texas, was completed. The Partnership has also constructed a route from Atlanta to Gainesville, Georgia, where it connects to the network of another nonaffiliated entity that provides transit into the networks of several other nonaffiliated entities in the states of North Carolina and South Carolina. The Atlanta to Gainesville route was completed in January 1996.

  The general partners and their respective ownership percentages as of December 31, 1996 were as follows:

           SCANA Communications, Inc. ("SCANA")..........  64%
           Gulf States Transmission Systems, Inc.
            ("GSTS").....................................  36

  GSTS is the managing partner and is responsible for managing and operating the Partnership. The partners make capital contributions to share in the operating results of, and receive distributions from, the Partnership in accordance with their respective ownership percentages.

  The Partnership's revenues are derived from sales to a relatively small number of customers. The loss of a major customer would have a significant impact on the partnership's results of operations and financial position. This risk is mitigated by take-or-pay contracts whereby the customers are contractually obligated to pay periodic specified amounts, even if they do not take delivery of the contracted services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting and Presentation

  The Partnership's financial statements are prepared on the accrual basis of accounting. The balance sheet as of March 27, 1997 and the statements of operations and cash flows for the periods ending March 31, 1996 and March 27, 1996 are unaudited and, in the opinion of management, contain all adjustments (consisting of only normal recurring items) necessary for the fair presentation of the financial position and results of operations for the interim periods. The results of operations for the period ended March 27, 1997 are not necessarily indicative of the results to be expected for the entire year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, temporary investments represent securities with maturities of 90 days or less and are considered cash equivalents.

                              GULF STATES FIBERNET

 Revenue Recognition

  Revenues are recognized as the Partnership performs services in accordance with contract or tariff terms.

 Property and Equipment

  Property and equipment are carried at cost or fair market value of contributed property at the time of the contribution. Depreciation and amortization of property and equipment are provided using the straight-line method over estimated useful lives (3 to 20 years). Balances of major classes of assets and the related accumulated depreciation as of December 31, 1995 and 1996 are as follows:

                                                       1995          1996
                                                    -----------  ------------
Land............................................... $     2,500  $      2,500
Vehicles and work equipment........................     357,994       459,906
Office furniture, fixtures, equipment, and lease-
 hold improvements.................................      79,939        80,628
Electronic equipment...............................   8,935,670    13,730,134
Buildings and POP extensions.......................   3,608,294     4,297,142
Cable and installation costs.......................  42,412,149    45,612,729
Other depreciable assets...........................   8,370,033     8,572,664
Less accumulated depreciation......................  (4,006,455)  (10,472,469)
                                                    -----------  ------------
  Net property and equipment in service............  59,760,124    62,283,234
Property and equipment under construction..........   2,996,439       160,951
                                                    -----------  ------------
Net property and equipment......................... $62,756,563  $ 62,444,185
                                                    ===========  ============

 Long-Lived Assets

  In 1995, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The effect of adopting SFAS No. 121 was not material.

  The Partnership periodically reviews the values assigned to long-lived assets, such as property and equipment, and cost in excess of net assets acquired to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 Income Taxes

  The Internal Revenue Code and applicable state statutes provide that the income and expenses of a partnership are not separately taxable to the partnership but rather accrue directly to the partners. Accordingly, no provision for federal or state income taxes has been made in the accompanying financial statements.

 Interest Expense

  All interest incurred during 1994, 1995, and 1996 is attributable to the construction of the routes detailed in Note 1. Interest was capitalized until the completion of the construction of a specific route segment. The amount of interest capitalized in 1994, 1995, and 1996 totaled $45,907, $1,020,204, and $40,365, respectively.

                              GULF STATES FIBERNET

 Other Noncurrent Assets

  The excess of cost over the fair market value of assets acquired ("goodwill") is being amortized to income on a straight-line basis over a period of 40 years.

  In connection with the issuance of its long-term debt, the Partnership incurred debt issuance costs of approximately $986,000 and $80,000 in 1995 and 1996, respectively. These costs were recorded as other assets and are being amortized on a straight-line basis over 7 to 8.5 years, the term of the related debt facilities.

 Presentation

  Certain prior year amounts have been reclassified to conform with the current year presentation.

3. SCANA ASSET CONTRIBUTION

  Effective November 1, 1994, SCANA contributed an existing Atlanta to Birmingham fiber optic route to the Partnership as part of its capital contribution. The tangible assets associated with this route were recorded at their estimated appraised value of $4,924,410. This route was valued at $5,449,670 for purposes of determining a portion of SCANA's capital contribution. The $525,260 difference between the estimated appraised value of the tangible assets and the fair market value of the route is reflected as goodwill in the accompanying balance sheets.

4. INTERIM CONSTRUCTION LOAN AND LONG-TERM DEBT

 Interim Construction Loan

  On December 8, 1994, the Partnership completed a $40,000,000 construction loan commitment ("Loan") with NationsBank of North Carolina. The Loan provided the Partnership the ability to draw amounts as needed to finance the construction of a new route. The interest rates paid on amounts outstanding under the Loan ranged from 6.75% to 7.25% in 1995. Any unused portion of this Loan was subject to a commitment fee equal to .25% per annum. The Partnership borrowed $36,700,000 under this Loan prior to its repayment in full in August 1995. The Partnership utilized funds realized from the $47,500,000 nonrecourse project financing discussed below to repay the Loan.

 Long-Term Debt

  Long-term debt consisted of the following at December 31, 1996 and March 27, 1997:

                                                    DECEMBER 31,  MARCH 27,
                                                        1996         1997
                                                    ------------ ------------
                                                                 (UNAUDITED)
   $41.6 million bridge facility, interest payable
    at LIBOR plus 2.25% (8.25% at June 30, 1997)..  $41,562,500  $ 41,600,000
   Other..........................................            0     3,419,875
                                                    -----------  ------------
                                                     41,562,500    45,019,875
   Less: Current maturities.......................    5,937,500   (42,068,969)
                                                    -----------  ------------
   Total long-term debt...........................  $35,625,000  $  2,950,906
                                                    ===========  ============

  On July 25, 1995, the Partnership completed a $47,500,000 nonrecourse project financing (the "Financing") with NationsBank of North Carolina. The Financing is to be repaid in 16 equal semiannual installments of $2,968,750 beginning on June 30, 1996 and ending on December 31, 2003. The Financing bears

                              GULF STATES FIBERNET
interest on outstanding amounts at various floating rate options plus an applicable credit spread, which varies throughout the term of the Financing. The Partnership is contractually obligated to select the three-month LIBOR option as a direct result of the interest rate swap agreement discussed below. The Financing is secured by substantially all of the Partnership's assets.

  Concurrent with the closing of the Financing, the parent companies of GSTS and SCANA, ITC Holding Company, Inc. ("ITC") and SCANA, Inc., respectively, have entered into the Telecommunications System Capacity Agreement ("TSCA") with NationsBank of North Carolina ("NationsBank"). The TSCA requires ITC and SCANA to make additional equity contributions to the Partnership. These required equity contributions are calculated on a quarterly basis throughout the term of the Financing based on a contractually determined amount, less the Partnership's quarterly revenue, excluding the nonrecurring revenue discussed in Note 7. The contractually determined amounts discussed above are fixed amounts and are not contingent upon the results of operations of the Partnership.

  On January 24, 1995, the Partnership entered into a forward starting interest rate swap agreement with a $47,500,000 principal amount with NationsBank. This agreement is accounted for as a hedge of an anticipated transaction. The agreement swaps the applicable three-month LIBOR selected under the Financing with a fixed rate of 8.25%. As of December 31, 1996, the Partnership would be required to pay $2,962,000 to terminate the interest rate swap with NationsBank. The Partnership made payments totaling $1,261,000 and $553,320 to NationsBank in 1995 and 1996, respectively, in connection with this interest rate swap. These payments are included in interest expense in the accompanying statements of operations.

  As a result of this interest rate swap, the Financing will bear an effective interest rate as follows:

       Years 1-3......................................................... 9.375%
       Years 4-6......................................................... 9.500
       Years 7-8.5....................................................... 9.625

  Maturities of long-term debt as of December 31, 1996 are as follows:

       1997......................................................... $ 5,937,500
       1998.........................................................   5,937,500
       1999.........................................................   5,937,500
       2000.........................................................   5,937,500
       2001.........................................................   5,937,500
       Thereafter...................................................  11,875,000
                                                                     -----------
                                                                     $41,562,500
                                                                     ===========

5. LEASE OBLIGATIONS

  The Partnership has entered into various operating leases for facilities and equipment used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases as of December 31, 1996 are as follows:

       1997.......................................................... $  682,902
       1998..........................................................    636,037
       1999..........................................................    620,405
       2000..........................................................    601,135
       2001..........................................................    580,585
       Thereafter....................................................  2,310,260
                                                                      ----------
                                                                      $5,431,324
                                                                      ==========

                              GULF STATES FIBERNET

  Rent expense charged to operations for the years ended December 31, 1994, 1995, and 1996 was $6,437, $153,003, and $953,713, respectively.

6. RELATED-PARTY TRANSACTIONS

  ITC provides certain administrative services and leases office space to the Partnership. In addition, certain of ITC's other wholly owned or majority-owned subsidiaries provide the Partnership with various services and/or receive services provided by the Partnership. These entities include Interstate Telephone Company and Valley Telephone Company, which provide local and long distance telephone services; Interstate FiberNet, which provides digital communications transport; and InterQuest, which provides operator assistance services. ITC also holds equity investments in the following entities which do business with the Partnership: InterCel, Inc., which provides cellular services, and MindSpring Enterprises, Inc., which is a regional provider of Internet access.

  The Company received services from ITC and other affiliated entities of approximately $279,000, $1,162,000, and $1,477,000, for the period from inception through December 31, 1994 and the years ended December 31, 1995 and 1996, respectively, which are reflected in selling, general, and administrative expenses in the Partnership's statements of operations. In addition, the Partnership received services from ITC and other affiliated entities of approximately $70,000 for the year ended December 31, 1996, which is reflected in cost of services in the Partnership's statement of operations. At December 31, 1995 and 1996, amounts payable for these services of $0 and $25,263, respectively, are recorded in the Partnership's balance sheets as affiliate accounts payable. In management's opinion, the Partnership's transactions with these affiliated entities are representative of arm's-length transactions.

  Relatives of stockholders of ITC are stockholders and employees of the Partnership's insurance provider. The costs charged to the Partnership for insurance services were approximately $1,300, $33,000, and $54,000 for the years ended December 31, 1994, 1995, and 1996, respectively.

7. SIGNIFICANT CUSTOMERS

  No customer was responsible for greater than 10% of the Partnership's revenues for the period from inception through December 31, 1994. However, two customers made up greater than 10% of the Partnership's revenues for the years ended December 31, 1995 and 1996, as follows:

                                                                     1995  1996
                                                                     ----  ----
       Customer A................................................... 82.5% 43.2%
       Customer B...................................................  8.6  21.0

  During 1995, the Partnership received nonrecurring revenue of $3,250,000, or approximately 43% of net sales to Customer A, related to the cancellation of an existing lease agreement.

  The Partnership entered into an agreement with Customer A to lease certain fiber optic lines whereby Customer A is contractually obligated to pay $4,338,996 per annum for 11 years beginning June 1995.

8. SUBSEQUENT EVENTS

 Capital Lease

  In January 1997, the Partnership entered into a capital lease agreement with Southern Telecom 1, Inc. ("STI") to construct and lease a fiber optic facility and related equipment from Birmingham to Montgomery, Alabama. In total, STI constructed a 24 fiber optic strand facility, 12 strands of which it leased to the Partnership and 12 strands of which it granted the Partnership a revocable right to use. STI has the option to lease to the

                              GULF STATES FIBERNET

Partnership any of the additional 12 licensed fibers for a monthly payment of $2,000 per fiber after the ninth anniversary of the lease. To the extent STI does not lease the Partnership at least six of the licensed fibers under its option, the Partnership will have the right to lease from STI up to a total of six of the licensed fibers. Construction was completed and lease payments began in February 1997. Payments under the lease are as follows:

          MONTHS                                                        MONTHLY
          OF TERM                                                       PAYMENT
          -------                                                       -------
       1 through 48.................................................... $75,000
       49 through 108..................................................  25,000
       109 through 240.................................................   1,000

 Dissolution of the Partnership

  On March 27, 1997, GSTS's parent, ITC, purchased the 64% interest in the Partnership owned by SCANA for approximately $17 million, payable at closing in shares of ITC's nonvoting convertible preferred stock, plus certain contingent consideration. The contingent consideration is due no later than April 30, 1998, at which time ITC must deliver additional nonvoting convertible preferred stock to SCANA equal to 35.7% of (a) 64%, multiplied by (b) (i) 6, multiplied by (ii) the amount, if any, by which the earnings before interest, taxes, depreciation, and amortization of the Partnership for the year ended December 31, 1997 exceed $11,265,696.

  Upon the closing of the acquisition, ITC contributed the 64% ownership interest in the Partnership to GSTS and the Partnership was dissolved.

 Debt Refinancing

  In connection with the acquisition of the remaining 64% interest in the Partnership, GSTS signed an agreement with NationsBank of Texas, N.A. for a $41.6 million bridge financing facility (the "Bridge Facility"). The Bridge Facility finances the Partnership's existing Financing described in Note 4 and is secured by the assets of the Partnership. The Bridge Facility bore interest on outstanding amounts at various floating rate options plus an applicable credit margin. The Bridge Facility matured and was repaid on the date the proceeds from ITC/\DeltaCom's debt offering discussed later were released.

 Parent's Reorganization of Subsidiaries

  In March 1997, ITC formed a new wholly owned subsidiary, ITC/\DeltaCom, Inc. ("ITC/\DeltaCom"). Upon completion of the debt offering and the related transactions described below, ITC reorganized several of its wholly owned subsidiaries as follows:

  . Eastern Telecom, Inc. (d.b.a. InterQuest) and ITC Transmission Systems II, Inc. merged with and into Interstate FiberNet, Inc., formerly ITC Transmission Systems, Inc. ("FiberNet").

  . ITC contributed all of the outstanding capital stock of FiberNet, DeltaCom, Inc. and GSTS to ITC/\DeltaCom.

  . ITC/\DeltaCom contributed all of the outstanding capital stock of DeltaCom and GSTS to FiberNet.

  These changes are collectively referred to as the "Reorganization."

 ITC/\DeltaCom Debt Offering

  On June 3, 1997, ITC/\DeltaCom issued senior notes with a principal value of $200 million (the "Offering"). Proceeds from the Offering were held by the trustee until all required regulatory approvals related to the Reorganization were received. Upon consummation of the Reorganization on July 25, 1997, a portion of the proceeds was used to repay the Bridge Facility described above as well as certain advances from the Parent outstanding at DeltaCom, Inc.

                          INDEPENDENT AUDITORS' REPORT

SCANA Communications, Inc.

  We have audited the accompanying balance sheets of Georgia Fiber (a business unit of SCANA Communications, Inc. (SCI)) as of December 31, 1996 and 1995, and the related statements of income and net equity and of cash flows for the years then ended. These financial statements are the responsibility of SCI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Georgia Fiber at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared from the separate records of Georgia Fiber (a business unit of SCANA Communications, Inc.) and may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred had Georgia Fiber been operated as an unaffiliated company.

  As discussed in Note 1 to the financial statements, on March 27, 1997, the assets of Georgia Fiber were sold.

DELOITTE & TOUCHE LLP

Columbia, South Carolina
May 23, 1997

                                 GEORGIA FIBER
                (A BUSINESS UNIT OF SCANA COMMUNICATIONS, INC.)

                                 BALANCE SHEETS

                                      DECEMBER 31,
                                 ----------------------  MARCH 27,   MARCH 31,
                                    1996        1995       1997        1996
                                 ----------- ---------- ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
            ASSETS
CURRENT ASSETS:
  Accounts receivable..........  $        89 $  332,426 $   300,311 $  302,854
  Prepaid expenses.............       18,790     17,761         --      15,039
                                 ----------- ---------- ----------- ----------
    Total current assets.......       18,879    350,187     300,311    317,893
FIBER OPTIC TRANSMISSION CAPAC-
 ITY, NET (Notes 1 and 2)......   10,484,324  7,980,616  10,352,258  8,007,715
                                 ----------- ---------- ----------- ----------
TOTAL ASSETS...................  $10,503,203 $8,330,803 $10,652,569 $8,325,608
                                 =========== ========== =========== ==========
  LIABILITIES AND NET EQUITY
CURRENT LIABILITIES--Accounts
 payable and accrued
 liabilities...................  $   339,644 $  139,740 $   596,958 $  131,135
NET EQUITY.....................   10,163,559  8,191,063  10,055,611  8,194,473
                                 ----------- ---------- ----------- ----------
    TOTAL LIABILITIES AND NET
     EQUITY....................  $10,503,203 $8,330,803 $10,652,569 $8,325,608
                                 =========== ========== =========== ==========


                       See notes to financial statements.

                                 GEORGIA FIBER
                (A BUSINESS UNIT OF SCANA COMMUNICATIONS, INC.)

                      STATEMENTS OF INCOME AND NET EQUITY

                                YEAR ENDED DECEMBER
                                        31,
                               ----------------------   MARCH 27,    MARCH 31,
                                  1996        1995        1997         1996
                               ----------- ----------  -----------  -----------
                                                       (UNAUDITED)  (UNAUDITED)
NET REVENUES (Note 1)........  $ 3,542,302 $3,499,606  $   885,450  $  885,950
                               ----------- ----------  -----------  ----------
OPERATING COSTS AND EXPENSES:
  Depreciation and
   amortization..............    1,063,408    778,817      334,034     219,662
  Selling, general and
   administrative expenses...      431,394    432,517       69,921     156,659
  Maintenance................      288,085    122,770      135,286      16,298
  Other operating costs and
   expenses..................      140,761    231,446       43,018      29,484
                               ----------- ----------  -----------  ----------
    Total costs and
     expenses................    1,923,648  1,565,550      582,259     422,103
                               ----------- ----------  -----------  ----------
OPERATING INCOME.............    1,618,654  1,934,056      303,191     463,847
NET EQUITY, BEGINNING OF
 YEAR........................    8,191,063  6,300,078   10,163,559   8,191,063
NET CASH PROVIDED FROM (TO)
 SCANA COMMUNICATIONS, INC...      353,842    (43,071)    (411,139)   (460,436)
                               ----------- ----------  -----------  ----------
NET EQUITY, END OF YEAR......  $10,163,559 $8,191,063  $10,055,611  $8,194,474
                               =========== ==========  ===========  ==========


                       See notes to financial statements.

                                 GEORGIA FIBER
                (A BUSINESS UNIT OF SCANA COMMUNICATIONS, INC.)

                            STATEMENTS OF CASH FLOWS

                               YEAR ENDED DECEMBER 31,
                               ------------------------   MARCH 27,   MARCH 31,
                                  1996         1995         1997        1996
                               -----------  -----------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Operating income............  $ 1,618,654  $ 1,934,056   $ 303,191   $ 463,847
 Adjustments to reconcile
  operating income to net
  cash provided by operating
  activities:
  Depreciation and
   amortization..............    1,063,408      778,817     334,034     219,662
  Changes in operating assets
   and liabilities:
   Decrease in receivables...      332,337      181,416    (300,222)     29,572
   (Increase) decrease in
    prepaid expenses.........       (1,029)       1,995      18,790       2,722
   Increase (decrease) in
    accounts payable and
    accrued expenses.........      199,904     (169,780)    257,314      (8,605)
                               -----------  -----------   ---------   ---------
    Net cash provided by
     operating activities....    3,213,274    2,726,504     613,107     707,198
                               -----------  -----------   ---------   ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES--Additions to
 fiber optic transmission
 capacity....................   (3,567,116)  (2,683,433)   (201,968)   (246,762)
                               -----------  -----------   ---------   ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES--Net cash
 provided from (to) SCANA
 Communications, Inc.........      353,842      (43,071)   (411,139)   (460,436)
                               -----------  -----------   ---------   ---------
NET CHANGE IN CASH...........          --           --          --          --
CASH, BEGINNING OF THE YEAR..          --           --          --          --
                               -----------  -----------   ---------   ---------
CASH, END OF THE YEAR........  $       --   $       --    $     --    $     --
                               ===========  ===========   =========   =========


                       See notes to financial statements.

                                 GEORGIA FIBER
                (A BUSINESS UNIT OF SCANA COMMUNICATIONS, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General--Georgia Fiber is a business unit of SCANA Communications, Inc. ("SCI"). This business unit consists of certain fiber optic capacity in the State of Georgia. Such assets were sold to a third party on March 27, 1997. The accompanying financial statements include the historical cost basis assets and related operations of the business unit. No effects of the asset sale are included in the financial statements.

  All revenues were derived from fiber optic service provided to one customer. Revenues are recognized as earned on a monthly basis in accordance with an agreement with such customer.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fiber Optic Transmission Capacity--Pursuant to certain agreements, SCI (formerly MPX Systems, Inc.) obtained fiber optic transmission capacity along specified routes in Georgia. Such agreements obligated SCI to reimburse the counterparty for costs incurred in construction of the capacity and to pay for operation and maintenance costs applicable to the capacity. In addition, SCI pays an amount equal to 2.8% of operating income from operations to the counterparty. Since inception, additional costs have been incurred to upgrade and extend the life of the capacity. Costs of obtaining, constructing, upgrading and extending the life of the capacity are capitalized. Of the capitalized cost at December 31, 1996, approximately $6,231,000 is being amortized over a useful life of 25 years and approximately $9,308,000 is amortized over a life of 8 years. Costs of operating and maintaining the capacity are expensed as incurred. These agreements expire in 2015 with two ten-year renewal options.

  Cost and Expenses--The accompanying financial statements reflect costs and expenses that are applicable to the business unit and selling, general and administrative expenses of SCI which were allocated to the business unit based on revenues. Management believes that the method used to allocate such expenses is reasonable (see Note 3).

  Fair Value of Financial Instruments--The carrying values of the Company's financial instruments (receivables and payables) approximate fair value.

  Income Taxes--SCI is a wholly owned subsidiary of SCANA Corporation. As a business unit of SCI, Georgia Fiber does not incur income tax expense. On a pro forma separate return basis, for the year ended December 31, 1996, management estimates that Georgia Fiber would have incurred an income tax provision of approximately $615,000.

                     [LOGO OF ITC/\DELTACOM APPEARS HERE]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts except the SEC Registration Fee and the NASD Filing Fee are estimated. All of such expenses are being borne by the Company.

   SEC Registration Fee............................................. $28,750.00
   NASD Filing Fee..................................................   9,987.50
   Nasdaq National Market Listing Fee...............................     *
   Blue Sky Fees and Expenses.......................................     *
   Accounting Fees and Expenses.....................................     *
   Legal Fees and Expenses..........................................     *
   Printing and Engraving Expenses..................................     *
   Transfer Agent Fees and Expenses.................................     *
   Miscellaneous....................................................     *
                                                                     ----------
     Total.......................................................... $      *
                                                                     ==========

  --------
  * To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Company's Certificate of Incorporation (the "Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or
(4) any transaction from which the director derived an improper personal benefit. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending or participating in any action which such director or officer is made a party to or is threatened to be made a party to by reason of his or her serving or having served as an officer or director if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

  In addition, the Company intends to enter into indemnity agreements with each of its directors pursuant to which the Company will agree to indemnify the directors as permitted by the DGCL. The Company also intends to obtain directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

  The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act, under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  From the Company's inception on March 24, 1997, through July 31, 1997, the Company has issued and sold the securities described below in the following unregistered transactions:

    (1) In March 1997, the Company issued to ITC Holding, its sole stockholder, 24,075,000 shares of Common Stock. The price per share was $.01, for an aggregate consideration of $150,000.

    (2) In March 1997, the Company granted to 29 employees of the Company and ITC Holding, pursuant to the Stock Option Plan, stock options to purchase an aggregate of 1,266,345 shares of Common Stock at an exercise price of $4.49 per share.

    (3) In March 1997, the Company granted to six of its directors, pursuant to the Directors Stock Option Plan, stock options to purchase an aggregate of 96,300 shares of Common Stock at an exercise price of $4.49 per share.

    (4) In June 1997, the Company issued $200.0 million principal amount of its 11% Senior Notes due June 2007, the net proceeds of which totaled $192.7 million.

    (5) In July 1997, the Company granted to 127 of its employees, pursuant to the Stock Option Plan, stock options to purchase an aggregate of 168,933 shares of Common Stock at an exercise price of $4.49 per share.

  Each issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The recipients of securities in each such transaction under Section 4(2) represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All such recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits.

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
   *1.1    Form of Underwriting Agreement among ITC/\DeltaCom, Inc. and the
           Underwriters.
    3.1    Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit
           3.1 to Registration Statement on Form S-4, as amended, File No. 333-
           31361 ("Form S-4"), and incorporated herein by reference).
    3.2    Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Form S-4 and incorporated herein by reference).
   *4.1    Form of Common Stock Certificate of ITC/\DeltaCom, Inc.
   *5.1    Opinion of Hogan & Hartson L.L.P.
   10.1    Capacity Agreement dated as of February 1, 1997 between Interstate
           FiberNet and Entergy Technology Company (filed as Exhibit 10.1 to
           Form S-4 and incorporated herein by reference).
   10.2    License Agreement dated February 1, 1997 between Interstate FiberNet and Metropolitan Atlanta Rapid Transit Authority (filed as Exhibit
           10.2 to Form S-4 and incorporated herein by reference).
   10.3    Supply Agreement for Transmission Equipment dated March 26, 1993 between Interstate FiberNet and Northern Telecom, Inc. (filed as
           Exhibit 10.3 to Form S-4 and incorporated herein by reference).
   10.4    First Amendment to Supply Agreement for Transmission Equipment dated as of September 9, 1993 between Interstate FiberNet and Northern
           Telecom, Inc. (filed as Exhibit 10.4 to Form S-4 and incorporated herein by reference).
   10.5    Second Amendment to Supply Agreement for Transmission Equipment
           dated as of January 19, 1994 between Interstate FiberNet and
           Northern Telecom, Inc. (filed as Exhibit 10.5 to Form S-4 and incorporated herein by reference).
   10.6    Sixth Amendment to Supply Agreement for Transmission Equipment dated as of November 21, 1996 between Interstate FiberNet and Northern
           Telecom, Inc. (which supersedes the Third and the Fourth Amendment to this Agreement) (filed as Exhibit 10.6 to Form S-4 and
           incorporated herein by reference).
   10.7    Seventh Amendment to Supply Agreement for Transmission Equipment
           dated as of April 15, 1997 between Interstate FiberNet and Northern
           Telecom, Inc. (which supersedes the Fifth Amendment to this
           Agreement) (filed as Exhibit 10.7 to Form S-4 and incorporated herein by reference).
   10.8    Master Capacity Lease dated July 22, 1996 between Interstate
           FiberNet and Intercel PCS Services, Inc. (filed as Exhibit 10.8 to
           Form S-4 and incorporated herein by reference).
   10.9    First Amendment to Master Capacity Lease dated as of August 22, 1996 between Interstate FiberNet and InterCel PCS Services, Inc. (filed as Exhibit 10.9 to Form S-4 and incorporated herein by reference).
   10.10   Amended and Restated Loan Agreement dated as of March 27, 1997 by and among Gulf States Transmission Systems, Inc., the Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to
           Form S-4 and incorporated herein by reference).
   10.11   Promissory Note dated March 27, 1997 between Gulf States
           Transmission Systems, Inc. and NationsBank, N.A. (filed as Exhibit
           10.11 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
     10.12 Amended and Restated Security Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. and NationsBank, N.A. (filed as Exhibit 10.12 to Form S-4 and incorporated herein by reference).
     10.13 Assignment and Assumption Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. (filed as Exhibit 10.13 to Form S-4 and incorporated herein by reference).
     10.14 Term Agreement dated as of August 11, 1994 between Gulf States
           FiberNet and Illinois Central Railroad Company (filed as Exhibit
           10.14 to Form S-4 and incorporated herein by reference).
     10.15 Revised and Restated Fiber Optic Facilities and Services Agreement
           dated as of June 9, 1995 among Southern Development and Investment
           Group, Inc., on behalf of itself and as agent for Alabama Power
           Company, Georgia Power Company, Gulf Power Company, Mississippi
           Power Company, Savannah Electric and Power Company, Southern
           Electric Generating Company and Southern Company Services, Inc. and
           MPX Systems, Inc., which was assigned in part by MPX Systems, Inc.
           to Gulf States FiberNet pursuant to an Assignment dated as of July
           25, 1995 (filed as Exhibit 10.15 to Form S-4 and incorporated herein by reference).
     10.16 First Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement dated as of July 24, 1995 between Southern
           Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to
           Form S-4 and incorporated herein by reference).
     10.17 Partial Assignment and Assumption of Revised and Restated Fiber
           Optic Facilities and Services Agreement dated July 25, 1995 between
           MPX Systems, Inc. and Gulf States FiberNet (filed as Exhibit 10.17 to Form S-4 and incorporated herein by reference).
 +10.17.1  Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement, dated July 15, 1997, by and among Southern
           Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power Company, Gulf Power
           Company, Mississippi Power Company, Savannah Electric and Power
           Company, Southern Electric Generating Company and Southern Company
           Services, Inc. (collectively "SES"), ITC Transmission Systems, Inc.
           (as managing partner of Interstate Fibernet) and Gulf States
           Transmission Systems, Inc. (filed as Exhibit 10.17.1 to Form S-4 and incorporated herein by reference).
     10.18 Consent for Assignment of Interest dated February 20, 1997 among
           SCANA Communications, Inc., Gulf States FiberNet, Gulf States
           Transmission Systems, Inc. and Southern Development and Investment
           Groups, Inc. (filed as Exhibit 10.18 to Form S-4 and incorporated herein by reference).
     10.19 Second Partial Assignment and Assumption of Revised and Restated
           Fiber Optic Facilities and Services Agreement dated March 27, 1997 between SCANA Communications, Inc. and ITC Holding Company, Inc.
           (filed as Exhibit 10.19 to Form S-4 and incorporated herein by reference).
     10.20 Fiber System Lease Agreement dated January 30, 1996 between CSW
           Communications, Inc. and Gulf States FiberNet (filed as Exhibit
           10.20 to Form S-4 and incorporated herein by reference).
     10.21 Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States FiberNet (filed as
           Exhibit 10.21 to Form S-4 and incorporated herein by reference).
     10.22 Agreement for the Provision of Fiber Optic Services and Facilities
           dated April 21, 1986 between SouthernNet, Inc. and MPX Systems, Inc.
           (filed as Exhibit 10.22 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
     10.23 First Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated May 8, 1992 between MPX Systems, Inc.
           and MCI Telecommunications Corporation (filed as Exhibit 10.23 to
           Form S-4 and incorporated herein by reference).
     10.24 Second Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated January 30, 1996 between MPX Systems,
           Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.24 to Form S-4 and incorporated herein by reference).
     10.25 Network Operating Agreement dated March 25, 1996 among Gulf States
           FiberNet, TriNet, Inc., Hart Communications, Inc. and SCANA
           Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit
           10.25 to Form S-4 and incorporated herein by reference).
     10.26 Agreement for the Provision of Fiber Optic Facilities and Services
           dated March 29, 1990 between Alabama Power Company and Southern
           Interexchange Facilities, Inc. (filed as Exhibit 10.26 to Form S-4 and incorporated herein by reference).
     10.27 Amendment to the Agreement for Provision of Fiber Optic Facilities
           and Services dated March 29, 1990 between Alabama Power Company and
           Southern Interexchange Facilities, Inc. (filed as Exhibit 10.27 to
           Form S-4 and incorporated herein by reference).
     10.28 First Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated March 22, 1991 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.28 to Form S-4 and incorporated herein by reference).
     10.29 Second Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated December 1, 1991 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.29 to Form S-4 and incorporated herein by reference).
     10.30 Third Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated September 23, 1992 between Alabama
           Power Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.30 to Form S-4 and incorporated herein by reference).
     10.31 Fourth Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated January 1, 1994 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.31 to Form S-4 and incorporated herein by reference).
     10.32 Agreement dated March 6, 1990 between Tennessee Valley Authority and
           Consolidated Communications Corporation (predecessor to DeltaCom,
           Inc.) (filed as Exhibit 10.32 to Form S-4 and incorporated herein by reference).
     10.33 Interconnection Agreement signed March 12, 1997 between DeltaCom,
           Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.33 to Form S-4 and incorporated herein by reference).
     10.34 Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc. and BellSouth
           Telecommunications, Inc. (filed as Exhibit 10.34 to Form S-4 and incorporated herein by reference).
     10.35 Amendment to Interconnection Agreement relating to resale of
           BellSouth services dated March 12, 1997 between DeltaCom, Inc. and
           BellSouth Telecommunications, Inc. (filed as Exhibit 10.35 to Form
           S-4 and incorporated herein by reference).
  10.35.1  Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
           (filed as Exhibit 10.35.1 to Form S-4 and incorporated herein by reference).
  10.35.2  Fourth Amendment to Interconnection Agreement, dated August 22,
           1997, by and between DeltaCom, Inc. and BellSouth
           Telecommunications, Inc. (filed as Exhibit 10.35.2 to Form S-4 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.36  Master Equipment Lease Agreement dated October 30, 1995 between AT&T
         Systems Leasing Co. and DeltaCom, Inc. (filed as Exhibit 10.36 to Form
         S-4 and incorporated herein by reference).
  10.37  Network Products Purchase Agreement dated January 24, 1996, as amended through March 4, 1997, between DeltaCom, Inc. and Northern Telecom,
         Inc. (filed as Exhibit 10.37 to Form S-4 and incorporated herein by reference).
  10.38  First Amendment to Product Attachment Carrier Network Products, dated
         May 20, 1997 (filed as Exhibit 10.38 to Form S-4 and incorporated herein by reference).
  10.39  Agreement for Use of Optical Fiber System, Microwave Radio Tower Site
         and Associated Facilities dated January 2, 1996 between DeltaCom, Inc.
         and SCI Systems, Inc. (filed as Exhibit 10.39 to Form S-4 and incorporated herein by reference).
  10.40  Collocate Agreement dated January 7, 1991 between Williams
         Telecommunications Services, Inc., and Southern Interexchange
         Facilities, Inc. (including consent for change of control) (filed as
         Exhibit 10.40 to Form S-4 and incorporated herein by reference).
  10.41  Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA
         Communications, Inc., for switch location in Columbia, South Carolina
         (filed as Exhibit 10.41 to Form S-4 and incorporated herein by reference).
  10.42  Lease Agreement dated January 1, 1996 between Brindlee Mountain
         Telephone Company and DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as Exhibit 10.42 to Form S-4 and incorporated herein by reference).
  10.43  Promissory Note dated March 27, 1997 between ITC Holding Company, Inc.
         and SCANA Communications, Inc. (filed as Exhibit 10.43 to Form S-4 and incorporated herein by reference).
 +10.44  Agreement for the Provision of Telecommunications Services and
         Facilities, dated January 27, 1996, by and between Interstate FiberNet and Carolinas FiberNet, LLC. (filed as Exhibit 10.44 to Form S-4 and incorporated herein by reference).
 +10.45  Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate FiberNet and Florida Power Corporation (filed as
         Exhibit 10.45 to Form S-4 and incorporated herein by reference).
 +10.46  Fiber Optic Capacity Marketing and Operating Agreement, dated March
         21, 1996, by and between Interstate FiberNet and Florida Power & Light
         Company (filed as Exhibit 10.46 to Form S-4 and incorporated herein by reference).
 +10.47  Addendum to Fiber Optic Capacity Marketing and Operating Agreement,
         dated July 10, 1997, by and between Interstate FiberNet and Florida
         Power & Light Company (filed as Exhibit 10.47 to Form S-4 and incorporated herein by reference).
 +10.48  Master Service Agreement, dated May 6, 1996, by and between Interstate
         FiberNet and MCI Telecommunications Corporation (filed as Exhibit
         10.48 to Form S-4 and incorporated herein by reference).
 +10.49  Telecommunications System Maintenance Agreement, dated as of January
         26, 1995, by and between Interstate FiberNet and Sprint Communications
         Company L.P. (filed as Exhibit 10.49 to Form S-4 and incorporated herein by reference).
 +10.50  Sprint Communications Company Facilities and Services Agreement, dated
         January 26, 1995, by and between Interstate FiberNet and Sprint
         Communications Company L.P. (filed as Exhibit 10.50 to Form S-4 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.51  Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between Interstate FiberNet and Southern Telecom 1, Inc. (filed as
         Exhibit 10.51 to Form S-4 and incorporated herein by reference).
  10.52  First Assignment and Assumption of Fiber Optic Facility Lease
         Agreement, dated February 1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit 10.52 to Form S-4 and incorporated herein by reference).
 +10.53  Telecommunications System Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P.
         (filed as Exhibit 10.53 to Form S-4 and incorporated herein by reference).
  10.54  Amendment to Telecommunications System Agreement, dated July 25, 1995, by and between Gulf States FiberNet and Sprint Communications Company
         L.P. (filed as Exhibit 10.54 to Form S-4 and incorporated herein by reference).
 +10.55  Amendment No. 2 to Telecommunications System Agreement, dated August
         8, 1996, by and between Gulf States FiberNet and Sprint Communications
         Company L.P. (filed as Exhibit 10.55 to Form S-4 and incorporated herein by reference).
 +10.56  Assignment of the Telecommunications System Agreement, dated July 25,
         1995, between Interstate FiberNet, Gulf States FiberNet and Sprint
         Communications Company L.P. (filed as Exhibit 10.56 to Form S-4 and incorporated herein by reference).
 +10.57  Assignment of the Telecommunications System Agreement, dated February
         27, 1997, between Sprint Communications Company L.P., Gulf States
         FiberNet and Gulf States Transmission Systems, Inc. (filed as Exhibit
         10.57 to Form S-4 and incorporated herein by reference).
  10.58  Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6)
         Fiber Optic Fibers with an Option of Two (2) Additional Fiber Optic
         Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf
         States Transmission Systems, Inc. and ALLTEL Telephone Services
         Corporation. (filed as Exhibit 10.58 to Form S-4 and incorporated herein by reference).
 +10.59  MCI Carrier Agreement, effective August 1, 1995, by and between MCI
         Telecommunications Corporation and Associated Communications Companies
         of America (ACCA) (filed as Exhibit 10.59 to Form S-4 and incorporated herein by reference).
 +10.60  First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.60 to
         Form S-4 and incorporated herein by reference).
 +10.61  Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.61 to
         Form S-4 and incorporated herein by reference).
  10.62  Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.62 to
         Form S-4 and incorporated herein by reference).
 +10.63  Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.63 to
         Form S-4 and incorporated herein by reference).
 +10.64  Sixth Amendment to MCI Carrier Agreement, dated as of September 11,
         1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.64 to
         Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.65   Seventh Amendment to MCI Carrier Agreement, dated as of August 1,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.65 to Form S-4 and incorporated herein by reference).
 +10.66   Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.66 to
          Form S-4 and incorporated herein by reference).
 +10.67   Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.67 to
          Form S-4 and incorporated herein by reference).
  10.68   Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.68 to
          Form S-4 and incorporated herein by reference).
 +10.69   Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom, Inc. and Allnet Communication Services, Inc. (filed as Exhibit 10.69 to Form S-4 and incorporated herein by reference).
 +10.70   WilTel, Inc. Carrier Digital Services Agreement, dated September 1,
          1995, by and between WorldCom Network Services, Inc. d/b/a WilTel,
          Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.70 to Form S-4 and incorporated herein by reference).
 +10.71   Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated
          April 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/
          WilTel, Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.71 to Form S-4 and incorporated herein by reference).
 +10.72   Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement,
          dated June 1, 1996, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.72 to Form S-4 and incorporated herein by reference).
 +10.73   Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement,
          dated May 1, 1997, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.73 to Form S-4 and incorporated herein by reference).
 +10.74   Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate FiberNet and DukeNet Communications, Inc.
          (filed as Exhibit 10.74 to Form S-4 and incorporated herein by reference).
 +10.75   Reseller Agreement, dated June 25, 1997, by and between DeltaCom,
          Inc. and Total Network Services, a division of Cable & Wireless, Inc.
          (filed as Exhibit 10.75 to Form S-4 and incorporated herein by reference).
  10.76   Sublease Agreement, dated as of January 1, 1995, by and between ITC
          Holding Company, Inc. and ITC Transmission Systems, Inc. (filed as
          Exhibit 10.76 to Form S-4 and incorporated herein by reference).
  10.77   $100,000,000 Credit Agreement, dated as of September 17, 1997, among
          Interstate FiberNet, Inc., NationsBank of Texas, N.A. as
          Administrative Lender and certain other Lenders identified therein
          (the "IFN Credit Agreement") (filed as Exhibit 10.77 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
   10.78.1 $8,750,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           NationsBank of Texas, N.A. (filed as Exhibit 10.78.1 to Form S-4 and incorporated herein by reference).
   10.78.2 $3,750,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Amsouth Bank (filed as Exhibit 10.78.2 to Form S-4 and incorporated herein by reference).
   10.78.3 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to Form S-4 and incorporated herein by reference).
   10.78.4 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Meespierson Capital Corp. (filed as Exhibit 10.78.4 to Form S-4 and incorporated herein by reference).
   10.78.5 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           State Street Bank and Trust Company (filed as Exhibit 10.78.5 to
           Form S-4 and incorporated herein by reference).
   10.78.6 $7,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Corestates Bank, N.A. (filed as Exhibit 10.78.6 to Form S-4 and incorporated herein by reference).
   10.78.7 $2,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           First Union National Bank (filed as Exhibit 10.78.7 to Form S-4 and incorporated herein by reference).
   10.78.8 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Regions Bank (filed as Exhibit 10.78.8 to Form S-4 and incorporated herein by reference).
   10.78.9 $7,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Toronto Dominion (Texas), Inc. (filed as Exhibit 10.78.9 to Form S-4 and incorporated herein by reference).
   10.79.1 $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           NationsBank of Texas, N.A. (filed as Exhibit 10.79.1 to Form S-4 and incorporated herein by reference).
   10.79.2 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           Creditanstalt-Bankverein (filed as Exhibit 10.79.2 to Form S-4 and incorporated herein by reference).
   10.79.3 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           Meespierson Capital Corp. (filed as Exhibit 10.79.3 to Form S-4 and incorporated herein by reference).
   10.79.4 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State
           Street Bank and Trust Company (filed as Exhibit 10.79.4 to Form S-4 and incorporated herein by reference).
   10.79.5 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates
           Bank, N.A. (filed as Exhibit 10.79.5 to Form S-4 and incorporated herein by reference).
   10.79.6 $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First
           Union National Bank (filed as Exhibit 10.79.6 to Form S-4 and incorporated herein by reference).

  EXHIBIT
   NUMBER                           EXHIBIT DESCRIPTION
  -------                           -------------------
   10.79.7  $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions
            Bank (filed as Exhibit 10.79.7 to Form S-4 and incorporated herein by reference).
   10.79.8  $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto
            Dominion (Texas), Inc. (filed as Exhibit 10.79.8 to Form S-4 and incorporated herein by reference).
   10.79.9  $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth
            Bank (filed as Exhibit 10.79.9 to Form S-4 and incorporated herein by reference).
   10.80.1  Security Agreement, dated as of September 17, 1997, made by
            Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN
            Credit Agreement (filed as Exhibit 10.80.1 to Form S-4 and incorporated herein by reference).
   10.80.2  Security Agreement, dated as of September 17, 1997, made by
            DeltaCom, Inc. in favor of NationsBank of Texas, N.A., as
            Administrative Lender, and each other lender party to the IFN
            Credit Agreement (filed as Exhibit 10.80.2 to Form S-4 and incorporated herein by reference).
   10.80.3  Security Agreement, dated as of September 17, 1997, made by Gulf
            States Transmission Systems, Inc. in favor of NationsBank of Texas,
            N.A., as Administrative Lender, and each other lender party to the
            IFN Credit Agreement (filed as Exhibit 10.80.3 to Form S-4 and incorporated herein by reference).
      10.81 Placement Agreement, dated as of May 29, 1997, among ITC/\DeltaCom,
            Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce,
            Fenner & Smith Incorporated, First Union Capital Markets Corp. and
            NationsBanc Capital Markets, Inc. (filed as Exhibit 1.1 to Form S-4 and incorporated herein by reference).
      10.82 Indenture dated June 3, 1997 between ITC/\DeltaCom, Inc. and United
            States Trust Company of New York, as Trustee, relating to the 11%
            Senior Notes Due 2007 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to Form S-4 and incorporated herein by reference).
      10.83 Registration Rights Agreement, dated June 3, 1997, among
            ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated, Merrill
            Lynch & Co., First Union Capital Markets Corp. and NationsBanc
            Capital Markets, Inc. (filed as Exhibit 4.2 to Form S-4 and incorporated herein by reference).
      10.84 Pledge and Security Agreement dated as of June 3, 1997 from
            ITC/\DeltaCom, Inc. as Pledgor to United States Trust Company of New
            York as Trustee (filed as Exhibit 4.3 to Form S-4 and incorporated herein by reference).
      10.85 Form of Exchange Note (contained in Indenture filed as Exhibit
            10.82).
      10.86 Assignment and Contribution Agreement Pursuant to Pledge and
            Security Agreement dated as of July 25, 1997, by and among
            ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. and United States
            Trust Company of New York, as Trustee filed herewith (filed as
            Exhibit 4.5 to Form S-4 and incorporated herein by reference).
     *11.1  Statement regarding Computation of Per Share Earnings.
      21.1  Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to Form
            S-4 and incorporated herein by reference).
      23.1  Consents of Arthur Andersen LLP filed herewith.
      23.2  Consent of Martin Stuedeman & Associates P.C. filed herewith.
      23.3  Consent of Deloitte & Touch LLP filed herewith.

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
  *23.4    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   24.1    Power of attorney (included on signature page).
   27.1    Financial Data Schedule for the year ended December 31, 1996 (filed as Exhibit 27.1 to
           Form S-4 and incorporated herein by reference).
   27.2    Financial Data Schedule for the six-month period ended June 30, 1997
           (filed as Exhibit 27.2 to Form S-4 and incorporated herein by reference).

--------
* To be filed by amendment.
+ Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality treatment request.

 (b) Financial Statement Schedules.

  The following financial statement schedule is filed herewith:

Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WEST POINT, GEORGIA, ON THIS 30TH DAY OF SEPTEMBER, 1997.

                                          ITC/\DELTACOM, INC.


                                          By:      /s/ Andrew M. Walker
                                              ---------------------------------
                                                     ANDREW M. WALKER
                                                 CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Campbell B. Lanier, III, Andrew M. Walker and Douglas A. Shumate, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED BELOW, ON THIS 30TH DAY OF SEPTEMBER, 1997.

              SIGNATURE                                  TITLE
              ---------                                  -----

     /s/ Campbell B. Lanier, III        Chairman, Director
-------------------------------------
       CAMPBELL B. LANIER, III

        /s/ Andrew M. Walker            Chief Executive Officer and Director
-------------------------------------    (Principal executive officer)
          ANDREW M. WALKER

       /s/ Douglas A. Shumate           Senior Vice President and Chief
-------------------------------------    Financial Officer (Principal financial
         DOUGLAS A. SHUMATE              officer and principal accounting
                                         officer)

              SIGNATURE                                  TITLE


        /s/ Donald W. Burton            Director
-------------------------------------
            DONALD W. BURTON

                                        Director
-------------------------------------
        MALCOLM C. DAVENPORT

        /s/ Robert A. Dolson            Director
-------------------------------------
            ROBERT A. DOLSON

         /s/ O. Gene Gabbard            Director
-------------------------------------
             O. GENE GABBARD

         /s/ William T. Parr            Director
-------------------------------------
             WILLIAM T. PARR

      /s/ William H. Scott, III         Director
-------------------------------------
          WILLIAM H. SCOTT, III

      /s/ William B. Timmerman          Director
-------------------------------------
          WILLIAM B. TIMMERMAN

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  *1.1   Form of Underwriting Agreement among ITC/\DeltaCom, Inc. and the
         Underwriters.
   3.1   Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit
         3.1 to Registration Statement on Form S-4, as amended, File No.
         333-31361 ("Form S-4"), and incorporated herein by reference).
   3.2   Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Form S-4 and incorporated herein by reference).
  *4.1   Form of Common Stock Certificate of ITC/\DeltaCom, Inc.
  *5.1   Opinion of Hogan & Hartson L.L.P.
  10.1   Capacity Agreement dated as of February 1, 1997 between Interstate
         FiberNet and Entergy Technology Company (filed as Exhibit 10.1 to Form
         S-4 and incorporated herein by reference).
  10.2   License Agreement dated February 1, 1997 between Interstate FiberNet and Metropolitan Atlanta Rapid Transit Authority (filed as Exhibit
         10.2 to Form S-4 and incorporated herein by reference).
  10.3   Supply Agreement for Transmission Equipment dated March 26, 1993 between Interstate FiberNet and Northern Telecom, Inc. (filed as
         Exhibit 10.3 to Form S-4 and incorporated herein by reference).
  10.4   First Amendment to Supply Agreement for Transmission Equipment dated as of September 9, 1993 between Interstate FiberNet and Northern
         Telecom, Inc. (filed as Exhibit 10.4 to Form S-4 and incorporated herein by reference).
  10.5   Second Amendment to Supply Agreement for Transmission Equipment dated as of January 19, 1994 between Interstate FiberNet and Northern
         Telecom, Inc. (filed as Exhibit 10.5 to Form S-4 and incorporated herein by reference).
  10.6   Sixth Amendment to Supply Agreement for Transmission Equipment dated as of November 21, 1996 between Interstate FiberNet and Northern
         Telecom, Inc. (which supercedes the Third and the Fourth Amendment to this Agreement) (filed as Exhibit 10.6 to Form S-4 and incorporated herein by reference).
  10.7   Seventh Amendment to Supply Agreement for Transmission Equipment dated as of April 15, 1997 between Interstate FiberNet and Northern Telecom,
         Inc. (which supersedes the Fifth Amendment to this Agreement) (filed as Exhibit 10.7 to Form S-4 and incorporated herein by reference).
  10.8   Master Capacity Lease dated July 22, 1996 between Interstate FiberNet and Intercel PCS Services, Inc. (filed as Exhibit 10.8 to Form S-4 and incorporated herein by reference).
  10.9   First Amendment to Master Capacity Lease dated as of August 22, 1996 between Interstate FiberNet and InterCel PCS Services, Inc. (filed as
         Exhibit 10.9 to Form S-4 and incorporated herein by reference).
  10.10  Amended and Restated Loan Agreement dated as of March 27, 1997 by and among Gulf States Transmission Systems, Inc., the Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to Form S-4 and incorporated herein by reference).
  10.11  Promissory Note dated March 27, 1997 between Gulf States Transmission
         Systems, Inc. and NationsBank, N.A. (filed as Exhibit 10.11 to Form S-
         4 and incorporated herein by reference).
  10.12  Amended and Restated Security Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
         Inc. and NationsBank, N.A. (filed as Exhibit 10.12 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
  10.13    Assignment and Assumption Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. (filed as Exhibit 10.13 to Form S-4 and incorporated herein by reference).
  10.14    Term Agreement dated as of August 11, 1994 between Gulf States
           FiberNet and Illinois Central Railroad Company (filed as Exhibit
           10.14 to Form S-4 and incorporated herein by reference).
  10.15    Revised and Restated Fiber Optic Facilities and Services Agreement
           dated as of June 9, 1995 among Southern Development and Investment
           Group, Inc., on behalf of itself and as agent for Alabama Power
           Company, Georgia Power Company, Gulf Power Company, Mississippi
           Power Company, Savannah Electric and Power Company, Southern
           Electric Generating Company and Southern Company Services, Inc. and
           MPX Systems, Inc., which was assigned in part by MPX Systems, Inc.
           to Gulf States FiberNet pursuant to an Assignment dated as of July
           25, 1995 (filed as Exhibit 10.15 to Form S-4 and incorporated herein by reference).
  10.16    First Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement dated as of July 24, 1995 between Southern
           Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to
           Form S-4 and incorporated herein by reference).
  10.17    Partial Assignment and Assumption of Revised and Restated Fiber
           Optic Facilities and Services Agreement dated July 25, 1995 between
           MPX Systems, Inc. and Gulf States FiberNet (filed as Exhibit 10.17 to Form S-4 and incorporated herein by reference).
  +10.17.1 Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement, dated July 15, 1997, by and among Southern
           Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power Company, Gulf Power
           Company, Mississippi Power Company, Savannah Electric and Power
           Company, Southern Electric Generating Company and Southern Company
           Services, Inc. (collectively "SES"), ITC Transmission Systems, Inc.
           (as managing partner of Interstate Fibernet) and Gulf States
           Transmission Systems, Inc. (filed as Exhibit 10.17.1 to Form S-4 and incorporated herein by reference).
  10.18    Consent for Assignment of Interest dated February 20, 1997 among
           SCANA Communications, Inc., Gulf States FiberNet, Gulf States
           Transmission Systems, Inc. and Southern Development and Investment
           Groups, Inc. (filed as Exhibit 10.18 to Form S-4 and incorporated herein by reference).
  10.19    Second Partial Assignment and Assumption of Revised and Restated
           Fiber Optic Facilities and Services Agreement dated March 27, 1997 between SCANA Communications, Inc. and ITC Holding Company, Inc.
           (filed as Exhibit 10.19 to Form S-4 and incorporated herein by reference).
  10.20    Fiber System Lease Agreement dated January 30, 1996 between CSW
           Communications, Inc. and Gulf States FiberNet (filed as Exhibit
           10.20 to Form S-4 and incorporated herein by reference).
  10.21    Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States FiberNet (filed as
           Exhibit 10.21 to Form S-4 and incorporated herein by reference).
  10.22    Agreement for the Provision of Fiber Optic Services and Facilities
           dated April 21, 1986 between SouthernNet, Inc. and MPX Systems, Inc.
           (filed as Exhibit 10.22 to Form S-4 and incorporated herein by reference).
  10.23    First Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated May 8, 1992 between MPX Systems, Inc.
           and MCI Telecommunications Corporation (filed as Exhibit 10.23 to
           Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.24   Second Amendment to Agreement for the Provision of Fiber Optic
          Services and Facilities dated January 30, 1996 between MPX Systems,
          Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.24 to Form S-4 and incorporated herein by reference).
  10.25   Network Operating Agreement dated March 25, 1996 among Gulf States
          FiberNet, TriNet, Inc., Hart Communications, Inc. and SCANA
          Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit
          10.25 to Form S-4 and incorporated herein by reference).
  10.26   Agreement for the Provision of Fiber Optic Facilities and Services
          dated March 29, 1990 between Alabama Power Company and Southern
          Interexchange Facilities, Inc. (filed as Exhibit 10.26 to Form S-4 and incorporated herein by reference).
  10.27   Amendment to the Agreement for Provision of Fiber Optic Facilities
          and Services dated March 29, 1990 between Alabama Power Company and
          Southern Interexchange Facilities, Inc. (filed as Exhibit 10.27 to
          Form S-4 and incorporated herein by reference).
  10.28   First Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated March 22, 1991 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.28 to Form S-4 and incorporated herein by reference).
  10.29   Second Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated December 1, 1991 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.29 to Form S-4 and incorporated herein by reference).
  10.30   Third Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated September 23, 1992 between Alabama
          Power Company and Southern Interexchange Facilities, Inc. (filed as
          Exhibit 10.30 to Form S-4 and incorporated herein by reference).
  10.31   Fourth Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated January 1, 1994 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.31 to Form S-4 and incorporated herein by reference).
  10.32   Agreement dated March 6, 1990 between Tennessee Valley Authority and
          Consolidated Communications Corporation (predecessor to DeltaCom,
          Inc.) (filed as Exhibit 10.32 to Form S-4 and incorporated herein by reference).
  10.33   Interconnection Agreement signed March 12, 1997 between DeltaCom,
          Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.33 to Form S-4 and incorporated herein by reference).
  10.34   Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc. and BellSouth
          Telecommunications, Inc. (filed as Exhibit 10.34 to Form S-4 and incorporated herein by reference).
  10.35   Amendment to Interconnection Agreement relating to resale of
          BellSouth services dated March 12, 1997 between DeltaCom, Inc. and
          BellSouth Telecommunications, Inc. (filed as Exhibit 10.35 to Form S-
          4 and incorporated herein by reference).
  10.35.1 Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
          (filed as Exhibit 10.35.1 to Form S-4 and incorporated herein by reference).
  10.35.2 Fourth Amendment to Interconnection Agreement, dated August 22, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
          (filed as Exhibit 10.35.2 to Form S-4 and incorporated herein by reference).
  10.36   Master Equipment Lease Agreement dated October 30, 1995 between AT&T
          Systems Leasing Co. and DeltaCom, Inc. (filed as Exhibit 10.36 to
          Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.37   Network Products Purchase Agreement dated January 24, 1996, as amended through March 4, 1997, between DeltaCom, Inc. and Northern
          Telecom, Inc. (filed as Exhibit 10.37 to Form S-4 and incorporated herein by reference).
  10.38   First Amendment to Product Attachment Carrier Network Products, dated
          May 20, 1997 (filed as Exhibit 10.38 to Form S-4 and incorporated herein by reference).
  10.39   Agreement for Use of Optical Fiber System, Microwave Radio Tower Site
          and Associated Facilities dated January 2, 1996 between DeltaCom,
          Inc. and SCI Systems, Inc. (filed as Exhibit 10.39 to Form S-4 and incorporated herein by reference).
  10.40   Collocate Agreement dated January 7, 1991 between Williams
          Telecommunications Services, Inc., and Southern Interexchange
          Facilities, Inc. (including consent for change of control) (filed as
          Exhibit 10.40 to Form S-4 and incorporated herein by reference).
  10.41   Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA
          Communications, Inc., for switch location in Columbia, South Carolina
          (filed as Exhibit 10.41 to Form S-4 and incorporated herein by reference).
  10.42   Lease Agreement dated January 1, 1996 between Brindlee Mountain
          Telephone Company and DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as Exhibit 10.42 to Form S-4 and incorporated herein by reference).
  10.43   Promissory Note dated March 27, 1997 between ITC Holding Company,
          Inc. and SCANA Communications, Inc. (filed as Exhibit 10.43 to Form
          S-4 and incorporated herein by reference).
  +10.44  Agreement for the Provision of Telecommunications Services and
          Facilities, dated January 27, 1996, by and between Interstate
          FiberNet and Carolinas FiberNet, LLC. (filed as Exhibit 10.44 to Form
          S-4 and incorporated herein by reference).
  +10.45  Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate FiberNet and Florida Power Corporation (filed as
          Exhibit 10.45 to Form S-4 and incorporated herein by reference).
  +10.46  Fiber Optic Capacity Marketing and Operating Agreement, dated March
          21, 1996, by and between Interstate FiberNet and Florida Power &
          Light Company (filed as Exhibit 10.46 to Form S-4 and incorporated herein by reference).
  +10.47  Addendum to Fiber Optic Capacity Marketing and Operating Agreement,
          dated July 10, 1997, by and between Interstate FiberNet and Florida
          Power & Light Company (filed as Exhibit 10.47 to Form S-4 and incorporated herein by reference).
  +10.48  Master Service Agreement, dated May 6, 1996, by and between
          Interstate FiberNet and MCI Telecommunications Corporation (filed as
          Exhibit 10.48 to Form S-4 and incorporated herein by reference).
  +10.49  Telecommunications System Maintenance Agreement, dated as of January
          26, 1995, by and between Interstate FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.49 to Form S-4 and incorporated herein by reference).
  +10.50  Sprint Communications Company Facilities and Services Agreement,
          dated January 26, 1995, by and between Interstate FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.50 to Form S-4 and incorporated herein by reference).
  +10.51  Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between Interstate FiberNet and Southern Telecom 1, Inc.
          (filed as Exhibit 10.51 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.52   First Assignment and Assumption of Fiber Optic Facility Lease
          Agreement, dated February 1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit 10.52 to Form S-4 and incorporated herein by reference).
 +10.53   Telecommunications System Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P.
          (filed as Exhibit 10.53 to Form S-4 and incorporated herein by reference).
  10.54   Amendment to Telecommunications System Agreement, dated July 25,
          1995, by and between Gulf States FiberNet and Sprint Communications
          Company L.P. (filed as Exhibit 10.54 to Form S-4 and incorporated herein by reference).
 +10.55   Amendment No. 2 to Telecommunications System Agreement, dated August
          8, 1996, by and between Gulf States FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.55 to Form S-4 and incorporated herein by reference).
 +10.56   Assignment of the Telecommunications System Agreement, dated July 25,
          1995, between Interstate FiberNet, Gulf States FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.56 to Form S-4 and incorporated herein by reference).
 +10.57   Assignment of the Telecommunications System Agreement, dated February
          27, 1997, between Sprint Communications Company L.P., Gulf States
          FiberNet and Gulf States Transmission Systems, Inc. (filed as Exhibit
          10.57 to Form S-4 and incorporated herein by reference).
  10.58   Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6)
          Fiber Optic Fibers with an Option of Two (2) Additional Fiber Optic
          Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf
          States Transmission Systems, Inc. and ALLTEL Telephone Services
          Corporation (filed as Exhibit 10.58 to Form S-4 and incorporated herein by reference).
 +10.59   MCI Carrier Agreement, effective August 1, 1995, by and between MCI
          Telecommunications Corporation and Associated Communications
          Companies of America (ACCA) (filed as Exhibit 10.59 to Form S-4 and incorporated herein by reference).
 +10.60   First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.60 to
          Form S-4 and incorporated herein by reference).
 +10.61   Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.61 to
          Form S-4 and incorporated herein by reference).
  10.62   Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.62 to
          Form S-4 and incorporated herein by reference).
 +10.63   Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.63 to
          Form S-4 and incorporated herein by reference).
 +10.64   Sixth Amendment to MCI Carrier Agreement, dated as of September 11,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.64 to Form S-4 and incorporated herein by reference).
 +10.65   Seventh Amendment to MCI Carrier Agreement, dated as of August 1,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.65 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.66   Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.66 to
          Form S-4 and incorporated herein by reference).
 +10.67   Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.67 to
          Form S-4 and incorporated herein by reference).
  10.68   Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.68 to
          Form S-4 and incorporated herein by reference).
 +10.69   Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom, Inc. and Allnet Communication Services, Inc. (filed as Exhibit 10.69 to Form S-4 and incorporated herein by reference).
 +10.70   WilTel, Inc. Carrier Digital Services Agreement, dated September 1,
          1995, by and between WorldCom Network Services, Inc. d/b/a WilTel,
          Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.70 to Form S-4 and incorporated herein by reference).
 +10.71   Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated
          April 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/
          WilTel, Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.71 to Form S-4 and incorporated herein by reference).
 +10.72   Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement,
          dated June 1, 1996, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.72 to Form S-4 and incorporated herein by reference).
 +10.73   Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement,
          dated May 1, 1997, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.73 to Form S-4 and incorporated herein by reference).
 +10.74   Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate FiberNet and DukeNet Communications, Inc.
          (filed as Exhibit 10.74 to Form S-4 and incorporated herein by reference).
 +10.75   Reseller Agreement, dated June 25, 1997, by and between DeltaCom,
          Inc. and Total Network Services, a division of Cable & Wireless, Inc.
          (filed as Exhibit 10.75 to Form S-4 and incorporated herein by reference).
  10.76   Sublease Agreement, dated as of January 1, 1995, by and between ITC
          Holding Company, Inc. and ITC Transmission Systems, Inc. (filed as
          Exhibit 10.76 to Form S-4 and incorporated herein by reference).
  10.77   $100,000,000 Credit Agreement, dated as of September 17, 1997, among
          Interstate FiberNet, Inc., NationsBank of Texas, N.A. as
          Administrative Lender and certain other Lenders identified therein
          (the "IFN Credit Agreement") (filed as Exhibit 10.77 to Form S-4 and incorporated herein by reference).
  10.78.1 $8,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of NationsBank of Texas, N.A. (filed as Exhibit 10.78.1 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.78.2 $3,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth
          Bank (filed as Exhibit 10.78.2 to Form S-4 and incorporated herein by reference).
  10.78.3 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
          Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to Form S-4 and incorporated herein by reference).
  10.78.4 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Meespierson
          Capital Corp. (filed as Exhibit 10.78.4 to Form S-4 and incorporated herein by reference).
  10.78.5 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State
          Street Bank and Trust Company (filed as Exhibit 10.78.5 to Form S-4 and incorporated herein by reference).
  10.78.6 $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates
          Bank, N.A. (filed as Exhibit 10.78.6 to Form S-4 and incorporated herein by reference).
  10.78.7 $2,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First Union
          National Bank (filed as Exhibit 10.78.7 to Form S-4 and incorporated herein by reference).
  10.78.8 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions
          Bank (filed as Exhibit 10.78.8 to Form S-4 and incorporated herein by reference).
  10.78.9 $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto
          Dominion (Texas), Inc. (filed as Exhibit 10.78.9 to Form S-4 and incorporated herein by reference).
  10.79.1 $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of NationsBank of
          Texas, N.A. (filed as Exhibit 10.79.1 to Form S-4 and incorporated herein by reference).
  10.79.2 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Creditanstalt-
          Bankverein (filed as Exhibit 10.79.2 to Form S-4 and incorporated herein by reference).
  10.79.3 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Meespierson
          Capital Corp. (filed as Exhibit 10.79.3 to Form S-4 and incorporated herein by reference).
  10.79.4 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State Street
          Bank and Trust Company (filed as Exhibit 10.79.4 to Form S-4 and incorporated herein by reference).
  10.79.5 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates Bank,
          N.A. (filed as Exhibit 10.79.5 to Form S-4 and incorporated herein by reference).
  10.79.6 $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First Union
          National Bank (filed as Exhibit 10.79.6 to Form S-4 and incorporated herein by reference).


 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.79.7 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions Bank
          (filed as Exhibit 10.79.7 to Form S-4 and incorporated herein by reference).
  10.79.8 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto Dominion
          (Texas), Inc. (filed as Exhibit 10.79.8 to Form S-4 and incorporated herein by reference).
  10.79.9 $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth Bank
          (filed as Exhibit 10.79.9 to Form S-4 and incorporated herein by reference).
  10.80.1 Security Agreement, dated as of September 17, 1997, made by
          Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as
          Administrative Lender, and each other lender party to the IFN Credit
          Agreement (filed as Exhibit 10.80.1 to Form S-4 and incorporated herein by reference).
  10.80.2 Security Agreement, dated as of September 17, 1997, made by DeltaCom,
          Inc. in favor of NationsBank of Texas, N.A., as Administrative
          Lender, and each other lender party to the IFN Credit Agreement
          (filed as Exhibit 10.80.2 to Form S-4 and incorporated herein by reference).
  10.80.3 Security Agreement, dated as of September 17, 1997, made by Gulf
          States Transmission Systems, Inc. in favor of NationsBank of Texas,
          N.A., as Administrative Lender, and each other lender party to the
          IFN Credit Agreement (filed as Exhibit 10.80.3 to Form S-4 and incorporated herein by reference).
  10.81   Placement Agreement, dated as of May 29, 1997, among ITC/\DeltaCom,
          Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated, First Union Capital Markets Corp. and
          NationsBanc Capital Markets, Inc. (filed as Exhibit 1.1 to Form S-4 and incorporated herein by reference).
  10.82   Indenture dated June 3, 1997 between ITC/\DeltaCom, Inc. and United
          States Trust Company of New York, as Trustee, relating to the 11%
          Senior Notes Due 2007 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to
          Form S-4 and incorporated herein by reference).
  10.83   Registration Rights Agreement, dated June 3, 1997, among
          ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated, Merrill
          Lynch & Co., First Union Capital Markets Corp. and NationsBanc
          Capital Markets, Inc. (filed as Exhibit 4.2 to Form S-4 and incorporated herein by reference).
  10.84   Pledge and Security Agreement dated as of June 3, 1997 from
          ITC/\DeltaCom, Inc. as Pledgor to United States Trust Company of New
          York as Trustee (filed as Exhibit 4.3 to Form S-4 and incorporated herein by reference).
  10.85   Form of Exchange Note (contained in Indenture filed as Exhibit
          10.82).
  10.86   Assignment and Assumption Agreement Pursuant to Pledge and Security
          Agreement dated as of July 25, 1997, by and among ITC/\DeltaCom, Inc.,
          Interstate FiberNet, Inc. and United States Trust Company of New
          York, as Trustee (filed as Exhibit 4.5 to Form S-4 and incorporated herein by reference).
 *11.1   Statement regarding Computation of Per Share Earnings.
  21.1    Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to Form S-4 and incorporated herein by reference).
  23.1    Consents of Arthur Andersen LLP filed herewith.
  23.2    Consent of Martin Stuedeman & Associates P.C. filed herewith.
  23.3    Consent of Deloitte & Touch LLP filed herewith.

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  *23.4  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  24.1   Power of attorney (included on signature page).
  27.1   Financial Data Schedule for the year ended December 31, 1996. (filed as Exhibit 27.1 to Form S-4 and incorporated herein by reference).
  27.2   Financial Data Schedule for the six-month period ended June 30, 1997.
         (filed as Exhibit 27.2 to Form S-4 and incorporated herein by reference).

--------
* To be filed by amendment.
+ Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality treatment request.


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